As filed with the U.S. Securities and Exchange Commission on August 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2741	87-1767914
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1125 N. Charles St.
Baltimore, Maryland 21201
(888) 261-2693
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Anderson
General Counsel
1125 N. Charles St.
Baltimore, Maryland 21201
(888) 261-2693
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Christopher J. Clark, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.0001 per share(2)	318,442,300	$12.91(3)	$4,111,090,093.00(3)	$448,519.93
Warrants to purchase shares of Class A common stock	10,280,000	$1.45(4)	14,906,000(4)	1,626.24
Class A common stock, par value $0.0001 per share(5)	30,979,993	$11.50(6)	356,269,919.50(6)	38,869.05
Total			$4,482,266,012.50	$489,015.22

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)Represents the sum of (a) 10,350,000 shares of Class A common stock, par value $0.0001 per share, of MarketWise, Inc. (“Class A common stock”) issued in connection with the Transactions described the prospectus forming part of this registration statement, (b) 15,000,000 shares of Class A common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Transactions, (c) 291,092,300 shares of Class A common stock issuable in exchange for common units of MarketWise, LLC, and (d) 2,000,000 shares of Class A common stock issuable to members of MarketWise, Inc.’s management team pursuant to the Transaction Agreement described in the prospectus forming part of this registration statement upon the occurrence of certain contingencies.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A common stock on The Nasdaq Global Market (the “Nasdaq”) on August 6, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
(4)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the redeemable warrants to purchase shares of Class A common stock (the “warrants”) on the Nasdaq on August 9, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
(5)Reflects the shares of Class A common stock that may be issued upon exercise of outstanding warrants, with each such warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $11.50 per share.
(6)Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 11, 2021
MARKETWISE, INC.
318,442,300 SHARES OF CLASS A COMMON STOCK
10,280,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK
30,980,000 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS
This prospectus relates to the resale from time to time of (i) an aggregate of 25,350,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of MarketWise, Inc., a Delaware corporation, issued in connection with the Transactions (as defined below) by the selling securityholders named in this prospectus (each a “selling securityholder” and, collectively, the “selling securityholders”) and (ii) 10,280,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “private placement warrants”) by certain of the selling securityholders. This prospectus also relates to the issuance by us of (i) up to 291,092,300 shares of Class A common stock in exchange for common units (“MarketWise Units”) of MarketWise, LLC, a Delaware limited liability company and a direct subsidiary of MarketWise, Inc., tendered for redemption by one or more of the members of MarketWise, LLC (the “MarketWise Members”), and including the possible resale from time to time of some or all of such shares of Class A common stock by certain of the selling securityholders, (ii) up to 30,979,993 shares of Class A common stock upon the exercise of outstanding private placement warrants and public warrants (the “public warrants” and, together with the private placement warrants, the “warrants”), and (iii) up to 2,000,000 shares of Class A common stock issuable to members of MarketWise, Inc.’s management team pursuant to the Transaction Agreement (as defined below) upon the occurrence of certain contingencies.
On July 21, 2021, we consummated the transactions contemplated by that certain Business Combination Agreement, dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp., a Cayman Islands exempted company (“ADAC”), MarketWise, LLC (formerly known as Beacon Street Group, LLC), the MarketWise Members, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the MarketWise Members thereunder (as amended, the “Transaction Agreement”), which provided for: (1) the domestication of ADAC as a Delaware corporation; (2) ADAC’s capital contribution to MarketWise, LLC in exchange for certain units and warrants in MarketWise, LLC; (3) the issuance of shares of Class B common stock, par value $0.0001 per share, of MarketWise, Inc. to the MarketWise Members (the “Class B common stock” and, together with the Class A common stock, the “common stock”); and (4) the other transactions contemplated therein. Upon the closing of the Transactions (as defined herein), ADAC changed its name to “MarketWise, Inc.” and became the sole manager of MarketWise, LLC. MarketWise, Inc.’s only direct assets consist of MarketWise Units and warrants of MarketWise, LLC, and substantially all of the assets and the business of MarketWise, Inc. are held by MarketWise, LLC and its subsidiaries.
We are registering the resale of shares of Class A common stock and private placement warrants as required by (i) that certain Amended and Restated Registration Rights Agreement, dated as of July 21, 2021, by and among us, Ascendant Sponsor LP (the “Sponsor”), certain members of the Sponsor, and the MarketWise Members (the “Registration Rights Agreement”), and (ii) those certain subscription agreements, each dated March 1, 2021, entered into by and between ADAC and certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Transactions (the “Subscription Agreements”). We are registering the issuance of shares of Class A common stock upon redemption of MarketWise Units as required by the Registration Rights Agreement, and are registering the issuance of shares of Class A common stock upon exercise of warrants as required by that certain Warrant Agreement, dated as of July 23, 2020, between ADAC and Continental Stock Transfer & Trust Company.
We will receive the proceeds from any exercise of the warrants for cash, but not from the issuance of any shares of Class A Common Stock upon exchange of MarketWise Units or the resale of any shares of Class A common stock or private placement warrants by the selling securityholders covered by this prospectus.
We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A common stock and private placement warrants. The selling stockolders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock and private placement warrants.
Our shares of Class A common stock are listed on The Nasdaq Global Market (the “Nasdaq”) under the symbol “MKTW.” On August 10, 2021, the closing sale price of our Class A common stock was $13.09 per share. Our public warrants are listed on the Nasdaq under the symbol “MKTW W.” On August 10, 2021, the closing sale price of our public warrants was $1.41 per warrant.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in shares of our Class A common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2021.

____________________
You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the selling securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
For Investors Outside the United States: We and the selling securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the selling securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Class A common stock from time to time upon the occurrence of the events described in this prospectus.
We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

BASIS OF PRESENTATION
We were incorporated on February 11, 2020 as a Cayman Islands exempted company under the name Ascendant Digital Acquisition Corp. for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On July 21, 2021, we completed the Transactions, following which we were renamed “MarketWise, Inc.” and we act as the managing member of MarketWise, LLC. Unless otherwise indicated, the financial information included herein is that of MarketWise, LLC, which, following the Transactions, became our business. Following the Transactions, we are a holding company, and, accordingly, all of our assets are held directly by, and all of our operations are conducted through, MarketWise, LLC, of which we are the managing member, and our only direct asset consists of MarketWise Units. As the managing member of MarketWise, LLC, we have the full, exclusive, and complete discretion to manage and control the business of MarketWise, LLC and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of MarketWise, LLC set forth in its operating agreement, and, accordingly, the financial statements of MarketWise, LLC for periods following the Transactions will be prepared on a consolidated basis with ours. We may not be removed as managing member of MarketWise, LLC.
References to a year refer to our fiscal years ended on December 31 of the specified year.
Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Unless the context otherwise requires, references in this prospectus to the “Company,” “MarketWise,” “we,” “us,” or “our” refer to the business of MarketWise, LLC, which became the business of MarketWise, Inc. and its subsidiaries following the consummation of the Transactions.

MARKET AND INDUSTRY DATA
This prospectus includes, and any amendment or supplement to this prospectus may include, estimates regarding market and industry data and forecasts, which are based on our own estimates utilizing our management’s knowledge of and experience in, as well as information obtained from our subscribers, trade and business organizations, and other contacts in the market sectors in which we compete, and from statistical information obtained from publicly available information, industry publications and surveys, reports from government agencies, and reports by market research firms. We confirm that, where such information is reproduced herein, such information has been accurately reproduced and that, so far as we are aware and are able to ascertain from information published by publicly available sources and other publications, no facts have been omitted that would render the reproduced information inaccurate or misleading. Industry publications, reports, and other published data generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that the information contained in these reports, and therefore the information contained in this prospectus or any amendment or supplement to this prospectus that is derived therefrom, is accurate or complete. Our estimates of our market position may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. As a result, although we believe our sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this prospectus, including, but not limited to:
•our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us;
•our ability to adequately market our products and services, and to develop additional products and product offerings;
•our ability to manage our growth effectively, including through acquisitions;
•failure to maintain and protect our reputation for trustworthiness and independence;
•our ability to attract, develop, and retain capable management, editors, and other key personnel;
•our ability to grow market share in our existing markets or any new markets we may enter;
•adverse or weakened conditions in the financial sector, global financial markets, and global economy;
•our ability to respond to and adapt to changes in technology and consumer behavior;
•failure to successfully identify and integrate acquisitions, or dispose of assets and businesses;
•our public securities’ potential liquidity and trading;
•the impact of the regulatory environment and complexities with compliance related to such environment;
•the impact of the COVID-19 pandemic;
•our future capital needs;
•our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;
•our ability to maintain and protect our intellectual property; and
•other factors detailed under the section of this prospectus entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Overview
We are a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. We offer a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
We started in 1999 with the simple idea that, if we could publish intelligent, independent, insightful, and in-depth investment research and treat the subscriber the way we would want to be treated, then subscribers would renew their subscriptions and stay with us. Over the years, we have expanded our business into a comprehensive suite of investment research products and solutions. We now produce a diversified product portfolio from a variety of financial research companies such as Stansberry Research, Palm Beach Research, Casey Research, InvestorPlace, and Empire Financial Research. Our entire investment research product portfolio is 100% digital and channel agnostic, and we offer all of our research across a variety of platforms, including desktop, laptop, and mobile devices, including tablets and cell phones.
Today, we benefit from the confluence of a leading editorial team, diverse portfolio of content and brands, and comprehensive suite of investor-centric tools that appeal to a broad subscriber base.
As a result of the expansion of the business, we now have 8 editors covering a broad spectrum of investments, ranging from commodities to equities, to distressed debt and cryptocurrencies as of June 30, 2021. We offer 41 free and 125 paid products on multiple platforms through our 12 customer-facing brands. This diversity of content has allowed our business to succeed and our subscription base to grow through the many economic cycles in our over 20-year history.
We also have an engaged subscriber base of 1 million Paid Subscribers in more than 200 countries and territories as of June 30, 2021. Additionally, we have a large and growing audience of 12 million Free Subscribers. These subscriber counts are all up significantly from three years ago, as we have scaled our business and broadened our operating brands and product offerings.
Finally, we have implemented world-class systems and applications that power our infrastructure. All of these improvements have helped lead to strong conversion rates, revenue retention, and growing ARPU.
The Transactions
On July 20, 2021, as contemplated by the Transaction Agreement, ADAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (our “Charter”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ADAC was domesticated and continues as a Delaware corporation, changing its name to “MarketWise, Inc.” (the “Domestication”).
As a result of, and upon the effective time thereof, among other things: (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of ADAC (the “ADAC Class A ordinary shares”) automatically converted, on a one-for-one basis, into a share of Class A common stock; (2) each of the then issued and outstanding redeemable warrants of ADAC automatically converted into a redeemable warrant to acquire one share of Class A common stock; and (3) each of the then issued and outstanding units of ADAC that had not been previously separated into the underlying ADAC Class A ordinary shares and underlying warrants upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of Class A common stock and one-half of one warrant. No fractional warrants were issued upon such separation.
On July 21, 2021, as contemplated by the Transaction Agreement, MarketWise, Inc. and MarketWise, LLC consummated the business combination contemplated by the Transaction Agreement whereby (i) MarketWise, LLC restructured its capitalization, appointed MarketWise, Inc. as its managing member, and issued to MarketWise, Inc. 28,003,096 MarketWise Units, which units entitle the holder to the distributions, allocations, and other rights under the Third Amended and Restated Operating Agreement of MarketWise, LLC (the “MarketWise Operating Agreement”), and 30,979,993 warrants to purchase MarketWise Units and (ii) MarketWise, Inc. issued 291,092,300 shares of Class B common stock to the MarketWise Members.
As previously announced, on March 1, 2021, concurrently with the execution of the Transaction Agreement, ADAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 15,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment amount of $150,000,000 (the “PIPE Investment” and, together with the other transactions described above and all transactions contemplated by or pursuant to the Transaction Agreement and all other agreements, documents, instruments, and certificates entered into in connection therewith and any and all exhibits and schedules thereto, the “Transactions”). The PIPE Investment was consummated on July 21, 2021 substantially concurrently with the closing of the other Transactions.
Pursuant to the Transaction Agreement, prior to the expiration of the post-closing period ending on July 21, 2025 (the “Earnout Period”), we may allocate up to 2,000,000 shares of Class A common stock in the aggregate (the “Management Members Earnout Shares”) to certain members of our management (the “Management Members”), such members and amounts to be determined by us. Also pursuant to the Transaction Agreement, at the closing of the Transactions, the Sponsor placed 3,051,000 shares of Class A common stock (the “Sponsor Earnout Shares”) into escrow. The Management Members Earnout Shares and Sponsor Earnout Shares will be released and delivered upon the achievement of certain triggering events, and if such events do not occur within the Earnout Period, any remaining Management Members Earnout Shares or Sponsor Earnout Shares will be automatically released to us for cancellation.
Immediately after giving effect to the Transactions, there were 28,003,096 shares of Class A common stock (including 3,051,000 Sponsor Earnout Shares), 291,092,300 shares of Class B common stock, and 30,979,993 warrants outstanding (including 10,280,000 private placement warrants). Upon the consummation of the Transactions, ADAC’s Class A ordinary shares, warrants, and units ceased trading on The New York Stock Exchange, and MarketWise, Inc.’s Class A common stock and warrants began trading on the Nasdaq under the symbols “MKTW” and “MKTW W,” respectively. Immediately after giving effect to the Transactions, (1) ADAC’s public shareholders owned approximately 0.8% of the outstanding MarketWise, Inc. common stock, (2) the MarketWise Members (without taking into account any public shares held by the MarketWise Members prior to the consummation of the Transactions) owned approximately 91.2% of the outstanding MarketWise, Inc. common stock, (3) the Sponsor and related parties collectively owned approximately 3.2% of the outstanding MarketWise, Inc. common stock (including 3,051,000 Sponsor Earnout Shares), and (4) the PIPE Investors owned approximately 4.7% of the outstanding MarketWise, Inc. common stock
Summary Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our common stock or warrants and result in a loss of all or a portion of your investment:
•Our business depends on our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us. If we are unable to attract new subscribers, or continue to engage existing subscribers, our revenue and operating results may be adversely affected.
•If we fail to adequately market our products and services, it could have a material adverse effect on our business, results of operations, and financial condition.
•Failure to maintain and protect our reputation for trustworthiness and independence may harm our business. In addition, in the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, our business, results of operations, and financial condition could suffer.
•If we fail to effectively manage our growth, our business, results of operations, and financial condition could be harmed.
•Our future success depends on attracting, developing, and retaining capable management, editors, and other key personnel.
•We face significant competition. Many of our competitors and potential competitors have larger customer bases, more established brand recognition, and greater financial, marketing, technological, and personnel resources than we do, which could put us at a competitive disadvantage. Additionally, some of our competitors and potential competitors are better capitalized than we are and able to obtain capital more easily, which could put us at a competitive disadvantage.
•Adverse or weakened conditions in the financial sector, global financial markets, and global economy may impact our results.
•Our success depends on our ability to respond to and adapt to changes in technology and consumer behavior.
•If we are unable to successfully identify and integrate acquisitions, or dispose of assets and businesses, our results of operations could be adversely affected.
•We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause MarketWise, Inc. to fail to meet its reporting obligations or result in material misstatements of its financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, MarketWise, Inc.’s ability to accurately and timely report its financial results could be adversely affected.

Organizational Structure
The diagram below depicts our organizational structure as of immediately following consummation of the Transactions:
____________
(1)    For additional information regarding the MarketWise Units and our Class B common stock, see “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement” and “Description of Capital Stock—Common Stock—Class B Common Stock.”
(2)    Voting power and economic interest in MarketWise, Inc. does not include shares of Class A common stock issuable upon exercise of warrants or any Management Earnout Shares. Assuming exercise of all outstanding warrants and issuance of all Management Earnout Shares, the MarketWise Members would hold 82.7% of the voting power of the common stock and 82.7% of the MarketWise Units, public stockholders would hold 17.3% of the voting power of the common stock, and MarketWise, Inc. would hold 17.3% of the MarketWise Units. See “Certain Relationships and Related Party Transactions—Earnout” “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement,” and “Description of Capital Stock—Common Stock—Class B Common Stock.”
Corporate Information
ADAC was a blank check company incorporated on February 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On July 21, 2021, ADAC domesticated into a Delaware corporation and changed its name to “MarketWise, Inc.” in connection with the Domestication. MarketWise, Inc. is a holding company whose principal assets are the MarketWise Units it holds in MarketWise, LLC.
Our principal executive office is located at 1125 N. Charles St., Baltimore, Maryland 21201. Our telephone number is (888) 261-2693. Our website address is www.marketwise.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:
•December 31, 2025 (the last day of the fiscal year that follows the fifth anniversary of the completion of ADAC’s initial public offering);
•the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion;
•the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our Class A stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

For additional information, see the section titled “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—We qualify as an “emerging growth company” and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller growth companies may make its securities less attractive to investors.”

THE OFFERING

Issuer	MarketWise, Inc.
Securities Being Registered
We are registering the resale by the selling securityholders of an aggregate of 25,350,000 shares of Class A common stock and 10,280,000 private placement warrants.

We are also registering (i) up to 291,092,300 shares of Class A common stock issuable in exchange for MarketWise Units tendered for redemption or exchange by the MarketWise Members, and including the possible resale from time to time of some or all of such shares of Class A common stock by certain of the selling securityholders, (ii) up to 30,979,993 shares of Class A common stock upon the exercise of outstanding warrants, and (iii) up to 2,000,000 shares of Class A common stock issuable to members of MarketWise, Inc.’s management team pursuant to the Transaction Agreement upon the occurrence of certain contingencies.

Terms of the Offering	The selling securityholders will determine when and how they will dispose of any shares of Class A common stock or private placement warrants registered under this prospectus for resale.

We will issue shares of Class A common stock (i) upon the redemption or exchange of MarketWise Units pursuant to the terms of the MarketWise Operating Agreement, (ii) upon exercise of warrants pursuant to the terms of the Warrant Agreement, and (iii) to members of MarketWise, Inc.’s management team upon the occurrence of certain contingencies pursuant to the terms of the Transactions Agreement.
MarketWise, Inc. Securities Outstanding Before this Offering
•28,003,096 shares of Class A common stock, representing approximately 8.8% of the combined voting power of all of MarketWise, Inc.’s common stock, 100% of the economic interest in MarketWise, Inc., and 8.8% of the indirect economic interest in MarketWise, LLC.
•291,092,300 shares of Class B common stock, representing approximately 91.2% of the combined voting power of all of MarketWise, Inc.’s common stock, none of the economic interest in MarketWise, Inc., and, together with the related MarketWise Units, 91.2% of the economic interest in MarketWise, LLC.
•30,979,993 warrants (including 10,280,000 private placement warrants), each exercisable for one share of Class A common stock at a price of $11.50 per share.

MarketWise, Inc. Securities Outstanding After this Offering	352,075,389 shares of Class A common stock, representing approximately 100% of the combined voting power of all of MarketWise, Inc.’s common stock and 100% of the economic interest in MarketWise, Inc. (assuming the exercise for cash of all warrants).

Use of Proceeds
All of the shares of Class A common stock and private placement warrants offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A common stock and private placement warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the warrants for cash, but not from the issuance of any shares of Class A Common Stock upon exchange of MarketWise Units or the resale of the shares of Class A common stock issuable upon such exercise or exchange. We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, strategic transactions, and purchases of MarketWise Units from MarketWise Members. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 12 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.
Material U.S. Federal Tax Considerations for Holders of Class A Common Stock and Warrants	For a discussion of material U.S. federal tax consequences that may be relevant to holders of Class A common stock and warrants, see “Material U.S. Federal Tax Considerations for Holders of Class A Common Stock and Warrants.”
Trading Symbols	Our Class A common stock and public warrants are listed and traded on the Nasdaq under the symbols “MKTW” and “MKTW W,” respectively.
_____________________
In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding and the other information based thereon reflects 28,003,096 shares of Class A common stock outstanding as of August 11, 2021 and does not reflect:
•291,092,300 shares of Class A common stock issuable upon exchange of 291,092,300 MarketWise Units and the related shares of Class B common stock that are held by the MarketWise Members;
•32,045,000 shares of Class A common stock reserved for future grant or issuance under the MarketWise, Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”); or
•6,409,000 shares of Class A common stock reserved for future issuance under the MarketWise, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA
The following table presents the summary historical consolidated financial and other data for MarketWise, LLC and its subsidiaries and the summary pro forma condensed consolidated financial data for MarketWise, Inc. for the periods and at the dates indicated. MarketWise, Inc. is a holding company, and its sole material asset is a controlling equity interest in MarketWise, LLC. MarketWise, Inc. operates and controls all of the business and affairs of MarketWise, LLC and, through MarketWise, LLC and its subsidiaries, conducts our business. Following consummation of the Transactions, MarketWise, LLC will be the predecessor of MarketWise, Inc. for financial reporting purposes. As a result, the consolidated financial statements of MarketWise, Inc. will recognize the assets and liabilities received in the reorganization at their historical carrying amounts, as reflected in the historical financial statements of MarketWise, LLC. MarketWise, Inc. will consolidate MarketWise, LLC in its consolidated financial statements and record a non-controlling interest related to the MarketWise Units held by the MarketWise Members on its consolidated balance sheet and statement of operations. The summary consolidated statements of operations data and summary consolidated statements of cash flows data presented below for the years ended December 31, 2018, 2019, and 2020 and the summary consolidated balance sheet data presented below as of December 31, 2019 and 2020 have been derived from the consolidated financial statements of MarketWise, LLC included elsewhere in this prospectus. The summary consolidated financial information of MarketWise, LLC as of June 30, 2021 and for the six months ended June 30, 2020 and 2021 was derived from the unaudited consolidated financial statements of MarketWise, LLC included elsewhere in this prospectus. The unaudited consolidated financial statements of MarketWise, LLC have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year.
The summary historical consolidated financial and other data of MarketWise, Inc. has not been presented because, prior to the consummation of the Transactions, MarketWise, Inc. was a blank check company with no business transactions or activities, and assets or liabilities, during the periods presented, other than those activities, assets, and liabilities related to its search for a potential initial business combination.
Historical results are not necessarily indicative of the results expected for any future period. You should read the summary historical consolidated financial data below, together with our audited consolidated financial statements and related notes thereto, the audited financial statements of ADAC and related notes thereto, our unaudited consolidated financial statements and related notes thereto, and the unaudited financial statements of ADAC and related notes thereto, each included elsewhere in this prospectus, as well as “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other information appearing elsewhere in this prospectus.
The summary unaudited pro forma condensed consolidated financial data of MarketWise, Inc. presented below have been derived from our unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The summary unaudited pro forma condensed consolidated statements of operations data for the year ended December 31, 2020 and the six months ended June 30, 2021 give effect to the Transactions as if they had occurred on January 1, 2020. The summary unaudited pro forma condensed consolidated balance sheet data as of June 30, 2021 gives effect to the Transactions as if they had occurred on June 30, 2021.
The summary unaudited condensed consolidated pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial position. ADAC and MarketWise, LLC have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The financial results may have been different had the companies always been combined. See “Unaudited Pro Forma Condensed Consolidated Financial Information.”

(in millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Consolidated Statements of Operations Data:
Net revenue	$261.2	$157.7	$360.8	$265.4	$232.9
Related party revenue	0.6	1.4	3.4	6.8	5.6
Total net revenue	261.8	159.2	364.2	272.2	238.4
Operating expenses:
Cost of revenue(1)(2)	159.6	42.2	154.6	42.6	57.6
Sales and marketing(1)(2)	148.7	89.6	214.3	106.1	97.3
General and administrative(1)(2)	572.1	121.0	526.6	91.7	58.2
Research and development(2)	3.7	2.2	4.8	3.7	2.3
Depreciation and amortization	1.4	1.3	2.6	2.3	2.5
Related party expense	—	—	0.1	0.3	2.1
Total operating expenses	885.6	256.2	902.9	246.7	220.1
(Loss) income from operations	(623.8)	(97.0)	(538.7)	25.6	18.3
Other (loss) income, net	0.3	(0.9)	(2.9)	0.9	0.3
Interest income, net	—	0.5	0.5	1.6	0.1
Net (loss) income	(623.5)	(97.4)	(541.1)	28.0	18.7
Net (loss) income attributable to non-controlling interests	(1.1)	(0.9)	(2.7)	—	0.1
Net (loss) income attributable to MarketWise	$(622.3)	$(96.5)	$(538.4)	$28.0	$18.6

(in millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Consolidated Statement of Cash Flows Data:
Net cash provided by operating activities	$151.2	$25.2	$55.9	$54.2	$76.5
Net cash (used in) provided by investing activities	(8.1)	(9.4)	(9.6)	12.4	(16.5)
Net cash used in financing activities	(15.9)	(67.9)	(103.4)	(27.3)	(30.1)

(in millions)	As of	As of December 31,
	June 30, 2021	2020	2019
Consolidated Balance Sheet Data:
Cash and cash equivalents	$241.5	$114.4	$170.5
Restricted cash	0.5	0.5	1.6
Total current assets	330.6	180.6	205.7
Total assets	491.2	284.8	276.2
Deferred revenue and other contract liabilities	324.7	278.3	193.0
Total current liabilities	422.6	345.5	254.4
Deferred revenue and other contract liabilities, noncurrent	382.8	254.5	160.9
Total liabilities	2,050.5	1,205.4	544.3
Total members’ deficit(3)	(1,552.3)	(914.7)	(262.3)
Total deficit	(1,559.3)	(920.6)	(268.1)

__________________
(1)Included within cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Vested Class B units and change in fair value of Class B liability awards	$642.4	$61.1	$475.2	$5.6	$11.1
Profits distributions to Class B unitholders	6.1	38.1	78.4	14.8	17.1
Total stock-based compensation expense	648.5	99.1	553.6	20.4	28.2
(2)Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item.
(3)Historically, total members’ equity is in a deficit position because distributions to unitholders are made based on a modified basis of accounting used for internal purposes, which incorporates net revenue reported on a cash basis instead of accrual basis as required under accounting principles generally accepted in the United States (“GAAP”). As a result, distributions are typically made in advance of GAAP basis subscription revenue, which is recognized on a straight line basis over the subscription term.

	MarketWise, Inc. Pro Forma
(In millions, except share and per share information)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Summary Unaudited Pro Forma Condensed Consolidated Statement of Operations Data
Total net revenue	$261.8	$364.2
Loss from operations	(916.4)	(1,473.7)
Net loss(1)	(913.3)	(1,504.9)
Net loss attributable to non-controlling interest	(843.8)	(1,359.8)
Net loss attributable to MarketWise, LLC	(69.5)	(145.2)
Weighted average shares outstanding, basic and diluted (thousands)	24,952	24,952
Basic and diluted loss per share(2)	$(2.78)	$(5.82)

(1) Included within net loss is stock-based compensation expense as follows:

Change in fair value	$818.0	$1,318.4
Vested units	117.0	91.8
Distributions	6.1	78.4
Total stock-based compensation expense	$941.1	$1,488.6

		MarketWise, Inc. Pro Forma
(In millions)		As of June 30, 2021
Summary Unaudited Pro Forma Condensed Consolidated Balance Sheet Data
Total assets		$370.4
Total liabilities		868.4
Class A common stock		—
Class B common stock		—
Additional paid-in capital		1,812.5
Accumulated deficit		(1,844.8)
Non-controlling interest(3)		(465.7)
Total stockholders' deficit		(498.0)
Total liabilities and stockholders’ deficit		370.4
___________________
(2)Basic and diluted weighted average shares outstanding are the same in a net loss position.
(3)Primarily represents the allocation of net assets to the non-controlling interests due to MarketWise Units held by the MarketWise Members.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Risks Related to Our Business and Industry
Our business depends on our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us. If we are unable to attract new subscribers, or continue to engage existing subscribers, our revenue and operating results may be adversely affected.
To increase our revenue and maintain profitability, we must attract new subscribers and retain, and expand the subscriptions of, existing subscribers. Our ability to successfully attract and retain subscribers to our subscription products depends in part on the quality of the content, including the performance of any investment ideas published. To the extent the returns on such investments fail to meet or exceed the expectations of our subscribers or the performance of relevant benchmarks, our ability to attract new subscribers or retain existing subscribers to such services will be adversely affected.
Over 90% of our revenue is typically generated from existing subscribers through their recurring subscriptions. Our subscribers have no obligation to renew their subscriptions for products after the expiration of the subscription period, which is typically one year, and in the normal course of business some subscribers have elected not to renew their subscriptions. In addition, our subscribers may renew for lower subscription amounts or for shorter contract lengths. We may not accurately predict renewal rates for our subscribers, and our renewal rates may decline or fluctuate as a result of a number of factors, including subscribers usage, pricing changes, expiration of temporary product promotions, number of products or services used by our subscribers, customer satisfaction or dissatisfaction with our products or services, pricing or capabilities of the products and services offered by our competitors, increased competition, reduction in customer spending levels, changes in our renewal policies or practices for subscribers, and deteriorating general economic conditions. If our subscribers do not renew their subscriptions, buy additional content, or maintain or increase the amount they spend with us, our revenue will decline and our business will suffer.
Our success also depends on our ability to sell additional products, more subscriptions, or higher-priced and premium editions of our products and services to our current subscribers, which requires increasingly sophisticated and costly sales efforts. We seeks to expand existing subscriptions by deepening customer engagement through new touchpoints and expanding our portfolio of tools and products for purchase. The rate at which our existing subscribers purchase new or enhanced services depends on a number of factors, including the quality of our content, general economic conditions, the level of interest and investment in individual stocks and other self-directed investment vehicles versus index funds, exchange-traded funds and other passive investment vehicles, and our subscribers’ receptiveness to higher-priced and premium tools and products.
If we fail to adequately market our products and services, or to monitor and manage our use of social media platforms as marketing tools, it could have a material adverse effect on our business, results of operations, and financial condition.
Our marketing efforts are designed to identify and attract prospective subscribers primarily within our target market and ultimately convert them into full lifetime subscribers. We also employ marketing to promote our content, drive conversation about our content and services, and promote visits by our subscribers.We utilize a broad mix of marketing programs and platforms, including social media sites, to promote our services and content to current and prospective subscribers.

In order to successfully reach a larger number of prospective subscribers and attract new subscribers, we must continually assess the manner and platforms on which we are marketing our products and services. Rapid changes in technology and the ways in which people are reached can make this process more difficult. If we are unable to effectively and efficiently market our products and services, our business, results of operations, and financial condition may be adversely affected.
For example, historically one of our primary means of communicating with our subscribers and keeping them engaged with our products has been via email communication. Our ability to communicate via email enables us to keep our subscribers updated on new products and present discount and promotional offers, among other things. As consumer habits evolve in the era of web-enabled mobile devices and messaging/social networking apps, usage of email, particularly among the younger demographic, has declined. In addition, deliverability and other restrictions imposed by third-party email providers and/or applicable law could limit or prevent our ability to send emails to our current or prospective users. While we continually works to find new means of communicating and connecting with our subscribers, there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication or limitations on those means of communications imposed by laws, device manufacturers, or other sources could have an adverse effect on our business, financial condition, and results of operations.
We may also limit or discontinue use or support of certain marketing sources or activities if advertising rates increase or if we become concerned by perceptions that certain marketing platforms or practices are intrusive or damaging to our brand. If available marketing channels are restricted, our ability to engage with and attract subscribers may be adversely affected. In addition, companies that promote our services or permit us to use their marketing platforms may decide that their relationship with us negatively impacts their business, or they may make business decisions that negatively impact us. For example, if a company that currently promotes our business decides to compete directly with us, enter a similar business, deny us access to its platform, or exclusively support our competitors, we may no longer have access to their marketing channels.
Such companies may also disagree with, or choose to take a public stance against, the editorial content produced by certain of our operating brands, or otherwise decide to publicly cease providing services to us. This may result in, among other things, loss of access to the marketing channels provided by these companies, copycat behavior by other of our vendors, difficulty retaining or attracting employees, or negative media attention.
Furthermore, if we are unable to cost-effectively use social media platforms or ad networks as marketing tools, our ability to acquire new subscribers and our financial condition may suffer. Unauthorized or inappropriate use of our social media channels could result in harmful publicity or negative customer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our ability to successfully connect with consumers.
Furthermore, there are extensive and rapidly evolving regulations governing our ability to market to subscribers, whether via post, email, or social media platforms, and our marketing is subject to the rules and regulations of the U.S. Federal Trade Commission (the “FTC”) and state consumer protection agencies. The failure by us, our employees, or third parties acting at our direction to comply with applicable laws and regulations could subject us to regulatory investigations, lawsuits, including class actions, liability, fines, or other penalties and could result in a material adverse effect on our business, results of operations, and financial condition. In addition, an increase in the use of social media platforms for product promotion and marketing may cause an increase in our burden to monitor compliance of such platforms, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations.
To the extent we promote our content inefficiently or ineffectively, we may not be able to obtain expected subscriber acquisition and retention benefits, and our business, results of operations, and financial condition may be adversely affected.
Failure to maintain and protect our reputation for trustworthiness and independence may harm our business. In addition, in the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, our business, results of operations, and financial condition could suffer.
We believe our portfolio of brands are highly regarded because of the integrity of their editorial content. Independence is at the core of our brands and business, and we believe that our reputation and the reputation of our brands is one of our greatest corporate assets. Importantly, we believe that one of our greatest competitive advantages is the loyalty that we have gained from our subscribers as a direct result of our brand, reputation for integrity, and ability to deliver high-quality products and services. To protect our brands, our corporate policies, codes of conduct, and workplace culture demand that all of our content providers, whether employees or outside contributors, adhere to rigorous standards of integrity and independence, including guidelines that are designed to prevent any actual, potential, or perceived conflict of interest, and to comply with all applicable laws, including securities laws. The occurrence of events such as our misreporting a market event, the non-disclosure of a security ownership position by one or more of our content providers, the manipulation of a security by one or more of our content providers, or any other breach of our compliance policies could harm our reputation for trustworthiness and reduce readership.
In the event the reputation of any of our current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, we could suffer as a result of our association with such individual, including if the quantity or value of future services we received from the individual was diminished. In particular, us and our operating brands depend heavily on the ideas and reputation of their editors and editorial teams, and often name products and operating companies after members of those editorial teams. To the extent that any such editors or editorial team members have, in the past, been the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, such actions may have or may continue to have a negative impact on our reputation, readership and financial results. Furthermore, if, at any point in the future, any editors, contributors, or other personnel associated with our, our products, or brands, or businesses that we may acquire become the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, any such action may have a negative impact on our reputation, readership, and financial results. These risks apply to editors, contributors, or other personnel of us that are currently part of the our organization, as well as any such people that were part of us in the past or become part of us in the future, whether by acquisition or otherwise. In addition, any failures by us to continue to effectively instill in our employees the expectation of independence and integrity may devalue our reputation over time. Our reputation may also be harmed by factors beyond our control, such as adverse news reports about our products and services, negative publicity about the investment newsletter industry generally, or negative publicity about key personnel associated with our business. These events could materially adversely affect our business, results of operations, and financial condition.
If we fails to effectively manage our growth, our business, results of operations, and financial condition could be harmed.
The scope and complexity of our business have increased significantly in recent years. The growth and expansion of our business creates significant challenges for our management, operational, and financial resources. In the event of continued growth of our operations or the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products and solutions. This could negatively affect our business performance.
We continue to experience growth in our headcount and operations, which will continue to place significant demands on our management and our operational and financial infrastructure. As we continue to grow, we must effectively integrate, develop, and motivate new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency, ability to meet our forecasts, and employee morale, productivity, and retention could suffer, and our business, results of operations, and financial condition could be adversely affected.

In addition, our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We have encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If we fails to achieve the necessary level of efficiency in our organization as we grow, or if we are not able to accurately forecast future growth, our business, results of operations, and financial condition could be harmed.
Our future success depends on attracting, developing, and retaining capable management, editors, and other key personnel.
Our ability to compete in the marketplace depends upon our ability to recruit and retain key employees, including executives to operate our business, technology personnel to run our publishing, commerce, communications, video, and other systems, direct marketers to sell subscriptions, and salespersons to sell our subscriptions.
Many of our key employees are bound by agreements containing non-competition provisions. There can be no assurances that these arrangements with key employees will provide adequate protections to us or will not result in management changes that would have material adverse impact on us. In addition, we may incur increased costs to continue to compensate our key executives, as well as other employees, through competitive salaries, stock ownership, and bonus plans. Nevertheless, we can make no assurances that these programs will allow us to retain our management or key employees or hire new employees. The loss of one or more of our key employees, or our inability to attract experienced and qualified replacements, could materially adversely affect our business, results of operations, and financial condition.
In addition, some of our products, particularly our editorial products, reflect the talents, efforts, personalities, investing skills, portfolio returns, and reputations of their respective editors. As a result, the services of these key editors and analysts form an essential element of our revenue. There is a limited pool of editors and analysts who have the requisite skills, training, and education necessary to meet our standard for our editorial products. We compete with many businesses and organizations that are seeking skilled individuals, particularly those with experience in the financial industry and those with degrees in technical fields, who are particularly critical to our editorial products. Competition for such professionals can be intense, as other companies seek to enhance their positions in the markets we serve.
If we are unable to retain key editors and analysts, or should we lose the services of one or more of them to death, disability, loss of reputation, or any other reason, or should their popularity diminish or their investing returns and investing ideas fail to meet or exceed benchmarks and investor expectations, we may fail to attract new editors and analysts acceptable to our readers. Therefore, the loss of services of one or more of our key editors and analysts could have a material adverse effect on our business, results of operations, and financial condition.
We face significant competition. Many of our competitors and potential competitors have larger customer bases, more established brand recognition, and greater financial, marketing, technological, and personnel resources than we do, which could put us at a competitive disadvantage. Additionally, some of our competitors and potential competitors are better capitalized than we are and able to obtain capital more easily, which could put us at a competitive disadvantage.
We experience intense competition across all markets for our products, with competitors ranging in size from smaller, specialized publishers to multimillion dollar corporations. Some of our competitors have larger customer bases, more established name recognition, a greater market share, and larger financial, marketing, technological, and personnel resources than we do. In particular, our services face intense competition from other providers of business, personal finance, and investing content, including:
•free online financial news aggregators and content providers, like Yahoo! Finance and Seeking Alpha;
•traditional financial news publishers, like The Wall Street Journal, Investor’s Business Daily, and Barron’s;
•consumer-focused online subscription businesses, such as The Motley Fool; and

•institutional financial software providers, such as Bloomberg, FactSet, and S&P Global.
Our ability to compete successfully depends on many factors, including the quality, originality, timeliness, insightfulness, and trustworthiness of our content and that of our competitors, the popularity and performance of our contributors, the success of our recommendations and research, our ability to introduce products and services that keep pace with new investing trends, our ability to adopt and deploy new technologies for running our business, the ease of use of services developed by us or our competitors, and the effectiveness of our sales and marketing efforts. Future competitive pressure may result in price reductions, lower sales volumes, reduced margins, or loss of market share, any of which could materially adversely affect our business, results of operations, and financial condition. Accordingly, we cannot guarantee that we will be able to compete effectively with our current or future competitors or that this competition will not significantly harm our business.
Additionally, advances in technology have reduced the cost of production and online distribution of print, audio, and video content, including content like podcasts, which has lowered the bar for market entry to providers of both free and paid content. While our platform does not rely on ad-sponsored content, many of our competitors offer ad-sponsored content that enables them to deliver content for low, or no, subscription costs. We compete with these other publications and services for customers, employees, and contributors. In addition, media technologies and platforms are rapidly evolving, and the technologies and platforms through which data is consumed can shift quickly. Certain of our competitors may be better situated to quickly take advantage of consumer preference for new technologies and platforms, and the economics of distributing content through the use of new technologies and platforms may be materially different from the economics of distributing content through our current platforms. If we fail to offer our content in the manner or on the platforms in which our audience desires to consume it, or if we do not have offerings that are as compelling and/or cost effective as those of our competitors, our business, results of operations, and financial condition may be materially adversely affected.
Adverse or weakened conditions in the financial sector, global financial markets, and global economy may impact our results.
Our business results are partly driven by factors outside of our control, including general economic and financial market trends. Any unfavorable changes in the environment in which we operate could cause a corresponding negative effect on our business results, as they may cause customers to become particularly cautious about capital and data content expenditures. As a result, we may experience lower revenue, cash flow, and other financial results in the event of a market downturn. In addition, global macroeconomic conditions and U.S. financial markets remain vulnerable to potential risks posed by exogenous shocks, which could include, among other things, political and financial uncertainty in the United States and the European Union, concerns about China’s economy, complications involving terrorism, armed conflicts, civil unrest around the world, or other challenges to global trade or travel, such as the effect on the global economy posed by the COVID-19 pandemic.
Furthermore, our average customers are people at or approaching retirement age who may be particularly vulnerable during economic downturns. Therefore, a prolonged period of contraction in the global economy could adversely affect our business, results of operation, and financial condition.
Our success depends on our ability to respond to and adapt to changes in technology and consumer behavior.
We believe the technology landscape has been changing at an accelerating rate over the past several years. Advances in technology have led to an increasing number of methods for delivery of content and have resulted in a wide variety of consumer demands and expectations, which are also rapidly evolving. The increasing number of digital media options available on the Internet, through social networking tools and through mobile and other devices distributing content, is expanding consumer choice significantly. In addition, there has been an increasing focus on technology not merely supplying additional tools for users, but also offering solutions to specific customer problems. Given a multitude of media choices and a dramatic increase in accessible information, consumers may place greater value on when, where, how, and at what price they consume digital content. If we are unable to exploit new and existing technologies to distinguish our products and services from those of our competitors or adapt to new distribution methods that provide optimal user experiences, our business, results of operations, and financial condition may be adversely affected. In addition, our reputation could suffer if we are perceived as not moving quickly enough to meet the changing needs of investors.
Our future success will continue to depend upon our ability to identify and develop new products and enhancements that address the future needs of our target markets and respond to their changing standards and practices. We may not be successful in developing, introducing, marketing, licensing, and implementing new products and enhancements on a timely and cost-effective basis or without impacting the performance, stability, security, or efficiency of existing products and customer systems. Further, any new products and enhancements may not adequately meet the needs of our target markets. Our failure or inability to anticipate and respond to changes in the marketplace, including competitor and supplier developments, may also adversely affect our business, operations, and growth.
Furthermore, the success of our software products depends on frequently rolling out new features so that we can quickly incorporate user feedback, and we cannot guarantee that we will successfully adapt our software to meet such evolving customer needs. Our competitive position and business results may suffer if we fail to meet client demands, if our execution speed is too slow, or if we adopts a technology strategy that does not align with changes in the market.
As technology continues to evolve, the expenditures necessary to integrate new technology into our products and services could be substantial, and we may incur additional operating expenses if such integration projects take longer than anticipated. Other companies employing new technologies before we are able to do so could aggressively compete with our business. If we are not successful in responding to changes in technology and consumer behavior, we may lose new business opportunities or potential renewals or upgrades from existing subscribers and our business, financial condition, and prospects may be adversely affected.
If we are unable to successfully integrate acquisitions, identify and integrate future acquisitions, or dispose of assets and businesses, our results of operations could be adversely affected.
As a part of our strategic plan, we have acquired businesses and we intend to continue to pursue selective acquisitions to support our business strategy. These acquisitions can involve a number of risks and challenges, any of which could cause significant operating inefficiencies and adversely affect our growth and profitability. Such risks and challenges include:
•underperformance relative to our expectations and the price paid for the acquisition;
•unanticipated demands on our management and operational resources;
•failure to improve scalability;
•difficulty in integrating personnel, operations, and systems;
•retention of customers of the combined businesses;
•inability to maintain relationships with key customers, suppliers, and partners of an acquired business;
•assumption of contingent liabilities; and
•acquisition-related earnings charges.
The benefits of an acquisition or an investment may take considerable time to develop, and certain acquisitions may not advance our business strategy and may fall short of expected return on investment targets. If our acquisitions are not successful, we may record impairment charges. Our ability to continue to make acquisitions will depend upon our success at identifying suitable targets at acceptable prices, which requires substantial judgment in assessing their values, strengths, weaknesses, liabilities, and potential profitability, as well as the availability of capital.

We expect to continue making acquisitions and establishing investments and joint ventures as part of our long-term business strategy. Acquisitions, investments, and joint ventures involve a number of risks. They can be time-consuming and may divert management’s attention from day-to-day operations, particularly if numerous acquisitions or joint ventures are in process at the same time. Financing an acquisition could result in dilution from issuing equity securities, reduce our financial flexibility because of reductions in our cash balance, or result in a weaker balance sheet from incurring additional debt.
The effect of the COVID-19 pandemic on our business is currently unknown, but a worsening or prolonging of its effects may adversely affect our business, financial condition, and results of operations.
The novel coronavirus (“COVID-19”) was first reported in Wuhan, China in December 2019 and subsequently spread to the United States in January 2020. Since then, COVID-19 has spread across the globe and was declared a pandemic by the World Health Organization in March 2020. COVID-19 has had a significant impact on the global supply chain, financial markets, trading activities, and consumer behavior, and the expected duration of these impacts remain uncertain. While the COVID-19 pandemic has not adversely affected our business and results of operations so far, it remains uncertain how the pandemic will impact our business in the future, and the COVID-19 pandemic may have a negative impact on our business, liquidity, and results of operations due to the occurrence of some, or all, of the following events or circumstances:
•extreme volatility in financial and other capital markets;
•Our inability to manage our business effectively due to key employees becoming ill, working from home inefficiently, and being unable to travel to our offices;
•the requirement that our management team shift its focus to mitigating risks related to COVID-19 and away from day-to-day operations and initiatives;
•the inability of existing and prospective subscribers to purchase or renew paid subscriptions;
•disruptions to our marketing campaigns;
•fewer opportunities for analysts to attend conferences, symposia, and other research activities;
•disruptions in our ability to conduct product development;
•potential postponement or cancellation of previously planned initiatives or strategic transactions; and
•system interruptions that slow our websites or make our websites unavailable as our third-party software and service providers experience increased usage.
The extent to which the COVID-19 outbreak impacts our financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity of COVID-19, the longevity of COVID-19, and the impact of COVID-19 on economic activity. We are actively monitoring our business and operations to take appropriate actions with the intention to mitigate risks arising from the COVID-19 pandemic, but there can be no guarantee that the actions we take will be successful. Should the situation worsen and not improve, or our steps for risk mitigation fail, our business, financial condition, results of operations, and prospects may be materially and adversely affected. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.
We generally recognize revenue from subscribers ratably over the terms of their subscription agreements, which are typically one year, although we also offer our services for a term of one month, occasionally multiple years and often for a lifetime membership. As a result, most of the revenue we report in each period is the result of subscription agreements entered into during prior periods. Consequently, a decline in new or renewed subscriptions in any one period may not be reflected in our revenue results for that period. However, any such decline will negatively affect our revenue in future periods. Accordingly, the effect of significant downturns in sales, our failure to achieve internal sales targets, a decline in the market acceptance of our services, or potential decreases in our retention rate may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from additional sales must be recognized over the applicable subscription term. By contrast, a significant portion of our operating costs are expensed as incurred, which occurs as soon as a subscriber purchases a product. As a result, an increase in subscribers could result in recognition of more costs than revenue in the earlier portion of the subscription term. We may not attain sufficient revenue to maintain positive cash flow from operations or achieve profitability in any given period.
Our business, products, and facilities are at risk of a number of material disruptive events that our operational risk management and business continuity programs may not be adequate to address.
Our business and products are dependent on our ability to provide investment research, software applications, and other products and services on a current and time-sensitive basis. We rely extensively on our computer systems and other network infrastructure, which are located across multiple facilities in the United States. Problems in our network systems may lead to cascading effects involving downtime, overloading of third-party data centers, and other issues that may affect our subscribers. We and our vendors are at risk of disruptions from numerous factors, including major weather events, fires, droughts, floods, earthquakes, volcanic activity, diseases, epidemics, pandemics, violent incidents, terrorist attacks, natural disasters, power loss, telecommunications, Internet, and other critical infrastructure failures, governmental actions, strikes and labor disturbances, riots, civil unrest, terrorism, war, abrupt political change, viruses, cybersecurity attacks and breaches, responses by various governments and the international community to any such acts, and other events beyond our control. Such events could cause delays in initiating or completing sales, impede our subscribers’ access to our products and services, disrupt or shut down critical client-facing and business processes, impede the travel of our personnel, dislocate our critical internal functions and personnel, and in general harm our ability to conduct normal business operations, any of which could negatively impact our financial condition and operating results.
Our database and network facilities, and those of our third-party service providers, may also be vulnerable to security breaches, including cyberattacks, viruses, and denial of service attacks that could lead to misappropriation of our data, corruption of our databases, or limitation of access to our information systems. To defend against these threats, we implement a series of controls focusing on both prevention and detection, including firewalls, intrusion detection systems, automated scanning and testing, server hardening, antivirus software, training, and patch management. We make significant investments in servers, storage, and other network infrastructure to prevent incidents of network failure and downtime, but we cannot guarantee that these efforts will work as planned. These risks may be increased with respect to operations housed at facilities outside of our direct control, and currently all of the communications, networks, and computer hardware used to operate the cloud for our platforms is located at facilities maintained by third parties that we do not own or control.
We may modify, enhance, upgrade, and implement new systems, procedures, and controls to reflect changes in our business, technological advancements, and industry trends. These upgrades can create risks associated with implementing new systems and integrating them with existing ones. We may also incur additional costs in relation to any new systems, procedures, and controls, and additional management attention could be required in order to ensure an efficient integration, placing burdens on our internal resources.
Most of our products and services depend heavily on our electronic delivery systems and the Internet. Our ability to deliver information using the Internet may be impaired because of infrastructure failures or outages in our systems or those of our third-party service providers or Internet providers, malicious attacks, or other factors. If disruptions, outages, failures, or slowdowns of our electronic delivery systems or the Internet occur, our ability to distribute our products and services effectively and to serve our subscribers may be impaired.
We are also subject to potential shortcomings in our own business resilience practices, such as failures to fully understand dependencies between different business processes across the locations at which they are performed, inadequate vendor risk assessment and management processes and critical vendor dependencies, concentration of certain critical activities in areas of geopolitical risk or with “single point of failure” employees or employee groups, and possibly ineffective location recovery strategies in the event of a location disruption.
Disruptions to our third-party technology providers and management systems could harm our business and lead to loss of subscribers.
We depend on third-party technology providers and management systems to distribute our content and process transactions. We exercise no control over our third-party vendors or the infrastructure or networks under which they operate, which makes us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors, or an inability to keep up with our growing demands for capacity, could have significant adverse impacts on our business reputation, customer relations, and operating results. Upon expiration or termination of any of our agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.
Moreover, our third-party technology providers may disagree with, or choose to take a public stance against, the editorial content produced by certain of our operating brands, or otherwise decide to publicly cease providing services to us. This may result in, among other things, disruption in our operations, copycat behavior by other of our vendors, difficulty retaining or attracting employees, or negative media attention.
We may require additional capital to support business growth, and such capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing services, improve our operating infrastructure, or acquire complementary businesses and products. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of Class A common stock. Any debt financing we may pursue in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.
We are subject to payment processing risk.
Our subscribers pay for our services using a variety of different payment methods, including credit and debit cards, gift cards, prepaid cards, and direct debit. We rely on internal systems, as well as those of third parties, to process payments. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, changes in public perception and confidence in the payment systems we are utilizing, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners, and/or disruptions or failures in our payment processing systems, partner systems, or payment products, including products we use to update payment information, our revenue, operating expenses, and results of operations could be adversely impacted. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operations and, if not adequately controlled and managed, could create negative consumer perceptions of our products and services. If we are unable to maintain our fraud and chargeback rate at acceptable levels, card networks may impose fines, our card approval rate may be impacted, and we may be subject to additional card authentication requirements. The termination of our ability to process payments on any major payment method would significantly impair our ability to operate our business.

Risks Related to Our Legal and Regulatory Matters
Failure to comply with laws and regulations or other regulatory action or investigations, including with respect to the federal and state securities laws, could adversely affect our business.
Various aspects of our business and services are subject to federal, state, and local regulation, as well as regulation outside the United States. We rely upon the “publisher’s exclusion” from the definition of “investment adviser” under Section 202(a)(11)(D) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and corresponding state securities laws for our investment newsletter business. In order to maintain our qualification for this exclusion, our newsletter publications must be: (1) of a general and impersonal nature, in that the advice provided is not adapted to any specific portfolio or any client’s particular needs; (2) “bona fide” or genuine, in that it contains disinterested commentary and analysis as opposed to promotional material; and (3) of general and regular circulation, in that it is not timed to specific market activity or to events affecting, or having the ability to affect, the securities industry. The United States Supreme Court in Lowe v. Securities and Exchange Commission, 472 U.S. 181 (1985), held that a publisher of advice concerning securities, even where that advice consisted of specific recommendations to buy, sell, or hold particular securities, is entitled to rely on the publisher’s exclusion where the publisher does not offer individualized advice tailored to any specific portfolio or to any client’s particular needs. As long as communications between the publisher and its subscribers remain entirely impersonal and do not develop into the kind of fiduciary relationships that are characteristic of investment adviser-client relationships, the Lowe court held that such products and publications presumptively fall within the exclusion and thus the publisher is not subject to registration under the Advisers Act.
We believe our provision of financial research products meets the requirements of the publisher’s exclusion as described above. The financial research products we offer to our clients are of a general and impersonal nature and are not individualized or tailored to any client’s particular needs. We do not collect any investor suitability information, nor does we perform any suitability analysis; rather, our publications are disseminated to all subscribers without regard to their individual investment objectives. The products are marketed to the general public and do not reflect any fiduciary or person-to-person relationships that are characteristic of investment adviser-client relationships. Our financial research offerings are genuine publications, providing disinterested and impersonal commentary and analysis to our subscribers. We are not compensated by the sponsors or distributors of any investment products highlighted in our publications. We publish our research reports on a routine or periodic basis, and publication is not timed to specific market activity or to events affecting or having the ability to affect the securities industry. The publication frequency of our newsletters varies based on the subject product, though newsletters are generally published on a monthly basis. If we change our business practices in such a way as to not satisfy the publisher’s exclusion, or otherwise fails to comply with the regulatory requirements concerning this exclusion, we may face sanctions as an unregistered investment adviser or other results that could have a negative effect on our business.
In recent years, consumer protection regulations, particularly in connection with marketing on the Internet and consumer privacy, have become more aggressive, and we expect that new laws and regulations will continue to be enacted at the local, state, national, and international levels. In addition, there is extensive regulatory scrutiny of financial publishers and investment newsletters because of concerns over schemes involving touting, front running, “pumping and dumping,” scalping, undisclosed conflicts of interest, deceptive marketing, and false performance claims. Any new legislation and enhanced scrutiny, alone or combined with increasingly aggressive enforcement of existing laws, could make our ability to comply with applicable laws and regulations more difficult and expensive. In addition, we have been, and may in the future continue to be, the subject of requests from or investigations by state and federal regulatory bodies, and may be subject to continued or increased regulatory scrutiny in the future. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.
We could face liability for the information and data we collect and distribute or the reports and other documents produced by our software products.
We may be subject to claims for securities law violations, defamation (including libel and slander), negligence, or other claims relating to the information we publish, including our research. For example, investors may take legal action against us if they rely on published information that contains an error, or a company may claim that we have made a defamatory statement about it or its employees.
We rely on a variety of outside parties as the original sources for the information we use in our published data. These sources include securities exchanges and other data providers. We also incorporate data from a variety of third-party sources. Accordingly, in addition to possible exposure for publishing incorrect information that results directly from our own errors, we could face liability based on inaccurate data provided to us by others.
We could be subject to claims by providers of publicly available data and information we compile from websites and other sources that we have improperly obtained that data in violation of the source’s copyrights or terms of use or based on the provisions of legislation that limit the bases on which businesses can collect personal information from and about individuals. We could also be subject to claims from third parties, such as securities exchanges, from which we license and redistribute data and information that we have used or redistributed the data or information in ways not permitted by our license rights, or that we have inadequately permitted our subscribers to use such data. The agreements with such exchanges and other data providers give them extensive data use audit rights, and such audits can be expensive and time consuming and potentially result in substantial fines. Defending claims based on the information we publish could be expensive and time-consuming and could adversely impact our business, operating results, and financial condition.
We may not adequately protect or enforce our own intellectual property and may incur costs to defend against, or face liability for, intellectual property infringement claims (or related claims) of others.
To protect our intellectual property, we rely on a combination of trademarks, copyrights, confidentiality agreements, and various other contractual arrangements with our employees, affiliates, customers, strategic partners, and others. We own several trademark registrations and copyright registrations, and has pending trademark applications, including in the United States and Canada. We may seek additional trademark, patent, and other intellectual property filings, which could be expensive and time-consuming. These trademarks, patents, and other registered intellectual property rights may not be granted and, even if they are, it is expensive to maintain these rights and the costs of defending our rights could be substantial. Moreover, our failure to develop and properly manage new intellectual property could hurt our market position and business opportunities.
Our code of conduct, employee handbook, and other internal policies seek to protect our intellectual property against misappropriation, infringement, and unfair competition. We also utilizes various tools to police the Internet to monitor piracy and unauthorized use of our content. In addition, whether we grant access to our intellectual property via contract or license third-party content and/or technology, we incorporate contractual provisions to protect our intellectual property and seek indemnification for any third-party infringement claims.
However, we cannot provide any guarantee that the foregoing provisions will be honored by or enforceable against the counterparties to such arrangements, or adequate to protect us from third-party claims, suits, government investigations, and other proceedings involving alleged infringement, misappropriation, dilution, or violation of, or conflict with, third-party intellectual property rights or other related matters, or that these provisions will prevent the theft of our intellectual property, as we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our intellectual property rights may not survive a legal challenge to their validity or provide significant protection for us. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States because of the differences in foreign laws concerning proprietary rights, which could make it easier for competitors to capture a market position in such countries by utilizing technologies and products that are similar to those developed or owned by or licensed to us. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary content, and affect our ability to compete effectively. Further, any infringement claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations, and financial condition. In addition, the various agreements, policies, procedures, and contractual provisions that we rely on to protect our proprietary rights do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to those contained in our products and services. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.
The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement, misappropriation, dilution, conflict with, or other violations of intellectual property rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from providers of software products or services. From time to time we may introduce or acquire new products, including in areas where we historically have not competed, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities. We have from time to time been subject to claims by third parties alleging infringement, misappropriation, dilution, or violation of, or conflict with, their intellectual property rights and other related claims. Such claims can also be alleged against clients, customers, or distributors of our products or services whom we have agreed to indemnify against third-party claims of infringement. The defense of such claims can be costly and consume valuable management time and attention. We may be faced with an adverse determination in respect of such claims, or we may be forced to settle such claims on unfavorable terms, which in each case can include the payment of damages, the entry into royalty or licensing arrangements on commercially unfavorable terms, or the suspension or cessation of our ability to offer affected products or services, or the requirement that we redesign such affected products or services. If litigation were to arise from any such claim, there can be no certainty we would prevail. If any of these risks were to materialize, we could have a material adverse effect on our business, financial condition, or results of operations. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect our current or future results of operations or cash flows in a particular quarter.
Any failure of our internal security measures or breach of our privacy protections could cause us to lose subscribers and subject us to liability.
Our business requires that we securely collect, process, store, transmit, and dispose of confidential information relating to our operations, subscribers, employees, and other third parties. In particular, Paid Subscribers are required to furnish certain information (including name, mailing address, phone number, email address, and credit card information) (collectively “personal information”), which we use to administer our services. We also require Free Subscribers (as defined below) to provide us with some personal information during the membership registration process. Additionally, we rely on security and authentication technology licensed from third parties to perform real-time credit card authorization and verification, and at times rely on third parties, including technology consulting firms, to help protect our infrastructure from security threats. We strive to invest in systems, processes, controls, and other security measures to guard against the risk of improper access to or release of such information.
However, despite our investments, these measures do not guarantee absolute security, and improper access to or release of confidential information may still occur through employee error or malfeasance, system error, other inadvertent release, failure to properly purge and protect data, or cyberattack. Any security incident, including those resulting from a cyberattack, phishing attack, or any unauthorized access, unauthorized usage, virus, or similar incident or disruption, could result in the loss or destruction of, inaccessibility or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to our reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations.
We have suffered in the past, and may in the future suffer, malicious attacks by individuals or groups (including those sponsored by nation-states, terrorist organizations, or global corporations seeking to illicitly obtain technology or other intellectual property) seeking to attack our products and services or penetrate our network infrastructure to gain access to confidential information, including personal information, or to launch or coordinate distributed denial of service attacks. While we have dedicated resources intended to maintain appropriate levels of cybersecurity and implemented systems and processes intended to help identify cyberattacks and protect our network infrastructure, these attacks have become increasingly frequent, sophisticated, and difficult to detect, and often are not detected until after they have been launched against a target. We may be unable to anticipate these attacks or implement sufficient preventative measures, and we therefore cannot assure you that our preventative measures will be successful in preventing compromise and/or disruption of our information technology systems and related data. We furthermore cannot be certain that our remedial measures will fully mitigate the adverse financial consequences of any cyber-attack or incident.
Recent well-publicized security breaches at other companies have led to enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyberattacks and may in the future result in heightened cybersecurity requirements, including additional regulatory expectations for oversight of customers, vendors, and service providers. Our information technology systems interact with those of customers, vendors, and service providers. Our contracts with those parties typically require them to implement and maintain adequate security controls, but we may not have the ability to effectively monitor the security measures of all our customers, vendors, and service providers and otherwise meet such additional regulatory expectations.
Additionally, we engage third-party vendors and service providers to store and otherwise process some of our customers’ personal information, and they may be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors’ and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our and our customers’ data, including confidential, sensitive, and other information about individuals.
If our security measures are breached as a result of third-party action, employee error, a defect or bug in our products or those of our third-party service providers, malfeasance, or otherwise and, as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, or other information about individuals or the confidential, sensitive, or other information about individuals of our customers, or other persons, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services.
We are subject to laws, regulations, and industry standards related to data privacy, data protection, and information security, including industry requirements such as the Payment Card Industry Data Security Standard. Our actual or perceived failure to comply with such obligations could harm our business.
Our products and websites routinely collect, store, process, and transmit personal information about an individual, including personally identifiable information and personal financial information such as credit card information. We are subject to various laws and related regulations relating to data privacy, data protection, and information security. Such laws and regulations restrict how personal information is collected, processed, stored, used, and disclosed, and sets standards for our security, implements notice requirements regarding privacy practices, and provides individuals with certain rights regarding the use, disclosure, and sale of their protected personal information. If we are found to have breached any such laws, regulations, or industry standards, we may be subject to enforcement actions that require us to change our business practices in a manner that may negatively impact our revenue, as well as expose us to litigation, fines, civil and/or criminal penalties, and adverse publicity that could cause our customers to lose trust in us, negatively impacting our reputation and business in a manner that harms our financial position.
In the United States, both federal and various state governments have adopted or are considering, laws, guidelines, or rules for the collection, distribution, use, and storage of information collected from or about consumers or their devices. For example, California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which came into force in 2020. The CCPA creates individual privacy rights for California residents and increases the privacy and security obligations of businesses handling personal information. The CCPA is enforceable by the California Attorney General and there is also a private right of action relating to certain data security incidents. Furthermore, California voters approved the California Privacy Rights Act (the “CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal information. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. Our compliance with these changing and increasingly burdensome and sometimes conflicting regulations and requirements may cause us to incur substantial costs or require us to change our business practices, which may impact financial results. If we fail to comply with these regulations or requirements, we may be exposed to litigation expenses and possible significant liability, fees, or fines.
We are also subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, including the Payment Card Industry Data Security Standard (the “PCI DSS”), a security standard applicable to companies that collect, store, or transmit certain data regarding credit and debit cards, holders, and transactions. Under the PCI DSS and our contracts with our card processors, if there is a breach of payment card information that we store, we could be liable to the banks that issue the payment cards for their related expenses and penalties. In addition, if we fail to follow payment card industry data security standards, even if there is no compromise of customer information, we could incur significant fines or lose our ability to give our customers the option of using payment cards. If we were unable to accept payment cards, our business would be materially harmed.
In addition, laws in countries outside of the United States create significant compliance obligations and liability. For example, to the extent our operations are subject to the General Data Protection Regulation (the “GDPR”), this will create an ongoing compliance commitment and substantial costs. Ensuring compliance with the GDPR could involve substantial costs, and it is possible that, despite our efforts, governmental authorities or third parties will assert that our business practices fail to comply. If our operations are found to be in violation of the GDPR, we may be required to change our business practices and/or be subject to significant civil penalties, business disruption, and reputational harm, any of which could have a material adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to the higher of 4% of annual worldwide revenues and €20 million.
Additionally, we make disclosures and statements regarding our use of personal information through our privacy policies and statements through our products and websites as required by privacy or data protection regulation. Failure (or perceived failure) to comply with our public statements or to adequately disclose our privacy or data protection practices could result in costly investigations by governmental authorities, litigation, and fines, as well as reputational damage and customer loss, which could have material impacts on our revenue and operations.
We also from time to time acquires other companies that collect and process personal information. While we perform extensive due diligence on the technology systems of these companies, there can be no assurance that such companies have not suffered data breaches or system intrusions prior to or continuing after our acquisition for which we may be liable.
While we maintain insurance coverage that is intended to address certain aspects of cybersecurity and data protection risks, such coverage may not be sufficient to cover all or the majority of the costs, losses, or types of claims. Our insurance covers reputational damage and loss of customers arising out of a cyber attack. We do not cover the costs for improvements to our systems.
Adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, results of operations, and financial condition.
From time to time, we are subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Such claims may include defamation, libel, intellectual property infringement, securities law violations, misappropriation, dilution, violation, fraud or negligence, or other theories of liability, in each case relating to the articles, commentary, investment recommendations, or other information we provide through our services. Such allegations, claims, and proceedings may be brought by third parties, including customers, partners, employees, governmental or regulatory bodies, or competitors, and may include class actions.
Defending against such claims and proceedings is costly and time consuming and may divert management’s attention and personnel resources from our normal business operations. The outcome of many of these claims and proceedings cannot be predicted, and any claims asserted against us regardless of merit or eventual outcome, may harm our reputation. Our insurance or indemnities may not cover all claims that may be asserted against us. If any of these claims or proceedings were to be determined adversely to us, a judgment, fine, or settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, our business, results of operations, and financial condition could be materially adversely affected.
Our failure to comply with the anti-corruption, trade compliance, and economic sanctions laws and regulations of the United States and applicable international jurisdictions could materially adversely affect our reputation and results of operations.
We must comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the U.K. Bribery Act 2010 (the “Bribery Act”), as well as the laws of the countries where we do business. These laws and regulations apply to companies, individual directors, officers, employees, and agents, and may restrict our operations, trade practices, investment decisions, and partnering activities. Where they apply, the FCPA and the Bribery Act prohibit us and our officers, directors, employees, and business partners acting on our behalf, including joint venture partners and agents, from corruptly offering, promising, authorizing, or providing anything of value to public officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of our business, we may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered public officials for purposes of the FCPA and the Bribery Act. We are also subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and agents into contact with public officials responsible for issuing or renewing permits, licenses, or approvals or for enforcing other governmental regulations. In addition, some of the international locations in which we operate lack a developed legal system and have elevated levels of corruption.
Our business also must be conducted in compliance with applicable economic sanctions laws and regulations, such as laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, and other relevant sanctions authorities. Our operations expose us to the risk of violating, or being accused of violating, anti-corruption, trade compliance, and economic sanctions laws and regulations, and those risks may be heightened as we continue to expand globally. Our failure to successfully comply with these laws and regulations may expose us to reputational harm, significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions, and debarment from government contracts, and other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite our compliance efforts and activities, we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition, and results of operations.
Changes in our provision for income taxes or adverse outcomes resulting from examination of our income or other tax returns or changes in tax legislation could adversely affect our business, financial condition, and results of operations.
Our provision for income taxes is subject to volatility and could be adversely affected by a number of factors, including earnings differing materially from our projections, changes in the valuation of our deferred tax assets and liabilities, expected timing and amount of the release of any tax valuation allowances, tax effects of share-based compensation, outcomes as a result of tax examinations, or by changes in tax laws, regulations, accounting principles, including accounting for uncertain tax positions, or interpretations thereof.
To the extent that our provision for income taxes is subject to volatility or adverse outcomes as a result of tax examinations, our operating results could be harmed. Significant judgment is required to determine the recognition and measurement attribute prescribed in GAAP relating to accounting for income taxes. In addition, we are subject to examinations of our income tax returns by the U.S. Internal Revenue Service (the “IRS”) and other tax authorities. We assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There may be exposure that the outcomes from these examinations will have an adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Organizational Structure
MarketWise, Inc.’s sole material asset is its interest in MarketWise, LLC, and, accordingly, it will depend on distributions from MarketWise, LLC to pay its taxes and expenses, including payments under the Tax Receivable Agreement. MarketWise, LLC’s ability to make such distributions may be subject to various limitations and restrictions.
MarketWise, Inc. is a holding company and has no material assets other than its ownership in MarketWise, LLC. As such, MarketWise, Inc. has no independent means of generating revenue or cash flow, and its ability to pay taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of MarketWise, LLC and its subsidiaries, and distributions MarketWise, Inc. receives from MarketWise, LLC. There can be no assurance that MarketWise, LLC and its subsidiaries will generate sufficient cash flow to distribute funds to MarketWise, Inc., or that applicable state law and contractual restrictions, including negative covenants in any debt agreements of MarketWise, LLC or its subsidiaries, will permit such distributions. Although MarketWise, LLC is not currently subject to any debt agreement or other agreements that would restrict its ability to make distributions to MarketWise, Inc., the terms of future debt instruments or other agreements may restrict the ability of MarketWise, LLC to make distributions to MarketWise, Inc. or of MarketWise, LLC’s subsidiaries to make distributions to MarketWise, LLC.
MarketWise, LLC is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of MarketWise Units, including MarketWise, Inc. Accordingly, MarketWise, Inc. will incur income taxes on its allocable share of any net taxable income of MarketWise, LLC. Under the terms of the MarketWise Operating Agreement, MarketWise, LLC is obligated, subject to various limitations and restrictions, including with respect to any debt agreements, to make tax distributions to holders of MarketWise Units, including MarketWise, Inc. In addition to tax expenses, MarketWise, Inc. will also incur expenses related to its operations, including payments under the Tax Receivable Agreement, which could be substantial. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” MarketWise, Inc. intends, as its sole manager, to cause MarketWise, LLC to make cash distributions to the owners of MarketWise Units in an amount sufficient to (i) fund all or part of such owners’ tax obligations in respect of taxable income allocated to such owners and (ii) cover MarketWise, Inc.’s operating expenses, including payments under the Tax Receivable Agreement. However, MarketWise, LLC’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions under contracts or agreements to which MarketWise, LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering MarketWise, LLC insolvent. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations, we may have to borrow funds, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that MarketWise, Inc. is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. MarketWise, Inc.’s failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because (i) MarketWise, LLC is prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of its indebtedness or (ii) MarketWise, LLC does not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” and “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement.” In addition, if MarketWise, LLC does not have sufficient funds to make distributions, its ability to declare and pay cash dividends will also be restricted or impaired.
Under the MarketWise Operating Agreement, MarketWise, LLC will, from time to time, make distributions in cash to its equityholders (including MarketWise, Inc.) pro rata, in amounts at least sufficient to cover the taxes on their allocable share of taxable income of MarketWise, LLC. As a result of (i) potential differences in the amount of net taxable income allocable to MarketWise, Inc. and to MarketWise, LLC’s other equityholders, (ii) the lower tax rates currently applicable to corporations as opposed to individuals, and (iii) the favorable tax benefits that MarketWise, Inc. anticipates from any purchase of MarketWise Units from the MarketWise Members in connection with the Transactions and redemptions or exchanges of MarketWise Units for our Class A common stock or cash pursuant to the MarketWise Operating Agreement in the future, tax distributions payable to MarketWise, Inc. may be in amounts that exceed its actual tax liabilities with respect to the relevant taxable year, including its obligations under the Tax Receivable Agreement. MarketWise, Inc.’s board of directors will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, the payment of other expenses or dividends on MarketWise, Inc.’s stock, although MarketWise, Inc. will have no obligation to distribute such cash (or other available cash) to its stockholders. Except as otherwise determined by MarketWise, Inc. as the sole manager of MarketWise, LLC, no adjustments to the exchange ratio for MarketWise Units and corresponding shares of our Class A common stock will be made as a result of any cash distribution by MarketWise, Inc. or any retention of cash by MarketWise, Inc. To the extent MarketWise, Inc. does not distribute such excess cash as dividends on its our Class A common stock, it may take other actions with respect to such excess cash—for example, holding such excess cash or lending it (or a portion thereof) to MarketWise, LLC, which may result in shares of our Class A common stock increasing in value relative to the value of MarketWise Units. The holders of MarketWise Units may benefit from any value attributable to such cash balances if they acquire shares of our Class A common stock in exchange for their MarketWise Units, notwithstanding that such holders may previously have participated as holders of MarketWise Units in distributions by MarketWise, LLC that resulted in such excess cash balances.
The Tax Receivable Agreement requires MarketWise, Inc. to make cash payments to the MarketWise Members in respect of certain tax benefits to which MarketWise, Inc. may become entitled, and no such payments will be made to any holders of our Class A common stock unless such holders are also MarketWise Members. The payments MarketWise, Inc. will be required to make under the Tax Receivable Agreement may be substantial.
MarketWise, Inc. is party to the Tax Receivable Agreement with the MarketWise Members and MarketWise, LLC. Under the Tax Receivable Agreement, MarketWise, Inc. generally is required to make cash payments to the MarketWise Members equal to 85% of the tax benefits, if any, that MarketWise, Inc. actually realizes, or in certain circumstances is deemed to realize, as a result of (1) the increases in the tax basis of assets of MarketWise, LLC resulting from (a) the purchase of MarketWise Units from the MarketWise Members in connection with the Transactions, (b) any future redemptions or exchanges of MarketWise Units for our Class A common stock or cash by the MarketWise Members pursuant to the MarketWise Operating Agreement as described under “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement,” or (c) certain distributions (or deemed distributions) by MarketWise, LLC and (2) certain other tax benefits arising from payments under the Tax Receivable Agreement. No such payments will be made to any holders of our Class A common stock unless such holders are also MarketWise Members.
The amount of the cash payments that MarketWise, Inc. will be required to make under the Tax Receivable Agreement may be substantial. Any payments made by MarketWise, Inc. to the MarketWise Members under the Tax Receivable Agreement will not be available for reinvestment in the business and will generally reduce the amount of cash that might have otherwise been available to MarketWise, Inc. and its subsidiaries. To the extent MarketWise, Inc. is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, MarketWise, Inc.’s future obligations to make payments under the Tax Receivable Agreement could make MarketWise, Inc. and its subsidiaries a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement. For more information, see “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” Payments under the Tax Receivable Agreement are not conditioned on the MarketWise Members’ continued ownership of MarketWise Units or our Class A common stock or our Class B common stock.
The actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of redemptions or exchanges by the MarketWise Members, the price of shares of our Class A common stock at the time of any exchange, the extent to which such exchanges are taxable, the amount of gain recognized by the MarketWise Members, the amount and timing of the taxable income MarketWise, LLC generates in the future, and the tax rates and laws then applicable.

In certain cases, future payments under the Tax Receivable Agreement to the MarketWise Members may be accelerated or significantly exceed the actual benefits MarketWise, Inc. realizes in respect of the tax attributes subject to the Tax Receivable Agreement.
The Tax Receivable Agreement provides that if (i) MarketWise, Inc. materially breaches any of its material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) MarketWise, Inc. elects an early termination of the Tax Receivable Agreement, then MarketWise, Inc.’s future obligations, or its successor’s future obligations, under the Tax Receivable Agreement to make payments thereunder would accelerate and become due and payable, based on certain assumptions, including an assumption that MarketWise, Inc. would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any MarketWise Member that has MarketWise Units not yet exchanged shall be deemed to have exchanged such MarketWise Units on such date, even if MarketWise, Inc. does not receive the corresponding tax benefits until a later date when the MarketWise Units are actually exchanged.
As a result of the foregoing, MarketWise, Inc. would be required to make an immediate cash payment equal to the estimated present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, MarketWise, Inc. could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual tax benefits it ultimately realizes. In addition, to the extent that MarketWise, Inc. is unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. MarketWise, Inc.’s failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because (i) MarketWise, LLC is prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of its indebtedness or (ii) MarketWise, LLC does not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. In these situations, MarketWise, Inc.’s obligations under the Tax Receivable Agreement could have a substantial negative impact on MarketWise, Inc.’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. There can be no assurance that MarketWise, LLC will be able to fund or finance MarketWise, Inc.’s obligations under the Tax Receivable Agreement.
MarketWise, Inc. will not be reimbursed for any payments made to the MarketWise Members under the Tax Receivable Agreement in the event that any tax benefits are disallowed.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that MarketWise, Inc. determines, and the U.S. Internal Revenue Service (the “IRS”) or another tax authority may challenge all or part of the tax basis increases or other tax benefits MarketWise, Inc. claims, as well as other related tax positions it takes, and a court could sustain any such challenge. MarketWise, Inc.’s ability to settle or to forgo contesting such challenges may be restricted by the rights of the MarketWise Members pursuant to the Tax Receivable Agreement, and such restrictions apply for as long as the Tax Receivable Agreement remains in effect. In addition, MarketWise, Inc. will not be reimbursed for any cash payments previously made to the MarketWise Members under the Tax Receivable Agreement in the event that any tax benefits initially claimed by MarketWise, Inc. and for which payment has been made to the MarketWise Members are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by MarketWise, Inc. to the MarketWise Members will be netted against any future cash payments that MarketWise, Inc. might otherwise be required to make to the MarketWise Members under the terms of the Tax Receivable Agreement. However, MarketWise, Inc. might not determine that it has effectively made an excess cash payment to the MarketWise Members for a number of years following the initial time of such payment, and, if any of its tax reporting positions are challenged by a taxing authority, MarketWise, Inc. will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. Moreover, the excess cash payments MarketWise, Inc. previously made under the Tax Receivable Agreement could be greater than the amount of future cash payments against which MarketWise, Inc. would otherwise be permitted to net such excess. The applicable U.S. federal income tax rules for determining applicable tax benefits MarketWise, Inc. claims are complex and factual in nature, and there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) or a court will not disagree with MarketWise, Inc.’s tax reporting positions. As a result, payments could be made under the Tax Receivable Agreement in excess of the tax savings that MarketWise, Inc. actually realizes in respect of the tax attributes with respect to the MarketWise Members that are the subject of the Tax Receivable Agreement.
If MarketWise, Inc. were deemed to be an investment company under the Investment Company Act of 1940 as a result of its ownership of MarketWise, LLC, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
Under Sections 3(a)(1)(A) and (C) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. MarketWise, Inc. does not believe that it is, or as a result of the Transactions will be, an “investment company,” as such term is defined in either of those sections of the Investment Company Act.
As the sole managing member of MarketWise, LLC, MarketWise, Inc. will control MarketWise, LLC. On that basis, MarketWise, Inc. believes that its interest in MarketWise, LLC is not an “investment security” as that term is used in the Investment Company Act. However, if MarketWise, Inc. were to cease participation in the management of MarketWise, LLC, its interest in MarketWise, LLC could be deemed an “investment security” for purposes of the Investment Company Act.
MarketWise, Inc. and MarketWise, LLC intend to conduct their respective operations so that MarketWise, Inc. will not be deemed an investment company. However, if MarketWise, Inc. were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on MarketWise’s capital structure and its ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
Risks Related to this Offering and Ownership of Our Class A Common Stock
We qualify as an “emerging growth company” and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller growth companies may make its securities less attractive to investors.
We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies, including, but not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of SOX (“Section 404”); (ii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements; and (iii) exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until December 31, 2025 (the last day of the fiscal year ending after the fifth anniversary of ADAC’s initial public offering), though we may cease to be an emerging growth company earlier if (1) we have more than $1.07 billion in annual gross revenue, (2) we qualify as a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (3) we issue, in any three-year period, more than $1.0 billion in non-convertible debt securities held by non-affiliates. We currently intend to take advantage of each of the reduced reporting requirements and exemptions described above. As a result, our securityholders may not have access to certain information they may deem important.
Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.
Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in its periodic reports. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our common stock held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) our annual revenues do not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
It is difficult to predict whether investors will find our securities less attractive as a result of its taking advantage of these exemptions and relief granted to emerging growth companies and smaller reporting companies. If some investors find our securities less attractive as a result, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the market price of our securities may be more volatile.
Once we lose our “emerging growth company” and/or “smaller reporting company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.
The dual class structure of our common stock may adversely affect the trading price or liquidity of our Class A common stock.
Although our Class A common stock and Class B common stock have identical voting rights, it is difficult to predict whether our dual-class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual-class structure, we will likely be excluded from certain of these indices and there can be no assurance that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A common stock less attractive to other investors. As a result, the market price of shares of our Class A common stock could be adversely affected.

In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures, and our dual-class structure may cause shareholder advisory firms to publish negative commentary about its corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock.
The MarketWise Members will continue to have significant influence over us after this offering, including control over decisions that require the approval of MarketWise, Inc. stockholders.
Prior to the issuance and sale of the securities offered by this prospectus, the MarketWise Members control, in the aggregate, approximately 91.2% of the voting power represented by all of our outstanding classes of stock. Of that percentage, Monument & Cathedral, LLC controls approximately 41.8% of the voting power represented by all of our outstanding classes of stock. As a result, the MarketWise Members (and Monument & Cathedral, LLC in particular) may exercise significant influence over all matters requiring stockholder approval, including the election and removal of directors and the size of our board, appointment and removal of officers, any amendment of our Charter or MarketWise, Inc.’s bylaws (our “Bylaws”), and any approval of significant corporate transactions (including a sale of substantially all of MarketWise, LLC’s assets), and will continue to have significant control over our management and policies, including policies around financing, compensation, and declaration of dividends.
Certain MarketWise Members or affiliates of MarketWise Members are members of our board of directors. These board members can take actions that have the effect of delaying or preventing a change of control of MarketWise, LLC or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The concentration of voting power with the MarketWise Members may have an adverse effect on the price of our securities. The interests of the MarketWise Members may not be consistent with your interests as a securityholder.
The MarketWise Members have the right to have their MarketWise Units redeemed or exchanged into shares of Class A common stock, which, if exercised, will dilute your economic interest in MarketWise, Inc.
Prior to the issuance and sale of the securities offered by this prospectus, we have an aggregate of approximately 921,996,904 shares of our Class A common stock authorized but unissued, including 291,092,300 shares of our Class A common stock issuable upon redemption or exchange of MarketWise Units that are held by the MarketWise Members. Under the terms of the MarketWise Operating Agreement, and subject to certain restrictions set forth therein and as described elsewhere in this prospectus, the MarketWise Members are entitled to have their MarketWise Units redeemed or exchanged for shares of our Class A common stock or, at our option, cash. Shares of our Class B common stock held by any such redeeming or exchanging MarketWise Member will be canceled for no additional consideration on a one-for-one basis with the redeemed or exchanged MarketWise Units whenever the MarketWise Members’ MarketWise Units are so redeemed or exchanged. While any redemption or exchange of MarketWise Units and corresponding cancellation of our Class B common stock will reduce the MarketWise Members’ economic interest in MarketWise and its voting interest in MarketWise, Inc., the related issuance of our Class A common stock will dilute your economic interest in us. The timing or size of any future issuances of our Class A common stock resulting from the redemption or exchange of MarketWise Units cannot be predicted.
A significant portion of the total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to the exchange or redemption of MarketWise Units) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the Registration Rights Agreement, subject to certain exceptions, the Sponsor and the MarketWise Members are contractually restricted from selling or transferring, (a) with respect to the Sponsor, the shares of our common stock held by the Sponsor on the closing date of the Transactions or received by the Sponsor in connection with the Transactions and (b) with respect to the MarketWise Members, (i) the shares of our Class A common stock received by the MarketWise Members on the closing date of the Transactions and (ii) any shares of Class A common stock received by any MarketWise Member thereafter pursuant to a direct exchange or redemption of MarketWise Units held as of the closing date of the Transactions under the MarketWise Operating Agreement. Such restrictions end (i) with respect to the Sponsor and any MarketWise Member that is a member of our management, on the earlier of (x) July 21, 2022 and (y) the date on which the last reported sale price of our Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing December 18, 2021 and (ii) with respect to any MarketWise Member that is not a member of our management, January 17, 2022.
Following the expiration of the applicable lock-up period, neither the MarketWise Members nor the Sponsor will be restricted from selling shares of Class A common stock held by them or that may be received by them in exchange for MarketWise Units or warrants, as the case may be, other than by applicable securities laws. Additionally, the PIPE Investors are not restricted from selling any of their shares of Class A common stock, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our securities.
As restrictions on resale end and registration statements for the sale of shares of Class A common stock and warrants by the parties to the Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of Class A common stock and warrants could have the effect of increasing the volatility in the market price of Class A common stock or warrants, or decreasing the market price itself.
Our warrants are exercisable for Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
There are 30,979,993 outstanding warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share, which warrants are exercisable beginning August 20, 2021, being the 30th day following the consummation of the Transactions. To the extent such warrants are exercised, additional shares of Class A common stock will be issued, which will result in dilution to the holders of Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our securities.
Our warrants are accounted for as derivative liabilities and are recorded at fair value with changes in fair value for each period reported in earnings, which may have an adverse effect on the market price of our securities.
We are accounting for both the public warrants and the private placement warrants as a warrant liability. At each reporting period (1) the accounting treatment of the warrants will be re-evaluated for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the public and private warrants will be remeasured and the change in the fair value of the liability will be recorded as other income (expense) in our income statement. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our Class A common stock represents the primary underlying variable that impacts the value of the liability related to the warrants, which are accounted for as derivative instruments. Additional factors that impact the value of the warrants as derivative instruments include the volatility of our stock price, discount rates, and stated interest rates. As a result, our financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our Class A common stock, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of
Under certain circumstances, the Sponsor and certain members of our management team will be entitled to the Sponsor Earnout Shares and the Management Member Earnout Shares, as applicable, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
If at any time prior to July 21, 2025 (i) the last reported sale price of Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a transaction that results in our stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $12.00 per share, the Sponsor will be entitled to the release from escrow of 1,525,500 shares of our Class A common stock (representing 50% of the 3,051,000 shares subject to the earn-out escrow) and certain members of our management team will be entitled to an aggregate of 1,000,000 newly issued shares of Class A common stock. Furthermore, if at any time prior to July 21, 2025 (i) the last reported sale price of Class A common stock equals or exceeds $14.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a transaction that results in our stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $14.00 per share, the Sponsor will be entitled to the release from escrow of an additional 1,525,500 shares of our Class A common stock (representing the remaining 50% of the 3,051,000 shares subject to the earn-out escrow) and certain members of our management team will be entitled to an additional 1,000,000 newly issued shares of Class A common stock in the aggregate. To the extent the Management Member Earnout Shares are issued, there will be dilution to the holders of Class A common stock and an increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that the Management Member Earnout Shares may be issued could adversely affect the market price of our securities.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect our securityholders, which could depress the price of our securities.
Our Charter authorizes us to issue one or more series of preferred stock. Our board of directors will have the authority to determine the relative rights, limitations, preferences, privileges, restrictions, and other terms of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by stockholders. Our preferred stock could be issued with voting, liquidation, dividend, and other rights superior to the rights of Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities.
As a result of our business combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.
On July 21, 2021, we consummated the Transactions with ADAC, a special purpose acquisition company, pursuant to which we became a publicly traded company. As a result of this transaction, regulatory obligations have, and may continue, to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a special purpose acquisition company. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise additional capital when needed, or have an adverse effect on the price of our securities.
The requirements of being a public company require significant resources and management attention and affect our ability to attract and retain executive management and qualified board members.
As a newly public company, we will incur legal, regulatory, finance, accounting, investor relations, and other expenses that we did not previously incur as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We are now subject to the Exchange Act, including the reporting requirements thereunder, SOX, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq rules and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly (although these costs currently unable to be estimated with any degree of certainty), and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” or a “smaller reporting company.” The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Our management will need to devote a substantial amount of time to ensure that we comply with all of these requirements, diverting the attention of management away from revenue-producing activities. Further, these rules and regulations may make it more difficult and more expensive for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, enhanced legal and regulatory regimes and heightened standards relating to corporate governance and disclosure for public companies result in increased legal and financial compliance costs and make some activities more time consuming.
Pursuant to Section 404, once we are no longer an emerging growth company or a smaller reporting company, we may be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of complying with Section 404 will significantly increase, and management’s attention may be further diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404, which will further increase cost and expense.
If we are unable to satisfy its obligations as a public company, we could be subject to delisting of our Class A common stock or public warrants, fines, sanctions, and other regulatory actions and potentially civil litigation.
We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of its financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, ours ability to accurately and timely report financial results could be adversely affected.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.
Prior to the completion of the Transactions, we had been a private company with limited accounting personnel and other resources to address its internal control over financial reporting. During the course of preparing for the Transactions, our management and independent registered public accounting firm determined that we had material weaknesses in internal controls related to (i) the lack of contemporaneous documentation and account reconciliation and (ii) the lack of a formal or documented risk assessment process.
We are currently implementing a number of steps to enhance our internal control over financial reporting and address the material weaknesses, including enhancing our internal review procedures related to the financial reporting process and the implementation of new software tools.
Our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including filing of quarterly or annual reports with the SEC on a timely and accurate basis. Moreover, our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements, which may adversely affect the market price of shares of our Class A common stock and we may be unable to maintain compliance with listing requirements.
If we fail to put in place appropriate and effective internal control over financial reporting and disclosure controls and procedures, we may suffer harm to our reputation and investor confidence levels.
As a privately held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. As a public company, we will have significant requirements for enhanced financial reporting and internal controls.

The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy its reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. This assessment will need to include disclosure of any material weaknesses identified by our management in its internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2022, our auditors will be required to issue an attestation report on the effectiveness of our internal controls on an annual basis.
In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by SOX for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report. Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and management may not be able to remediate any such material weakness in a timely manner.
If we fail to implement the requirements of Section 404 in the required timeframe once we are no longer an emerging growth company or a smaller reporting company, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and the Nasdaq. Furthermore, if we are unable to conclude that our internal controls over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict our future access to the capital markets.
An active, liquid trading market for our securities may not develop or be sustained.
There can be no assurance that an active trading market for our Class A common stock and warrants will develop or, if such a market develops, that we will be able to maintain an active trading market for those securities on the Nasdaq or any other exchange in the future. If an active market for our securities does not develop or is not maintained, or if MarketWise, Inc. fails to satisfy the continued listing standards of the Nasdaq for any reason and its securities are delisted, it may be difficult for our securityholders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products, or technologies by using shares of capital stock as consideration.

The market price and trading volume of our securities may be volatile and could decline significantly following the Transactions.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our Class A common stock and warrants in spite of our operating performance, which may limit or prevent investors from readily selling their Class A common stock or warrants and may otherwise negatively affect the liquidity of our Class A common stock or warrants. There can be no assurance that the market price of Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
•actual or anticipated fluctuations in our annual or quarterly financial condition and operating results;
•actual or anticipated changes in our growth rate relative to our competitors;
•failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
•speculation in the press or investment community about our business or industry;
•issuance of new or updated research or reports by securities analysts, or the failure of securities analysts to provide adequate coverage of our Class A common stock in the future;
•fluctuations in the valuation of companies perceived by investors to be comparable to us;
•Class A common stock or warrant price and volume fluctuations attributable to inconsistent trading volume levels of our Class A common stock or warrants;
•additions or departures of key personnel;
•disputes or other developments related to proprietary rights;
•additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;
•announcement or expectation of additional equity or debt financing efforts;
•equity sales by us, the MarketWise Members, our insiders, or our other stockholders;
•general economic and market conditions, including any impacts associated with the COVID-19 pandemic; and
•other factors described in this “Risk Factors” section and elsewhere in this prospectus.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price and trading volume of our securities could decline.
The trading market for our securities depends in part on the research and reports that securities or industry analysts publish about us or our business. We will not control these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If few or no securities or industry analysts cover us, the trading price for our securities would be negatively impacted. If one or more of the analysts who covers us downgrades our securities, publishes incorrect or unfavorable research about us, ceases coverage of us, or fails to publish reports on us regularly, demand for and visibility of our securities could decrease, which could cause the price or trading volumes of our securities to decline.

We may be subject to securities class action, which may harm our business and operating results.
Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages, and divert management’s attention from other business concerns, which could seriously harm our business, results of operations, financial condition, or cash flows.
We may also be called on to defend ourself against lawsuits relating to its business operations. Some of these claims may seek significant damages amounts. Due to the inherent uncertainties of litigation, the ultimate outcome of any such proceedings cannot be accurately predicted. A future unfavorable outcome in a legal proceeding could have an adverse impact on our business, financial condition, and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlements, or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects, and such other factors as our board of directors deems relevant. Therefore, you are not likely to receive any dividends on your Class A common stock for the foreseeable future, and the success of an investment in Class A common stock will depend upon any future appreciation in its value.
Delaware law and our Charter and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our Charter and Bylaws and the DGC, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, Charter and Bylaws include the following provisions:
•a classified board of directors with staggered, three-year terms;
•the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•prohibition on cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•the limitation of the liability of, and the indemnification of, our directors and officers;
•the ability of our board of directors to amend the Bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and
•advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.
The provisions of our Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Our Charter provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees, or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or or Bylaws or Charter (as each may be amended from time to time) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Charter provides that the exclusive forum provision will not apply to claims seeking to enforce any liability or duty created by the Exchange Act.
These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Charter to be inapplicable or unenforceable in such action.

USE OF PROCEEDS
All of the shares of Class A common stock and private placement warrants offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A common stock and private placement warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.
We will receive any proceeds from the exercise of the warrants for cash, but not from the issuance of any shares of Class A Common Stock upon exchange of MarketWise Units or the resale of the shares of Class A common stock issuable upon such exercise or exchange. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of $356.3 million. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, strategic transactions, and purchases of MarketWise Units from MarketWise Members. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction.

DIVIDEND POLICY
We have no current plans to pay dividends on our Class A common stock. Holders of our Class B common stock do not have any right to receive dividends, or to receive a distribution upon a liquidation, dissolution, or winding up of MarketWise, Inc., with respect to their Class B common stock. The declaration, amount, and payment of any future dividends on shares of Class A common stock is at the sole discretion of our board of directors, and we may reduce or discontinue entirely the payment of such dividends at any time. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.
MarketWise, Inc. is a holding company and has no material assets other than its ownership of MarketWise Units. The MarketWise Operating Agreement provides that certain distributions to cover the taxes of the holders of MarketWise Units will be made based upon assumed tax rates and other assumptions provided in the MarketWise Operating Agreement. See “Certain Relationships and Related Person Transactions—MarketWise Operating Agreement.” The manager of MarketWise, LLC has broad discretion to make distributions out of MarketWise, LLC. In the event MarketWise, Inc. declares any cash dividend, we expect that MarketWise, Inc., as manager of MarketWise, LLC, would cause MarketWise, LLC to make distributions to MarketWise, Inc. in an amount sufficient to cover such cash dividends declared by us. If MarketWise, LLC makes such distributions to MarketWise, Inc., the other holders of MarketWise Units will also be entitled to receive the respective equivalent pro rata distributions in accordance with the percentages of their respective MarketWise Units.
We anticipate that cash received by MarketWise, LLC may, in certain periods, exceed its liabilities, including tax liabilities, and obligations to make payments under the Tax Receivable Agreement. We expect that MarketWise, Inc. will use any such excess cash from time to time to pay dividends, which may include special dividends, on its Class A common stock, to fund repurchases of its Class A common stock, or any combination of the foregoing. Our board of directors, in its sole discretion, will make any determination with respect to the use of any such excess cash.
We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions, or adjustments of outstanding MarketWise Units, or declare a stock dividend on our Class A common stock of an aggregate number of additional newly issued shares that corresponds to the number of additional MarketWise Units that MarketWise, Inc. is acquiring, to maintain one-to-one parity between MarketWise Units and shares of Class A common stock and Class B common stock. See “Risk Factors—Risks Related to Our Organizational Structure—MarketWise, Inc.’s sole material asset is its interest in MarketWise, LLC, and, accordingly, it will depend on distributions from MarketWise, LLC to pay its taxes and expenses, including payments under the Tax Receivable Agreement. MarketWise, LLC’s ability to make such distributions may be subject to various limitations and restrictions.”
Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, MarketWise, LLC is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of MarketWise, LLC (with certain exceptions) exceed the fair value of its assets.
Since its formation in February 11, 2020, MarketWise, Inc. has not paid any dividends to holders of its outstanding common stock. In 2018, 2019, and 2020 and during the six months ended June 30, 2021, MarketWise, LLC made cash distributions to the MarketWise Members in an aggregate amount of $39.2 million, $35.3 million, $180.2 million, and $21.2 million, respectively.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The following unaudited pro forma condensed consolidated financial statements present the combination of the financial information of ADAC and MarketWise, LLC, adjusted to give effect to the Transactions, including:
•the reverse recapitalization between ADAC and MarketWise, LLC, whereby no goodwill or other intangible assets are recorded;
•the consummation of the PIPE Investment pursuant to the Subscription Agreements; and
•the effectiveness of the Tax Receivable Agreement.
ADAC was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. ADAC was incorporated in the Cayman Islands on February 11, 2020. On July 28, 2020, ADAC consummated its initial public offering of 41,400,000 units, including 5,400,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The units were sold at a price of $10.00 per unit, generating gross proceeds to ADAC of $414,000,000. Simultaneously with the consummation of the initial public offering, ADAC completed the private sale of 10,280,000 private placement warrants at a purchase price of $1.00 per warrant to the Sponsor, generating gross proceeds to ADAC of $10,280,000. The 20,700,000 public warrants issued in the ADAC units and the 10,280,000 private placement warrants were each exercisable for one ADAC Class A ordinary share at an exercise price of $11.50. Following the initial public offering, including the exercise of the over-allotment option, and the sale of the private placement warrants, a total of $414,000,000 was placed in the trust account established at the consummation of ADAC’s initial public offering at JP Morgan Chase Bank, N.A. and maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). At the close of the Transactions, immediately prior to the effect of redemptions of ADAC Class A ordinary shares for cash, there was approximately $414,270,280 held in the Trust Account. ADAC had 24 months from the closing of its initial public offering (by July 28, 2022) to complete an initial business combination.
MarketWise, LLC was organized in the State of Maryland as a limited liability company on January 30, 2013. It was reorganized in the State of Florida as a limited liability company effective May 1, 2015 and, effective February 26, 2021, was reorganized in the State of Delaware as a limited liability company. MarketWise is a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. MarketWise offers a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 combines the historical balance sheets of ADAC and MarketWise, LLC on a pro forma basis as if the Transactions and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 combines the historical statements of operations of ADAC and MarketWise, LLC for such period on a pro forma basis as if the Transactions and related transactions had been consummated on January 1, 2020. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021 combines the historical statements of operations of ADAC and MarketWise, LLC for such period on a pro forma basis as if the Transactions and related transactions had been consummated on January 1, 2020.
The unaudited pro forma condensed consolidated financial statements have been presented for illustrative purposes only and do not necessarily reflect what MarketWise’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the pro forma condensed consolidated financial information may not be useful in predicting the future financial condition and results of operations of MarketWise. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of ADAC was derived from the audited financial statements of ADAC as of and for the period from February 11, 2020 to December 31, 2020, and the unaudited financial statements of ADAC as of and for the six months ended June 30, 2021, both of which are included elsewhere in this prospectus. The historical financial information of MarketWise, LLC was derived from the audited consolidated financial statements of MarketWise, LLC as of and for the year ended December 31, 2020, and the unaudited financial statements of MarketWise, LLC as of and for the six months ended June 30, 2021, both of which are included elsewhere in this prospectus. This information should be read together with ADAC’s and MarketWise, LLC’s audited consolidated financial statements and related notes, the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.
We expect the Transactions to be accounted for akin to a reverse recapitalization in accordance with GAAP. The Transactions do not result in a change in control of MarketWise, LLC as Monument & Cathedral, LLC controls both MarketWise, LLC and MarketWise through its rights to (x) nominate the majority of the members of the board of directors of MarketWise, LLC under MarketWise, LLC’s existing operating agreement and (y) through its control of MarketWise, LLC prior to closing of the Transactions, seven of the nine directors appointed to the board of directors of MarketWise effective upon the closing of the Transactions. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and non-controlling interests of MarketWise, LLC and ADAC are recognized at their carrying amounts on the date of the Transactions.
The historical financial information has been adjusted to give pro forma effect for certain transaction accounting adjustments to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions, Domestication, and PIPE Investment. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.
Description of the Transactions
On March 1, 2021, ADAC entered into the Transaction Agreement with MarketWise, LLC and the MarketWise Members. Pursuant to the Transaction Agreement, prior to the closing of the Transactions, ADAC (i) consummated the Domestication, by virtue of which each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of ADAC (the “ADAC Class B ordinary shares”) converted automatically into an ADAC Class A ordinary share, and immediately thereafter each then issued and outstanding ADAC Class A ordinary share converted automatically, on a one-to-one basis, into a share of Class A common stock, (ii) entered into the Charter to, among other things, (a) change the name of “Ascendant Digital Acquisition Corp.” to “MarketWise, Inc.”, (b) convert all then-outstanding ADAC Class A ordinary shares and ADAC Class B ordinary shares into Class A common stock, and (c) authorize the issuance of Class B common stock, (iii) adopted the Bylaws, and (iv) entered into the Tax Receivable Agreement with MarketWise, LLC and the MarketWise Members.
Additionally, at the closing of the Transactions, the MarketWise Members, MarketWise, and MarketWise, LLC entered into the MarketWise Operating Agreement, which, among other things, (i) restructured the capitalization of MarketWise, LLC to (a) authorize the issuance of MarketWise Units to MarketWise and (b) reclassify the existing units of MarketWise, LLC held by the MarketWise Members into MarketWise Units on a one-for-one basis and (ii) appointed MarketWise as the managing member of MarketWise, LLC.
Following the consummation of the transactions contemplated by the Transaction Agreement, MarketWise is organized in an “Up-C” structure whereby the MarketWise Members received a class of non-economic common stock (Class B common stock) in MarketWise while retaining economic interests in MarketWise, LLC that are exchangeable for Class A common stock or redeemable for cash. When a holder of Class B common stock exchanges MarketWise Units for shares of Class A common stock or redeems such MarketWise Units for cash, a number of shares of Class B common stock equal to the number of such MarketWise Units will be immediately retired and will no longer be outstanding.

The consideration received by the MarketWise Members consisted entirely of equity consideration of 291,092,300 MarketWise Units (and accompanying shares of Class B common stock) valued at $291,092,300 based on a $2.9 billion equity value.
The following summarizes the pro forma combined ownership of MarketWise, Inc. common stock as of immediately following the consummation of the Transactions, assuming the earnout contingency relating to the Sponsor Earnout Shares and Management Member Earnout Shares has not yet been met:

Shareholder	No. of Shares(4)	% Ownership
MarketWise Members(1)(2)	291,092,300	92.10%
Public stockholders	2,653,096	0.84%
Initial shareholders(2)(3)	7,299,000	2.31%
PIPE Investors	15,000,000	4.75%
Total	316,044,396	100.00%
__________________
(1)The MarketWise Members hold one share of Class B common stock for each MarketWise Unit held by such MarketWise Member. The Class B common stock has the same voting rights as the Class A common stock but no economic rights.
(2)Excludes 3,051,000 Sponsor Earnout Shares and up to 2,000,000 Management Member Earnout Shares, as the earnout contingency has not yet been met.
(3)Initial shareholders include the Sponsor and those directors, officers, and advisors of ADAC that hold shares of Class A common stock immediately at the closing of the Transactions.
(4)Excludes shares of Class A common stock issuable upon exercise of 20,699,993 public warrants and 10,280,000 private placement warrants.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ADAC and MarketWise.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2021
(In thousands, except per share information)

	MarketWise, LLC (Historical)		ADAC (Historical)	Transaction Adjustments		MarketWise Pro Forma
Net revenue	$261,225		$—	$—		$261,225
Related party revenue	619		—	—		619
Total net revenue	261,844		—	—		261,844
Operating expenses:
Cost of revenue	159,638	(bb)	—	56,356	(bb)	215,994
Sales and marketing	148,711	(bb)	—	6,727	(bb)	155,438
General and administrative	572,090	(bb)	3,410	229,498	(bb)	801,588
				(3,410)	(dd)
Research and development	3,705		—	—		3,705
Depreciation and amortization	1,447		—	—		1,447
Related party expense	47		60	(60)	(dd)	47
Total operating expenses	885,638		3,470	289,111		1,178,219
Loss from operations	(623,794)		(3,470)	(289,111)		(916,375)
Other (expense) income, net	303		—	—		303
Change in fair value of derivative warrant liabilities	—		3,304	—		3,304
Interest income, net	12		59	(59)	(aa)	12
Net (loss) income before income taxes	(623,479)		(107)	(289,170)		(912,756)
Income tax benefit	—		—	(550)	(cc)	(550)
Net (loss) income	(623,479)		(107)	(289,720)		(913,306)
Net loss attributable to non-controlling interest	(1,131)		—	(842,689)	(ee)	(843,820)
Net (loss) income attributable to MarketWise, Inc.	$(622,348)		$(107)			$(69,486)
Loss per share:
Weighted average shares outstanding, basic and diluted						24,952
Basic and diluted loss per share						$(2.78)

Included in cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows:

Cost of revenue	$124,916		$—	$56,356	(bb)	$181,272
Sales and marketing	14,910		—	6,727	(bb)	21,637
General and administrative	508,694		—	229,498	(bb)	738,192
Total stock-based compensation expense	$648,520		$—	$292,581		$941,101

Change in fair value	$598,533		$—	$219,511	(bb)	$818,044
Vested units	43,880		—	73,070	(bb)	116,950
Distributions	6,107		—	—	(bb)	6,107
Total stock-based compensation expense	$648,520		$—	$292,581		$941,101

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2020
(In thousands, except per share information)

	MarketWise, LLC (Historical)		ADAC (Historical)	Transaction Adjustments		MarketWise Pro Forma
Net revenue	$360,793		$—	$—		$360,793
Related party revenue	3,386		—	—		3,386
Total net revenue	364,179		—	—		364,179
Operating expenses:
Cost of revenue	154,605	(bb)	—	173,514	(bb)	328,119
Sales and marketing	214,257	(bb)	—	17,847	(bb)	232,104
General and administrative	526,561	(bb)	300	743,632	(bb)	1,270,193
				(300)	(dd)
Research and development	4,770		—	—		4,770
Depreciation and amortization	2,553		—	—		2,553
Related party expense	122		50	(50)	(dd)	122
Total operating expenses	902,868		350	934,643		1,837,861
Loss from operations	(538,689)		(350)	(934,643)		(1,473,682)
Other (expense) income, net	(2,879)		—	—		(2,879)
Change in fair value of derivative warrant liabilities	—		(28,526)	—		(28,526)
Financing costs	—		(964)	964	(aa)	—
Interest income, net	477		210	(210)	(aa)	477
Net loss before income taxes	(541,091)		(29,630)	(933,889)		(1,504,610)
Income tax expense	—		—	(320)	(cc)	(320)
Net loss	(541,091)		(29,630)	(934,209)		(1,504,930)
Net loss attributable to non-controlling interest	(2,718)		—	(1,357,035)	(ee)	(1,359,753)
Net loss attributable to MarketWise, Inc.	$(538,373)		$(29,630)			$(145,177)
Loss per share:
Weighted average shares outstanding, basic and diluted						24,952
Basic and diluted loss per share						$(5.82)
Included in cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows:
Cost of revenue	$102,736		$—	$173,514	(bb)	$276,250
Sales and marketing	10,567		—	17,847	(bb)	28,414
General and administrative	440,297		—	743,632	(bb)	1,183,929
Total stock-based compensation expense	$553,600		$—	$934,993		$1,488,593

Change in fair value	$456,457		$—	$861,923	(bb)	$1,318,380
Vested units	18,745		—	73,070	(bb)	91,815
Distributions	78,398		—	—	(bb)	78,398
Total stock-based compensation expense	$553,600		$—	$934,993		$1,488,593
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2021
(In thousands)

	MarketWise, LLC (Historical)	MarketWise, LLC Pro Forma Adjustments		MarketWise, LLC Pro Forma	ADAC (Historical)	Transaction Adjustments		MarketWise Pro Forma
Assets
Current assets:
Cash and cash equivalents	$241,532	$(241,532)	(i)	$—	$417	$414,268	(a)	$120,497
						150,000	(b)
						(41,976)	(c)
						(14,490)	(d)
						(387,722)	(g)
Accounts receivable, net	8,965			8,965	—			8,965
Prepaid expenses	7,911			7,911	219			8,130
Related party receivables	775			775	—			775
Related party notes receivable, current	292			292	—			292
Restricted cash	500			500	—			500
Deferred contract acquisition costs	68,548			68,548	—			68,548
Other current assets	2,087			2,087	—			2,087
Total current assets	330,610	(241,532)		89,078	636	120,080		209,794
Property and equipment, net	1,300			1,300	—			1,300
Operating lease right-of-use assets	11,826			11,826	—			11,826
Intangible assets, net	9,496			9,496	—			9,496
Goodwill	23,338			23,338	—			23,338
Deferred contract acquisition costs, noncurrent	113,029			113,029	—			113,029
Related party notes receivable, noncurrent	861			861	—			861
Other assets	715			715	—			715
Investments held in Trust Account	—			—	414,268	(414,268)	(a)	—
Total assets	491,175	(241,532)		249,643	414,904	(294,188)		370,359
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Trade and other payables	4,718			4,718	275			4,993
Related party payables, net	1,231			1,231	6			1,237
Accrued expenses	65,258			65,258	2,777			68,035
Deferred revenue and other contract liabilities	324,675			324,675	—			324,675
Derivative liabilities	662			662
Operating lease liabilities	1,223			1,223	—			1,223
Other current liabilities	24,805			24,805	—			24,805
Total current liabilities	422,572	—		422,572	3,058	—		425,630

Class B members’ units	1,235,648	(1,235,648)	(m)	—	—			—
Deferred revenue and other contract liabilities, noncurrent	382,797			382,797	—			382,797
Deferred underwriting commissions	—			—	14,490	(14,490)	(d)	—
Derivative liabilities, noncurrent	1,955			1,955	50,497			52,452
Operating lease liabilities, noncurrent	7,512			7,512	—			7,512
Total liabilities	2,050,484	(1,235,648)		814,836	68,045	(14,490)		868,391
Commitments and Contingencies:	—			—	—			—
Class A ordinary shares subject to possible redemption	—			—	341,859	(341,859)	(g)	—
Stockholders’ equity (deficit):
Class A members’ units	(1,552,174)	1,552,174	(k)	—	—			—
Class A ordinary shares	—			—	1	(1)	(f)	—
Class B ordinary shares	—			—	1	(1)	(e)	—
Class A common stock	—			—	—	2	(b)	3
						—	(f)
						1	(e)
Class B common stock	—			—	—	29	(j)	29
Additional paid-in capital	—	(241,532)	(i)	1,807,263	34,735	149,998	(b)	1,812,534
		520,567	(l)			(41,976)	(c)
		1,528,228	(m)			1	(f)
						(45,863)	(g)
						(29)	(j)
						(61,858)	(l)
						(29,737)	(h)

Accumulated other comprehensive loss	(118)			(118)	—			(118)
Retained earnings (accumulated deficit)	—	(1,552,174)	(k)	(1,844,754)	(29,737)	29,737	(h)	(1,844,754)
		(292,580)	(m)
Non-controlling interest	(7,017)	(520,567)	(l)	(527,584)	—	61,858	(l)	(465,726)
Total stockholders' equity (deficit)	(1,559,309)	994,116		(565,193)	5,000	62,161		(498,032)
Total liabilities and stockholders’ equity (deficit)	$491,175	$(241,532)		$249,643	$414,904	$(294,188)		$370,359
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.Accounting Policies
Following consummation of the Transactions, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management has not identified differences that would have a material impact on the unaudited pro forma condensed consolidated financial information.
2.Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The historical financial information has been adjusted to give pro forma effect for certain transaction accounting adjustments to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions, Domestication, and PIPE Investment.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had MarketWise filed consolidated income tax returns during the period presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations are based upon the number of shares of MarketWise common stock outstanding, assuming the Transactions occurred on January 1, 2020.
Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
(aa)Reflects the elimination of interest income earned on investments held in the Trust Account.
(bb)Reflects a non-recurring additional non-cash compensation expense of $292.6 million and $935.0 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, related to the acceleration of the vesting as part of the Transactions for incentive compensation units of MarketWise, LLC granted to certain key employees (the “Class B Units”). Prior to the Transactions, the Class B Units were classified as liabilities because MarketWise, LLC’s existing operating agreement provided for call and put options for the Class B Units. This resulted in a requirement to expense all distributions to Class B Units, any valuation increases (non-cash) in the Class B Units, and the vesting of Class B Units (non-cash). Stock-based compensation related to the Class B Units also impacted 2021 and 2020 operating expenses of MarketWise, LLC and totaled $648.5 million and $553.6 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The following tables present the stock-based compensation expense included within the cost of revenue, sales and marketing, and general and administrative financial statement line items, as well as the stock-based compensation expense broken out by the change in fair value of the liability-classified Class B Units, the vesting of Class B Units, and the related cash distributions to Class B Units. Upon the consummation of the Transactions, MarketWise, LLC’s existing operating agreement was replaced with the MarketWise Operating Agreement and all of MarketWise, LLC’s existing units were converted into new MarketWise Units that are considered common equity, and no longer generate this type of stock-based compensation. Upon consummation of the Transactions, MarketWise implemented a traditional equity compensation plan and expects to incur greatly reduced stock-based compensation expense that will be similar to that of other public companies.

Six Months Ended June 30, 2021

(In thousands)	MarketWise, LLC (Historical)	ADAC (Historical)	Transaction Adjustments	MarketWise Pro Forma
Cost of revenue	$124,916	$—	$56,356	$181,272
Sales and marketing	14,910	—	6,727	21,637
General and administrative	508,694	—	229,498	738,192
Total stock-based compensation expense	$648,520	$—	$292,581	$941,101

Change in fair value	$598,533	$—	$219,511	$818,044
Vested units	43,880	—	73,070	116,950
Distributions	6,107	—	—	6,107
Total stock-based compensation expense	$648,520	$—	$292,581	$941,101

Year Ended December 31, 2020

(In thousands)	MarketWise, LLC (Historical)	ADAC (Historical)	Transaction Adjustments	MarketWise Pro Forma
Cost of revenue	$102,736	$—	$173,514	$276,250
Sales and marketing	10,567	—	17,847	28,414
General and administrative	440,297	—	743,632	1,183,929
Total stock-based compensation expense	$553,600	$—	$934,993	$1,488,593
Change in fair value	$456,457	$—	$861,923	$1,318,380
Vested units	18,745	—	73,070	91,815
Distributions	78,398	—	—	78,398
Total stock-based compensation expense	$553,600	$—	$934,993	$1,488,593
(cc)Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated effective tax rate of 2.1% for the six months ended June 30, 2021 and for the year ended December 31, 2020, after adjusting for additional stock-based compensation expense and the change in the fair value of the derivative warrant liabilities, which are non-deductible for tax purposes.
(dd)Reflects the elimination of ADAC’s historical income and expenses, including administrative support services, which ceased at closing of the Transactions.
(ee)Represents the allocation of net loss to the non-controlling interests due to the MarketWise Units held by the MarketWise Members. The amount has been calculated as follows:
MarketWise pro forma net loss before income taxes, excluding change in fair value of warrant liabilities; less net loss attributable to non-controlling interest of MarketWise, LLC; multiplied by the MarketWise Units of the MarketWise Members of 92.1%.
•As a result, for the six months ended June 30, 2021, the net loss attributable to the non-controlling interests held by the MarketWise Members amounted to $842.7 million. The non-controlling interest related to other entities that are included in the MarketWise, LLC amount totaled $1.1 million.
•For the year ended December 31, 2020, the net loss attributable to the non-controlling interests held by the MarketWise Members amounts to $1,357.0 million. The non-controlling interest related to other entities that are included in the MarketWise, LLC amount totaled $2.7 million.

Loss per Share

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(69,486)	$(145,177)
Denominator:
Public stockholders	2,653	2,653
PIPE Investors	15,000	15,000
Initial shareholders	7,299	7,299
Pro forma weighted average shares outstanding, basic and diluted	24,952	24,952
Pro forma basic and diluted net loss per share(1)(2)(3)	$(2.78)	$(5.82)
__________________
(1)Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 20,699,993 public warrants and 10,280,000 private placement warrants.
(2)The combined pro forma net loss per share excludes the impact of 3,051,000 Sponsor Earnout Shares and up to 2,000,000 Management Member Earnout Shares, as the earnout contingency has not been met.
(3)Shares of Class B common stock do not participate in the earnings or losses of MarketWise and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been presented.
Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
(a)Reflects the reclassification of the Trust Account to cash and cash equivalents that became available at the time of the Transactions.
(b)Reflects proceeds of $150.0 million from the issuance and sale of 15,000,000 shares of Class A common stock in the PIPE Investment pursuant to the Subscription Agreements.
(c)Reflects the payment of transaction costs incurred by ADAC and MarketWise for legal, financial advisory, and other professional fees reflected as a decrease in additional paid-in capital.
(d)Reflects the settlement of $14.5 million in deferred underwriters’ discounts.
(e)Reflects the conversion of ADAC Class B ordinary shares into Class A common stock.
(f)Reflects the conversion of ADAC Class A ordinary shares into Class A common stock.
(g)Reflects cash payment of $387.7 million to redeeming shareholders of ADAC Class A ordinary shares and the related reclassification of $341.9 million carrying value to additional paid-in capital.
(h)Reflects reclassification of ADAC’s historical accumulated deficit.
(i)Reflects the distribution by MarketWise, LLC made to the MarketWise Members immediately prior to the recapitalization, in accordance with MarketWise, LLC’s existing operating agreement, of all cash and cash equivalents of MarketWise, LLC as of such time.
(j)Represents the issuance of 291.1 million shares of Class B common stock to the MarketWise Members with a resulting decrease in additional paid-in capital.
(k)Represents the allocation of accumulated losses of MarketWise, LLC reclassified into retained earnings.
(l)Represents the allocation of net assets to the non-controlling interests, which are primarily due to the MarketWise Units of the MarketWise Members.

(m)Represents:
1.the additional compensation expense of $292.6 million recorded in accumulated deficit and related to the acceleration of the vesting for Class B Units of MarketWise, LLC;
2.the corresponding elimination of the historical liability of $1,235.6 million; and
3.the resulting increase in additional paid-in capital (see footnote (bb) to the unaudited pro forma condensed consolidated statement of operations).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with “Summary Historical and Pro Forma Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve certain risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections.
Overview
We are a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. We offer a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
We started in 1999 with the simple idea that, if we could publish intelligent, independent, insightful, and in-depth investment research and treat the subscriber the way we would want to be treated, then subscribers would renew their subscriptions and stay with us. Over the years, we have expanded our business into a comprehensive suite of investment research products and solutions. We now produce a diversified product portfolio from a variety of financial research companies such as Stansberry Research, Palm Beach Research, Casey Research, InvestorPlace, and Empire Financial Research. Our entire investment research product portfolio is 100% digital and channel agnostic, and we offer all of our research across a variety of platforms, including desktop, laptop, and mobile devices, including tablets and mobile phones.
Today, we benefit from the confluence of a leading editorial team, diverse portfolio of content and brands, and comprehensive suite of investor-centric tools that appeal to a broad subscriber base.
As a result of the expansion of the business, we now have 88 editors covering a broad spectrum of investments, ranging from commodities to equities, to distressed debt and cryptocurrencies as of June 30, 2021. We offer 41 free and 125 paid products on multiple platforms through our 12 customer-facing brands. This diversity of content has allowed our business to succeed and our subscription base to grow through the many economic cycles in our over 20-year history.
We also have an engaged subscriber base of 1 million Paid Subscribers in more than 200 countries and territories as of June 30, 2021. Additionally, we have a large and growing audience of 12 million Free Subscribers. These subscriber counts are all up significantly from three years ago, as we have scaled our business and broadened our operating brands and product offerings.
Finally, we have implemented world-class systems and applications that power our infrastructure. All of these improvements have helped lead to strong conversion rates, revenue retention, and growing ARPU. For more information on our Free Subscribers, Paid Subscribers, ARPU, and Billings metrics, see the “—Key Business

Metrics” section below, and for more information on our refund rate and churn rate, see the “—Definitions of Metrics” section below.
__________________
1.Billings represents amounts invoiced to customers. See “—Key Business Metrics and Non-GAAP Financial Measures—Key Business Metrics.”
2.Includes both Free and Paid Subscribers.
As highlighted by the key initiatives above, we have transformed ourself from essentially a single entity partnership to an enterprise with a dozen primary customer facing brands, a full-spectrum product set that has grown substantially and which covers most investment categories, and a significantly scaled community that is approaching 13 million subscriber relationships, driven by our success in developing and cultivating a free- and free-to-paid subscriber model.
The Transactions
The Transactions were consummated on July 21, 2021. The Transactions will be accounted for akin to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. The Transactions are expected to have several significant impacts on our future reported financial position and results, as a consequence of reverse capitalization treatment.
These impacts include an estimated net reduction in cash (as compared to our balance sheet at June 30, 2021) of $121.5 million. This pro forma cash amount includes: (a) the reclassification of ADAC’s Trust Account of $414.3 million to cash and cash equivalents that became available at the time of the consummation of the Transactions; (b) proceeds of $150.0 million from the issuance and sale of Class A common stock in the PIPE Investment; (c) payment of $42.0 million in non-recurring transaction costs; (d) settlement of $14.5 million in deferred underwriters’ discount; and (e) the payment of $387.7 million to redeeming shareholders of ADAC. See “Unaudited Pro Forma Condensed Combined Financial Information” and Note 14, Subsequent Events, to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.
Our Business Model
Our business model is characterized by efficient subscriber acquisition and high-value conversion, is highly scalable, and is built from a highly recurring base of subscription revenue. Our financial profile is characterized by strong growth, high margins, high-value customers with rapid payback periods, significant operating leverage, low capital investment requirements, and high Adjusted CFFO Margin. Adjusted CFFO Margin is a non-GAAP measure. For more information, see “—Key Business Metrics and Non-GAAP Financial Measures—Non-GAAP Financial Measures.”

KEY DRIVERS OF OUR SUCCESS

POWERFUL CONTENT PLATFORM

- Compelling content fosters relationships between readers and editors, creates customer loyalty and brand goodwill
- Insightful and engaging content drives conversion of users from free to paid subscribers
- Focus on proven formula to launch & scale new products in a low-risk capital way

CUSTOMER FOCUS

- Customer centricity through every stage of a subscriber's journey
- Emphasis on developing long-term relationship with the subscriber
- Consistent 90%+ revenue retention

SCALABLE MODEL

- Industry-leading ROI on new customer acquisition
- Upsell to higher ARPU products with almost all of the upsell revenues falling to the bottom line

DATA / TECHNOLOGY

- Real-time campaign feedback, AI and rapid scalability
- Machine learning and advanced analytics drive increased upsell yield

Grow our subscriber base. As of June 30, 2021, we served over 1 million Paid Subscribers and approximately 12 million Free Subscribers. Our current subscriber base represents a small fraction of the more than 63 million self-directed U.S. investors, and millions more internationally. Anyone can sign up for our free investment publications with a valid email address and receive access the next day to our extensive library of free investment research content.
Our success in growing our subscriber base to date is due to our data-driven customer marketing approach, and growth in the number of self-directed investors. In order to grow our subscriber base, we plan to continue to expand and optimize our performance marketing effort, launch additional products targeting new markets, invest further in international growth, and selectively pursue strategic growth opportunities.

FREE AND PAID SUBCRIBERS (MILLIONS)
78% CAGR
73% Growth
3.3
0.6
2.7
5.5
0.5
5.0
10.4
0.9
9.5
7.5
0.7
6.8
13.0
1.0
12.0
2018
2019
2020
YTD 2Q 2020
YTD 2Q 2021
Free Subscribers
Paid Subscribers

Increase conversion of Free to Paid Subscribers. Our free subscription products serve as a significant funnel for conversions to our paid subscription products, with an average annual free-to-paid conversion rate of approximately 2% between 2018 and 2020. Free-to-paid conversions represent an increasingly important channel for us to source subscribers, with free-to-paid conversions accounting for approximately 29% of our new Paid Subscribers in 2020. Even more notably, free-to-paid conversions are among our most loyal and valuable subscribers, as they tend to convert to higher-value content faster than subscribers that join initially through a paid subscription. In addition to converting Free Subscribers to Paid Subscribers, we are highly focused on transitioning our Paid Subscribers to committed, higher-value subscribers that purchase over $5,000 in products over their lifetime. For more information on the free-to-paid conversion rate, see “—Definitions of Metrics.”
Expand our relationship with existing subscribers. We offer a wide array of paid subscription products, ranging from lower priced products (e.g., subscriptions less than $600 annually) to more expensive products (e.g., subscriptions over $2,500 annually). The length of our subscriptions can vary from one year to “lifetime,” whereby subscribers pay up front for access to certain of our products for the rest of their investing lives and simply pay an annual maintenance fee ranging from $250 to $500 per year. As subscribers learn more about our product offerings and the valuable content and tools we provide, they often increase their spending on our platform. As of June 30, 2021, we had 2.1 million unique paid subscriptions representing 4.7 million underlying subscription products, approximating 4 paid subscription products on average per Paid Subscriber. We have a strong track record of driving expanded sales to our existing subscribers by converting subscribers to lifetime members and by selling them complementary software, tools, and services that fit their investment styles and strategies. Our annual high-value conversion rate has grown from 13% in 2017 to 22% in 2020. Our ability to expand our relationships with existing subscribers is all predicated on the quality of our content, the investment performance we deliver, and the intelligence of our performance marketing efforts. For more information on the high-value conversion rate, see “—Definitions of Metrics.”
Continued investment in growth. Over the past ten years, we have transformed from an essentially one-branded partnership with 50 products to 12 primary customer facing brands, offering over 160 products. Along the way, we have developed several joint ventures and executed strategic acquisitions to accelerate our growth, as well as increase the value of our offerings to our subscribers. We have a strong track record of scaling past acquisitions successfully and quickly building scale on joint ventures. In fact, Billings from the acquisitions and joint ventures we have completed over the past ten years totaled $421 million in 2020, which represents 77% of overall Billings for the year.
We have also made key investments across our platform to create a repeatable, low-cost, and scalable business model. We have invested in business functions from marketing to technology and developed several new products, including our new Terminal product, which provides investment news, information, and access to our research. We plan to continue investing in cutting-edge AI and advanced analytics-driven marketing tools to further optimize our marketing channels.
Additionally, we have invested in our finance, technology, human resources, and other general and administrative functions to support our growth. These investments have resulted in strong growth in our Free Subscribers, Paid Subscribers, and ARPU. In turn, as noted in the tables below, these investments and strong improvements in key business metrics have made important contributions to our strong financial performance. We have intends to continue to invest in our business in order to capitalize on our large market opportunity.

BILLINGS1 ($ IN MILLIONS)
40% CAGR
83% Growth
$280.5
$310.1
$548.8
$240.6
$440.4
2018
2019
2020
YTD 2Q 2020
YTD 2Q 2021

__________________
(1)Billings represents amounts invoiced to customers. See “—Key Business Metrics and Non-GAAP Financial Measures—Key Business Metrics.”
(2)Included within net income (loss) are stock-based compensation expenses as follows:

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Vested Class B Units and change in fair value of Class B liability awards	$642.4	$61.1	$475.2	$5.6	$11.1
Profits distributions to holders of Class B Units	6.1	38.1	78.4	14.8	17.1
Total stock-based compensation expense	$648.5	$99.1	$553.6	$20.4	$28.2
(3)Adjusted CFFO is calculated as net cash provided by operating activities plus profit distributions to Class B unitholders included in stock-based compensation expense.
(4)Adjusted CFFO Margin is calculated as Adjusted CFFO divided by Billings. For more information on Adjusted CFFO and Adjusted CFFO Margin, see “—Key Business Metrics and Non-GAAP Financial Measures—Non-GAAP Financial Measures.”
Key Factors Affecting Our Performance
We believe that our growth and future success are dependent upon several factors, including those below and those noted in the “Risk Factors” section of this prospectus. The key factors below represent significant business opportunities as well as challenges that we must successfully address in order to continue our growth and improve our financial results.
Growing our subscriber base with compelling unit economics. We are highly focused on continuing to acquire new subscribers to support our long-term growth. Our marketing spend is a large driver of new subscriber growth. At the heart of our marketing strategy is our compelling unit economics that combine long-term subscriber relationships, highly scalable content delivery, cost-effective customer acquisition, and high-margin conversions.
Our Paid Subscribers as of December 31, 2020 generated average customer lifetime Billings of approximately $2,700, resulting in a LTV/CAC ratio of more than 5x. On average, it takes us approximately seven to nine months for a Paid Subscriber’s cumulative net revenue to exceed the total cost of acquiring that subscriber (which includes fixed costs, such as marketing salaries). For more information on our LTV/CAC ratio and the components of this ratio, see “—Definitions of Metrics.”
We adjust our marketing spend to drive efficient and profitable customer acquisition. We can adjust our marketing spend in near real-time, and we monitor costs per acquisition relative to the cart value of the initial subscription. We seek and typically achieve 90-day payback periods to cover this variable component of the direct marketing spend.
We have invested, and expect to continue to invest, heavily in sales and marketing efforts to drive customer acquisition.
Retaining and expanding relationship with existing subscribers. We believe that we have a significant opportunity to expand our relationships with our large base of Free and Paid Subscribers. Thanks to the quality of our products, we believe that our customers will continue their relationship with us and extend and increase their subscriptions over time. As we deepen engagement with subscribers, our customers tend to purchase more and higher-value products. Our ARPU as of June 30, 2021 was $823, which increased 10% from June 30, 2020, in line with increasing value that our subscribers receive from our product offerings. Our ARPU grew at a CAGR of 26% over the three-year period ended December 31, 2020.
__________________
(1)ARPU is calculated as the trailing four quarters of Billings divided by the average number of quarterly total Paid Subscribers over that period.
Conversion rates are important to our business because they are an indicator of how engaged and how well we are connecting with our subscribers. The time it takes our customers to move from our free products to our lower-priced paid subscriptions and eventually to high-end products and lifetime “bundled” offerings impacts our growth in net revenue, Billings, and ARPU. Our cumulative free-to-paid, high-value and ultra high-value conversion rates were 6%, 36%, and 33%, respectively, over the periods indicated in the table below:
__________________
(1)Subscriber figures shown as of June 30, 2021. For definitions of Free Subscribers, Paid Subscribers, free-to-paid conversion rate, high-value conversion rate, and ultra high-value conversion rate, see “—Definitions of Metrics.”
(2)Represents cumulative free-to-paid conversion rate for the period July 1, 2018 to June 30, 2021.
(3)Represents cumulative high-value conversion rate as of June 30, 2021.
(4)Represents cumulative ultra-value conversion rate as of June 30, 2021. MarketWise’s ultra high-value conversion rate reflects the rate at which a high-value Paid Subscriber that has purchased more than $600 of MarketWise’s products over their lifetime converts into a subscriber that has purchased more than $5,000. Calculated as (x) the number of Paid Subscribers who have purchased more than $5,000 in aggregate over their lifetime as of June 30, 2021 divided by (y) the number of high-value Paid Subscribers as of June 30, 2021. We believe our ultra high-value conversion rate reflects our ability to successfully build lifetime relationships with our subscribers, often across multiple products and brands.
The charts below show how our free-to-paid and high-value conversions build over time at a cohort level. Beginning with 2018 and running through the second quarter of 2021, our quarterly cohorts of new Free Subscribers continued to convert to Paid Subscribers at approximately 2% annually. Since 2018, approximately 12% of new Paid Subscribers in each quarterly cohort converted to high-value subscribers annually. For more information on free-to-paid, high-value, and ultra high-value conversion rates, see “—Definitions of Metrics.”

CUMULATIVE FREE TO PAID CONVERSION RATES[1]
7%
6%
5%
4%
3%
2%
1%
0%
% conversion
1-90
91-180
181-270
271-360
361-450
451-540
541-630
631-720
721-810
811-900
Days from First Free Subscription Sign Up

CUMULATIVE HIGH VALUE CONVERSION RATES[2]
25%
20%
15%
10%
5%
0%
% conversion
1-90
91-180
181-270
271-360
361-450
451-540
541-630
631-720
721-810
811-900
901-990
Days from First Paid Subscription
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021

______________
Note: The 2Q 2021 cohort is incomplete as it has not yet had a full 90 days to mature.
(1)Cumulative free-to-paid conversion rate is calculated as (x) the number of Free Subscribers buying their first paid subscription through the indicated date since their free subscription sign up divided by (y) the number of Free Subscribers who signed up in the indicated quarter.
(2)Cumulative high-value conversion rate is calculated as (x) the number of Paid Subscribers whose lifetime value grew to greater than $600 through the indicated date since their first paid subscription divided by (y) the number of new Paid Subscribers in the indicated quarter.
We believe that the consistent and significant growth in cumulative spend across subscriber cohorts from a given year is a testament to the quality and efficacy of our offerings. We believe that our increasing LTV per subscriber reflects our increased value proposition to existing subscribers as they expand their relationship with us across our platform over time, either through a combination of additional product purchases or by joining our lifetime offerings.

__________________
(1)As the 2020 cohort has yet to mature to one year, estimated value by using the ratio of the 2020 cohort’s day 270 value to the 2019 cohort’s day 270 value and applying that growth factor to the 2019 cohort’s year-one value. The 2021 cohort is not mature enough to display.
Our broad and comprehensive set of product offerings to subscribers, along with high-quality editorial content, has also led to strong annual net revenue retention, with an average of 93% of revenue coming from existing subscribers from 2018 through 2020.
Subscriber churn (or rate of attrition) is low and generally runs approximately 1 to 2% per month. Additionally, the ARPU of Paid Subscribers that churn in the first year is very low relative to our overall ARPU, indicating that those subscribers who drop off in the first year are often the least-engaged and lowest-paying subscribers. For example, from 2018 through 2020, Paid Subscribers who cancelled had generated an average of $65 in ARPU at the time they left. We believe that our high net revenue retention rates are a good indicator of the engagement of our subscribers with our products, and that this as the most useful measure of customer retention. For more information on net revenue retention, see “—Definitions of Metrics.”
Definitions of Metrics
Throughout this prospectus, a number of our financial and operating metrics are referenced, which we do not consider to be key business metrics, but which we review to monitor our performance, and which we believe may be useful to investors. These are:
Free-to-paid conversion rate: We calculate our free-to-paid conversion rate as (x) the number of Free Subscribers who purchased a subscription during the period divided by (y) the average number of Free Subscribers during the period. We believe our free-to-paid conversion rate is an indicator of the type of Free Subscribers that we are signing up and the quality of our content and marketing efforts. Investors should consider free-to-paid conversion rate as one of the factors in evaluating our ability to maintain a robust pipeline for new customer acquisition.
High-value conversion rates: Our high-value conversion rate reflects the rate at which a Paid Subscriber that has purchased less than $600 of our products over their lifetime converts into a subscriber that has purchased more than $600. We calculate high-value conversion rates on a periodic and a cumulative basis. We believe our high-value conversion rate is one indicator that our existing subscribers are engaged and reflects a likelihood that they will expand their relationship with us over time. Investors should consider high-value conversion rates as a factor in evaluating our ability to retain and expand our relationship with our subscribers.
•Periodic high-value conversion rate: We calculate periodic high-value conversion rate as (x) the number of Paid Subscribers whose cumulative lifetime spend grew to more than $600 during the period divided by (y) the average number of Paid Subscribers whose cumulative lifetime spend was less than $600 at any time during the period.
•Cumulative high-value conversion rate: We calculate cumulative high-value conversion rate as (x) the number of Paid Subscribers who have purchased more than $600 in aggregate over their lifetime as of end of the period divided by (y) the number of Paid Subscribers as of the end of the period.
Cumulative ultra high-value conversion rate: Our cumulative ultra high-value conversion rate reflects the rate at which a high-value Paid Subscriber that has purchased more than $600 of our products over their lifetime converts into a subscriber that has purchased more than $5,000. We calculate cumulative ultra-high value conversion rate as (x) the number of Paid Subscribers who have purchased more than $5,000 in aggregate over their lifetime as of end of the period divided by (y) the number of high-value Paid Subscribers as of end of the period. We believe our cumulative ultra high-conversion rate reflects our ability to successfully build lifetime relationships with our subscribers, often across multiple products and brands. Investors should consider cumulative ultra high-value value conversion rate as a factor in evaluating our ability to retain and expand our relationship with our subscribers.
LTV/CAC ratio: We calculate LTV/CAC ratio as LTV divided by CAC. We use LTV/CAC ratio because it is a standard metric for subscription-based businesses, and we believe that an LTV/CAC ratio above 3x is considered to be indicative of strong profitability and marketing efficiency. We believe that an increasing LTV per subscriber reflects our existing subscribers recognizing our value proposition, which will expand their relationship with us across our platform over time, either through a combination of additional product purchases or by joining our lifetime offerings. Investors should consider this metric when evaluating our ability to achieve a return on our marketing investment. Lifetime value (“LTV”) represents the average margin on average customer lifetime billings (that is, the estimated cumulative spend across a customer’s lifetime). Customer acquisition cost (“CAC”) is defined as direct marketing spend, plus external revenue share expense, plus retention and renewal expenses, plus copywriting and marketing salaries, plus telesales salaries and commissions, plus customer service commissions.
Net revenue retention: Net revenue retention is defined as Billings from all prior period cohorts in the current period, divided by all Billings from the prior period. We believe that a high net revenue retention rate is a measure of customer retention and an indicator of the engagement of our subscribers with our products. Investors should consider net revenue retention as an ongoing measure when evaluating our ability to convert customers to higher-value subscriptions or products over time.
Key Business Metrics and Non-GAAP Financial Measures
Key Business Metrics
We review the following key business metrics to measure our performance, identify trends, formulate financial projections, and make strategic decisions. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies who may calculate similarly titled metrics in a different way.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Free Subscribers	11,970,356	6,817,076	9,529,622	5,027,461	2,741,033
Paid Subscribers	994,491	683,593	856,826	526,018	552,964
ARPU	$823	$748	$759	$599	$478
Billings (in millions)	$440.4	$240.6	$548.8	$310.1	$280.5
Free Subscribers. Free Subscribers are defined as unique subscribers who have subscribed to one of our many free investment publications via a valid email address and continue to remain directly opted in, excluding any Paid Subscribers who also have free subscriptions. Free subscriptions are often daily publications that include some commentary about the stock market, investing ideas, or other specialized topics. Included within our free publications are advertisements and editorial support for our current marketing campaigns. While subscribed to our publications, Free Subscribers learn about our editors and analysts, get to know our products and services, and learn more about ways we can help them be a better investor.
Free Subscribers increased by 1.1 million to 12.0 million as of June 30, 2021 as compared to 10.9 million as of March 31, 2021, and increased by 2.5 million as compared to 9.5 million as of December 31, 2020. This growth was driven by our continued lead generation efforts and the expansion of our product set.
Free Subscribers increased by 5.2 million from June 30, 2020 to June 30, 2021, as our significant lead-generation efforts that began in earnest during late 2018 and intensified during 2019 with the expansion across multiple brands continued into the second quarter of 2021. This continues a strong growth trend from 2020 during which we rapidly grew our Free Subscribers by 4.5 million from December 31, 2019 to December 31, 2020. The focus on lead generation efforts that began in 2018 led to an increase of 2.3 million Free Subscribers from December 31, 2018 to December 31, 2019.
Paid Subscribers. We define Paid Subscribers as the total number of unique subscribers with at least one paid subscription at the end of the period. We view the number of Paid Subscribers at the end of a given period as a key indicator of the attractiveness of our products and services, as well as the efficacy of our marketing in converting Free Subscribers to Paid Subscribers and generating direct-to-paid Paid Subscribers. We grow our Paid Subscriber base through performance marketing directly to prospective and existing subscribers across a variety of media, channels, and platforms.
Total Paid Subscribers decreased by 7 thousand in second quarter 2021 as compared to first quarter 2021, reaching total Paid Subscribers of 1 million at June 30, 2021, but increased by 137 thousand from December 31, 2020 and 311 thousand from June 30, 2020. The slight decline in Paid Subscribers this quarter was due to a number of factors which we believe are related to the travel and leisure boom associated with the dramatic reopening of the economy. First, the cost of advertising began to increase through the second quarter as the travel and hospitality industries significantly increased their usage of digital mediums to market their products. This has tended to increase our per unit subscriber acquisition cost. Additionally, toward the end of the second quarter, we began to see what some are referring to as a “revenge travel boom,” as Americans began to make up for the inability to travel for the last sixteen months. As a result, we believe it currently costs more to get the attention of prospective customers who are venturing out rather than focusing on their investments. We focus closely on our break-even metrics, and as our per unit subscriber acquisition cost increases, we will adjust and focus our marketing on existing customers, for which that cost is close to zero. We will continue to evaluate our unit acquisition costs and believe that there should be some normalization as we get into the fall.
Subscriber count churn was at the higher end of the recent historic range indicated in our investor slide deck. After periods of rapid growth, it is not unusual to see a modest increase in churn as some of the less engaged, new Paid Subscribers churn off. Indicative of this, almost all of the subscribers who churned in the quarter did so having owned only one entry level publication. This is evidenced by the fact that their ARPU approximately matched the subscription price of our entry level publications.
The year over year growth in Paid Subscriber count was driven by a combination of effective direct-to-paid conversions and continued strong free-to-paid conversions.
We continue to add new Paid Subscribers as successful marketing efforts and rich content drove free-to-paid conversions, as well as direct-to-paid acquisitions, which also drove our increase in Paid Subscribers of 331 thousand from December 31, 2019 to December 31, 2020. Paid Subscribers decreased by 27 thousand from December 31, 2018 to December 31, 2019 as many campaigns that year focused on monetizing existing customers. Our net revenue retention rate was 110%, 83%, and 85% in 2020, 2019, and 2018, respectively. Supporting our significant net revenue retention rate is the fact that those subscribers that do churn tend to be the lowest-engaged, lowest-ARPU subscribers. The ARPU of churned subscribers during 2020, 2019, and 2018 was $56, $82, and $58, respectively, as compared to our overall ARPU for those years of $759, $599, and $478, respectively.
Average Revenue Per User. We define ARPU as average revenue per user, calculated as the trailing four quarters of net Billings divided by the average number of quarterly total Paid Subscribers over that period. We believe ARPU is a key indicator of how successful we are in converting subscribers to higher-value content. We believe that increasing ARPU is indicative of the trust we build with our subscribers and of the value they see in our products and services.
ARPU decreased by $2, or 0.3%, to $823 as of June 30, 2021 as compared to $825 as of March 31, 2021, but increased by $64, or 8.4%, from December 31, 2020 and $75.6, or 10.1%, from June 30, 2020. This growth was driven by strong ongoing high-value conversions as indicated by customers buying additional higher value content at higher price points.
High value conversions over the trailing 12 months drove ARPU higher even as we added a record number of Paid Subscribers. ARPU increased by $160, or 26.8%, during 2020 as compared to 2019. Our ARPU increased by $120, or 25.1%, in 2019 as compared to 2018. For each of these periods, we believe the growth was attributable to the quality of our content and more effective sales and marketing efforts with a greater focus on expanding sales to existing subscribers and converting our subscribers to higher-value content at more expensive price points, including bundled subscriptions and lifetime subscriptions. These subscriptions have compelling economics that allow us to recoup our initial marketing spend made to acquire these subscribers. Specifically, our payback period was estimated at 0.7 years for 2020, and was 0.8 and 0.9 years for 2019 and 2018, respectively. We have experienced a stable payback period in the range of 0.7 to 0.9 years reliably over the past many years, despite the increases in customer acquisition costs that the digital subscription industry has experienced in recent years. The payback period decreased further in 2020 as a result of expanded conversion rates and, to a far lesser degree, decreasing costs for media spend as demand dropped as a result of the pandemic. We expect the costs for media spend to revert back to higher rates as we move further into 2021.
Billings. Billings represents amounts invoiced to customers. We measure and monitor our Billings because it provides insight into trends in cash generation from our marketing campaigns. We generally bill our subscribers at the time of sale and receive full cash payment up front, and defer and recognize a portion of the related revenue ratably over time for term and lifetime subscriptions. For certain subscriptions, we may invoice our Paid Subscribers at the beginning of the term, in annual or monthly installments, and, from time to time, in multi-year installments. Only amounts invoiced to a Paid Subscriber in a given period are included in Billings. While we believe that Billings provides valuable insight into the cash that will be generated from sales of our subscriptions, this metric may vary from period to period for a number of reasons and, therefore, Billings has a number of limitations as a quarter-over-quarter or year-over-year comparative measure. These reasons include, but are not limited to, the following: (i) a variety of contractual terms could result in some periods having a higher proportion of annual or lifetime subscriptions than other periods; (ii) fluctuations in payment terms may affect the Billings recognized in a particular period; and (iii) the timing of large campaigns may vary significantly from period to period.
Billings increased by $199.8 million, or 83%, in the six-month period ended June 30, 2021 as compared to the six-month period ended June 30, 2020. This increase can be attributed to strong lifetime and high-value subscription sales, combined with strong new Paid Subscriber performance across our brands and publications. Billings increased by $238.8 million, to $548.8 million in 2020, as compared to 2019. The increase was primarily driven by strong lifetime and high-value subscription sales, combined with strong new Paid Subscriber performance, as we continued to focus significant marketing efforts on adding new Paid Subscribers, as well as converting Paid Subscriber to high-value subscriptions. Billings increased by $29.5 million, to $310.1 million in 2019, as compared to 2018, driven primarily by strong lifetime and high-value subscription sales, as we focused significant marketing efforts on high-value subscriptions.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe that the below non-GAAP financial measures are useful in evaluating our operating performance. We use the below non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. This non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Adjusted CFFO	$157.3	$63.3	$134.3	$69.0	$93.6
Adjusted CFFO Margin	35.7%	26.3%	24.5%	22.3%	33.4%
In addition to our results determined in accordance with GAAP, we disclose the non-GAAP financial measure Adjusted CFFO. We define Adjusted CFFO as cash flow from operations plus profits distributions that were recorded as stock-based compensation expense from the Class B Units, plus or minus any non-recurring items. Profits distributions to Class B unitholders included amounts attributable to the Class B unitholders’ potential tax liability with respect to the Class B Units (i.e., there was no tax withholding, and the full amount of allocable profit was distributed, subject to the terms of the Existing LLC Agreement). We define Adjusted CFFO Margin as Adjusted CFFO as a percentage of Billings.
We believe that Adjusted CFFO and Adjusted CFFO Margin are useful indicators that provide information to management and investors about ongoing operating performance, to facilitate comparison of our results to those of peer companies over multiple periods, and for internal planning and forecasting purposes.
We have presented Adjusted CFFO because we believe it provides investors with greater comparability of our operating performance without the effects of stock-based compensation expense related to holders of Class B Units that are not expected to continue following the consummation of the Transactions, in which all Class B Units will be converted into MarketWise Units. Following the consummation of the Transactions, we will make certain tax distributions to the MarketWise Members in amounts sufficient to pay individual income taxes on their respective allocation of the profits of MarketWise, LLC at then prevailing individual income tax rates. These distributions will not be recorded on MarketWise, Inc.’s income statement, and will be reflected on MarketWise, Inc.’s cash flow statement as cash used in financing activities. The cash used to make these distributions will not be available to us for use in the business.
Adjusted CFFO and Adjusted CFFO Margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of other GAAP financial measures, such as cash flow from operations or operating cash flow margin. Some of the limitations of using Adjusted CFFO and Adjusted CFFO Margin are that these metrics may be calculated differently by other companies in our industry.
We expect Adjusted CFFO and Adjusted CFFO Margin to fluctuate in future periods as we invest in our business to execute our growth strategy. These activities, along with any non-recurring items as described above, may result in fluctuations in Adjusted CFFO and Adjusted CFFO Margin in future periods.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted CFFO for each of the periods presented:

(In millions)	Six Months Ended June 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by operating activities	$151.2	$25.2	$55.9	$54.2	$76.5
Profits distributions to Class B unitholders included in stock-based compensation expense	6.1	38.1	78.4	14.8	17.1
Adjusted CFFO	$157.3	$63.3	$134.3	$69.0	$93.6
The following table provides the calculation of net cash provided by operating activities margin as a percentage of net revenue, the most directly comparable financial measure in accordance with GAAP, and Adjusted CFFO Margin for each of the periods presented:

(In millions)	Six Months Ended June 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by operating activities	151.2	25.2	55.9	54.2	76.5
Net revenue	261.8	159.2	364.2	272.2	238.4
Net cash provided by operating activities margin	57.8%	15.8%	15.3%	19.9%	32.1%

Adjusted CFFO	157.3	63.3	134.3	69.0	93.6
Billings	440.4	240.6	548.8	310.1	280.5
Adjusted CFFO Margin	35.7%	26.3%	24.5%	22.3%	33.4%

The Effect of the COVID-19 Pandemic
COVID-19 was declared a pandemic by the World Health Organization and has spread across the globe, impacting worldwide activity and financial markets. COVID-19 has had a significant impact on the global supply chain, financial markets, trading activities, and consumer behavior, and the expected duration of these impacts remain uncertain.
We have continued to operate our business without much disruption during the pandemic, and we required our employees to work remotely in response to stay-at-home orders imposed by the U.S. and local governments in March 2020. While COVID-19 has impacted the sales and profitability of many companies’ business over this period, it has not negatively impacted our net revenues so far, and our business has continued to perform well.
While it is not possible at this time to estimate the impact, if any, that COVID-19 will have on our business longer term, the continued spread of COVID-19 and the measures taken by governments, businesses, and other organizations in response to COVID-19 could adversely impact our business, financial condition, and our results of operations. For more information, see the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this prospectus.
Components of Our Results of Operations
Net Revenue
We generate net revenue primarily from services provided in delivering term and lifetime subscription-based financial research, publications, and SaaS offerings to individual subscribers through our online platforms, advertising arrangements, print products, events, and revenue share agreements.
Net revenue is recognized ratably over the duration of the subscriptions, in an amount that reflects the consideration we expect to be entitled to in exchange for those services. In addition to term subscriptions, we offer lifetime subscriptions where we receive a large upfront payment when the subscriber enters into the contract, and for which we will receive a lower annual maintenance fee thereafter. Subscribers are typically billed in advance of the subscriptions. Much of our net revenue is generated from subscriptions entered into during previous periods. Consequently, any decreases in new subscriptions or renewals in any one period may not be immediately reflected as a decrease in net revenue for that period, but could negatively affect our net revenue in future quarters. This also makes it difficult for us to rapidly increase our net revenue through the sale of additional subscriptions in any period, as net revenue is recognized over the term of the subscription agreement. We expect subscription net revenue to continue to increase as we have experienced sales growth in lifetime and multi-year contracts in recent periods.
We earn net revenue from the sale of advertising placements on our websites and from the sale of print products and events. We also recognize net revenue through revenue share agreements where we earn a commission for successful sales by other parties generated through the use of our customer list. We expect advertising and other net revenue to increase in absolute dollars as our business grows.
Net revenue earned in 2018 through the second quarter of 2021 was almost 100% organic. Net revenue from acquisitions was less than 1% of net revenue earned in 2018 through the second quarter of 2021, and the remainder was attributable to brands developed internally since 2018 and businesses acquired or developed prior to 2018. In the future, we expect to continue to grow revenue organically, as well as through acquisitions, joint ventures, and other strategic transactions.
Employee Compensation Costs
Employee compensation costs, or payroll and payroll-related costs, include salaries, bonuses, benefits, and stock-based compensation for employees classified within cost of revenue, sales and marketing, and general and administrative, and also includes sales commissions for sales and marketing employees.
Stock-based compensation expense is related to the Class B Units. The Class B Units are classified as liabilities as opposed to equity and remeasured to fair value at the end of each reporting period until settlement into equity, with the change in value being charged to stock-based compensation expense. Because the Class B Units are classified as liabilities on ours consolidated balance sheet, all profits distributions made to the holders of the Class B Units are considered to be stock-based compensation expenses. We recognized total stock-based compensation expenses of $648.5 million and $99.1 million for the six months ended June 30, 2021 and 2020, respectively, and $553.6 million, $20.4 million, and $28.2 million for the years ended December 31, 2020, 2019, and 2018, respectively.
The amount of stock-based compensation expense included within each of the respective line items in the consolidated statement of operations is as follows:

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Cost of revenue	$124.9	$18.2	$102.7	$5.0	$21.9
Sales and marketing	14.9	2.2	10.6	—	6.3
General and administrative	508.7	78.7	440.3	15.4	—
Total stock based-compensation expense	$648.5	$99.1	$553.6	$20.4	$28.2
Total stock-based compensation expenses include profits distributions to holders of Class B Units of $6.1 million and $38.1 million for the six months ended June 30, 2021 and 2020, respectively, and $78.4 million, $14.8 million, and $17.1 million for the years ended December 31, 2020, 2019, and 2018, respectively.
As a result of the Transactions, in which all Class B Units were converted into MarketWise Units, we do not expect to continue recognizing stock-based compensation expenses related to the Class B Units for periods after the consummation of the Transactions. While going forward we do not expect to incur the levels of stock-based compensation expense we have historically as a result the liability-award classification of the Class B Units, we do expect to incur stock-based compensation expense in the ordinary course.
Cost of Revenue
Cost of revenue consists primarily of payroll and payroll-related costs associated with producing and publishing our content, hosting fees, customer service, credit card processing fees, product costs, and allocated overhead. Cost of revenue is exclusive of depreciation and amortization, which is shown as a separate line item.
Within cost of revenue are stock-based compensation expenses related to the Class B Units of $124.9 million and $18.2 million for the six months ended June 30, 2021 and 2020, respectively, and $102.7 million, $5.0 million, and $21.9 million for the years ended December 31, 2020, 2019, and 2018, respectively. These amounts include profits distributions to holders of Class B Units of $1.2 million, $7.3 million, $14.7 million, $2.9 million, and $13.6 million, respectively.
We expect cost of revenue to increase as our business grows, including as a result of new acquisitions, joint ventures, and other strategic transactions. However, the level and timing of our variable compensation may not match the pattern of how net revenue is recognized over the subscription term. Therefore, we expect that our cost of revenue will fluctuate as a percentage of our net revenue in the future.
Sales and Marketing
Sales and marketing expenses consist primarily of payroll and related costs, amortization of deferred contract acquisition costs, agency costs, advertising campaigns, and branding initiatives. Sales and marketing expenses are exclusive of depreciation and amortization shown as a separate line item.
Within sales and marketing expenses are stock-based compensation expenses related to the Class B Units of $14.9 million and $2.2 million for the six months ended June 30, 2021 and 2020, respectively, and $10.6 million, $0.0 million, and $6.3 million for the years ended December 31, 2020, 2019, and 2018, respectively. Included in stock-based compensation expense for those periods are profits distributions to holders of Class B Units of $0.3 million, $0.0 million, $2.8 million, $0.0 million, and $3.5 million, respectively.

We expect that our sales and marketing expense will increase in absolute dollars and continue to be our largest operating expense for the foreseeable future as we expand our sales and marketing efforts. However, because we incur sales and marketing expenses up front when we launch campaigns to drive sales, while we recognize net revenue ratably over the underlying subscription term, we expect that our sales and marketing expense will fluctuate as a percentage of our net revenue over the long term. Sales and marketing expenses may fluctuate further as a result of acquisitions, joint ventures, or other strategic transactions we undertake in the future.
Research and Development
Research and development expenses consist primarily of payroll and related costs, technical services, software expenses, and hosting expenses. Research and development expenses are exclusive of depreciation and amortization shown as a separate line item.
We expect that our research and development expense will increase in absolute dollars as our business grows, including as a result of new acquisitions, joint ventures, and other strategic transactions, particularly as we incur additional costs related to continued investments in our platform.
General and Administrative
General and administrative expenses consist primarily of payroll and related costs associated with our finance, legal, information technology, human resources, executive, and administrative personnel, legal fees, corporate insurance, office expenses, professional fees, and travel and entertainment costs.
Within general and administrative expenses are stock-based compensation expenses related to the Class B Units of $508.7 million and $78.7 million for the six months ended June 30, 2021 and 2020, respectively, and $440.3 million, $15.4 million, and $0.0 million for the years ended December 31, 2020, 2019, and 2018, respectively. These amounts includes profit distributions to holders of Class B Units of $4.6 million, $30.8 million, $60.8 million, $11.9 million, and $0.0 million, respectively.
Following the completion of the Transactions, we expect to incur additional general and administrative expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, and increased expenses for insurance, investor relations, and professional services. General and administrative expenses may fluctuate further as a result of acquisitions, joint ventures, or other strategic transactions we undertake in the future.
Depreciation and Amortization
Depreciation and amortization expenses consist of amortization of trade names, customer relationship intangibles, and software development costs, as well as depreciation on other property and equipment such as leasehold improvements, furniture and fixtures, and computer equipment. We expect depreciation and amortization expenses to increase on an absolute dollar basis as our business grows, including as a result of new acquisitions, joint ventures, and other strategic transactions, but to remain generally consistent as a percentage of total net revenue.
Related Party Expense
Related party expenses primarily consist of expenses for certain corporate functions performed by a related party for certain historic periods, as well as revenue share expenses. We have built our own corporate infrastructure and do not expect non-revenue share expenses from this related party in the future.
Other Income (Expense), Net
Other income, net primarily consists of the net gains on our embedded derivative instruments and on sales of cryptocurrencies.
Interest Income, Net

Interest income, net primarily consists of interest income from our money market accounts, as well as interest expense on outstanding borrowings under the Credit Facility (as defined below) with a related party. See “—Liquidity and Capital Resources—Credit Facility.”
Results of Operations
The following table sets forth our results of operations for the periods presented:

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net revenue	$261.2	$157.7	$360.8	$265.4	$232.9
Related party revenue	0.6	1.4	3.4	6.8	5.6
Total net revenue	261.8	159.2	364.2	272.2	238.4
Operating expenses:
Cost of revenue(1)(2)	159.6	42.2	154.6	42.6	57.6
Sales and marketing(1)(2)	148.7	89.6	214.3	106.1	97.3
General and administrative(1)(2)	572.1	121.0	526.6	91.7	58.2
Research and development(1)(2)	3.7	2.2	4.8	3.7	2.3
Depreciation and amortization	1.4	1.3	2.6	2.3	2.5
Related party expense	—	—	0.1	0.3	2.1
Total operating expenses	885.6	256.2	902.9	246.7	220.1
(Loss) income from operations	(623.8)	(97.0)	(538.7)	25.6	18.3
Other (expense) income, net	0.3	(0.9)	(2.9)	0.9	0.3
Interest income, net	—	0.5	0.5	1.6	0.1
Net (loss) income	(623.5)	(97.4)	(541.1)	28.0	18.7
Net (loss) income attributable to non-controlling interests	(1.1)	(0.9)	(2.7)	—	0.1
Net (loss) income attributable to MarketWise	$(622.3)	$(96.5)	$(538.4)	$28.0	$18.6
__________________
(1)Included within cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows:

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Vested Class B Units and change in fair value of Class B liability awards	$642.4	$61.1	$475.2	$5.6	$11.1
Profits distributions to holders of Class B Units	6.1	38.1	78.4	14.8	17.1
Total stock-based compensation expense	$648.5	$99.1	$553.6	$20.4	$28.2
(2)Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item.

The following table sets forth our consolidated statements of operations data expressed as a percentage of net revenue for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Cost of revenue(1)	61.0%	26.5%	42.5%	15.6%	24.2%
Sales and marketing(1)	56.8%	56.3%	58.8%	39.0%	40.8%
General and administrative(1)	218.5%	76.0%	144.6%	33.7%	24.4%
Research and development(1)	1.4%	1.4%	1.3%	1.3%	1.0%
Depreciation and amortization	0.6%	0.8%	0.7%	0.9%	1.1%
Related party expense	—%	—%	—%	0.1%	0.9%
Total operating expenses	338.2%	161.0%	247.9%	90.6%	92.3%
(Loss) income from operations	(238.2)%	(61.0)%	(147.9)%	9.4%	7.7%
Other income, net	0.1%	(0.5)%	(0.8)%	0.3%	0.1%
Interest income, net	0.0%	0.3%	0.1%	0.6%	0.0%
Net (loss) income	(238.1)%	(61.2)%	(148.6)%	10.3%	7.8%
Net (loss) income attributable to non-controlling interests	(0.4)%	(0.5)%	(0.7)%	—%	—%
Net (loss) income attributable to MarketWise	(237.7)%	(60.7)%	(147.8)%	10.3%	7.8%

__________________
(1)Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item.
Comparison of Six Months Ended June 30, 2021 and Six Months Ended June 30, 2020
Net Revenue

(In millions)	Six Months Ended June 30,		$ Change	% Change
	2021	2020
Net revenue	$261.8	$159.2	$102.7	64.5%
Net revenue increased by $102.7 million, from $159.2 million for the six months ended June 30, 2020 to $261.8 million for the six months ended June 30, 2021. The increase in net revenue was primarily driven by a $74.7 million increase in term subscription revenue and a $27.9 million increase in lifetime subscription revenue.
Both term and lifetime subscription revenue benefited from a significant increase in Paid Subscribers. Term subscription revenue increased as a result of a significant increase in marketing efforts. Lifetime subscription revenue, which is initially deferred and recognized over a five-year period, increased as a result of higher volume of lifetime subscriptions in the current and prior years, which continued to benefit us in the first half of 2021.

Operating Expenses

(In millions)	Six Months Ended June 30,		$ Change	% Change
	2021	2020
Operating expenses:
Cost of revenue	$159.6	$42.2	$117.4	278.2%
Sales and marketing	148.7	89.6	59.1	66.0%
General and administrative	572.1	121.0	451.1	372.8%
Research and development	3.7	2.2	1.5	68.2%
Depreciation and amortization	1.4	1.3	0.1	7.7%
Related party expenses	—	—	—	—%
Total operating expenses	$885.6	$256.2	$629.4	245.7%
Cost of Revenue
Cost of revenue increased by $117.5 million, from $42.2 million for the six months ended June 30, 2020 to $159.6 million for the six months ended June 30, 2021, primarily driven by an increase of $106.7 million in stock-based compensation expense related to holders of Class B Units, $4.7 million in credit card fees due to higher sales volume, an increase of $2.6 million in payroll and payroll-related costs due to higher headcount, and increases of $1.6 million and $1.4 million in freelance editorial expense and outside labor expense, respectively, primarily related to certain new brands launched during 2019 and 2020.
Approximately $102.5 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to the vesting of additional Class B Units of $10.2 million, partially offset by lower Class B Unit distributions of $6.1 million.
Sales and Marketing
Sales and marketing expense increased by $59.1 million, from $89.6 million for the six months ended June 30, 2020 to $148.7 million for the six months ended June 30, 2021, primarily driven by a $24.1 million increase in direct marketing and lead-generation expenses, a $19.5 million increase in amortization of deferred contract acquisition costs, a $12.7 million increase in stock-based compensation expense related to holders of Class B Units, and a $3.3 million increase in payroll and payroll-related costs due to higher headcount.
Approximately $7.2 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to the vesting of additional Class B Units of $5.1 million and higher Class B Unit distributions of $0.3 million.
General and Administrative
General and administrative expense increased by $451.1 million, from $121.0 million for the six months ended June 30, 2020 to $572.1 million for the six months ended June 30, 2021, primarily driven by an increase of $430.0 million in stock-based compensation expense related to holders of Class B Units, a $9.8 million increase in incentive compensation and profit interest expenses, a $5.7 million increase in accounting, legal, and consulting fees related to public company readiness efforts, an increase of $3.8 million in payroll and payroll-related costs due to increased headcount to support operations, and a $2.7 million increase in cloud computing and software fees due to increases in transaction volumes and license fees associated with higher headcount, partially offset by a $1.7 million decrease related to change in fair value of derivatives.
Approximately $439.0 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to the vesting of additional Class B Units of $17.2 million, partially offset by lower Class B Unit distributions of $26.2 million.
Adjusted CFFO

(In millions)	Six Months Ended June 30,		$ Change	% Change
	2021	2020
Adjusted CFFO	$157.3	$63.3	$94.1	148.7%
Adjusted CFFO increased by $94.1 million, from $63.3 million for the six months ended June 30, 2020 to $157.3 million for the six months ended June 30, 2021, primarily driven by an increase of $199.8 million in Billings at an Adjusted CFFO Margin of 35.7%.
Comparison of Year Ended December 31, 2020 and Year Ended December 31, 2019
Net Revenue

(In millions)	Year Ended December 31,		$ Change	% Change
	2020	2019
Net revenue	$364.2	$272.2	$92.0	33.8%
Net revenue increased by $92.0 million, from $272.2 million for the year ended December 31, 2019 to $364.2 million for the year ended December 31, 2020. The increase in net revenue was primarily driven by a $59.7 million increase in term subscription revenue and a $35.9 million increase in lifetime subscription revenue, partially offset by a $3.7 million decrease in non-subscription revenue.
Term subscription revenue increased as a result of a significant increase in marketing efforts, along with free-to-paid conversion rate improvement during 2020. Lifetime subscription revenue, which is initially deferred and recognized over a five-year period, increased as a result of higher volume of lifetime subscriptions in prior years, which continued to benefit us in 2020, along with high-value conversion rate improvement during 2020 as compared to 2019.
Operating Expenses

(In millions)	Year Ended December 31,		$ Change	% Change
	2020	2019
Operating expenses:
Cost of revenue	$154.6	$42.6	$112.0	262.9%
Sales and marketing	214.3	106.1	108.2	102.0%
General and administrative	526.6	91.7	434.9	474.3%
Research and development	4.8	3.7	1.1	29.7%
Depreciation and amortization	2.6	2.3	0.3	13.0%
Related party expenses	0.1	0.3	(0.2)	(66.7)%
Total operating expenses	$902.9	$246.7	$656.2	266.0%
Cost of Revenue
Cost of revenue increased by $112.0 million, from $42.6 million for the year ended December 31, 2019 to $154.6 million for the year ended December 31, 2020, primarily driven by an increase of $97.7 million in stock-based compensation expense related to holders of Class B Units, $5.9 million in credit card fees due to higher sales volume, an increase of $3.9 million in payroll and payroll-related costs due to higher headcount, and an increase of $2.5 million in freelance editorial expense primarily related to certain new brands launched during 2019 and 2020.

Approximately $97.0 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to higher Class B Unit distributions of $11.8 million, partially offset by a $1.5 million decrease attributable to less vesting of Class B Units.
Sales and Marketing
Sales and marketing expense increased by $108.2 million, from $106.1 million for the year ended December 31, 2019 to $214.3 million for the year ended December 31, 2020, primarily driven by an $82.0 million increase in direct marketing and lead-generation expenses, a $12.0 million increase in amortization of deferred contract acquisition costs, an increase of $10.6 million in stock-based compensation expense related to holders of Class B Units, and an increase of $3.8 million in payroll and payroll-related costs due to higher headcount.
Approximately $6.5 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to higher Class B Unit distributions of $2.8 million, and the vesting of additional Class B Units of $1.2 million.
General and Administrative
General and administrative expense increased by $434.9 million, from $91.7 million for the year ended December 31, 2019 to $526.6 million for the year ended December 31, 2020, primarily driven by an increase of $424.9 million in stock-based compensation expense related to holders of Class B Units, a $4.0 million increase in accounting, legal, and consulting fees related to public company readiness efforts, an increase of $3.8 million in payroll and payroll-related costs due to increased headcount to support operations, a $3.6 million increase in cloud computing and software fees due to increases in transaction volumes, and a $1.6 million increase in incentive compensation and profit interest expenses, partially offset by a $2.4 million decrease in travel and entertainment expenses primarily attributable to COVID-19 restrictions, and a $1.0 million decrease in sales and value-added taxes.
Approximately $365.5 million of the increase in stock-based compensation expense was due to the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020. The remaining increase in stock-based compensation expense was due to higher Class B Unit distributions of $48.9 million and the vesting of additional Class B Units of $10.5 million.
Adjusted CFFO

(In millions)	Year Ended December 31,		$ Change	% Change
	2020	2019
Adjusted CFFO	$134.3	$69.0	$65.3	94.6%
Adjusted CFFO increased by $65.3 million, from $69.0 million for the year ended December 31, 2019 to $134.3 million for the year ended December 31, 2020, primarily driven by an increase of $238.8 million in Billings at an Adjusted CFFO Margin of 24.5%.

Comparison of Year Ended December 31, 2019 and Year Ended December 31, 2018
Net Revenue

(In millions)	Year Ended December 31,		$ Change	% Change
	2019	2018
Net revenue	$272.2	$238.4	$33.8	14.2%
Net revenue increased by $33.8 million, from $238.4 million for the year ended December 31, 2018 to $272.2 million for the year ended December 31, 2019. The increase in net revenue was primarily driven by a $27.4 million increase in lifetime subscription revenue, along with a $3.6 million increase in term subscription revenue and a $2.8 million increase in non-subscription revenue.
Lifetime subscription revenue, which is initially deferred and recognized over a five-year period, increased as a result of higher volume of lifetime subscriptions in prior years, which continued to benefit us in 2019, along with high-value conversion rate improvement during 2019 as compared to 2018.
Operating Expenses

(In millions)	Year Ended December 31,		$ Change	% Change
	2019	2018
Operating expenses:
Cost of revenue	$42.6	$57.6	$(15.0)	(26.0)%
Sales and marketing	106.1	97.3	8.8	9.0%
General and administrative	91.7	58.2	33.5	57.6%
Research and development	3.7	2.3	1.4	60.9%
Depreciation and amortization	2.3	2.5	(0.2)	(8.0)%
Related party expenses	0.3	2.1	(1.8)	(85.7)%
Total operating expenses	$246.7	$220.0	$26.7	12.1%
Cost of Revenue
Cost of revenue decreased by $15.0 million, from $57.6 million for the year ended December 31, 2018 to $42.6 million for the year ended December 31, 2019, primarily driven by a $16.9 million decrease in stock-based compensation expense related to Class B Units held by certain employees who moved from editorial roles to administrative roles during 2019 and a $2.9 million decrease in stock-based compensation expense related to holders of Class B Units in editorial roles in both periods, partially offset by an increase of $1.4 million in outside labor costs due to higher revenue and an increase of $0.9 million in credit card fees due to higher sales volume.
Sales and Marketing
Sales and marketing expense increased by $8.8 million, from $97.3 million for the year ended December 31, 2018 to $106.1 million for the year ended December 31, 2019, primarily driven by a $7.9 million increase in direct marketing and lead-generation expenses, a $5.8 million increase in amortization of deferred contract acquisition costs, and an increase of $1.1 million in payroll and payroll-related costs due to higher headcount, partially offset by a $6.3 million decrease in stock-based compensation expense related to Class B Units held by certain employees who moved from sales and marketing roles to administrative roles during 2019.
General and Administrative
General and administrative expense increased by $33.5 million, from $58.2 million for the year ended December 31, 2018 to $91.7 million for the year ended December 31, 2019, primarily driven by an increase of $15.4 million in stock-based compensation expense related to Class B Units held by certain employees, an increase of $6.7 million in bonuses and profit interest expenses, an increase of $3.7 million in reserve for sales and value-added taxes, and an increase of $3.2 million in payroll and payroll-related costs due to increased headcount to support operations. Of the $15.4 million increase in stock-based compensation expense related to holders of Class B Units, approximately $12.0 million was attributable to the employees who moved from editorial and sales and marketing roles to administrative roles during 2019, whose expense was $7.9 million lower than during 2018, and $3.0 million of the increase was due to Class B Unit grants to additional employees.
Related Party Expense
Related party expense decreased by $1.8 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018 due to reduced corporate cost allocations from our related-party owner, as we continued to build out our corporate infrastructure.
Adjusted CFFO

(In millions)	Year Ended December 31,		$ Change	% Change
	2019	2018
Adjusted CFFO	$69.0	$93.6	$(24.6)	(26.3)%
Adjusted CFFO decreased by $24.6 million, from $93.6 million for the year ended December 31, 2018 to $69.0 million for the year ended December 31, 2019, primarily driven by $17.9 million net reduction in cash from net related party receivables and payables due to greater emphasis during 2019 on settling outstanding related party payables in a more timely fashion.

Selected Quarterly Financial and Other Information
The following table presents our unaudited selected quarterly financial and other information for the periods and as of the dates indicated. The unaudited selected quarterly financial data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In our management’s opinion, the unaudited selected quarterly financial information have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations for these periods. This information should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results in any future period and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year.

(In millions, except subscriber data)	As of and for the Three Months Ended		As of and for the Three Months Ended				Year Ended December 31, 2020	As of and for the Three Months Ended				Year Ended December 31, 2019
	March 31, 2021	June 30, 2021	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020		March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Net revenue	$119.7	$142.1	$76.4	$82.8	$98.2	$106.8	$364.2	$61.4	$67.8	$72.3	$70.7	$272.2
Net income (loss)(1)	(615.1)	(8.4)	(16.5)	(81.0)	(68.3)	(375.4)	(541.1)	6.8	11.6	7.6	2.0	28.0
Billings	255.3	185.1	117.5	123.1	149.9	158.4	548.8	51.7	71.1	96.3	91.0	310.1

Net cash provided by operating activities	$92.3	$58.9	$(6.4)	$31.8	$47.8	$(17.3)	$55.9	$(26.3)	$12.3	$45.3	$23.0	$54.2
Plus: Profits distributions to Class B unit holders included in stock-based compensation expense	5.7	0.5	32.3	5.8	7.2	33.1	78.4	6.2	1.0	7.3	0.3	14.8
Adjusted CFFO	$98.0	$59.4	$25.9	$37.6	$55.1	$15.7	$134.3	$(20.1)	$13.3	$52.6	$23.2	$69.0

Free Subscribers	10,870,171	11,970,356	5,900,065	6,817,076	8,147,974	9,529,622	9,529,622	3,260,446	3,799,050	4,551,731	5,027,461	5,027,461
Paid Subscribers	1,001,432	994,491	566,917	683,593	785,539	856,826	856,826	521,797	511,168	512,921	526,018	526,018
Total Subscribers	11,871,603	12,964,847	6,466,982	7,500,669	8,933,513	10,386,448	10,386,448	3,782,243	4,310,218	5,064,652	5,553,479	5,553,479

(1) Included within net income (loss) are stock-based compensation expenses as follows:
Stock-based compensation expense	$601.1	$47.4	$20.5	$78.6	$73.5	$381.0	$553.6	$3.4	$2.7	$8.9	$5.4	$20.4

Liquidity and Capital Resources
General
As of June 30, 2021, our principal sources of liquidity were cash, cash equivalents, and restricted cash of $242.0 million. Cash and cash equivalents comprise bank deposits, money market funds, and certificates of deposit. Restricted cash comprises reserves held with credit card processors for chargebacks and refunds. We have financed our operations primarily through cash received from operations, and our sources of liquidity have enabled us to make continued investments in supporting the growth of our business. We have also historically leveraged the Credit Facility to fund our acquisitions. Following the completion of the Transactions, we expect that our operating cash flows, in addition to cash on hand, will enable us to continue to make investments in the future. We expect our operating cash flows to further improve as we increase our operational efficiency and experience economies of scale.
We believe that our existing cash and cash equivalents and cash flow from operations will be sufficient to support working capital and capital expenditure requirements for at least the next 12 months. Our future capital requirements will depend on many factors, including our subscription growth rate, subscription renewal activity, including the timing and the amount of cash received from subscribers, the pace of expansion of sales and marketing activities, the timing and extent of spending to support development efforts, the introduction of new and enhanced products, and the level of costs to operate as a public company following the Transactions. We may, in the future, enter into arrangements to acquire or invest in complementary businesses, products, and technologies.
We may be required to seek additional equity or debt financing. In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued innovation, we may not be able to compete successfully, which would harm our business, operations, and financial condition.
A substantial source of our cash is from our deferred revenue, which is included in the liabilities section of our consolidated balance sheets. Deferred revenue consists of the unearned portion of customer billings, which is recognized as net revenue in accordance with our revenue recognition policy. As of June 30, 2021, we had deferred revenue of $707.5 million, of which $324.7 million was recorded as a current liability and is expected to be recognized as net revenue over the next 12 months, provided all other revenue recognition criteria have been met.
As a result of the Transactions, we will incur public company expenses related to our operations, plus payment obligations under the Tax Receivable Agreement, which we expect to be significant. MarketWise, Inc. intends to cause MarketWise, LLC to make distributions to MarketWise, Inc. in an amount sufficient to allow MarketWise, Inc. to pay its tax obligations and operating expenses, including distributions to fund any payments due under the Tax Receivable Agreement.
Furthermore, to the extent we have taxable income, we will make distributions to the MarketWise Members in amounts sufficient for the MarketWise Members to pay taxes due on their share of our income at prevailing individual income tax rates. Such amounts will be reflected in MarketWise, Inc.’s statement of cash flows as cash used in financing activities, and so will not decrease the amount of cash from operations or net income reflected in MarketWise, Inc.’s financial statements. However, such distributions will decrease the amount of cash available to us for use in our business.
Tax Receivable Agreement
MarketWise, Inc. intends, as MarketWise, LLC’s sole manager, to cause MarketWise, LLC to make cash distributions to MarketWise, Inc. in an amount sufficient to cover MarketWise, Inc.’s obligations under the Tax Receivable Agreement. However, MarketWise, LLC’s ability to make such distributions to MarketWise, Inc. may be subject to various limitations and restrictions, such as restrictions on distributions under contracts or agreements to which MarketWise, LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering MarketWise, LLC insolvent. If we do not have sufficient cash to fund distributions to MarketWise, Inc. in amounts sufficient to cover MarketWise, Inc.’s obligations under the Tax Receivable Agreement, it may have to borrow funds, which could materially adversely affect its liquidity and financial condition and subject it to various restrictions imposed by any such lenders. To the extent that MarketWise, Inc. is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. MarketWise, Inc.’s failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because (i) MarketWise, LLC is prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of its indebtedness or (ii) MarketWise, LLC does not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” and “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement.” Any payments made by MarketWise, Inc. to the MarketWise Members under the Tax Receivable Agreement will not be available for reinvestment in the business and will generally reduce the amount of cash that might have otherwise been available to MarketWise, Inc. and its subsidiaries.
The Tax Receivable Agreement provides that if (i) MarketWise, Inc. materially breaches any of its material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) MarketWise, Inc. elects an early termination of the Tax Receivable Agreement, then MarketWise, Inc.’s future obligations, or its successor’s future obligations, under the Tax Receivable Agreement to make payments thereunder would accelerate and become due and payable, based on certain assumptions, including an assumption that MarketWise, Inc. would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any MarketWise Member that has MarketWise Units not yet exchanged shall be deemed to have exchanged such MarketWise Units on such date, even if MarketWise, Inc. does not receive the corresponding tax benefits until a later date when the MarketWise Units are actually exchanged. As a result of the foregoing, MarketWise, Inc. would be required to make an immediate cash payment equal to the estimated present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, MarketWise, Inc. could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual tax benefits it ultimately realizes. Based on the foregoing and assuming no material changes in the relevant tax law and that there is no change in the price of the our Class A common stock, if we were to elect to terminate the Tax Receivable Agreement one year after the closing of the Transactions, we estimate that we would be required to pay approximately $887 million in the aggregate under the Tax Receivable Agreement. In these situations, MarketWise, Inc.’s obligations under the Tax Receivable Agreement could have a substantial negative impact on MarketWise, Inc.’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. There can be no assurance that MarketWise, LLC will be able to fund or finance MarketWise, Inc.’s obligations under the Tax Receivable Agreement.
Assuming no material changes in the relevant tax law and that MarketWise, Inc. earns sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, the tax savings associated with the purchase of MarketWise Units in connection with the Transactions, together with future redemptions or exchanges of all remaining MarketWise Units not owned by MarketWise, Inc. pursuant to the MarketWise Operating Agreement as described above, are expected to aggregate to approximately $1,155 million over 20 years from the date of the Transactions assuming all future redemptions or exchanges would occur one year after the closing of the Transactions and that there is no change in the price of our Class A common stock since the Transactions. Under such scenario, assuming future payments are made on the date each relevant tax return is due, without extensions, MarketWise, Inc. would be required to pay approximately 85% of such amount, or approximately $982 million, over the 20-year period from the date of the Transactions.
Credit Facility
On December 31, 2013, we entered into a secured uncommitted credit agreement (the “Credit Facility”) with a related party, secured by a first priority lien on all our assets. During the year ended December 31, 2020, we repaid all amounts outstanding under the Credit Facility. In February 2021, the Credit Facility was terminated.

We are currently in the early stages of evaluating the establishment of a new committed credit facility.
Cash Flows
The following table presents a summary of our consolidated cash flows provided by (used in) operating, investing, and financing activities for the periods indicated:

(In millions)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by operating activities	$151.2	$25.2	$55.9	$54.2	$76.5
Net cash (used in) provided by investing activities	(8.1)	(9.4)	(9.6)	12.4	(16.5)
Net cash (used in) financing activities	(15.9)	(67.9)	(103.4)	(27.3)	(30.1)
Operating Activities
For the six months ended June 30, 2021, net cash provided by operating activities was $151.2 million, primarily due to net loss of $623.5 million adjusted for non-cash charges of $642.9 million and net changes in our operating assets and liabilities of $131.8 million. The non-cash adjustments primarily related to stock-based compensation expenses of $642.4 million, which was driven by the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020, and the granting and vesting of certain Class B Units. The changes in operating assets and liabilities were primarily driven by an increase in deferred revenue of $172.8 million due to our overall increase in sales, and an increase in accrued expenses of $32.9 million, partially offset by a net increase in deferred contract acquisition costs of $74.3 million.
For the six months ended June 30, 2020, net cash provided by operating activities was $25.2 million, primarily due to net loss of $97.4 million and non-cash charges of $64.8 million, and partially offset by net changes in our operating assets and liabilities of $57.8 million. The non-cash adjustments primarily related to stock-based compensation income of $61.1 million, which was driven by the decrease in fair value of the Class B Units. The changes in operating assets and liabilities were primarily driven by an increase in deferred revenue of $78.3 million due to our overall increase in sales, partially offset by a net increase in deferred contract acquisition costs of $22.1 million.
For the year ended December 31, 2020, net cash provided by operating activities was $55.9 million, primarily due to net loss of $541.1 million adjusted for non-cash charges of $483.4 million and net changes in MarketWise’s operating assets and liabilities of $113.6 million. The non-cash adjustments primarily related to stock-based compensation expenses of $475.2 million, which was driven by the increase in fair value as a result of a higher probability assigned to the market approach due to the signing of a letter of intent with ADAC during December 2020, and the granting and vesting of certain Class B Units. The changes in operating assets and liabilities were primarily driven by an increase in deferred revenue of $178.8 million due to our overall increase in sales, and an increase in trade and other payables of $7.0 million, partially offset by a net increase in deferred contract acquisition costs of $64.9 million and an overall net decrease in related-party payables of $4.7 million with lower allocations from our related-party owner.
For the year ended December 31, 2019, net cash provided by operating activities was $54.2 million, primarily due to net income of $28.0 million adjusted for non-cash charges of $10.8 million and net changes in our operating assets and liabilities of $15.4 million. The non-cash adjustments primarily related to stock-based compensation expenses of $5.6 million resulting from the granting and vesting of certain Class B Units. The changes in operating assets and liabilities were primarily driven by an increase in deferred revenue of $36.7 million due to our overall increase in sales, partially offset by an overall net decrease in related-party payables of $13.8 million with lower allocations from our related-party owner, and an increase in accrued expenses of $10.1 million due to higher commission and bonus accruals for the overall growth in sales and headcount.
For the year ended December 31, 2018, net cash provided by operating activities was $76.5 million, primarily due to net income of $18.7 million, adjusted for non-cash charges of $18.3 million and net changes in our operating assets and liabilities of $39.6 million. The non-cash adjustments primarily related to stock-based compensation expenses of $11.1 million. The changes in operating assets and liabilities were primarily driven by an increase in deferred revenue of $42.9 million due to our overall increase in sales, partially offset by an increase in deferred contract acquisition costs of $12.3 million resulting from the increase in sales.
Investing Activities
For the six months ended June 30, 2021, net cash used in investing activities was $8.1 million, primarily driven by the payment of $7.1 million related to the acquisition of Chaikin, and $0.9 million to acquire intangible assets.
For the six months ended June 30, 2020, net cash used in investing activities was $9.4 million, primarily driven by the payment of $9.2 million to acquire the noncontrolling interest of TradeSmith, and $0.2 million for property and equipment.
For the year ended December 31, 2020, net cash used in investing activities was $9.6 million, primarily driven by the payment of $9.2 million to acquire the noncontrolling interest of TradeSmith, $0.3 million for property and equipment, and $0.2 million to acquire intangible assets.
For the year ended December 31, 2019, net cash provided by investing activities was $12.4 million, primarily driven by the return of the $15.0 million in funds held in deposit for a potential acquisition. This was partially offset by the payment of $1.5 million related to the acquisition of Gold Stock Analyst and $0.8 million in capitalized software development costs.
For the year ended December 31, 2018, net cash used in investing activities was $16.5 million, primarily driven by the payment of $15.0 million in funds held in deposit for a potential acquisition, $0.8 million in capitalized software development costs, and $0.7 million for the purchase of property and equipment to support additional office space and site operations. The funds held in deposit of $15.0 million were returned to us in 2019 as the acquisition did not occur.
Financing Activities
For the six months ended June 30, 2021, net cash used in financing activities was $15.9 million, primarily due to $15.1 million in distributions to members and $0.8 million in distributions to non-controlling interests.
For the six months ended June 30, 2020, net cash used in financing activities was $67.9 million, primarily due to $66.1 million in distributions to members, $5.4 million repayment of borrowings under the Credit Facility, and $0.4 million in distributions to non-controlling interests.
For the year ended December 31, 2020, net cash used in financing activities was $103.4 million, primarily due to $101.8 million in distributions to members, $5.4 million repayment of borrowings under the Credit Facility, issuance of notes receivable to related parties of $1.1 million, and $0.5 million in distributions to non-controlling interests, partially offset by proceeds from related party notes receivable of $5.4 million.
For the year ended December 31, 2019, net cash used in financing activities was $27.3 million, primarily due to $20.5 million in distributions to members, issuance of notes receivable to related parties of $3.1 million, $1.9 million repayment of borrowings under the Credit Facility, and $1.8 million in distributions to non-controlling interests.
For the year ended December 31, 2018, net cash used in financing activities was $30.1 million, primarily due to $22.0 million in distributions to members, $4.2 million in distributions to non-controlling interests, and $4.1 million for the repayment of borrowings under the Credit Facility.
Critical Accounting Policies and Significant Estimates
Our consolidated financial statements have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses, and related disclosures. On an ongoing basis, management evaluates its estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.
Management believes that, of our significant accounting policies, which are described in Note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies management believes are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.
Revenue Recognition
We primarily earn revenue from services provided in delivering subscription-based financial research, publications, and SaaS offerings to individual subscribers through our online platforms using the five-step method described in Note 2 to our consolidated financial statements.
Subscription revenues are recognized evenly over the duration of the subscriptions, in an amount that reflects the consideration we expect to be entitled to in exchange for those services. Subscribers are typically billed in advance of the subscriptions. The key estimates related to our revenue recognition are related to our estimated customer lives for our lifetime subscriptions, determination of standalone selling prices, and the amortization period for our capitalized contract costs.
We also offer lifetime subscriptions where we receive an upfront payment upon entering into the contract and receive a lower amount annually thereafter. Certain upfront fees on lifetime subscriptions are paid in installments over a 12-month period and, from time to time, over multiple years. We recognize revenue related to lifetime subscriptions over the estimated customer lives, which is five years. Management has determined the estimated life of lifetime customers based on historic customer attrition rates. The estimated life of lifetime customers was five years for each of the six-month periods ended June 30, 2021 and 2020, and for each of the years ended December 31, 2020, 2019, and 2018.
Our contracts with subscribers may include multiple performance obligations if subscription services are sold with other subscriptions, products, or events within one contract. For such contracts, we allocate net revenues to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the prices charged to subscribers on a standalone basis.
We capitalize incremental costs that are directly related to the acquisition or renewal of customer contracts, to the extent that the costs are expected to be recovered and if we expect the benefit of these costs to be longer than one year. We have elected to utilize the practical expedient and expense costs to obtain a contract with a subscriber when the expected benefit period is one year or less. Our capitalizable incremental costs include sales commissions to employees and fees paid to marketing vendors that are generally calculated as a percentage of the customer sale. We also capitalize revenue share fees that are payable to other companies, including related parties, who share their customer lists with us for each successful sale we make to a customer from their list. Capitalized costs are amortized on a straight-line basis over the shorter of the expected customer life and the expected benefit related directly to those costs, which is approximately four years. The amortization period for contract costs was approximately four years for each of the six-month periods ended June 30, 2021 and 2020, and for each of the years ended December 31, 2020, 2019, and 2018.
Transactions and Valuation of Goodwill and Other Acquired Intangible Assets
When we acquire a business, we allocate the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values as of the acquisition date. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.
Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing assets acquired and liabilities assumed include, but are not limited to, future expected cash flows from acquired customers, trade names, acquired technology from a market participant perspective, and determining useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. While management believes the assumptions and estimates it has made in the past have been appropriate, they are inherently uncertain and subject to refinement. During the measurement period, which is up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings. We did not have significant measurement period adjustments during the six-month periods ended June 30, 2021 and 2020 and during the years ended December 31, 2020, 2019, and 2018.
Stock-Based Compensation
Historically, we granted Class B Units to certain key employees. The Class B Units are classified as liabilities as opposed to equity and remeasured to fair value at the end of each reporting period until settlement into equity, with the change in value being charged to stock-based compensation expense. Because the Class B Units are classified as liabilities on our consolidated balance sheet, all profits distributions made to the holders of the Class B Units are considered to be stock-based compensation expenses. Expense is recognized using the greater of the expenses as calculated based on (i) the legal vesting of the underlying units and (ii) a straight-line basis.
Because our Class B Units were not publicly traded, we must estimate the fair value of our Class B Units. Historically, the fair values of Class B Units were estimated by our board of managers based on our equity value. Our board of managers considered, among other things, contemporaneous valuations of our equity value prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. To estimate the fair value of the Class B Units, a two-step valuation approach is used. First our equity value is estimated using a market approach and a discounted cash flow approach by projecting our net cash flows into the future and discounting these cash flows to present value by applying a market discount rate. This calculated equity value is then allocated to the common units outstanding using an option pricing model by determining the distributions available to unit holders in a hypothetical liquidation. Our board of managers exercised reasonable judgment and considered several objective and subjective factors to determine the best estimate of the fair value of our Class B Units, including:
•our historical and expected operating and financial performance;
•current business conditions;
•our stage of development and business strategy;
•macroeconomic conditions;
•our weighted average cost of capital;
•risk-free rates of return;
•the volatility of comparable publicly traded peer companies; and
•the lack of an active public market for our equity units.
Upon consummation of the Transactions, the vesting of all outstanding awards was accelerated and each Class B Unit was exchanged for MarketWise Units in MarketWise, LLC.
Recently Issued Accounting Pronouncements
See the section titled “Summary of Significant Accounting Policies” in Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus for more information.

Quantitative and Qualitative Disclosures About Market Risk
We are exposed to certain market risks in the ordinary course of our business. These risks primarily include:
Credit Risk
Our financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. We had cash and cash equivalents of $241.5 million, $114.4 million, and $170.5 as of June 30, 2021, December 31, 2020, and December 31, 2019, respectively, which consisted of bank deposits, money market accounts, and certificates of deposit. We hold cash with federally insured financial institutions that often exceed federally insured limits. We manage our credit risk by concentrating our cash deposits with high-quality financial institutions and periodically evaluating the credit quality of those institutions.
Interest Rate Risk
Cash and cash equivalents are held primarily for working capital purposes. These interest-earning instruments are subject to interest rate risk. To date, fluctuations in interest income have not been significant. The primary objective of our investment activities is to preserve principal while maximizing income without significantly increasing risk. We do not enter into investments for trading or speculative purposes and has not used any derivative financial instruments to manage our interest rate risk exposure. Due to the short-term nature of our investments, we have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. A hypothetical 1% change in interest rates during any of the periods presented would not have had a material impact on our consolidated financial statements.
We also historically have had exposure in changing interest rates in connection with the Credit Facility. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors. and other factors beyond our control. In June 2020, we repaid all amounts outstanding under the Credit Facility.
Currency Exchange Risk
We do not believe that foreign currency exchange has had a material effect on our business, results of operations, or financial condition. As the impact of foreign currency exchange rates has not been material to our historical results of operations, we have not entered into foreign currency derivative or hedging transactions, but may do so in the future if our exposure to foreign currency becomes more significant.
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. However, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset higher costs through price increases, and our inability or failure to do so could potentially harm our business, financial condition, and results of operations.

BUSINESS
To understand what we do, let’s start here…in the desert…
Rub’ al-Khali Desert, Arabian Peninsula
Imagine you had to walk across the Rub’ al-Khali—the “Empty Quarter”—of the Arabian Peninsula.
This 250,000-square-mile desert is the largest sand desert in the world. Sand dunes there reach as high as 800 feet. It rains about two inches a year. The surface temperatures reach 125 degrees.
If you were going to cross this desert, think about the three most important pieces of equipment you’d need, beyond the most basic stuff like shoes, clothes, food, and water.
This isn’t hypothetical. Three guys decided to try and walk across this desert completely unassisted. In 2013, South Africans Dave Joyce, Marco Broccardo, and Alex Harris became the first humans to walk completely unassisted through the Empty Quarter. They plotted a 600-mile course from Salalah, Oman to Dubai. Their story is completely nuts…but fascinating.
What is the most obvious piece of advanced equipment you’d need? A GPS, right? Nope. What they needed most wasn’t a GPS…or even a map…at least not a conventional one. What they had to have to make it across 600 miles of desert in 40 days was Google Earth.
They needed to know their precise position in the desert relative to the giant sand dunes, which you can only see using Google Earth’s satellite photos. Before the advent of publicly available satellite photos, walking across this desert would have been impossible. GPS alone wouldn’t have been enough.
The second item Joyce, Broccardo, and Harris needed was a strong, lightweight, easy-to-pull cart, so they could carry enough water and supplies for their journey. That’s right—they tied ropes to their bodies and pulled the cart through the sand like horses pull a wagon. Obviously, they needed food, too. But the water was far more critical—and heavy—to carry because you can survive for up to three weeks without food, but most people would only make it three days without water.

They spent about three years testing various cart designs. The key to success was using mountain bike tires on their cart, rather than wide full tires, which were too difficult to pull through the sand.
And finally, they needed to use a solar-based charger to power up a satellite phone that they called their “lifeline.” They lost the charger on the tenth day of the trip. Without it, they might have died. So, after he had already walked 20 miles through the desert that day, one of them had to turn around and follow his tracks for 15 miles to find the charger. Imagine trying to find that charger…in the desert…by yourself…knowing that if you couldn’t find it, you and your friends would probably die.
So what the heck do three crazy guys hiking across a giant desert have to do with investing? A lot actually—at least from our point of view.
For most individual investors, the process of trying to manage their savings in the stock market is a lot like trying to cross the Rub’ al-Khali desert on foot. You have few landmarks to guide your way. And there are lots of ways to get lost and lose everything. Most people don’t make it—not without the proper education, tools, and guidance.
Learning the story about these adventurers crossing the desert led us to think about the most important things investors need to understand if they’re going to be successful in the stock market.
We’re not talking about the obvious stuff, like the way dividends compound returns or the time-value-of money formula, which explains that your returns will be driven by how much time your investments have to compound.
We’re not talking about the more advanced, but still simple, concepts like position sizing, trailing stop losses, and minimizing taxes when possible.
It’s not that these things aren’t important. They are critical to your investing success. But they’re like shoes, hats, and sunglasses when you’re crossing a desert: Nobody would go without them, and they really don’t require much foresight or wisdom.
Instead, we wanted to answer a more difficult question: What are the three things every investor in common stocks must know to succeed, but that we believe most people don’t know how to do? Or said differently, where is the greatest gap between the value of knowledge and the inexperience of most individual investors?
We gave this question considerable thought because the answers are not simple. In fact, we published an entire book to explain our answers.
To us, the three “tools” that you need to succeed in the markets are:
(1)You have to be able to recognize and properly value great businesses. Learning what characteristics make for a great business takes time and practice. And, even when you find them, to make money investing, you have to buy in at a reasonable price.
(2)You have to have an investing strategy that will work even when your expectations about the market are wrong. When you do this right, you’ll build in a margin of safety that will help you avoid calamitous losses. And…
(3)You have to control your emotions and have the discipline to avoid chasing the wrong investing idea or stock that you (and often many other investors) have fallen in love with.
These are fundamental investing principles that we think every investor needs to study and understand. We’ve written for years about these topics and other important principles in our free and paid content, so we won’t reiterate it all here. But experienced and successful investors understand why these concepts are absolutely vital to navigating markets over longer periods of time.

The reality is, crossing the “desert” and investing in the markets is a lifelong pursuit. No one ever really “graduates” from learning new strategies to adapt to ever-changing market conditions, refining techniques for uncovering opportunities, and developing the discipline to minimize risks.
Investors striking out across the financial desert need the right education, research, and tools to serve as a guide during the entire journey…
That is where we come in.
We started in 1999 with the simple idea that, if we could publish intelligent, independent, insightful, and in-depth investment research and treat the subscriber the way we would want to be treated, then subscribers would renew their subscriptions and stay with us. That simple idea worked and has guided our decisions ever since.
Today, we are a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. We provide our subscribers with the research, education, and tools that they need to navigate the financial markets and “cross the desert.”
We have evolved significantly since our inception in 1999.

Evolution of MarketWise

Where MarketWise is now (June 30, 2021)

1.0M Paid Subscribers
12.0M Free Subscribers
200+ Countries & Territories
125 Paid Products
41 Free Products
12 Primary Customer Facing Brands

1999
STANSBERRY RESEARCH
Inception
2010
PALM BEACH RESEARCH GROUP
Launched
2013
TRADESMITH
Acquired
2014
BONNER & PARTNERS
Acquired
2015
CASEY RESEARCH
Acquired
2016
Omnia Research
Launched
2017
InvestorPlace Media
Acquired
2019
Altimetry
EMPIRE FINANCIAL RESEARCH
Launched
2021
CHAIKIN ANALYTICS
Acquired
MarketWise
Merged with Ascendant to form Publicly Traded Company

Over the years, we have expanded our business into a comprehensive suite of investment research products and solutions. We now produce a diversified product portfolio from a variety of financial research companies such as Stansberry Research, Palm Beach Research Group, TradeSmith, Casey Research, InvestorPlace, and Empire Financial Research. Our entire investment research product portfolio is 100% digital and channel agnostic. We offer our research across a variety of platforms, including desktop, laptop, and mobile devices, including tablets and cell phones.
As a result of the expansion of the business, we now have 88 editors covering a broad spectrum of investments, ranging from commodities to equities, to distressed debt and cryptocurrencies. We offer 41 free and 125 paid products on multiple platforms through our 12 customer-facing brands. This diversity of content has allowed our business to succeed and our subscription base to grow through the many economic cycles in our over 20 year history.

We have an engaged subscriber base of 1 million Paid Subscribers in more than 200 countries and territories. Additionally, we have a large and growing audience of 12 million Free Subscribers. These subscriber counts are all up significantly from three years ago, as we have scaled our business and broadened our operating brands and product offerings.
Finally, we have implemented world-class systems and applications that act as the backbone of our infrastructure. All of these improvements have helped lead to strong conversion rates, revenue retention, and growing ARPU.
As we’ll explain, and despite our significant growth over the past few years, the opportunity to scale our business is substantial…
Millions of Investors are Taking Control of Their Finances, and We have the Content and Tools to be Their Guide
The nature of retail investing is rapidly changing and we are taking advantage of these trends.
Rise of the self-directed investor. Years ago, and even today, retail investors sought advice from traditional investment managers. But over the past two decades, retail investors have increasingly taken control of their own portfolios. There are several reasons for this trend. In the aftermath of the 2008 financial crisis, investor skepticism increased toward large financial institutions and advisors. Meanwhile, the development of online trading and the proliferation of financial information on the Internet has made it easier for investors to take control of their finances and self-direct their investments. Online brokerage platforms have slashed the cost to manage a personal trading account, so investors can now make trades for free or at a fraction of the historical cost.
As a result, the U.S. self-directed investor population is projected to increase from 40 million in 2012 to approximately 63 million people in 2020. And this self-directed population is growing by nearly 7% each year, and is expected to increase to approximately 72 million investors by 2022.
These factors have combined to motivate individual investors to take control of their investment decision-making. These self-directed investors tend to lag the market indices so they seek the expert information to educate and empower themselves to manage their own portfolios. As more investors take the self-directed approach to managing their financial future, there is significant demand for investment ideas, education, and market intelligence.
Demographic shifts are increasing demand for our products. Approximately 17% of the U.S. population are individuals over the age of 65. And that cohort is growing rapidly, with roughly 10,000 Americans retiring every day. Many of these people have significant retirement accounts that they rely on. For example, in the fourth quarter of 2019, the average size of a self-directed brokerage account at Charles Schwab for American investors aged 55 years and older was $420,874.
In addition, younger people are showing higher levels of interest in investing. 72% of Millennials—people born between 1980 and 1994—identify themselves as “self-directed” investors. According to Schwab, only 10% of Millennials with self-directed accounts designate themselves as having “advised” accounts, compared with 42% of Charles Schwab’s Baby Boomer clients and 45% of Gen Xers. The Robinhood online brokerage product caters primarily to younger investors. Our 13 million customers have an average age of 31 years old, compared with Charles Schwab’s average customer age of 50. As the Millennials age and their investable assets grow, we have a big opportunity to serve that demographic and grow our business.
Financial markets are becoming more complex. The historical approach toward managing a personal portfolio with a mix of blue-chip stocks, corporate bonds, and cash has become antiquated. The rapid growth of investment opportunities—including products such as exchange-traded funds (“ETFs”), cryptocurrencies, options strategies, and distressed corporate debt—has given self-directed investors today many different and sophisticated ways to invest their money.
And those choices continue to specialize and multiply. For example, in the mutual fund and ETF categories, products focusing on sustainability, market volatility, and megatrends are being launched. In the first half of 2019 alone, European investment banks and brokerages launched 168 new “sustainable” funds focused on environmental, social, and corporate governance criteria.
As investment options in the global financial markets increase, it becomes harder and harder for investors to stay informed and keep up with the strategies available to them. Us and our teams of editors and analysts are constantly surveying the markets for new strategies to help subscribers stay current with the changing markets.
Financial research content is fragmented and price points vary. The landscape of financial research providers is fragmented, with hundreds of publications, platforms, and tools for investment research directed at distinct segments of the investing community.
Financial research providers range from free, advertising-supported platforms or crowdsourced investment websites to low-cost, “mom and pop” newsletter subscription services, many of which do not produce content at scale. There are also extremely expensive, subscription-based software platforms with data and tools designed for highly sophisticated institutional investors.
Why Most Other Solutions Fall Short
The market for investment research and financial information software is evolving and is highly fragmented. Many content providers fail to scale their business to a large number of subscribers or, if they have a large number of subscribers, they fail to generate profits on scale. They either charge too much, lack the experience to skillfully guide subscribers over longer time periods, fail to provide actionable research, or are constrained by conflicts of interest. Some content providers in the space offer separate products or technologies that overlap with parts of our product offerings. These providers include:
•free online financial news aggregators or customer content platforms, like Yahoo! Finance and Seeking Alpha;
•traditional financial news publishers, like the Wall Street Journal, Investor’s Business Daily, and Barron’s;
•consumer-focused online subscription businesses, such as The Motley Fool;
•institutional financial software providers, such as Bloomberg, FactSet, and S&P Global; and
•online investing tools, such as Atom Finance and Stocktwits.
Our financial research products are different…we provide independent, actionable research from industry experts at lower, more-accessible price points than our competition.
Ad-supported research is broad and usually not actionable. Traditional ad-based content platforms and online investment forums are cheap or even free. But they are less informative and often simply disseminate news content without providing actionable or proprietary investment ideas. By nature, these publications and platforms seek to build larger audiences that can then be monetized through advertising. They do so by being as broad and generic as possible. This often leaves the reader with the burden of having to do additional research to make an informed investment decision.
Niche content is less comprehensive. Niche research and newsletters publications—which focus on narrow market segments or strategies—lack the comprehensive offering that retail investors deserve to manage their increasingly diversified portfolios. These niche publishers often don’t provide access to data and analytics services that a scaled platform can deliver. In addition, a number of these publications are written by individuals who may have a personal, vested interest in the recommendation. (i.e., they own the stock they are promoting.) Users can also find a wide disparity in the quality of the content because of the limited resources available to the publisher or the credibility of the editorial staff.

Institutional research is actionable, but expensive.
While institutional research disseminated by large broker-dealers is often actionable, it is expensive and thus out of reach to most self-directed investors. Bloomberg has reported that institutions paid out between $1,600 and $1 million to institutional research providers—with the median payment in the United States coming in at $42,500. The reports shows that banks charge a median subscription of $14,500 and independent firms charge as much as $30,500. The cost of accessing databases like Bloomberg, Factset, or Pitchbook range between $10,000 and $30,000 per license. By comparison, paid subscriptions across our affiliates start as low as $100 per year for a 12-month annual subscription, and go up to $5,000 per year for publications focused on specialized strategies. In addition, these institutional products are often oriented towards other finance professionals, with highly technical references and analyses that are not easily understood by all investors.
Our Value Proposition
We empower retail investors with institutional-quality research at a price point that is accessible.
Experienced analysts, with their own unique investment strategies and philosophies, lead our franchise brands. As a result, we do not promote a single, unified view of the markets, but instead we publish a mosaic of opinions, recommendations, and strategies.
This multi-franchise approach gives our work far greater breadth, creating more diverse opportunities for our subscribers. Our franchises are linked, however, by a continuous commitment to risk management and a contrarian approach to identifying investment opportunities.
Across all our franchises, we focus on investments that are unloved, ignored, or unknown. Having an informed perspective in these situations gives our subscribers the best risk-to-reward opportunities.
We recognize that self-directed investors do not have the same research budget and resources at their disposal as institutional investors do. So we strive to provide them with institutional quality research at affordable price points. Unlike traditional institutional research, our offerings are significantly less expensive and more accessible. They are designed to be less technical and therefore more easily understood by the subscribers who aren’t finance professionals. At the same time, our offerings have premium content that is highly actionable.
We believe that if we publish research to help our subscribers succeed in the financial markets, they will progressively become better investors, renew their subscriptions, and become long-term customers. We have proven out this thesis throughout our over 20 year history. We have formed lifelong relationships with our subscribers by providing superior value through our offerings.
We provide a comprehensive suite of research and software solutions. Through 12 primary customer facing brands, we have 41 free products and 125 paid products. To date, we have chosen not to combine our franchises and primary customer facing brands into one company, primarily out of consideration for the readers. We find that our subscribers develop personal affinities for specific writers and certain investment styles. We do not want to disturb those relationships by interjecting a new company name or persona. That dynamic is especially true when it comes to our joint ventures and acquisitions, which we engage in periodically, where subscribers may not have any prior relationship with us.

We cover various investment strategies, such as value investing, income, growth, commodities, cryptocurrencies, venture, biotechnology, mutual funds, options, and trading. The chart below gives you a sense of our diverse product offering:
We typically publish our research reports on a monthly basis, although some of our products publish more frequently. We offer our entire investment research product portfolio across a variety of media, including desktops, laptops, tablets, and mobile.

My Subscriptions
Latest Research Feed
My Portfolios
My Bookmarks
Publishing Schedule
My Account
Search
True Wealth
Back
Set as home page
Monthly Issues & Updates
View All Monthly Issues & Updates
February 19th, 2021 | Monthly Issues
The Melt Down Will Arrive – Here, in 2021
The Melt Down is coming... Unfortunately, it will arrive this year. Steve shares the details in this month's issue of True Wealth. Then, he covers a new opportunity in a boom that's just beginning – outside the U.S.
Read More
January 22nd, 2021 | Monthly Issues
The Most Important Advice I Can Give on Today's Melt Up
December 18th, 2020 | Monthly Issues
Even More Triple-Digit Gains Outside the Melt Up
November 20th, 2020 | Monthly Issues
How to Speak West Texan
Special Reports
View All Special Reports
November 13th, 2020 | Special Reports
The 2021 Melt Up Blueprint
2020 was one for the books. We faced a total shutdown of the U.S. economy... Then, the market came roaring back. In
November 6th, 2020 | Special Reports
The Dollar's Decline
Welcome Letter
Quick Start Guide
Publication Overview
ANALYST: STEVE SJUGGERUD
YTD
Lifetime
Issues Published
2
233
Publishing Schedule: Third Friday
Current Issue: 2/19/2021
Next Issue: 3/19/2021
PUBLISHED SINCE 2001
A monthly advisory that shows readers safe, alternative investments that are overlooked by Wall Street.
View Publication FAQs
Send Editorial Feedback
Menu
My Account
Search
True Wealth
Back
Set as home page
Monthly Issues & Updates
View All Monthly Issues & Updates
February 19th, 2021 | Monthly Issues
The Melt Down Will Arrive – Here, in 2021
The Melt Down is coming... Unfortunately, it will arrive this year. Steve shares the details in this month's issue of True Wealth. Then, he covers a new opportunity in a boom that's just beginning – outside the U.S.
Read More
January 22nd, 2021 | Monthly Issues
The Most Important Advice I Can Give on Today's Melt Up
December 18th, 2020 | Monthly Issues
Even More Triple-Digit Gains Outside the Melt Up
November 20th, 2020 | Monthly Issues
How to Speak West Texan
Special Reports
View All Special Reports
November 13th, 2020 | Special Reports
The 2021 Melt Up Blueprint
2020 was one for the books. We faced a total shutdown of the U.S. economy... Then, the market came roaring back. In our 2021 update to Steve's Melt Up blueprint, he explains why the stage is perfectly set for a continued Melt Up in stocks... and how to profit.
Read More
November 6th, 2020 | Special Reports
The Dollar's Decline

We also offer financial software and analytical tools. We continue to expand our research portfolio with software and analytical tool solutions.
Among these are TradeSmith and the Altimeter, which represented 6% of our Billings on average from 3Q 2018 to 2Q 2021. TradeSmith provides a full suite of portfolio management software tools that enable individual investors to manage their portfolios using algorithms that have been back tested for results and designed to help investors manage their emotions. The Altimeter is a user-friendly database showing uniform, accounting-based financial summaries for more than 4,400 companies.
We recently acquired Chaikin Analytics in January 2021 to further expand our portfolio of software and analytical tools and increase the number of our customers in the registered investment advisor market.
We have also developed an investor research platform for the self-directed investor at an affordable price that we internally call the “terminal.” For the individual investor, the terminal employs natural language processing and machine learning to integrate our content with public financial data in a well-designed user interface to make it easy to consume our research and keep track of investments. It provides access to the financial data of over 6,000 U.S. equities, 15,000 international equities and 20,000 U.S. corporate bonds. As soon as you log in, you have instant access to real-time data from companies listed on all U.S. and major international exchanges, as well as a 24-hour financial news feed that’s updated in real time.
We have developed screeners, monitors, portfolio management tools, and a set of proprietary indicators that produce a composite score to rank several thousand publicly traded companies in the United States. The terminal is also designed to appeal to professional registered investment advisors. It combines vast amounts of financial data and third-party content with our proprietary research.

Dashboard
stansberryinvestor.com/dashboard
STANSBERRY INVESTOR
Research
Tools
Media
Support
Search symbol or company name
My Portfolio
Dashboard
Alert
My Account
S&P
DOW
TNX
GOLD
OIL
BTC
Research
The New Entrant to the Streaming Wars Has Become a Y...
The Company That Profits Whether Investors Win or Lose
Stansberry Alliance Executive Summary: Get This 'Crown ...
Is Nio Ready to Revisit the $60s?
Update: Silvergate Capital (SI)
Update on Existing Positions
Gains on for GameStop Stock
Six Days... Quick Profits... Let's 'Ring the Register'
Watchlist
Total Portfolio
Symb... Name Exchange Last Price... Change Prev. Close High Low Open Ask Ask S
AAU Almaden Minerals Ltd. AMEX 0.73 0.01 (1.40%) 0.75 0.70 0.73 800.00
AMCX AMC Networks Inc. NasdaqGS 76.68 -1.95 (-2.48%) 83.47 76.65 78.82 76.76 100.00 75
AXP American Express Company NYSE 146.36 -2.19 (-1.47%) 148.84 146.05 148.70 146.35 200.00 146
AXS AXIS Capital Holdings Limited NYSE 52.24 0.58 (1.03%) 52.17 50.89 51.32 52.39 100.00 52
BXMT Blackstone Mortgage Trust, Inc. NYSE 32.21 0.10 (0.31%) 32.44 31.94 32.26 32.22 300.00 32
CTRP 0.00 0.00 (0.00%) 0.00 0.00 0.00 0.00 0.00 0
DIS The Walt Disney Company NYSE 194.99 -2.17 (-1.10%) 196.76 195.20 196.30 194.99 200.00 194
FB Facebook, Inc. NasdaqGS 278.60 5.40 (2.01%) 275.98 267.60 268.41 273.83 202.00 273
FCX Freeport-McMoRan Inc. NYSE 36.69 -0.73 (-1.95%) 37.70 36.67 37.70 36.70 500.00 35
FNV Franco-Nevada Corporation NYSE 122.36 1.70 (1.40%) 122.95 120.77 122.25 122.36 100.00 122
Chart
1d 1m 3m 6m 1y 5y 10y Max
Data Overlays +
BRK.A
BERKSHIRE HATHAWAY INC. NYSE
386,299.99 -8,401.01 (-2.13%)
Apr '20
May '20
Jun '20
Jul '20
Aug '20
Sep '20
Oct '20
Nov '20
Dec '20
Jan '21
Feb '21
Mar '21
Media
The New Entrant to the Streaming Wars Has Become a Y...
Monday Afternoon Market Recap
Germany Is the Latest Country to Halt Use of AstraZeneca'...
Fauci Warns Surge in Europe Cases Should Serve as a Wa...
U.S. Late-Day Stock Moves: GNMK, AMC, STAY, LLY, CRK
AMD Launches New Data Center Chip to Take on Intel
The Company That Profits Whether Investors Win or Lose
Stansberry NewsWire
Monday Afternoon Market Recap
Germany Is the Latest Country to Halt Use of AstraZeneca'...
Time Series
1m 3m 6m 1y 5y 10y Max
DOW JONES INDUSTRIAL AVERAGE

These product offerings reinforce each other and produce a strong flywheel effect across our organization. As we launch or buy more products, we increase the tools available to our readers and the value we provide to our existing subscribers. This allows us to gather insights and feedback and helps us create new products and solutions.

We are dedicated to honoring our long-term commitment to subscribers.
We believe investing is a lifelong endeavor—one that requires constant learning, course corrections, openness to change, and emotional discipline. In keeping with this core belief, we strive to build long-term relationships with our subscribers.
We believe in publishing content that is educational, informative, and easy to understand, and therefore helps our subscribers become better investors over time. This reinforces our lifelong relationships with our subscribers as they can grow with our platform. This forms a “virtuous cycle” of learning and improving through our offerings. As subscribers learn more about how to manage their investments, that makes them more comfortable with investigating the more specialized content covered in our high-end services, which further encourages them to continue broadening their investing skill set.
Our market leadership, scale, and access to a wide set of subscribers creates strong network effects. As we grow, we have larger budgets, which allows us to reinvest back into our research platform by hiring more analysts, developing more software and tools, and launching new products, which, in turn, helps us attract more subscribers to our platform.
We are committed and continue to invest in our subscriber experience.
Our relationship with our subscribers is our most precious asset, and we strive to put the customer first in everything that we do. This customer-centric focus drives us to constantly upgrade the quality, breadth, and depth of our research in our existing products without materially increasing the cost of the subscription.
This approach also greatly affects how our customer service groups treat our subscribers when issues arise. We instill in our teams that if we cannot reasonably meet the subscriber’s expectations, then we should ask the customer how we failed them, seek a mutually agreeable solution, and, if one cannot be found, offer them a refund or other form of compensation and find a way to part as friends. This has resulted in over 93% net revenue retention for the three-year period ended December 31, 2020 across our products, with our ARPU growing by approximately 27% year-over-year in 2020.
Our Market Opportunity
We have pioneered and driven growth in the self-directed investing market by empowering our subscribers. We estimate that the addressable market for our products is $191 billion, which includes 63 million U.S.-based self-directed investors and many more globally.
We calculate our global market opportunity as:
•Asset management customers becoming self-directed investors: According to BCG Global Asset Management, fees paid to asset managers in 2019 for global active core and active specialties amounts to $111 billion. We believe that secular trends are driving investors to take control of their finances. Investors who have historically invested through asset managers represent a significant opportunity.
•Financial data and information: According to BMO, the market for financial information services is $64 billion, representing a market for which we are only just beginning to penetrate. We believe our ever-growing suite of investment technology places us on solid footing to take share and expand in this market.
•Investment research: We calculate our addressable market in the investment research space at $16 billion, determined by multiplying our 2020 ARPU of $759 by 21.4 million self-directed investors, representing approximately one-third of the 63 million U.S.-based self-directed investors in 2020 according to Celent. We conservatively use one-third of the number of U.S.-based self-directed investors in our calculation so as not to double count investors who currently utilize an asset manager or a third-party’s financial tools.
We expect that opportunities abroad will be significantly larger as non-U.S. investable assets continue to grow. For example, Asia and Latin America, two largely untapped regions for retail investment research, currently account for 19% of global assets under management (“AUM”), but with compound annual growth rates (“CAGR”) of 11.8%

and 10.4%, respectively, through 2025, these regions are collectively expected to account for over 25% of global AUM by 2025. Our subscribers come from over 200 countries and territories, however, our international revenues are currently very small compared to our total revenues, so we believe we have a significant opportunity to expand internationally.
Our Growth Strategy
We are committed to growing our business by deepening our relationship with existing customers and attracting new subscribers to our platform. We did both last year. We will also pursue strategic growth as opportunities arise. Here’s how we grow our business:
Attract more subscribers. We typically acquire new subscribers through an omni-channel marketing strategy that includes display ads, email, external subscriber lists, and direct mail, as well as television and radio at times. We primarily market in these channels through free-to-paid and direct-to-paid content.
We measure our customer-acquisition performance by a matrix of new customer counts and the cost to acquire customers. The mix of our marketing spend across these channels varies among our primary customer-facing brands and depends on how well individual marketing campaigns succeed, the nature of the product, and the type of offer.
We have invested significant resources into our efforts around consumer marketing, including enterprise-wide customer relationship management (“CRM”) systems, the leveraging of artificial intelligence (“AI”) to analyze this data, and a robust database of customer information.
In all of our marketing efforts, we collect and analyze customer response data by channel and effort, down to the individual advertisement in a marketing campaign. Using this data-driven and time-tested approach, we have developed proprietary practices for customer acquisition that we believe set us apart from other companies.
As we develop our relationship with the customer, we collect information from our subscribers about what products they are purchasing, their customer experience, and any feedback they have on our free and paid products. We use this information to deepen the customer experience and present offers to our subscribers for other products that they are likely to find interesting and useful.
Deepen our relationship with our existing subscribers.
In addition to our paid customers, an additional 12 million Free Subscribers have access to our extensive library of free and educational content. As our subscribers learn and gain confidence as investors, they understand the need to deploy diverse investment strategies for different market conditions and they explore our broad and diverse product offerings. They gain an understanding of the high quality of research that we strive to provide, and they tend to purchase additional research and software products.

Our free subscription products serve as a significant source of new Paid Subscribers, with an average annual free-to-paid conversion rate of approximately 2% between 2018 and 2020. These free-to-paid conversions accounted for approximately 29% of our new Paid Subscribers in 2020.
Launch new products and target new markets. Over our greater than 20 year history, we have developed a breadth of products and services that are designed to educate, empower, and entertain our subscribers and provide them with actionable investment ideas. Currently, we produce 41 free and 125 paid research products across diverse investment strategies—a number that has grown significantly over the last five years.
We offer a wide array of paid subscription products, ranging from lower priced products (e.g., subscriptions that cost $100 annually) to more expensive products (e.g., subscriptions that can cost up to $5,000 annually). The length of our subscriptions can vary from one year to “lifetime,” where subscribers pay upfront for access to our specific products for the rest of their investing lives, then only pay an annual maintenance fee ranging from $49 to $500 per year.
We have also developed various software applications that provide customers with algorithmic tools to search for trading ideas and manage portfolio risk. We plan to extend the scale and reach of our offerings to include both retail and institutional investors in the future. We will continue to enhance our value proposition and create additional selling opportunities through an expanded product portfolio.
We also offer members-only investing conferences where subscribers interact with our editors and analysts and can network with each other. We have a strong track record of cultivating these relationships with our subscribers, and we intend to continue that going forward.
Selectively pursue strategic growth. Over the past ten years, we have transformed from one, branded product to 12 primary customer facing brands, offering more than 160 products.
Along the way, we have developed several joint ventures and executed strategic acquisitions to accelerate our growth, as well as increase the value of our offerings to our subscribers.
We have a strong track record of driving growth and delivering value through the successful integration of acquisitions and joint ventures. Our historical acquisitions and joint ventures accounted for 77% of overall Billings for 2020. We believe our large subscriber base, easy scalability, marketing expertise, technology-based platform, and integration capabilities provide opportunities for us to drive value-added growth through acquisitions in key areas such as product, market, and geographic expansion.
We have also made key investments across our platform to create a repeatable, low-cost, and scalable business model. We have invested in business functions from marketing to technology and developed several new products, including our Terminal product.
We plan to continue investing in cutting-edge AI and advanced analytics-driven marketing tools to further optimize our marketing channels. Additionally, we have invested in our finance, technology, human resources, and other general and administrative functions to support our growth. These key investments have made important contributions to our strong financial performance, increasing our ARPU, subscriber base, and Adjusted CFFO. Adjusted CFFO is a non-GAAP measure. For more information on Adjusted CFFO, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics and Non-GAAP Financial Measures—Non-GAAP Financial Measures.”
By the Numbers
We generated $262 million in net revenue for the first half of 2021, up 64% from the same period in 2020, and $364 million in net revenue in 2020—up 34% from 2019. The efficiency of this business model, however, is really highlighted by how much cash it produces, without large amounts of capital investment required to grow the business.
Due to our subscription-based business model, although the revenue accrues over the term of the subscription, customers pay cash upfront for the products they buy. When subscribers like the content, they renew and buy more content. We took in $440 million in Billings for the first half of 2021, up 83% from the same period in 2020, and $549 million in Billings in 2020—up 77% from 2019.
As highlighted above, the true efficiency of the business is indicated by the cash flow it produces, and cash flow is growing strongly…
Adjusted CFFO came in at $157 million for the first half of 2021, up 149% from the same period in 2020, and $134 million for 2020—up 95% from 2019. As you will note, those are enviable margins—36% for the first half of 2021 and 24% for the year ended December 31, 2020.
As you can see, we are a high-margin, highly scalable, capital-efficient business, and we generate significant amounts of cash.
With a total addressable market of $191 billion, 63 million U.S. self-directed investors, and 10,000 Americans retiring every day, the market continues to expand.
Including Free and Paid Subscribers, as of June 30, 2021, we had 13 million self-directed investors on our subscriber lists.
We have developed a broad, diversified suite of content, software and tools. We are developing new technology and platforms with proprietary indicators, analytics, and screeners.
We have a proven track record of organic and inorganic growth that will continue to drive profitable business at scale.
These stats signal that the total addressable market remains fertile ground for growth. And they indicate that our products, marketing, and growth strategies are working.
Our Technology
We use technology to run our business efficiently and to better serve our customers. Our technology combines three cloud-based systems: software-as-a-service (“SaaS”); platform-as-a-service (“PaaS”); and infrastructure-as-a-service (“IaaS”). While we have changed providers in the past and may do so in the future, our current vendors are

Salesforce.com for CRM and marketing, Salesforce Marketing Cloud for email delivery, Zuora for subscription billing, Tableau and Looker for data visualization, Snowflake for our data warehouse, and Amazon Web Services (“AWS”) for our data center.
Our custom applications run on AWS and our servers are located in separate zones in the United States. To date, we have not experienced any material outages or service interruptions. Our infrastructure is highly scalable and allows us to serve all of our subscribers simultaneously and consistently. Our technology architecture is scalable based on overall traffic and capacity. As a result, we do not believe that growth in the number of subscribers hinders or slows down our platform.
We also employ data redundancy solutions on the cloud to reduce the possibility that our customer data will be lost and to ensure that our platform will not experience material downtime. We apply industry-standard data security measures to protect against potential vulnerabilities in our technology.
We have invested heavily in providing a reliable and secure global platform and infrastructure. Our investments in technology, including engineers, online security, customer privacy, reliable infrastructure, and data science capabilities, enable us to efficiently innovate and deliver solutions to our customers. Our cloud platform allows our developers to build and deploy in a lean and agile fashion with a focus on quality and solution adoption.
Our customer service technology is built on the Salesforce.com platform, which houses all of our customer and prospect data. Within Salesforce.com, we built a powerful custom application that allows us to manage our large and growing subscriber base. Combining our CRM and marketing technology into one platform has allowed our operations teams to use data to make nearly real-time decisions, to keep track of customer behavior, and to optimize marketing campaigns for operational efficiency. In addition, we employ Salesforce Marketing Cloud, which allows us to build common customer journeys and communicate to our customers on a more engaging level.
To manage and automate all of our customers’ subscriptions, we currently use Zuora. Its native integration with Salesforce.com enables our customer-service and sales representatives to manage all of our customer data within one platform.
We continue to build out our AI tools and predictive analytics capacity through identification of additional business cases and additional data features. While partnering with a nationally recognized provider, we have applied highly targetable demographic and behavioral attributes to new models and in existing models to further enhance our business value.
Our data center is cloud-based, utilizing AWS’ IaaS. Through this platform, we have been able to integrate the various SaaS and PaaS applications within our technology ecosystem and ensure that we have high availability and redundancy with business continuity in mind in an auto-scaling architecture.
Human Capital Resources
Our success depends on our relationships with our subscribers, as well as our employees. We currently employ 750 people. Under normal circumstances, 416 of those employees work at our headquarters in Baltimore, Maryland. More than 135 employees make our Delray Beach, Florida office their work home, and 29 employees work at our Spring Hill location near Tampa, Florida. We also have an office in Arlington, Virginia with 13 people and an office in Philadelphia, Pennsylvania with five people. The balance of our employees, plus more than 100 independent contractors, telework from 22 other states, and some independent contractors work internationally. None of our employees are represented by a labor organization or are party to any collective bargaining arrangement.
We have experienced tremendous growth—up 172% from 275 employees in 2017. But our turnover rate for the last six months was only 9%. The majority of our growth since 2017 has been organic. Over 160 people are focused on editorial, and about 200 specialize in marketing. We have 52 people who make up our copywriting teams, and our member services and telesales teams total over 180 people. In addition, 100 people comprise our functional infrastructure, including 48 people in information technology, 29 people in accounting and finance, 11 people in human resources, and nine people in our legal department.

And we are proud to say that three of our subsidiaries were recognized as top workplaces by the Baltimore Sun in 2019 and 2020.
Our Facilities
Our corporate headquarters are located in Baltimore, Maryland, where we occupy approximately 40,000 square feet under a lease that expires in 2026. The office is situated in the historic Mount Vernon neighborhood, just one mile north of Baltimore’s Inner Harbor area. In addition to content-producing teams, our headquarters house our executive management team, as well as the functional groups of information technology, accounting and finance, human resources, and legal. We also have approximately 9,000 square feet of office space in downtown Delray Beach, Florida. We occupy an entire four-story building just a few blocks from the beach. We also have 2,100 square feet in Spring Hill, Florida, 35 miles north of Tampa, approximately 3,200 square feet of space in Arlington, Virginia, and approximately 3,470 square feet of space in downtown Philadelphia, Pennsylvania.
Most of our office space is an open floor plan designed for flexibility, accessibility, and collaboration. Our office environment supports idea exchange and encourages strong collegial relationships. With our cloud-based systems, we can work from just about anywhere, and we were able to quickly pivot to remote operations during the COVID-19 pandemic. As we prepare for an eventual transition back to the full office opening, our team is actively considering layouts and configurations to accommodate social distancing as well as growth.
We lease all of our facilities and do not own any real property. For leases that are scheduled to expire during the next 12 months, we may negotiate new lease agreements, renew existing lease agreements, or use alternate facilities. We believe that our facilities are adequate for our needs and believe that we should be able to renew any of these leases or secure similar property without an adverse impact on our operations. We intend to procure additional space in the future as needed and in support of our planned growth.
Intellectual Property
We rely on a combination of trademark and copyright to protect our intellectual property. We have registered certain of our trademarks and service marks in the United States with the U.S. Patent and Trademark Office and in Canada and China, and have registered copyrights on certain publications. In addition, we have registered our domain names, including marketwise.com, with MarkMonitor. We believe the names and marks associated with our brands are of significant value and are important to our business. Accordingly, as a general policy, we monitor the use of our marks and vigorously oppose any unauthorized use of the marks. We do not hold any patents.
We seek to control access to and distribution of our proprietary information. We enter into confidentiality, nondisclosure, and non-interference agreements with our employees, consultants, customers, and vendors that generally provide that any confidential or proprietary information developed by us or on our behalf be kept confidential, and we limit access to our confidential and proprietary information to a “need to know” basis. In the normal course of business, we provide our intellectual property to third parties through licensing or restricted use agreements. In addition, our internal policies seek to protect our intellectual property against misappropriation, infringement, and unfair competition. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost effective.
Legal Proceedings
We are subject to various legal proceedings, claims, and governmental inspections, audits, or investigations that arise in the ordinary course of our business. Although the outcomes of these claims cannot be predicted with certainty, in the opinion of management, the ultimate resolution of these matters would not be expected to have a material adverse effect on our financial position, results of operations, or cash flows.

MANAGEMENT
Executive Officers and Directors
The following table lists the names, ages as of June 30, 2021, and positions of the individuals who currently serve as our executive officers and directors:

Name	Age	Position(s)
Mark Arnold	49	Chief Executive Officer, Chairman of the Board, and Director
Dale Lynch	55	Chief Financial Officer
Marco Ferri	48	Director of Business Development
Gary Anderson	53	General Counsel
Marco Galsim	47	Chief Information Officer
Cynthia Cherry	48	Senior Director of Human Resources
Manuel Borges(1)	53	Director
Elizabeth Burton(1)	39	Director
Mark Gerhard(2)(3)	44	Director
Riaan Hodgson(1)	52	Director
Paul Idzik(2)(3)	60	Director
Michael Palmer	50	Director
Van Simmons(2)(3)	69	Director
Stephen Sjuggerud	49	Director
___________
(1)    Member of the audit committee.
(2)    Member of the compensation committee.
(3)    Member of the nominating and corporate governance committee.
Mark Arnold has served as our Chief Executive Officer since 2017 and has served as a member of our board of directors since consummation of the Transactions in July 2021. Prior to joining our family, Mark spent fifteen years handling mergers and acquisitions and venture capital transactions in prestigious private law firms, Edwards Wildman LLP and Holland & Knight LLP. Mark earned his undergraduate degree in public policy from Duke University followed by his law degree and MBA from the University of Florida. We believe Mr. Arnold is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our Chief Executive Officer.
Dale Lynch has served as our Chief Financial Officer since 2019. He is leading the growth of our financial and operational efficiency as we seeks to become the dominant platform of choice for self-directed investors. Before joining us, Dale spent more than six years with Farmer Mac, serving as Executive Vice President, Chief Financial Officer, and Treasurer. Prior to that, Dale helped lead U.S. Silica Holdings through their initial public offering in his role as Vice President of Finance. Earlier in his career, Dale served in a variety of roles at Allied Capital Corporation, Lehman Brothers, Deutsche Bank, and Merrill Lynch. Dale graduated magna cum laude from The Pennsylvania State University with his Bachelor of Science in Accounting, and he also holds an MBA magna cum laude from the University of Chicago, Booth School of Business.
Marco Ferri has served as our Director of Business Development since 2018. He leads all external growth initiatives, including acquisitions and joint ventures, and is responsible for identifying and fostering relationships with potential targets and partners. Prior to joining our family, Marco was a founding partner at Avila Rodriguez Hernandez Mena & Ferri LLP, where he specialized in mergers, acquisitions and joint ventures, among other concentrations. Prior to founding ARHMF, Marco was a partner at Holland & Knight LLP, an AmLaw 100 international law firm. Marco holds a Bachelor of Business Administration in Marketing from the University of Notre Dame, and received his Juris Doctor, cum laude, from the University of Florida, Levin College of Law.

Gary Anderson is our General Counsel. He is responsible for managing all legal and compliance matters, including corporate governance, litigation, regulatory, intellectual property, customer and SaaS agreements, data, global security, and privacy issues. Gary is a Certified Information Privacy Professional (CIPP/US) through the International Association of Privacy Professionals. Prior to taking this role in 2017, Gary worked in private practice for nearly 20 years, primarily as a partner in the Washington, D.C. office of Kirkland & Ellis LLP. During this time, Gary represented clients in wide range of matters spanning complex commercial litigation, securities and accounting fraud, intellectual property, class actions, breach of contract, as well as sensitive government investigations. Earlier in his career, Gary worked at PricewaterhouseCoopers as an auditor and also served as a law clerk in the U.S. Court of Appeals for the Second Circuit and the Frauds Bureau of the Manhattan District Attorney’s office. Gary earned a B.B.A. in Accounting from the University of Notre Dame and a J.D. from Notre Dame Law School, where he was the Note Editor of the Law Review. He previously served as an officer in the U.S. Army Reserve.
Marco Galsim has served as our Chief Information Officer since 2020, after serving as the Head of Technology for seven years. He provides leadership for the development of innovative, robust, scalable, and secure technology infrastructure. During his time with us, he spearheaded the full technology infrastructure transition into the cloud. Marco has more than 20 years of experience in the technology space, having held a variety of technology positions at the Videology Group, AOL, Stanley Black and Decker, and Manugistics. Marco holds a Bachelor of Science in Industrial Management Engineering with a minor in Mechanical Engineering from De La Salle University.
Cynthia Cherry has served as our Senior Director of Human Resources since 2018. She was tasked with building out the human resources infrastructure and developing a team to support our businesses. Cynthia is responsible for leading HR strategy and influencing culture through effective talent acquisition and employee relations. With more than 20 years of experience, she has handled a full range of human resources and business management responsibilities. She spent the bulk of her earlier career in professional services, working for Mendelson & Mendelson, CPAs; the law firm of Ober, Kaler, Grimes & Shriver; and the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. Cynthia is a Senior Certified Professional—SHRM, specializing in executive coaching, employee relations, compliance, and benefits. Cynthia earned her bachelor's degree in psychology at the University of Maryland, College Park.
Manuel “Manny” Borges and has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Borges currently serves as Senior Vice President and Chief Financial Officer of Digital and Streaming for Univision, the leading Spanish-language content and media company in the United States. From 2009 until its sale to Univision in early 2021, Mr. Borges was with VIX, Inc as their Chief Financial Officer and Chief Operating Officer. Prior to VIX, Mr. Borges served as Senior Vice President of Finance for The Related Group and the Chief Financial Officer of Related International. Prior to that, Mr. Borges was with Radio Unica Communications Corp serving as Vice President of Finance and Chief Accounting Officer and played a key role in Radio Unica’s IPO. Mr. Borges began his career as an Audit Manager for PricewaterhouseCoopers. He earned a Bachelor’s of Accounting and a Master’s of Accounting, both from Florida International University in 1991 and 1992 respectively. We believe Mr. Borges is qualified to serve on our board of directors due to his extensive experience in finance and accounting in the attention economy sector.
Elizabeth Burton has served as a member of our board of directors since consummation of the Transactions in July 2021. Ms. Burton has served as the Chief Investment Officer of the Employees’ Retirement System of the State of Hawaii (“HIERS”) since 2018, where she oversees $19 billion in pension fund assets. Prior to HIERS, beginning in 2016, Ms. Burton held multiple positions at the Maryland State Retirement and Pension System, where she began as a Senior Investment Analyst and, less than a year after joining, was named Managing Director of the Quant Strategies Group, serving as the Head of Risk for the $55 billion plan and head of the $5 billion Absolute Return Portfolio (Hedge Fund). Prior to joining the Maryland Pension System, Ms. Burton held multiple consulting positions at First Annapolis Consulting and William Street, where she advised clients on M&A transactions, partnership finance, and corporate strategy. She also worked for Criterion Economics on expert witness testimony/analysis before the International Trade Commission on monopolization. Ms. Burton earned double degrees (French and Politics) from Washington and Lee University in 2004 and an MBA from The University of Chicago’s Booth School of Business in 2011. Ms. Burton sits on the Board of Directors of Chartered Alternative Investment Association. She also serves on the board of a private REIT and is a Trustee of The Hill School, a private boarding school. Ms. Burton was named one of Chief Investment Officer Magazine’s Top-40-Under-40 in 2017 and to its

Power 100 List for each of the last three years. She was also named to the 2020 All-Star Chief Investment Officers list by Trusted Insight. We believe Ms. Burton is qualified to serve on our board of directors due to her extensive experience in risk analysis and corporate strategy.
Mark Gerhard was ADAC’s Chief Executive Officer and a Director from March 2020 until consummation of the Transactions, and remains a member of our board of directors. Mr. Gerhard has been the Co-Founder, Chief Executive Officer, and Chief Technology Officer of Disruptional Ltd (f/k/a Playfusion Ltd), an artificial intelligence technology and gaming studio that is involved in creating a next generation mixed-reality platform, since January 2015. Mr. Gerhard was previously the Chief Executive Officer and Chief Technology Officer of Jagex Game Studios, a British independent game developer and publisher, and the creator of Runescape, a popular video game. Mr. Gerhard is also the Vice Chairman of TIGA, a British trade body for video game developers and publishers. Mr. Gerhard is also the Founder of Ministry of Data, a developer of cybersecurity solutions. Mr. Gerhard was also previously the Principal Security Officer at GTech Corporation, a gaming and technology company, from 2007 to 2008. Mr. Gerhard has over 15 years of experience in the digital entertainment industry. We believe Mr. Gerhard is qualified to serve on our board of directors because of his extensive experience in the attention economy sector.
Riaan Hodgson was ADAC’s Chief Operating Officer and a Director from March 2020 until consummation of the Transactions, and remains a member of our board of directors. Mr. Hodgson has been the Chief Operating Officer and Chief Financial Officer of Beauty Labs International Ltd, a technology company that provides AI applications for beauty brands, since January 2020. Mr. Hodgson has also been a director of Cambridge Venture Partners since January 2015, where he acts as an investor and advisor, focusing on technology and games. Previously, Mr. Hodgson was the Chief Operating Officer and Chief Financial Officer of Disruptional Ltd (f/k/a PlayFusion Ltd). From April 2008 to January 2015, Mr. Hodgson was the Chief Operating Officer and Chief Financial Officer of Jagex Game Studios. Mr. Hodgson is a chartered accountant and has a finance degree from North-West University. We believe Mr. Hodgson is qualified to serve on our board of directors because of his finance experience in the technology industry.
Paul Idzik and has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Idzik served as Chief Executive Officer and a member of the Board of Directors of E*Trade Financial Corporation from 2013 to 2016. He was also President of E*TRADE Bank, as well as a member of its Board of Directors. Prior to E*Trade, from 2008 to 2011, Mr. Idzik served as group Chief Executive Officer of DTZ Holdings PLC, a UK-headquartered international commercial real estate services firm with operations across 22 countries with over 7,000 employees, focusing primarily on the U.K. and China. From 1999 to 2008, Mr. Idzik held executive roles at Barclays; first as Chief Operating Officer of Barclays Capital, then ultimately becoming Group Chief Operating Officer at Barclays PLC where he was tasked with driving a significant cross-business and cross-function change agenda. Prior to Barclays, Mr. Idzik spent over a decade as a partner in the Financial Services practice of Booz Allen Hamilton, advising retail, commercial, and investment banks on strategy and performance enhancement. Mr. Idzik earned double Bachelor’s degrees in Economics and Computer Applications from the University of Notre Dame in 1983 and a Master’s of Business Administration in Finance from the University of Chicago’s Booth School of Business in 1985. We believe Mr. Idzik is qualified to serve on our board of directors due to his extensive experience in helping companies to grow internationally and for his expertise in guiding self-directed investors.
Michael Palmer has been our Managing Director and Copywriter since 2008 and has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Palmer is responsible for helping to develop, train, and mentor copywriting teams at our various businesses, and to also write marketing copy from time to time for these businesses. Mr. Palmer started working in the consumer publishing industry more than 25 years ago at International Living. He has worked as an assistant editor, managing editor, copywriter, and head copywriter since then, hiring and training many of the top copywriters at MarketWise today. Mr. Palmer earned a B.A. in English from James Madison University and a M.A. in Publication Design from the University of Baltimore. We believe Mr. Palmer is qualified to serve on our board of directors due to his extensive experience in the consumer and financial publishing industry.
Van Simmons and has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Simmons has served as President of David Hall Rare Coins, Inc. since 1991. He also co-founded Collector’s Universe (NASDAQ: CLCT), the leading grading and authentication service to the collectibles market.

Mr. Simmons also served on its board of directors from 1999 through 2018. As a rare coin dealer since 1979, Mr. Simmons is widely regarded as the foregone authority on coin grading, having pioneered the coin grading standard in use today. Mr. Simmons holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. We believe Mr. Simmons is qualified to serve on our board of directors due to his extensive experience in the attention economy sector.
Stephen Sjuggerud joined us in 2001 and remains one of its most prolific editors, and has served as a member of our board of directors since consummation of the Transactions in July 2021. Dr. Sjuggerud’s franchise (True Wealth) covers five publications and accounts for over 100,000 paid subscriptions and nearly 800,000 free subscribers. Prior to joining our family, Dr. Sjuggerud published investment research continuously since 1996, and prior to that, was a stockbroker, a vice president of a global mutual fund, and worked for a New York hedge-fund with $900 million in assets under management. From 2007 through 2008, Dr. Sjuggerud served on the board of directors of Stanley Gibbons Group, plc (SGI.L), a U.K.-based publicly traded collectibles company. Dr. Sjuggerud entered the University of Florida in 1988, at age 16, earning a degree in Finance. After leaving UF, he went on to earn a Master’s in Business Administration from the University of Central Florida in 1995 and a Ph.D in Finance from the University of Orlando in 1998. We believe Dr. Sjuggerud is qualified to serve on our board of directors due to his extensive experience of being a leading voice for self-directed investors.
Board Composition and Election of Directors
Our board of directors consists of nine members. The Charter provides for a classified board of directors, with three directors in Class I (Riaan Hodgson, Manny Borges and Van Simmons) with their terms expiring at the 2022 annual meeting of stockholders, three directors in Class II (Mark Gerhard, Elizabeth Burton and Paul Idzik) with their terms expiring at the 2023 annual meeting of stockholders, and three directors in Class III (Mark Arnold, Michael Palmer, and Stephen Sjuggerud) with their terms expiring at the 2024 annual meeting of stockholders. See “Description of Capital Stock.” Pursuant to our Charter and Bylaws, upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal from office. Directors may be removed by our stockholders only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of our then-outstanding voting stock entitled to vote in the election of directors. Vacancies on our board of directors can be filled by resolution of our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company. See “Description of Capital Stock—Classified Board of Directors.”
We undertook a review of the independence of the directors named above and have determined that Mark Gerhard, Riaan Hodgson, Manuel Borges, Elizabeth Burton, Paul Idzik, and Van Simmons do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the applicable Nasdaq rules. There are no family relationships among any of our directors or executive officers. The number of directors will be fixed by the board of directors, subject to the terms of our Charter and Bylaws.
Board Committees
Our board of directors has three standing committees—an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition, duties, and responsibilities of these committees are set forth below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee
The audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;
•assisting our board of directors in overseeing our internal control over financial reporting and disclosure controls and procedures;
•reviewing the effectiveness of our risk management policies;
•reviewing legal, regulatory, and compliance matters that could have a significant impact on our financial statements;
•meeting independently with our internal auditing staff, if any, registered public accounting firm, and management;
•reviewing and approving or ratifying related-person transactions; and
•preparing the audit committee report required by SEC rules.
The members of our audit committee are Riaan Hodgson, Manuel Borges, and Elizabeth Burton, each of whom meets the requirements for financial literacy under the Nasdaq rules. Riaan Hodgson serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the audit committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules, and that Riaan Hodgson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has the requisite financial sophistication as defined under the applicable Nasdaq rules.
Our board of directors adopted a written charter for the audit committee, which is available on our website.
Compensation Committee
The compensation committee’s responsibilities include:
•reviewing and approving the compensation of our chief executive officer and other executive officers and, in the case of our chief executive officer, recommending for approval by the board of directors the compensation of our chief executive officer;
•developing and administering our equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and discussing annually with management, and recommending to our board of directors, our “Compensation Discussion and Analysis,” to the extent required; and
•preparing the annual compensation committee report required by SEC rules, to the extent required.
The members of our compensation committee are Van Simmons, Mark Gerhard, and Paul Idzik. Van Simmons serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the compensation committee is “independent” as defined under the applicable Nasdaq rules. We undertook a review and determined that Van Simmons will be a “non-

employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. To the extent necessary or advisable for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a minimum of two compensation committee members shall qualify as “outside directors” within the meaning of such section.
Our board of directors adopted a written charter for the compensation committee, which is available on our website.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become board members;
•recommending to our board of directors the persons to be nominated for election as directors and to each board committee;
•reviewing and recommending to our board of directors’ corporate governance principles, procedures, and practices, and reviewing and recommending to our board of directors proposed changes to our corporate governance principles, procedures, and practices from time to time; and
•reviewing and making recommendations to our board of directors with respect to the composition, size, and needs of our board of directors.
The members of our nominating and corporate governance committee are Paul Idzik, Mark Gerhard, and Van Simmons. Paul Idzik serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the nominating and corporate governance committee is “independent” as defined under the applicable Nasdaq rules.
Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our website.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that is a director on our board of directors or compensation committee. ADAC and us are parties to certain transactions with certain of our directors and officers described in the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. It is not anticipated that our board of directors will have a standing risk management committee, but rather will administer this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our audit committee has the responsibility to consider major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also reviews legal, regulatory, and compliance matters that could have a significant impact on our financial statements. The compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our nominating and corporate governance committee monitor the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.
Code of Ethics and Business Conduct
Our board of directors has adopted a written code of ethics and business conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics and business conduct is available on our website. Our code of ethics and business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K under the Securities Act. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics and business conduct on our website.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:
•Mark Arnold, Chief Executive Officer;
•Dale Lynch, Chief Financial Officer; and
•Marco Ferri, Director, Business Development.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended December 31, 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Equity Based Awards($)(3)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total
Mark Arnold, Chief Executive Officer	2020	500,000	—		—	2,152,022	(4)	8,550	2,660,572
Dale Lynch, Chief Financial Officer	2020	500,000	450,000	(1)	953,137	—		8,550	1,911,687
Marco Ferri, Director, Business Development	2020	500,000	150,000	(2)	762,441	195,000	(5)	8,550	1,615,991
______________
(1)Amount reflects Mr. Lynch’s discretionary bonus, of which $200,000 was guaranteed as further described in “—2020 Bonuses.”
(2)Amount reflects Mr. Ferri’s discretionary bonus.
(3)Amounts reflect the full grant-date fair value of the profits interests granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating these amounts are described in Note 12 of MarketWise, LLC’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.
(4)Amount reflects Mr. Arnold’s annual management bonus, as further described in “—2020 Bonuses.”
(5)Amount reflects Mr. Ferri’s (a) acquisition bonus in the amount of $15,000 and (b) joint venture bonus in the amount of $180,000, each as further described in “—2020 Bonuses.”
2020 Salaries
The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role, and responsibilities.
In 2020, there were no increases in the annual base salaries of our named executive officers.
2020 Bonuses
In 2020, the named executive officers were all eligible to receive an annual executive bonus payment from us. These bonus payments were determined by us on a discretionary basis based on our overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date. Mr. Lynch was entitled to a cash signing bonus of $50,000 that was paid in 2020 and a guaranteed minimum annual executive bonus payment of $200,000 for 2020.
Mr. Arnold was entitled to receive an annual management bonus, based on a formula equal to 1.5% of our net income for 2020.
Mr. Ferri was entitled to receive a cash bonus upon our (a) acquisition of a target company and/or (b) formation of a successful joint venture. With respect to acquisitions, Mr. Ferri was entitled to receive a cash bonus of up to 5% of the enterprise value of the target entity, subject to his continued employment through the payment date. With respect to joint ventures, Mr. Ferri was entitled to receive a cash bonus based on the aggregate net sales of the joint venture during the first 12 months, subject to his continued employment through the payment date.

The annual cash bonuses awarded to each named executive officer for 2020 are set forth above in the “Summary Compensation Table” in the columns entitled “Bonus” and “Non-Equity Incentive Plan Compensation.”
Equity Compensation
Equity-based awards for our named executive officers were granted in the form of profits interests, which entitle the holder to a portion of the profits and appreciation in the equity value of MarketWise, LLC arising after the date of grant. All of our named executive officers hold profits interests. On February 1, 2020, Messrs. Lynch and Ferri were granted profits interests as set forth below.
The following table sets forth the profits interests granted to our named executive officers in the fiscal year ended December 31, 2020:

Named Executive Officer	2020 Profits Interests Granted
Mark Arnold	—
Dale Lynch	5,528	(1)
Marco Ferri	4,422	(2)
__________________
(1)20% of the profits interests vested upon grant. The remaining profits interests vest in four equal annual installments, beginning on January 1, 2021, with the profits interests fully vested on January 1, 2024, subject to Mr. Lynch’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Lynch’s profits interests.
(2)1,249 of the profits interests were vested upon grant. The remaining profits interests vest as follows: 885 on January 1, 2021; 884 on January 1, 2022; 885 on January 1, 2023; and 519 on January 1, 2024, in each case, subject to Mr. Ferri’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Ferri’s profits interests.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match up to 50% of the first 6% of the employee contributions made by participants in the 401(k) plan, which matching contributions fully vest over a period of five years. We believe that providing a vehicle for tax-deferred retirement savings though its 401(k) plan and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes employees, including the named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental, and vision benefits;
•health savings accounts;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of unvested profits interests from equity-based awards for each named executive officer as of December 31, 2020:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Mark Arnold	12/1/19	37,609	(1)	22,944,085
Dale Lynch	2/1/20	4,422	(2)	2,719,994
Marco Ferri	2/1/20	3,173	(3)	1,395,380
__________________
(1)As of December 31, 2020, the unvested profits interests were scheduled to vest in seven equal annual installments, beginning on January 1, 2021, with the profits interests fully vested on January 1, 2027, subject to Mr. Arnold’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Arnold’s unvested profits interests.
(2)As of December 31, 2020, the unvested profits interests were scheduled to vest in four equal annual installments, beginning on January 1, 2021, with the profits interests fully vested on January 1, 2024, subject to Mr. Lynch’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Lynch’s unvested profits interests.
(3)As of December 31, 2020, the unvested profits interests were scheduled to vest as follows: 885 on January 1, 2021; 884 on January 1, 2022; 885 on January 1, 2023; and 519 on January 1, 2024, in each case, subject to Mr. Ferri’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Ferri’s unvested profits interests.
(4)There is no public market for the profits interests. For purposes of this disclosure, MarketWise has valued the profits interests using a third-party valuation on a per-unit basis as of December 31, 2020. The amount reported above under the heading “Market Value of Units That Have Not Vested” reflects the intrinsic value of the profits interests as of December 31, 2020, based upon the terms of each individual’s profits interests.
Executive Compensation Arrangements
Employment Agreements
Mark Arnold
MarketWise, LLC entered into an employment agreement with Mr. Arnold, effective December 1, 2019, for his position as Chief Executive Officer with an initial base salary of $500,000 (the “Arnold Employment Agreement”). The Arnold Employment Agreement provides that Mr. Arnold’s employment term with MarketWise, LLC expires on January 2, 2025, unless Mr. Arnold and MarketWise, LLC agree to renew the employment term for one subsequent two-year renewal term. The Arnold Employment Agreement may be terminated by Mr. Arnold or MarketWise, LLC at any time and for any reason upon 180 days’ notice.
The Arnold Employment Agreement provides that Mr. Arnold shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise, LLC on a discretionary basis based on our overall performance as well as Mr. Arnold’s performance for the year, subject to Mr. Arnold’s employment through the payment date. Mr. Arnold is also eligible to receive an additional annual cash bonus, based on a formula equal to 1.5% percent of our net income for the applicable year (the “Arnold Net Income Bonus”). Mr. Arnold is also entitled to participate in our health and welfare plans.
If Mr. Arnold’s employment with MarketWise, LLC is terminated due to his death or disability, Mr. Arnold shall be entitled to receive (i) a pro-rated Arnold Net Income Bonus, based on our net income through the termination date and (ii) full acceleration and vesting of all unvested equity-based awards. If Mr. Arnold’s employment with MarketWise, LLC is terminated by MarketWise, LLC without Cause (as defined in the Arnold Employment Agreement) or Mr. Arnold resigns from his employment with MarketWise, LLC for Good Reason (as defined in the Arnold Employment Agreement), Mr. Arnold shall be entitled to receive (i) a pro-rated Arnold Net Income Bonus, based on our net income through the termination date, (ii) a cash payment equal to the product of two times the sum of his annual base salary and the Arnold Net Income Bonus paid to him in the year prior to termination, payable in a lump sum payment, and (iii) full acceleration and vesting of all unvested equity-based awards. If Mr. Arnold’s employment with MarketWise, LLC is terminated without Cause or Mr. Arnold resigns for Good Reason within 24 months following a change of control, Mr. Arnold shall be entitled to (i) any unpaid base salary and a pro-rated Arnold Net Income Bonus based on our net income through the termination date, (ii) a cash payment equal to three times the sum of his annual base salary and the Arnold Net Income Bonus paid to him in the year prior to the termination date, and (iii) full acceleration and vesting of all unvested equity-based awards. Mr. Arnold will be required to execute a release of claims in favor of MarketWise, LLC in order to receive his severance benefits.
Pursuant to the Arnold Employment Agreement, Mr. Arnold is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Dale Lynch
MarketWise, LLC and its wholly owned subsidiary, Beacon Street Services, LLC, entered into an employment agreement with Mr. Lynch, effective December 2, 2019, for his position as Chief Financial Officer with an initial base salary of $500,000 (the “Lynch Employment Agreement”). The Lynch Employment Agreement provides that Mr. Lynch’s employment term expires on December 1, 2029. The Lynch Employment Agreement may be terminated by Mr. Lynch upon 90 days’ notice or Beacon Street Services, LLC upon 60 days’ notice at any time and for any reason.
The Lynch Employment Agreement provides that Mr. Lynch was eligible to receive a signing bonus in the amount of $50,000 upon his continued employment through December 31, 2019. Mr. Lynch shall also be eligible to receive an annual executive bonus payment, which is determined by Beacon Street Services, LLC on a discretionary basis, subject to Mr. Lynch’s employment through the payment date. Upon Mr. Lynch’s continuous employment through December 2, 2020, he was entitled to a minimum annual executive cash bonus in 2020 of $200,000. The Lynch Employment Agreement also provides that Mr. Lynch was entitled to a profits interest grant equal to 5,415 profits interests in MarketWise, LLC. Mr. Lynch is entitled to participate in Beacon Street Services, LLC’s health and welfare plans.
If Mr. Lynch’s employment is terminated without Cause (as defined in the Lynch Employment Agreement), or due to his death or disability, Mr. Lynch shall be entitled to receive a pro-rated portion of his annual bonus based on the date of termination or death, as applicable. Further, if, prior to December 2, 2022, (i) Beacon Street Services, LLC terminates Mr. Lynch’s employment for any reason other than Cause, (ii) there is a change of control of Beacon Street Services, LLC that results in Mr. Lynch’s termination without Cause or a reduction in Mr. Lynch’s title, responsibilities, or authority (unless agreed to in advance by Mr. Lynch in writing), or (iii) Mr. Lynch resigns for Good Reason (as defined in the Lynch Employment Agreement), Mr. Lynch shall be entitled to receive his base salary for the period beginning on such termination date and ending on the 12-month anniversary of the termination date, in regular periodic installments in accordance with Beacon Street Services, LLC’s general payroll practices and continued health and welfare benefits for the same period of time. Mr. Lynch will be required to execute a general release of claims in favor MarketWise, LLC in order to receive his severance benefits.
Pursuant to the Lynch Employment Agreement, Mr. Lynch is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Marco Ferri
MarketWise, LLC entered into an employment agreement with Mr. Ferri, effective July 30, 2018, for his position as Director of Business Development with an initial base salary of $500,000 (the “Ferri Employment Agreement”). The Ferri Employment Agreement provides that Mr. Ferri’s employment term with MarketWise, LLC expires on July 30, 2021 and shall automatically renew for subsequent one-year renewal terms unless otherwise terminated by Mr. Ferri or MarketWise, LLC. The Ferri Employment Agreement may be terminated by Mr. Ferri or MarketWise, LLC at any time and for any reason upon 60 days’ notice.

The Ferri Employment Agreement provides that Mr. Ferri shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise, LLC on a discretionary basis based on our overall performance for the year, as well as individual performance milestones achieved, subject to Mr. Ferri’s employment through the payment date. Upon our (a) acquisition of a target company and/or (b) creation of a joint venture entity, Mr. Ferri is entitled to receive a cash bonus. With respect to acquisitions, Mr. Ferri is entitled to receive a bonus of up to 5% of the enterprise value of the target entity, subject to his continued employment through the payment date. With respect to the creation of a successful joint venture, Mr. Ferri is entitled to receive a cash bonus based on the aggregate net sales of the joint venture during the first 12 months, subject to his continued employment through the payment date. Mr. Ferri is entitled to participate in MarketWise, LLC’s health and welfare plans.
If Mr. Ferri’s employment with MarketWise, LLC is terminated prior to July 30, 2021 for any reason other than Cause (as defined in the Ferri Employment Agreement) (including his death or disability), Mr. Ferri shall be entitled to a payment equal to three years of his annual base salary, less any base salary that he has already received during the initial three-year term; provided that, in no event will the payment be less than $500,000. The severance payment is payable in three equal annual installments. Mr. Ferri will be required to execute a general release of claims in favor of MarketWise, LLC in order to receive his severance benefits.
Pursuant to the Ferri Employment Agreement, Mr. Ferri is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Equity Plans
2021 Incentive Award Plan
We adopted the 2021 Incentive Award Plan to facilitate the grant of cash and equity incentives to our directors, employees (including our named executive officers), and consultants and certain of our affiliates to enable us and certain affiliates to obtain and retain services of these individuals, which are essential to our long-term success. This section summarizes certain principal features of the 2021 Incentive Award Plan. The summary is qualified in its entirety by reference to the complete text of the 2021 Incentive Award Plan.
Eligibility and Administration
Our employees, consultants, and directors, and employees and consultants of any of our subsidiaries, will be eligible to receive awards under the 2021 Incentive Award Plan. The basis for participation in the 2021 Incentive Award Plan by eligible persons is the selection of such persons for participation by the plan administrator in its discretion. The 2021 Incentive Award Plan will be generally administered by our board of directors, which may delegate its duties and responsibilities to committees of our board of directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under the 2021 Incentive Award Plan, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, and adopt rules for the administration of, the 2021 Incentive Award Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2021 Incentive Award Plan, including any vesting and vesting acceleration conditions. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the 2021 Incentive Award Plan. The plan administrator’s determinations under the 2021 Incentive Award Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the 2021 Incentive Award Plan or any award thereunder.
Limitation on Awards and Shares Available
The number of shares initially available for issuance under awards granted pursuant to the 2021 Incentive Award Plan will be 32,045,000 shares of Class A common stock. The number of shares initially available for issuance will be increased on January 1 of each calendar year, beginning in 2022 and ending in 2031, by an amount equal to the lesser of (a) 3% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as determined by our board of directors. No more than 32,045,000 shares of Class A common stock may be issued upon the exercise of incentive stock options under the 2021 Incentive Award Plan. Shares issued under the 2021 Incentive Award Plan may be authorized but unissued shares, shares purchased in the open market, or treasury shares.
If an award under the 2021 Incentive Award Plan expires, lapses, or is terminated, exchanged for cash, surrendered to an exchange program, repurchased, cancelled without having been fully exercised, or forfeited, then any shares subject to such award will, as applicable, become or again be available for new grants under the 2021 Incentive Award Plan. Shares delivered to us by a participant to satisfy the applicable exercise price or purchase price of an award and/or satisfy any applicable tax withholding obligation (including shares retained by us from the award being exercised or purchased and/or creating the tax obligation) will become or again be available for award grants under the 2021 Incentive Award Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not count against the number of shares available for issuance under the 2021 Incentive Award Plan. Awards granted under the 2021 Incentive Award Plan upon the assumption of, or in substitution or exchange for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger, consolidation, acquisition, or similar corporate transaction will not reduce the shares available for grant under the 2021 Incentive Award Plan. The plan administrator may, in its discretion, make adjustments to the maximum number and kind of shares that may be issued under the 2021 Incentive Award Plan upon the occurrence of a merger, reorganization, consolidation, combination, amalgamation, recapitalization, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of our assets, or sale or exchange of our common stock or other securities, change in control, issuance of warrants or other rights to purchase our common stock or other securities, or similar corporate transaction or event.
Awards
The 2021 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”); restricted stock; dividend equivalents; restricted stock units (“RSUs”); stock appreciation rights (“SARs”); and other stock or cash-based awards. Certain awards under the 2021 Incentive Award Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2021 Incentive Award Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
Stock options. Stock options provide for the purchase of shares of Class A common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Unless otherwise determined by the plan administrator and only with respect to certain substitute options granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders). Unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance, and/or other conditions as the plan administrator may determine. ISOs may be granted only to our U.S. employees and employees of our present or future parent or subsidiaries, if any.
SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance, and/or other conditions as the plan administrator may determine.

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are unfunded, unsecured rights to receive, on the applicable settlement date, Class A common stock or an amount in cash or other consideration determined by the plan administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions during the applicable restriction period or periods set forth in the award agreement. RSUs may be accompanied by the right to receive the equivalent value of dividends paid on shares of Class A common stock prior to the delivery of the underlying shares, subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral and in accordance with applicable law. Conditions applicable to restricted stock and RSUs may be based on continuing service, performance, and/or such other conditions as the plan administrator may determine.
Other Stock or Cash-Based Awards. Other stock or cash-based awards may be granted to participants, including awards entitling participants to receive Class A common stock to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise). Such awards may be paid in Class A common stock, cash, or other property, as the administrator determines. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments, and as payment in lieu of compensation payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance, and/or other conditions.
Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit, or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion, or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group, or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability, or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by our board of directors or its applicable committee, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to our performance or the performance of our subsidiary, division, business segment, or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events not directly related to the business or outside of the reasonable control of management, foreign exchange gains or losses, and legal, regulatory, tax, or accounting changes.

Provisions of the 2021 Plan Relating to Director Compensation
The 2021 Incentive Award Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the 2021 Incentive Award Plan’s limitations. The plan administrator may establish the terms, conditions, and amounts of all such non-employee director compensation in its discretion and in the exercise of its business judgment, taking into account such factors, circumstances, and considerations as it shall deem relevant from time to time; provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any calendar year may not exceed $750,000, increased to $1,000,000 for a non-employee director’s initial service as a non-employee director. The plan administrator may make exceptions to these limits for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.
Certain Transactions
In connection with certain transactions and events affecting our common stock, including, without limitation, any dividend or other distribution, reorganization, merger, consolidation, recapitalization, or sale of all or substantially all of our assets, or sale or exchange of our common stock or other securities, a change in control, or issuance of warrants or other rights to purchase our common stock or other securities, or similar corporate transaction or event, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2021 Incentive Award Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property, and/or terminating awards under the 2021 Incentive Award Plan.
For purposes of the 2021 Incentive Award Plan, a “change in control” means and includes each of the following:
•a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us or our subsidiaries or any employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or
•during any period of two consecutive years, individuals who, at the beginning of such period, constitute our board of directors together with any new directors (other than a director designated by a person who shall have entered into an agreement with us to effect a change in control transaction) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
•the consummation by us (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

•which results in our voting securities outstanding immediately before the transaction continuing to represent either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and
•after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated as beneficially owning 50% or more of the combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.
Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments
With respect to foreign participants, the plan administrator may modify award terms, establish subplans, and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations, and the laws of descent and distribution, awards under the 2021 Incentive Award Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Incentive Award Plan and exercise price obligations arising in connection with the exercise of stock options under the 2021 Incentive Award Plan, the plan administrator may, in its discretion and subject to any applicable blackout or lock-up periods, accept cash, wire transfer, or check, shares of Class A common stock that meet specified conditions (a market sell order), or such other consideration as it deems suitable or any combination of the foregoing.
Plan Amendment and Termination
Our board of directors may amend, suspend or terminate the 2021 Incentive Award Plan at any time. However, no amendment, other than an increase in the number of shares available under the 2021 Incentive Award Plan, in excess of the initial pool and annual increase as described above, may materially and adversely affect any award outstanding at the time of such amendment without the affected participant’s consent. Our board of directors will obtain stockholder approval for any plan amendment to the extent necessary to comply with applicable laws. The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding award, including by substituting another award of the same or different type, changing the exercise or settlement date, converting an ISO to an NSO, and instituting any such exchange program. No award may be granted pursuant to the 2021 Incentive Award Plan after the expiration of the 2021 Incentive Award Plan. The 2021 Incentive Award Plan is scheduled to remain in effect until the earlier of (i) the tenth anniversary of the date on which our board of directors adopts the 2021 Incentive Award Plan and (ii) the earliest date as of which all awards granted under the 2021 Incentive Award Plan have been satisfied in full or terminated and no shares approved for issuance under the 2021 Incentive Award Plan remain available to be granted under new awards.
Securities Laws
The 2021 Incentive Award Plan is intended to conform to all provisions of the Securities Act, the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Exchange Act Rule 16b-3. The 2021 Incentive Award Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations.
Federal Income Tax Consequences
The material federal income tax consequences of the 2021 Incentive Award Plan under current federal income tax laws are summarized in the following discussion, which deals with the general U.S. federal income tax principles applicable to the 2021 Incentive Award Plan. The following discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Foreign, state, and local tax laws, and employment, estate, and gift tax considerations, are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
Stock Options and SARs. A 2021 Incentive Award Plan participant generally will not recognize taxable income and the Company generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an ISO or an NSO. Upon exercising an NSO when the fair market value of Class A common stock is higher than the exercise price of the option, a 2021 Incentive Award Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Upon exercising an ISO, a 2021 Incentive Award Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.
Upon a qualifying disposition of ISO shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.
We will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.
Upon exercising or settling a SAR, a 2021 Incentive Award Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Restricted Stock and RSUs. A 2021 Incentive Award Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or RSUs. Upon the termination of restrictions on restricted stock or the payment of RSUs, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
However, a 2021 Incentive Award Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a risk of forfeiture (as defined in Section 83 of the

Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for the shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.
Other Stock or Cash-Based Awards. A 2021 Incentive Award Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of other stock or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment. Upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Section 162(m) of the Code. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Payment of awards under the 2021 Incentive Award Plan could result in an officer receiving compensation in excess of $1 million in a year and thus a loss of deductibility for us.
Section 280G of the Code. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2021 Incentive Award Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Section 409A of the Code. Section 409A of the Code (“Section 409A”) imposes an additional 20% tax and interest on an individual receiving non‑qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non‑qualified deferred compensation” could include equity‑based incentive programs, including certain stock options, SARs, and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non‑discounted NSOs, and SARs if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2021 Incentive Award Plan are expected to be designed in a manner intended to be exempt from, or comply with, the requirements of Section 409A of the Code. However, if the 2021 Incentive Award Plan or any award thereunder fails to be maintained and administered in compliance with Section 409A, a participant could be subject to the additional taxes and interest.
State, local, and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the 2021 Incentive Award Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2021 Incentive Award Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
2021 ESPP
We adopted the 2021 ESPP to assist our eligible employees in acquiring a stock ownership interest in us and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

This section summarizes certain principal features of the 2021 ESPP. The summary is qualified in its entirety by reference to the complete text of the 2021 ESPP.
Summary of the 2021 ESPP
The 2021 ESPP comprises two distinct components in order to provide increased flexibility to grant the right to purchase shares of Class A common stock under the 2021 ESPP to U.S. and non-U.S. employees. Specifically, the 2021 ESPP authorizes (1) the grant of the right to purchase shares of Class A common stock by U.S. employees that are intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code (the “Section 423 Component”) and (2) the grant of the right to purchase shares of Class A common stock that are not intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code to facilitate participation for employees located outside of the United States who do not benefit from favorable U.S. federal tax treatment or who otherwise are not eligible or not intended to participate in the Section 423 Component and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.
Shares Available for Awards; Administration
A total of 6,409,000 shares of Class A common stock will initially be reserved for issuance under the 2021 ESPP. In addition, the number of shares available for issuance under the 2021 ESPP will be annually increased on January 1 of each calendar year, beginning in 2022 and ending on and including January 31, 2031, by an amount equal to the lesser of (A) 0.5% of the aggregate number of shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our board of directors. The number of shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the 2021 ESPP will not exceed an aggregate of 6,409,000 shares. Our board of directors or a committee of our board of directors will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. We expect that the compensation committee will be the initial administrator of the ESPP.
Eligibility
We expect that all of our employees will be eligible to participate in the 2021 ESPP. However, an employee may not be granted rights to purchase stock under the 2021 ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our stock and other securities, or a parent or subsidiary corporation of ours. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period. Additionally, the plan administrator may provide that an employee will not be eligible to participate in an offering period under the Section 423 Component if (i) such employee is a highly compensated employee under Section 414(q) of the Code, (ii) such employee has not met a service requirement designated by the plan administrator, (iii) such employee’s customary employment is for 20 hours per week or less, (iv) such employee’s customary employment is for less than five months in any calendar year, and/or (v) such employee is a citizen or resident of a non-U.S. jurisdiction or the grant of a right to purchase shares of Class A common stock under the 2021 ESPP to such employee would be prohibited under the laws of such non-U.S. jurisdiction or the grant of a right to purchase such shares under the 2021 ESPP to such employee in compliance with the laws of such non-U.S. jurisdiction would cause the 2021 ESPP to violate the requirements of Section 423 of the Code.
Grant of Rights
Stock will be offered under the 2021 ESPP during offering periods. The length of the offering periods under the 2021 ESPP will be determined by the plan administrator and may be up to 27 months long. The plan administrator will establish one or more purchase periods within each offering period. The number of purchase periods within, and purchase dates during each offering period, will be established by the plan administrator prior to the commencement of each offering period. The length of the purchase periods will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day of the purchase period or such other date as determined by the plan administrator. Payroll deductions for each offering periods under the 2021 ESPP will commence for a participant on the first regular payday following the applicable enrollment date of an offering period and will end on the last such payday in the offering period to which such participant’s authorization is applicable, unless sooner terminated or suspended by the participant or plan administrator under the 2021 ESPP. The plan administrator may, in its discretion, modify the terms of future offering periods. In non-U.S. jurisdictions where participation in the 2021 ESPP through payroll deductions is prohibited, the plan administrator may provide that an eligible employee may elect to participate through contributions to the participant's account under the 2021 ESPP in a form acceptable to the plan administrator in lieu of or in addition to payroll deductions.
The 2021 ESPP permits participants to purchase Class A common stock through payroll deductions of a specified percentage or a fixed dollar amount of their eligible compensation, which, in either event, may not be less than 1% and may not be more than the maximum percentage specified by the plan administrator for the applicable offering period or purchase period. In the absence of a contrary designation, such maximum percentage will be 20%. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of Class A common stock as of the first day of the offering period).
On the first trading day of each offering period, each participant will be granted the right to purchase shares of Class A common stock. The right will expire on the earliest of (i) the end of the applicable offering period, (ii) the last purchase date of the offering period, and (iii) the date on which the participant withdraws from the 2021 ESPP, and will be exercised at that time to the extent of the payroll deductions (or contributions) accumulated during the offering period. The purchase price of the shares, in the absence of a contrary designation, with respect to the Section 423 Component will be 85% of the lower of the fair market value of Class A common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the 2021 ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions (and contributions, if applicable) that have not yet been used to purchase shares of Class A common stock. If a participant withdraws from the 2021 ESPP during an offering period, the participant cannot rejoin until the next offering period. Participation ends automatically upon a participant's termination of employment.
A participant may not transfer rights granted under the 2021 ESPP other than by will or the laws of descent and distribution, and are generally exercisable only by the participant.
Certain Transactions
In the event of certain non-reciprocal transactions or events affecting Class A common stock, including, without limitation, any dividend or other distribution, change in control, reorganization, merger, repurchase, redemption, recapitalization, liquidation, dissolution, sale of all or substantially all of our assets or sale or exchange of our shares of common stock, or other similar corporate transaction or event, the plan administrator will make equitable adjustments to the 2021 ESPP and outstanding rights. In the event of any events or transactions set forth in the immediately preceding sentence or any unusual or non-recurring events or transactions, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods, or (5) the termination of all outstanding rights.
Plan Amendment; Termination
The plan administrator may amend, suspend or terminate the 2021 ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the 2021 ESPP, in excess of the initial pool and annual increase as described above, or changes the corporations or classes of corporations whose employees are eligible to participate in the 2021 ESPP. The 2021 ESPP will continue until terminated by our board of directors.
Material U.S. Federal Income Tax Consequences
The material federal income tax consequences of the 2021 ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2021 ESPP. The following discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Foreign, state, and local tax laws, and employment, estate, and gift tax considerations, are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
The 2021 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2021 ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted a right under the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during that the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of: (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
Director Compensation
None of our non-employee directors for our fiscal year ended December 31, 2020 received any compensation for their services in connection with their services as directors. William Bonner received a monthly fee in an amount equal to €45,158 for editorial services performed for a wholly owned subsidiary of MarketWise, LLC. We have approved and implemented a compensation program, effective in connection with the consummation of the Transactions, for our non-employee directors that consists of annual retainer fees and long-term equity awards. Each non-employee director will receive an annual director fee of $35,000, as well as an additional annual fee of $20,000 for service as the chair of our audit committee and an additional annual fee of $9,000 for service (including as chair) on our audit committee, each earned on a quarterly basis. Each non-employee director will also receive an annual RSU award with a grant date value of $150,000 (except for the lead independent director and chairperson, who will receive $165,000), which will vest in full on the date of our annual stockholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The award is further subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan). In addition, each director will be reimbursed for out-of-pocket expenses in connection with their services. In connection with the consummation of the Transactions, subject to applicable securities laws, each non-employer director will also receive a grant of RSUs with a grant date value of $150,000 (except for the lead independent director and chairperson, who will receive $165,000) that is subject to the same vesting terms as described above.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock by:
•each person who is known to us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
•The percentage of beneficial ownership and voting power of shares of our common stock set forth below is based on 28,003,096 shares of Class A common stock outstanding and 291,092,300 shares of Class B common stock outstanding as of August 11, 2021. As of August 11, 2021, we had 66 holders of record of our Class A common stock and two holders of record of our warrants. The actual number of stockholders and warrant holders is greater than this number of record holders, and includes stockholders and warrant holders who are beneficial owners, but whose shares or warrants are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of August 11, 2021, we had 27 holders of record of our Class B common stock.
Each MarketWise Unit (other than MarketWise Units held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each MarketWise Unit redeemed, in each case, in accordance with the terms of the MarketWise Operating Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by MarketWise, Inc. of such Class A common stock or such cash, as applicable, for such MarketWise Unit. The MarketWise Members may exercise such redemption right for as long as their MarketWise Unit remain outstanding. The MarketWise Members and hold all of the issued and outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights, but each share entitles the holder to one vote on all matters on which stockholders of MarketWise, Inc. are entitled to vote generally. Upon redemption of any MarketWise Unit the corresponding share of Class B common stock will be terminated. See “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement” and “Description of Capital Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Class A Common Stock Owned		Class B Common Stock Owned		Combined Voting Power
Name of Beneficial Owner(1)	Number	%	Number	%	%
5% Stockholders
Affiliates of Monument & Cathedral, LLC(2)	—	—	138,269,459	47.5%	43.3%
Frank P. Stansberry(3)	—	—	64,814,214	22.3%	20.3%
Michael Palmer	—	—	25,295,685	8.9%	8.1%
Stephen Sjuggerud			19,444,264	6.7%	6.1%
Directors and Named Executive Officers
Mark Arnold	—	—	15,321,821	5.3%	4.8%
Dale Lynch	—	—	2,866,344	*	*
Marco Ferri	—	—	2,866,344	*	*
Elizabeth Burton	—	—	—	—%	—%
Manuel Borges	—	—	—	—%	—%
Mark Gerhard	—	—	—	—%	—%
Michael Palmer	—	—	25,925,685	8.9%	8.1%
Paul Idzik	—	—	—	—%	—%
Riaan Hodgson	—	—	—	—%	—%
Stephen Sjuggerud	—	—	19,444,264	6.7%	6.1%
Van Simmons	—	—	—	—%	—%
All directors and executive officers as a group (14 individuals)	—	—	66,424,458	22.8%	20.8%
________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 1125 N. Charles St., Baltimore, Maryland 21201.
(2)Represents shares held of record 85% by Monument & Cathedral, LLC and 15% by certain former equityholders of Monument & Cathedral, LLC who have entered into a voting proxy with respect to their shares in favor of Monument & Cathedral, LLC. Monument & Cathedral, LLC has voting power over 100% of such shares and dispositive power with respect to 85% of such shares. Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Myles Norin has voting and dispositive control over the shares owned by Monument & Cathedral, LLC. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(3)All shares are subject to an irrevocable voting proxy in favor of MarketWise, Inc.

SELLING SECURITYHOLDERS
This prospectus relates to the resale from time to time of (i) an aggregate of 319,095,396 shares of our Class A common stock and (ii) 10,280,000 private placement warrants. The selling securityholders may from time to time offer and sell any or all of the shares of Class A common stock and private placement warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Class A common stock or private placement warrants other than through a public sale. Such selling securityholders may currently hold shares of our Class A common stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A common stock registered pursuant to the registration statement of which this prospectus forms a part upon exchange of MarketWise Units.
The following table sets forth, as of the date of this prospectus, (i) the names of the selling securityholders, (ii) the number of MarketWise Units held by such selling securityholders prior to the exchange of such units by them for Class A common stock, (iii) the number of shares of Class A common stock, shares of Class B common stock, and private placement warrants held by such selling securityholders prior to any exchange by them of MarketWise Units, (iv) the aggregate number of shares of Class A common stock that will be owned by such selling securityholders after the exchange of all MarketWise Units held by them, and (v) the aggregate number of shares of Class A common stock and private placement warrants that will be owned by such selling securityholders following the exchange of all MarketWise Units held by them and this offering. The table does not include the issuance by us of up to 20,700,000 shares of Class A common stock upon the exercise of outstanding public warrants, each of which is also covered by this prospectus. The percentage ownership of shares of Class A common stock is based on 28,003,096 shares of Class A common stock issued and outstanding as of August 11, 2021.

		MarketWise, Inc. Securities Beneficially Owned Before Exchange and this Offering			Shares of Class A Common Stock Beneficially Owned Following Exchange(2)		MarketWise, Inc. Securities Beneficially Owned Following Exchange and this Offering(3)
	MarketWise Units Owned Prior to Exchange and this Offering	Shares of Class A Common Stock	Shares of Class B Common Stock	Private Placement Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants
Name of Selling Securityholder(1)							Number	%
Monument & Cathedral Holdings, LLC(4)	112,807,518	—	112,807,518	—	112,807,518	80.1	—	—	—
Myles Norin, LLC(5)	1,087,162	—	1,087,162	—	1,087,162	3.7	—	—	—
Elizabeth Bonner(6)	4,641,917	—	4,641,917	—	4,641,917	14.2	—	—	—
Elizabeth W.P. Bonner 2009 Irrevocable Trust Number Two(6)	117,735	—	117,735	—	117,735	*	—	—	—
Elizabeth W.P. Bonner Electing Small Business Trust(6)	11,656,106	—	11,656,106	—	11,656,106	29.4	—	—	—
Gregory H. Barnhill MD Only QTIP Trust(6)	299,596	—	299,596	—	299,596	1.1	—	—	—
Gregory H. Barnhill Marital Trust(6)	1,343,495	—	1,343,495	—	1,343,495	4.6	—	—	—
Matthew J. Turner(6)	380,241	—	380,241	—	380,241	1.3	—	—	—
Palimi, Inc. (6)	1,027,697	—	1,027,697	—	1,027,697	3.5	—	—	—
Douglas Casey(6)	4,907,992	—	4,907,992	—	4,907,992	14.9	—	—	—
Frank Porter Stansberry(7)	62,247,571	—	62,247,571	—	62,247,571	69.0	—	—	—
Stokes Holding, LLC(7)	2,566,643	—	2,566,643	—	2,566,643	8.4	—	—	—
Michael Palmer	25,295,685	—	25,295,685	—	25,295,685	47.5	—	—	—
Steven Sjuggerud	19,444,264	—	19,444,264	—	19,444,264	41.0	—	—	—
Charleston Ivy, LLC	6,481,421	—	6,481,421	—	6,481,421	18.8	—	—	—
Mark Arnold	11,261,859	—	11,261,859	—	11,261,859	28.7	—	—	—
JAMA 2021, LLC(8)	4,059,962	—	4,059,962	—	4,059,962	12.7	—	—	—
Amber Mason	3,601,078	—	3,601,078	—	3,601,078	11.4	—	—	—
Ryan Markish	3,240,970	—	3,240,970	—	3,240,970	10.4	—	—	—
Markish Family Enterprises, LLC(9)	360,108	—	360,108	—	360,108	1.3	—	—	—

		MarketWise, Inc. Securities Beneficially Owned Before Exchange and this Offering			Shares of Class A Common Stock Beneficially Owned Following Exchange(2)		MarketWise, Inc. Securities Beneficially Owned Following Exchange and this Offering(3)
	MarketWise Units Owned Prior to Exchange and this Offering	Shares of Class A Common Stock	Shares of Class B Common Stock	Private Placement Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants
Name of Selling Securityholder(1)							Number	%
Fernando Cruz	2,880,862	—	2,880,862	—	2,880,862	9.3	—	—	—
CCL Family, LLC(10)	720,216	—	720,216	—	720,216	2.5	—	—	—
Jared Kelly	2,866,344	—	2,866,344	—	2,866,344	9.3	—	—	—
Dale Lynch	2,866,344	—	2,866,344	—	2,866,344	9.3	—	—	—
Marco Ferri	1,719,910	—	1,719,910	—	1,719,910	5.8	—	—	—
ALMA Beacon LLC(11)	1,146,434	—	1,146,434	—	1,146,434	3.9	—	—	—
Sean Carroll	1,433,172	—	1,433,172	—	1,433,172	4.9	—	—	—
Ascendant Sponsor LP(12)	—	10,170,000	—	10,280,000	20,450,000	53.4	—	—	—
Michael G. Jesselson 12/18/80 Trust(13)	—	30,000	—	—	30,000	*	—	—	—
Robert Foresman	—	30,000	—	—	30,000	*	—	—	—
Diane Nelson	—	30,000	—	—	30,000	*	—	—	—
Mickie Rosen	—	30,000	—	—	30,000	*	—	—	—
Andrew Heyer	—	15,000	—	—	15,000	*	—	—	—
David Higley	—	15,000	—	—	15,000	*	—	—	—
Pierre Cadena	—	15,000	—	—	15,000	*	—	—	—
William Wesley	—	15,000	—	—	15,000	*	—	—	—
Greenhaven Road Capital Fund 2, LP(14)	—	6,624,221	—	—	6,624,221	19.7	5,558,921	16.6	—
Greenhaven Road Capital Fund 1, LP(14)	—	5,516,533	—	—	5,516,533	16.4	4,081,833	12.7	—
Glazer Capital, LLC(15)	—	2,000,000	—	—	2,000,000	7.1	—	—	—
Highline Capital Master LP(16)	—	1,100,000	—	—	1,100,000	3.9	—	—	—
Highline B Master Fund LLC(16)	—	550,000	—	—	550,000	2.0	—	—	—
Jacob W. Doft(16)	—	350,000	—	—	350,000	1.2	—	—	—
The Merger Fund(17)	—	139,400	—	—	139,400	4.1	—	—	—
WCM Alternatives: Event-Driven Fund(17)	—	27,000	—	—	27,000	*	—	—	—
JNL Multi-Manager Alternative Fund(17)	—	15,000	—	—	15,000	*	—	—	—
JNL/Westchester Capital Event Driven Fund(17)	—	10,500	—	—	10,500	*	—	—	—
Winchester Global Trust Company Limited as Trustee of WCM Master Trust(17)	—	4,600	—	—	4,600	*	—	—	—
WCM Alternatives: Credit Event Fund(17)	—	2,300	—	—	2,300	*	—	—	—
The Merger Fund VL(17)	—	1,200	—	—	1,200	*	—	—	—
Kornitzer Capital Management, Inc. FBO Buffalo Funds(18)	—	1,050,000	—	—	1,050,000	3.7	—	—	—
Park West Investors Master Fund, Limited(19)	—	910,600	—	—	910,600	3.3	—	—	—
Park West Partners International, Limited(19)	—	89,400	—	—	89,400	*	—	—	—
Polar Long/Short Master Fund(20)	—	581,791	—	—	581,791	2.1	—	—	—
Polar Multi-Strategy Master Fund(20)	—	418,209	—	—	418,209	1.5	—	—	—
Royce Pennsylvania Mutual Fund, a series of The Royce Fund (Prow & Co. as nominee)(21)	—	525,000	—	—	525,000	1.9	—	—	—

		MarketWise, Inc. Securities Beneficially Owned Before Exchange and this Offering			Shares of Class A Common Stock Beneficially Owned Following Exchange(2)		MarketWise, Inc. Securities Beneficially Owned Following Exchange and this Offering(3)
	MarketWise Units Owned Prior to Exchange and this Offering	Shares of Class A Common Stock	Shares of Class B Common Stock	Private Placement Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants
Name of Selling Securityholder(1)							Number	%
Royce Value Trust, Inc. (Canoe & Co. as nominee)(21)	—	525,000	—	—	525,000	1.9	—	—	—
Kepos Alpha Master Fund L.P.(22)		750,000	—	—	750,000	2.7	200,000	*	—
DS Liquid Div RVA MON LLC(23)	—	167,882	—	—	167,882	*	—	—	—
BEMAP Master Fund Ltd(23)	—	140,575	—	—	140,575	*	—	—	—
Monashee Solitario Fund LP(23)	—	109,257	—	—	109,257	*	—	—	—
Monashee Pure Alpha SPV I LP(23)	—	87,432	—	—	87,432	*	—	—	—
SFL SPV I LLC(23)	—	24,373	—	—	24,373	*	—	—	—
Bespoke Alpha MAC MIM LP(23)	—	20,481	—	—	20,481	*	—	—	—
Aristeia Master, L.P.(24)	—	428,985	—	—	428,985	1.5	—	—	—
ASIG International Ltd.(24)	—	30,346	—	—	30,346	*	—	—	—
DS Liquid Div RVA ARST, LLC(24)	—	29,660	—	—	29,660	*	—	—	—
Windermere Ireland Fund PLC(24)	—	11,009	—	—	11,009	*	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(25)	—	500,000	—	—	500,000	1.8	—	—	—
Rovida Strategic Investments Company Ltd.(25)	—	500,000	—	—	500,000	1.8	—	—	—
Schonfeld Strategic 460 Fund LLC(27)	—	500,000	—	—	500,000	1.8	—	—	—
Formidable Fund, LP(28)	—	300,000	—	—	300,000	1.1	—	—	—
Samlyn Offshore Master Fund, Ltd.(29)	—	134,779	—	—	134,779	*	—	—	—
Samlyn Net Neutral Master Fund, Ltd.(29)	—	108,211	—	—	108,211	*	—	—	—
Samlyn Onshore Fund, LP(29)	—	53,723	—	—	53,723	*	—	—	—
Samlyn Long Alpha Master Fund, Ltd.(29)	—	3,287	—	—	3,287	*	—	—	—
Fir Tree Value Master Fund, LP(30)	—	162,570	—	—	162,570	*	—	—	—
FT SOF XIII (SPAC) Holdings, LLC(30)	—	37,430	—	—	37,430	*	—	—	—
Series A BlackPoint Select Alternatives Fund, LLC(31)	—	120,000	—	—	120,000	*	—	—	—
Series A BlackPoint Select Multi-Series Fund, LLC(31)	—	80,000	—	—	80,000	*	—	—	—
Magnetar Capital Master Fund Ltd(32)	—	60,000	—	—	60,000	*	—	—	—
Magnetar Constellation Master Fund Ltd(32)	—	213,505	—	—	213,505	*	187,505	*	—
Magnetar Discovery Master Fund Ltd(32)	—	20,000	—	—	20,000	*	—	—	—
Magnetar Structured Credit Fund, LP(32)	—	77,772	—	—	77,772	*	67,772	*	—
Magnetar Xing He Master Fund Ltd(32)	—	75,868	—	—	75,868	*	66,868	*	—
Magnetar Constellation Fund II, Ltd(32)	—	7,000	—	—	7,000	*	—	—	—
Magnetar SC Fund Ltd(32)	—	56,603	—	—	56,603	*	50,603	*	—

		MarketWise, Inc. Securities Beneficially Owned Before Exchange and this Offering			Shares of Class A Common Stock Beneficially Owned Following Exchange(2)		MarketWise, Inc. Securities Beneficially Owned Following Exchange and this Offering(3)
	MarketWise Units Owned Prior to Exchange and this Offering	Shares of Class A Common Stock	Shares of Class B Common Stock	Private Placement Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants
Name of Selling Securityholder(1)							Number	%
Magnetar Lake Credit Fund LLC(32)	—	44,661	—	—	44,661	*	40,661	*	—
Purpose Alternative Credit Fund Ltd(32)	—	29,752	—	—	29,752	*	25,752	*	—
Magnetar Longhorn Fund LP(32)	—	3,000	—	—	3,000	*	—	—	—
Purpose Alternative Credit Fund – T LLC(32)	—	13,650	—	—	13,650	*	12,650	*	—
____________
*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 1125 N. Charles St., Baltimore, Maryland 21201.
(2)Assumes that we exchange the MarketWise Units of such selling securityholder for shares of Class A common stock, regardless of whether such MarketWise Units are currently exchangeable. The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A common stock of only such selling securityholder. Also assumes that no transactions with respect to share of Class A common stock or MarketWise Units occur other than the exchange.
(3)Assumes that the selling securityholders sell all of their shares of Class A common stock offered pursuant to this prospectus. The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A common stock of only such selling securityholder.
(4)Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Myles Norin has voting and dispositive control over the shares owned by Monument & Cathedral, LLC, and may be deemed to be the beneficial owner of the shares of Class A common stock held by Monument & Cathedral, LLC. The business address for Monument & Cathedral, LLC is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(5)Myles Norin is manager of Myles Norin, LLC, and has dispositive control over the shares owned by Myles Norin, LLC. Myles Norin, LLC has entered into a voting proxy with respect to the shares of Class A common stock held by it in favor of Monument & Cathedral, LLC. Therefore, Myles Norin and Monument & Cathedral, LLC may be deemed to be a beneficial owner of the shares of Class A common stock held by Myles Norin, LLC. The business address for Myles Norin, LLC is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(6)All shares subject to a voting proxy in favor of Monument & Cathedral, LLC. Therefore, Monument & Cathedral, LLC may be deemed to be a beneficial owner of the shares of Class A common stock held by such stockholder. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(7)Frank Porter Stansberry controls Stokes Holding, LLC. Therefore, Frank Porter Stansberry may be deemed to be the beneficial owner of the securities held by Stokes Holding, LLC. All shares held by Frank Porter Stansberry and Stokes Holding, LLC are subject to an irrevocable voting proxy in favor of MarketWise, Inc.
(8)JAMA 2021, LLC is controlled by Mark Arnold, and therefore Mark Arnold may be deemed to be the beneficial owner of the securities held by JAMA 2021, LLC.
(9)Markish Family Enterprises, LLC is controlled by Ryan Markish, and therefore Ryan Markish may be deemed to be the beneficial owner of the securities held by Markish Family Enterprises, LLC.
(10)CCL Family, LLC is controlled by Fernando Cruz, and therefore Fernando Cruz may be deemed to be the beneficial owner of the securities held by CCL Family, LLC.
(11)ALMA Beacon LLC is controlled by Marco Ferri, and therefore Marco Ferri may be deemed to be the beneficial owner of the securities held by ALMA Beacon LLC.
(12)Ascendant Sponsor LP is the record holder of such securities. Ascendant Sponsor GP LLC is the general partner of Ascendant Sponsor LP and has voting and investment discretion over the securities held by Ascendant Sponsor LP. David Gomberg is the manager of Ascendant Sponsor GP LLC and has voting and investment discretion over the securities held by Ascendant Sponsor GP LLC. Mr. Gomberg disclaims any beneficial ownership of the securities held by Ascendant Sponsor LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Ascendant Sponsor LP is 667 Madison Avenue, 5th Floor, New York, New York 10065.
(13)Michael G Jesselson 12/18/80 Trust is controlled by Michael Jesselson, and thereforeMichael Jesselson may be deemed to be the beneficial owner of the securities held by Michael G Jesselson 12/18/80 Trust.
(14)Includes 5,558,921 public warrants held by Greenhaven Road Capital Fund 2 LP and 4,081,833 public warrants held by Greenhaven Road Capital Fund 1 LP, each of which is exercisable for one share of Class A common stock within 60 days of this prospectus. Does not include 1,010,455 public warrants held by Greenhaven Road Special Opportunities Fund LP. Greenhaven Road Investment Management LP, an entity owned and controlled by Scott Stewart Miller, is the investment manager of each of these entities, and as such may be deemed to be a beneficial owner of the Class A common stock and public warrants held by Greenhaven Road Capital Fund 2, LP, Greenhaven Road Capital Fund 1, LP, and Greenhaven Road Special Opportunities Fund LP. The address for each of these persons and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.
(15)Includes (i) 538,722 shares held by Glazer Enhanced Fund L.P., (ii) 1,201,675 shares held by Glazer Enhanced Offshore Fund, Ltd, and (iii) 259,603 shares held by Highmark Limited, In Respect of Its Segregated Account, Highmark Multi-Strategy 2 (collectively, the “Glazer Funds”). Voting and investment power over the shares held by the Glazer Funds resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares of Class A common stock held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, New York 10019.
(16)Highline Capital Holdings LLC is the manager of Highline B Master Fund LLC and the general partner of Highline Capital Master LP. Jacob Doft is managing member of Highline Capital Holdings LLC. As such, each of Highline Capital Holdings LLC and Jacob Doft may be deemed to be the beneficial owners of the Class A common stock held by Highline B Master Fund LLC and Highline Capital Master LP. The address for each of these persons and entities is 1 Rockefeller Plaza, Floor 23, New York, New York 10020.
(17)The address for The Merger Fund, JNL Multi-Manager Alternative Fund, JNL/Westchester Capital Event Driven Fund, WCM Alternatives: Event-Driven Fund, The Merger Fund VL, Winchester Global Trust Company Limited as Trustee of WCM Master Trust, WCM Alternatives: Credit Event Fund, WCM Master Trust, Westchester Capital Management, LLC (“WCM”), and Westchester Capital Partners, LLC (“WCP”) is 100 Summit Lake Drive, Suite 220, Valhalla, New York 10595. WCM serves as investment advisor to the Merger Fund, The Merger Fund VL, WCM Alternatives: Event-Driven Fund, and WCM Alternatives: Credit Event Fund and sub-advisor to JNL Multi-Manager Alternative Fund and JNL/Westchester Capital Event Driven Fund. WCP serves as investment advisor to WCM Master Trust. Mr. Roy D. Behren and Mr. Michael T. Shannon each serve as Co-Managers of WCM and Co-Managers of WCP. By virtue of these relationships, WCM, WCP, and Messrs. Behren and Shannon may be deemed to beneficially own the securities listed herein. However, each of WCM, WCP, and Messrs. Behren and Shannon disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest in such securities.
(18)Kornitzer Capital Management, Inc. (“KCM”) is the investment adviser to and acting for the benefit of the Buffalo Funds. KCM may be deemed to have voting and dispositive power with respect to the shares of Class A common stock and, accordingly, may be deemed to have beneficial ownership of such shares. Bob Male and Jamie Cuellar are employees of KCM and manage the Buffalo Small Cap Fund. Mr. Male and Mr. Cuellar may be deemed to have voting and dispositive power with respect to the shares; however, Mr. Male and Mr. Cuellar disclaim beneficial ownership of the shares held by the Buffalo Funds. Craig Richard and Doug Cartwright are employees of KCM and manage the Buffalo Early Stage Growth Fund. Mr. Richard and Mr. Cartwright may be deemed to have voting and dispositive power with respect to the shares; however, Mr. Richard and Mr. Cartwright disclaim beneficial ownership of the shares held by the Buffalo Funds. The business address of KCM, Mr. Male, Mr. Cuellar, Mr. Richard, and Mr. Cartwright is 5420 W. 61st Place, Mission, Kansas 66205.
(19)Park West Asset Management LLC may be deemed a beneficial owner of the securities described herein in its capacity as the investment manager of each of these entities (each a “Park West Fund” and collectively, the “Park West Funds”), which are the holders of such securities. As investment manager of each Park West Fund, Park West Asset Management LLC has voting and investment control with respect to the securities held by each Park West Fund. Peter S. Park, through one or more entities, is the controlling manager of Park West Asset Management LLC. The address for the Park West Funds is 900 Larkspur Landing Cir Suite 165, Larkspur, California 94939.
(20)Each of Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (the “Polar Funds”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.
(21)Royce & Associates, L.P. may be deemed a beneficial owner of the securities described herein in its capacity as the investment advisor of each of these entities (each a “Royce Fund” and together, the “Royce Funds”), which are the holders of such securities. Royce & Associates, L.P., in such capacity, has investment control and has been delegated voting authority with respect to the securities held by each Royce Fund. Charles M. Royce serves as a portfolio manager for each Royce Fund and has investment discretion with respect to the disposition of the securities described herein. The address for the Royce Funds is 745 5th Ave., New York, New York 10151.
(22)Includes 200,000 public warrants, each of which is exercisable for one share of Class A common stock within 60 days of this prospectus. Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Partners LLC and each may be deemed to have voting and dispositive power with respect to the shares of Class A common stock held by Kepos Alpha Master Fund L.P. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares of Class A common stock held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares of Class A common stock held by Kepos Alpha Master Fund L.P. The address for each of the entities and persons above is 11 Times Square 35th Floor, New York, New York 10036.
(23)Monashee Investment Management, LLC may be deemed a beneficial owner of the securities described herein in its capacity as the investment advisor of each of these entities (each a “Monashee Fund” and collectively, the “Monashee Funds”), which are the holders of such securities. As investment advisor of each Monashee Fund, Monashee Investment Management, LLC has voting and investment control with respect to the securities held by each Monashee Fund. Jeff Muller is the Chief Operating Officer of Monashee Investment Management, LLC. Each of Monashee Investment Management, LLC and Jeff Muller disclaims beneficial ownership of the securities referenced herein. The address for each of the Monashee Funds is 75 Park Plaza, 2nd Floor Boston, Massachusetts 02116.
(24)Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited, DS Liquid Div RVA ARST, LLC, and Windermere Ireland Fund PLC (each an “Aristeia Fund” and collectively, the “Aristeia Funds”), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The address for each of the Aristeia Funds is 1 Greenwich Plaza, Greenwich, Connecticut 06830.
(25)Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the Advisers Act (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be beneficial owners of the Class A common stock through their control of CAL and/or certain other affiliated entities. The address of each of the entities and persons described above is 131 South Dearborn Street, Chicago, Illinois 60603.
(26)The address for this entity is P.O. Box 10459, 62 Forum Lane, Camana Bay, Grand Cayman KY1-1004, Cayman Islands. Rankine McMillan, Simon Patterson, and Jonathan Seligson are the directors of Rovida Strategic Investments Company Ltd. and as such may be deemed to be the beneficial owners of the Class A common stock.
(27)Schonfeld Strategic Advisors LLC is a registered investment advisor and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager, and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or for any other purpose. The address for this entity is 460 Park Ave., 19th Floor, New York, New York 10022.
(28)The address for this entity is 221 E. 4th St., Suite 2700, Cincinnati, Ohio 45202. Will Brown and Adam Eagleston are the portfolio managers of Formidable Fund, LP and as such may be deemed to be the beneficial owners of the Class A common stock.
(29)The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd., Samlyn Net Neutral Master Fund, Ltd., Samlyn Long Alpha Master Fund, Ltd., and Samlyn Onshore Fund, LP (collectively, the “Samlyn Funds”). The reported securities of each of the Samlyn Funds may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of each of the Samlyn Funds, and the reported securities of Samlyn Onshore Fund, LP may be deemed to be indirectly beneficially owned by Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital, Director of Samlyn Offshore Master Fund, Ltd., Samlyn Net Neutral Master Fund, Ltd., and Samlyn Long Alpha Master Fund, Ltd., and, with respect to the shares owned by Samlyn Onshore Fund, as Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners, and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this disclosure shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose. The address for each of Samlyn Capital, Samlyn Partners, the Samlyn Funds, and Robert Pohly is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, New York 10022.
(30)The address of each of Fir Tree Value Master Fund, LP and FT SOF XIII (SPAC) Holdings, LLC (the “Fir Tree funds”) is 55 West 46th Street, New York, New York 10036. Fir Tree Capital Management, LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM and Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Class A common stock owned by the Fir Tree funds and may deemed to be a beneficial owner of such shares.
(31)SkyView Investment Advisors may be deemed a beneficial owner of the securities described herein in its capacity as general partner and investment manager of each of these entities (the “SkyView Funds”), which are the holders of such securities. As general partner and investment manager of each SkyView Fund, SkyView Investment Advisors has voting and investment control with respect to the securities held by each SkyView Fund. Steven J. Turi is managing partner of SkyView Investment Advisors and Christopher J. Turi is portfolio manager of SkyView Investment Advisors. Each of SkyView Investment Advisors, Steven J. Turi, and Christopher J. Turi disclaims beneficial ownership of the securities referenced herein. The address for the SkyView Funds is 595 Shrewsbury Ave STE 203, Shrewsbury, New Jersey 07702.
(32)Includes 187,505, 67,772, 66,868, 50,603, 40,661, 25,752, and 12, 650 public warrants held by Magnetar Constellation Master Fund, Ltd., Magnetar Structured Credit Fund, LP, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund Ltd, and Purpose Alternative Credit Fund - T LLC, respectively, each of which is exercisable for one share of Class A common stock within 60 days of this prospectus. The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Discovery Master Fund Ltd, Magnetar Systematic Multi-Strategy Master Fund Ltd, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova, and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address for each of the Magnetar Funds is 1603 Orrington Ave # 1300, Evanston, Illinois 60201.
We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Class A common stock or private placement warrants.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the selling securityholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Earnout
Management Members Earnout Shares
Pursuant to the Transaction Agreement, prior to the expiration of the Earnout Period we may allocate up to 2,000,000 Management Members Earnout Shares in the aggregate to the Management Members, such members and amounts to be determined by us. As and when we determine to allocate any post-closing Management Members Earnout Shares, we will issue or cause to be issued to Continental Stock Transfer & Trust Company (the “Escrow Agent”), the aggregate number of allocated Management Members Earnout Shares, to be held on behalf of the applicable Management Members in an escrow account (the “Escrow Account”) established pursuant to the escrow agreement entered into at the closing of the Transactions (the “Escrow Agreement”). The Management Members Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) 50% of the Management Members Earnout Shares that have been allocated to any Management Member as of the occurrence of Triggering Event I (as defined below) will be released from the Escrow Account to such Management Member upon the occurrence of Triggering Event I; (ii) the remaining Management Members Earnout Shares held in the Escrow Account will be released from the Escrow Account upon the occurrence of Triggering Event II (as defined below) and distributed to the Management Member to whom such Management Member Earnout Shares have been allocated; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Management Members Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.
“Triggering Event I” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $12.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $12.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our board of directors), in either case of (i) and (ii), within the Earnout Period.
“Triggering Event II” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $14.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $14.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our board of directors), in either case of (i) and (ii), within the Earnout Period.
Sponsor Earnout Shares
Pursuant to the Transaction Agreement, at the closing of the Transactions, the Sponsor (of which two of our directors, Mark Gerhard and Riaan Hodgson, are members) delivered to the Escrow Agent 3,051,000 Sponsor Earnout Shares, which the Escrow Agent placed in the Escrow Account. The Sponsor Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) upon the occurrence of Triggering Event I, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; (ii) upon the occurrence of Triggering Event II, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Sponsor Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.

Registration Rights Agreement
In connection with the closing of the Transactions, MarketWise, Inc., the Sponsor, the MarketWise Members, and certain other parties entered into the Registration Rights Agreement, pursuant to which MarketWise, Inc. agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of MarketWise, Inc. that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, among other things, (i) we agreed to file and maintain registration statements covering the issuance of shares of Class A common stock upon redemption of MarketWise Units and the resale of MarketWise, Inc. securities held by the parties thereto from time to time, (ii) we will provide certain other registration rights for the shares of Class A common stock and certain other MarketWise, Inc. securities held by the MarketWise Members, the Sponsor, and certain other parties, and (iii) the Sponsor, the MarketWise Members, certain other holders, or their respective permitted transferees agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A common stock or Class B common stock held by such holders or such permitted transferees, as applicable, beginning on the closing of the Transactions and ending, (A)(i) with respect to the Sponsor and MarketWise Members that are members of our management team, on the earlier of (x) July 21, 2022 and (y) the date on which the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing December 18, 2021 and (ii) with respect to the MarketWise Members that are not members of our management team, January 17, 2021, and (B) on the date on which we complete a liquidation, merger, share exchange, or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities, or other property, subject to certain exceptions.
Tax Receivable Agreement
We expect to obtain an increase in our share of the tax basis of the assets of MarketWise, LLC (1) if and when (as described below under “—MarketWise Operating Agreement”) the MarketWise Members receive shares of our Class A common stock (or, at our election, cash) in connection with any redemption or exchange of MarketWise Units pursuant to the MarketWise Operating Agreement and (2) in connection with certain distributions (or deemed distributions) by MarketWise, LLC (any such basis increase, the “Basis Adjustments”). The parties intend to treat any such redemption or exchange of MarketWise Units described in clause (1) above as a direct purchase by us of MarketWise Units from the MarketWise Members for U.S. federal income and other applicable tax purposes, regardless of whether such MarketWise Units are surrendered by the MarketWise Members to MarketWise, LLC for redemption or sold to us upon the exercise of our election to acquire such MarketWise Units directly. A Basis Adjustment may have the effect of increasing (for income tax purposes) depreciation and amortization deductions allocable to us and thereby reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
In connection with the consummation of the Transactions, we entered into the Tax Receivable Agreement with the MarketWise Members and MarketWise, LLC. The Tax Receivable Agreement provides for the payment by us to the MarketWise Members of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of MarketWise, LLC attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest deemed paid pursuant to the Tax Receivable Agreement. MarketWise, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of MarketWise Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either MarketWise, LLC or us by the MarketWise Members. The rights of the MarketWise Members under the Tax Receivable Agreement are assignable to transferees, including transferees of the MarketWise Units (other than us or MarketWise, LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred MarketWise Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the MarketWise Members under the Tax Receivable Agreement, will vary depending on a number of factors, including:

•the price of shares of Class A common stock in connection at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of Class A common stock at the time of each redemption or exchange;
•the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of MarketWise, LLC at the time of each redemption or exchange or distribution (or deemed distribution);
•the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, the Basis Adjustments, as well as any related increase in tax deductions, relating to such redemption or exchange will not be available; and
•the amount and timing of our income—the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes generally will result in payments under the Tax Receivable Agreement.
For purposes of the Tax Receivable Agreement, cash savings in income tax will be computed by comparing our actual income tax liability (subject to certain assumptions relating to state and local income taxes) to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the 2021 taxable year. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be voluntarily terminated by us pursuant to an early termination procedure and shall be terminated upon the occurrence of certain mergers, asset sales, other forms of business combinations, or other changes of control or our material breach of our material obligations under the Tax Receivable Agreement under certain circumstances, and in each case we shall be obligated to pay the MarketWise Members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments). However, our ability to make such payment may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.
The payment obligations under the Tax Receivable Agreement are our obligations and not of MarketWise, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the MarketWise Members will be substantial. Any payments made by us to the MarketWise Members under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will generally terminate the Tax Receivable Agreement and accelerate payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of our indebtedness or (ii) we do not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. In addition, we are obligated to use commercially reasonable efforts to avoid entering into any agreements that could be reasonably anticipated to materially delay the timing of the making of any payments under the Tax Receivable Agreement, which could limit our ability to pursue strategic transactions.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are received by the MarketWise Members under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.
The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any MarketWise Member that has MarketWise Units that have not been exchanged is deemed to have exchanged such MarketWise Units for the fair market value of the shares of our Class A common stock or the amount of cash that would be received by such MarketWise Member had such MarketWise Units actually been exchanged on such date, whichever is lower. However, as noted above, our ability to make such payments may be limited by restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.
As a result of the foregoing, we would be required to make an immediate cash payment equal to the estimated present value (calculated based on a discount rate equal to LIBOR plus 100 basis points) of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, we could be required to make cash payments to the MarketWise Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. We cannot assure that we will be able to finance our obligations under the Tax Receivable Agreement or that we will be able to make the immediate cash payment described above to the extent our or MarketWise, LLC’s ability to make such payment is restricted as described above.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the Basis Adjustments, as well as other related tax positions we take, and a court could sustain any such challenge. If the outcome of any such challenge to any Basis Adjustments or the deduction of imputed interest deemed paid pursuant to the Tax Receivable Agreement would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or to fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each MarketWise Member, and any such restrictions will apply for as long as the Tax Receivable Agreement remains in effect. We will not be reimbursed for any cash payments previously made to the MarketWise Members pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to the MarketWise Members will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the MarketWise Members for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.
Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose or were prohibited from making such payments under the terms governing certain of our indebtedness (although such payments are not considered late payments and therefore would accrue interest at the lower interest if we make such payments promptly after such limitations are removed). Subject to certain exceptions as noted above, our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement under certain circumstances, in which case, the Tax Receivable Agreement will terminate and future payments thereunder will be accelerated, as noted above.
MarketWise Operating Agreement
In connection with the consummation of the Transactions, MarketWise, Inc. and the other members of MarketWise, LLC entered into the MarketWise Operating Agreement.
Appointment as Managing Member. Under the MarketWise Operating Agreement, MarketWise, Inc. is the sole manager of MarketWise, LLC. As the sole manager, MarketWise, Inc. will generally be able to control all of the day-to-day business affairs and decision-making of MarketWise, LLC without the approval of any other member. As such, MarketWise, Inc., through its officers and directors, will be responsible for all operational and administrative decisions of MarketWise, LLC and daily management of MarketWise, LLC’s business. Pursuant to the terms of the MarketWise Operating Agreement, MarketWise, Inc. cannot be removed or replaced as the sole manager of MarketWise, LLC except by its resignation, which may be given at any time by written notice to the other members.
Compensation; Expenses. MarketWise, Inc. will not be entitled to compensation for its services as the manager of MarketWise, LLC except as expressly provided for in the MarketWise Operating Agreement. MarketWise, Inc. is entitled to reimbursement by MarketWise, LLC for reasonable out-of-pocket expenses incurred on behalf of MarketWise, LLC, including all expenses associated with being a public company and maintaining its corporate existence.
Distributions. The MarketWise Operating Agreement requires Tax Distributions (as defined therein) to be made by MarketWise, LLC to its members on a pro rata basis, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law. Tax Distributions will be made on a quarterly basis, to each member of MarketWise, LLC, including MarketWise, Inc., based on such member’s allocable share of the taxable income of MarketWise, LLC and an assumed tax rate that will be determined by MarketWise, Inc., as described below. For this purpose, each member’s allocable share of MarketWise, LLC’s taxable income shall be net of its share of taxable losses of MarketWise, LLC and, with respect to MarketWise, Inc., shall be determined without regard to any increases to the tax basis of our property pursuant to Sections 734(b) or 743(b) of the Code. The assumed tax rate for purposes of determining tax distributions from MarketWise, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to a corporate or individual taxpayer (whichever is higher) resident in Baltimore, Maryland, taking into account certain assumptions and without regard to the actual final tax liability of any such member. The MarketWise Operating Agreement also allows for cash distributions to be made by MarketWise, LLC (subject to MarketWise, Inc.’s sole discretion as the sole manager of MarketWise, LLC) to its members on a pro rata basis out of Distributable Cash (as defined therein). We expect MarketWise, LLC may make distributions out of Distributable Cash periodically and as necessary to enable us to cover MarketWise, Inc.’s operating expenses and other obligations, including tax liability and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law.
Transfer Restrictions. The MarketWise Operating Agreement generally does not permit transfers of MarketWise Units by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below, and other limited exceptions. The MarketWise Operating Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each MarketWise Unit) that are necessary or advisable so that MarketWise, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the MarketWise Operating Agreement, such transferring member will be required to simultaneously transfer shares of our Class B common stock held by such transferring member to such transferee equal to the number of MarketWise Units that were transferred to such transferee in such permitted transfer.

The MarketWise Operating Agreement provides that, in the event that a tender offer, share exchange, issuer bid, take-over bid, recapitalization, or similar transaction with respect to our Class A common stock, each of which we refer to as a “PubCo Offer,” is approved by our board of directors or otherwise effected or to be effected with the consent or approval of our board of directors, each holder of MarketWise Units (other than MarketWise, Inc. and its subsidiaries) shall be permitted to participate in such PubCo Offer by delivering a participation redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such PubCo Offer. If a PubCo Offer is initially proposed by MarketWise, Inc., then MarketWise, Inc. is required to use its reasonable best efforts to enable and permit the holders of such MarketWise Units to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock and without being required to exchange MarketWise Units or shares of our Class B Common Stock prior to consummation of the PubCo Offer; provided that in no event shall any such holder of MarketWise Units be entitled to receive aggregate consideration for each such MarketWise Unit that is greater than the consideration payable in respect of each share of our Class A common stock pursuant to the PubCo Offer.
Except for certain exceptions, any transferee of MarketWise Units must assume, by executing a joinder to the MarketWise Operating Agreement, all of the obligations of a transferring member with respect to the transferred MarketWise Units, and such transferee shall be bound by any limitations and obligations under the MarketWise Operating Agreement (without relieving the transferring member from any applicable limitations and obligations) even if the transferee is not admitted as a member of MarketWise, LLC. A member shall retain all duties, liabilities, and obligations of a member until the transferee is accepted as a substitute member in accordance with the MarketWise Operating Agreement and MarketWise, Inc., as manager, may, in its sole discretion, reinstate all or any portion of the rights and privileges of such member with respect to such transferred MarketWise Units for any period of time prior to the admission date of the substitute member.
Maintenance of One-to-One Ratio between Shares of Class A Common Stock and MarketWise Units Owned by MarketWise, Inc., One-to-One Ratio between Sponsor Earnout Shares and Sponsor Earnout Units Owned by MarketWise, Inc., and One-to-one Ratio between Shares of Class B Common Stock and MarketWise Units Owned by the MarketWise Members. Except as otherwise determined by MarketWise, Inc., the MarketWise Operating Agreement requires MarketWise, LLC to take all actions with respect to its MarketWise Units, including issuances, reclassifications, distributions, divisions, or recapitalizations, to maintain at all times (1) a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc., directly or indirectly, and the aggregate number of shares of our Class A common stock issued and outstanding (not including Sponsor Earnout Class A Shares (as defined in the MarketWise Operating Agreement)), (2) a one-to-one ratio between the number of Sponsor Earnout Units (as defined in the MarketWise Operating Agreement) owned by MarketWise, Inc., directly or indirectly, and the aggregate number of Sponsor Earnout Class A Shares issued and outstanding, and (3) a one-to-one ratio between the aggregate number of MarketWise Units owned by the MarketWise Members (other than MarketWise, Inc. and its subsidiaries), directly or indirectly, and the number of shares of our Class B common stock issued and outstanding. This ratio requirement disregards (1) shares of our Class A common stock issuable under unvested options issued by MarketWise, Inc. or Management Members Earnout Shares, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options, or rights) issued by MarketWise, Inc. that are convertible into or exercisable or exchangeable for shares of our Class A common stock, except to the extent MarketWise, Inc. has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise, or exchange thereof, to the equity capital of MarketWise, LLC. Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems shares of our Class A common stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager of MarketWise, LLC will have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, or repurchases or redemptions, the number of outstanding MarketWise Units and Sponsor Earnout Units owned by MarketWise, Inc., directly or indirectly, equals, on a one-for-one basis, the number of outstanding shares of our Class A common stock (including Sponsor Earnout Class A Shares). Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems any of MarketWise, Inc.’s preferred stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager has the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries repurchases or redemptions, MarketWise, Inc. holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in MarketWise, LLC which (in MarketWise, Inc.’s good faith determination) are in the aggregate substantially economically equivalent to the outstanding preferred stock of MarketWise, Inc. so issued, transferred, delivered, repurchased, or redeemed. Except as otherwise determined by MarketWise, Inc., MarketWise, LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization, or similar event) or combination (by reverse split of units, reclassification, division, recapitalization, or similar event) of MarketWise Units that is not accompanied by an identical subdivision or combination of (1) shares of our Class A common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc. and the number of outstanding shares of our Class A common stock, (2) Sponsor Earnout Shares to maintain at all times a one-to-one ratio between the number of Sponsor Earnout Units owned by MarketWise, Inc. and the number of outstanding Sponsor Earnout Class A Shares, and (3) shares of our Class B common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by the members (other than MarketWise, Inc. and its subsidiaries) and the number of outstanding shares of our Class B common stock, as applicable, in each case, subject to certain exceptions.
Excluding certain warrants, options, or similar instruments granted pursuant to any equity plan or stock option plan in effect on, or adopted after, the date of the MarketWise Operating Agreement by MarketWise, LLC or MarketWise, Inc., in the event any holder of a warrant to purchase shares of our Class A common stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then MarketWise, Inc. will cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc., such that the number of shares of our Class A common stock issued in connection with the exercise of such Upstairs Warrants will be matched with a corresponding number of MarketWise Units issued by MarketWise, LLC to MarketWise, Inc. In the event that an Upstairs Warrant is redeemed, MarketWise, LLC will redeem a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc.
Issuance of MarketWise Units upon Exercise of Options or Issuance of Other Equity Compensation. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are not officers or employees of MarketWise, LLC or its subsidiaries, MarketWise, Inc. will make a capital contribution in an amount equal to the exercise price, and shall be deemed to make, a capital contribution to MarketWise, LLC equal to the aggregate value of such shares of our Class A common stock and MarketWise, LLC will issue to MarketWise, Inc. a number of MarketWise Units equal to the number of shares issued by MarketWise, Inc. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are officers or employees of MarketWise, LLC or its subsidiaries, then MarketWise, Inc. will be deemed to have sold directly to the person exercising such award a portion of the value of each share of our Class A common stock, as applicable, equal to the exercise price per share divided by the market price per share, and MarketWise, Inc. will be deemed to have sold directly to MarketWise, LLC (or the applicable subsidiary of MarketWise, LLC) the difference between the exercise price and market price per share for each such share of our Class A common stock. In cases where MarketWise, Inc. grants other types of equity compensation (including Management Members Earn-Out Shares) to employees of MarketWise, LLC or its subsidiaries, on each applicable vesting date MarketWise, Inc. will be deemed to have sold to MarketWise, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, MarketWise, LLC (or such subsidiary) will deliver the shares to the applicable person, and MarketWise, Inc. will be deemed to have made a capital contribution to MarketWise, LLC equal to the purchase price for such shares in exchange for an equal number of MarketWise Units. In the event shares delivered to an applicable person are forfeited following vesting, the MarketWise Units issued to MarketWise, Inc. shall also be forfeited.
Dissolution. The MarketWise Operating Agreement will provide that the consent of MarketWise, Inc., as the managing member of MarketWise, LLC, and members holding a majority of the MarketWise Units then outstanding (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will be required to voluntarily dissolve MarketWise, LLC. In addition to a voluntary dissolution, MarketWise, LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up MarketWise, LLC; (2) second, to pay debts, liabilities and obligations owed to creditors of MarketWise,

LLC other than members; (3) third, to pay debts, liabilities and obligations owed to the members (other than payments or distributions owed to the members in their capacity as such pursuant to the MarketWise Operating Agreement); and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in MarketWise, LLC (as determined based on the number of MarketWise Units held by a member relative to the aggregate number of all outstanding MarketWise Units).
Confidentiality. Each member of MarketWise, LLC (other than MarketWise, Inc.) agrees to maintain the confidentiality of MarketWise, LLC’s confidential information. This obligation excludes information independently developed by the members, information that is or becomes generally available to the public other than as a result by a member or its affiliates or representatives, information that is or becomes available to a member from a source other than MarketWise, Inc., MarketWise, LLC, or their representatives; provided that such source is not, and was not known, by such member to be bound by a confidentiality agreement with, or any other confidentiality obligation owed to MarketWise, Inc., MarketWise, LLC, or any of their respective affiliates or representatives or under the terms of the MarketWise Operating Agreement or information approved for release by written authorization of the Chief Executive Officer, the Chief Financial Officer, or the General Counsel of either MarketWise, LLC or MarketWise, Inc.
Indemnification. The MarketWise Operating Agreement will provide for indemnification of the manager, members and officers of MarketWise, LLC and their respective subsidiaries or affiliates.
MarketWise Unit Redemption Right. The MarketWise Operating Agreement will provide a redemption right to the members (other than MarketWise, Inc. and its subsidiaries) which will entitle them to have their MarketWise Units redeemed for, at MarketWise, Inc.’s election (determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis, or, to the extent funded with cash proceeds received from an equity offering by MarketWise, Inc., a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each MarketWise Unit so redeemed, in each case in accordance with the terms of the MarketWise Operating Agreement. In connection with the exercise of the redemption or exchange of MarketWise Units (1) the members will be required to surrender an equal number of shares of our Class B common stock registered in the name of such redeeming or exchanging member, which will thereafter be transferred to MarketWise, Inc. and will be canceled for no consideration on a one-for-one basis with the number of MarketWise Units so redeemed or exchanged and (2) all redeeming members will surrender such MarketWise Units to MarketWise, LLC for cancellation. MarketWise, Inc. will then contribute cash or shares of our Class A common stock, as applicable, to MarketWise, LLC in exchange for an amount of newly issued MarketWise Units that will be issued to MarketWise, Inc. equal to the number of MarketWise Units redeemed from the member. MarketWise, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such member to complete the redemption. Alternatively, MarketWise, Inc. may, at its election determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested, effect a direct exchange with the applicable members of such shares of Class A common stock or such cash, as applicable, for such MarketWise Units in lieu of such a redemption. The determination of a whether to redeem MarketWise Units for shares of our Class A common stock or cash (an “Election Decision”) will be made by the “Disinterested Majority” of our board of directors. We expect that the Disinterested Majority will exclude any directors who directly or indirectly have a material interest (including an economic interest) in such Election Decision. By giving discretion for an Election Decision only to the Disinterested Majority, we seek to avoid conflicts of interest that could bring into question the integrity of such an Election Decision. In making an Election Decision, the Disinterested Majority may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the potential dilutive impact of new issuances of Class A common stock, and such other factors as the Disinterested Majority may deem relevant.
Each MarketWise Member’s (other than MarketWise, Inc. and its subsidiaries) redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such member and the absence of any liens or encumbrances on such MarketWise Units redeemed. Additionally, in the case MarketWise, Inc. elects a cash settlement, such member may retract its redemption request within a specified period of time. Moreover, in the case of a settlement in shares of our Class A common stock, such redemption may be conditioned on the closing of an underwritten distribution of the shares of our Class A common stock that may be issued in connection with such proposed redemption. In the case of a settlement in shares of our Class A common stock, such member may also revoke or delay its redemption request if the following conditions exist: (1) any registration statement pursuant to which the resale of the shares of our Class A common stock to be registered for such member at or immediately following the consummation of the redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (2) MarketWise, Inc. failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such redemption; (3) MarketWise, Inc. exercised its right to defer, delay, or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such member to have its shares of Class A common stock registered at or immediately following the consummation of the redemption; (4) such member is in possession of any material non-public information concerning MarketWise, Inc., the receipt of which results in such member being prohibited or restricted from selling shares of Class A common stock at or immediately following the redemption without disclosure of such information (and MarketWise, Inc. does not permit disclosure); (5) any stop order relating to the registration statement pursuant to which the shares of Class A common stock were to be registered by such member at or immediately following the redemption shall have been issued by the SEC; (6) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A common stock is then traded; (7) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental entity that restrains or prohibits the redemption; (8) MarketWise, Inc. shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such member to consummate the resale of the shares of Class A common stock to be received upon such redemption pursuant to an effective registration statement; or (9) the redemption date would occur three business days or less prior to, or during, a blackout period.
Whether by redemption or exchange, MarketWise, Inc. is obligated to ensure that at all times the number of MarketWise Units that MarketWise, Inc. owns equals the number of outstanding shares of our Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Amendments. In addition to certain other requirements, MarketWise, Inc.’s prior written consent, as manager, and the prior written consent of members holding a majority of the MarketWise Units then outstanding and entitled to vote (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will generally be required to amend or modify the MarketWise Operating Agreement.
Employment Agreements
Executive Officers
MarketWise, LLC has entered into employment agreements with each of its named executive officers. For more information, see “Executive Compensation—Executive Compensation Arrangements—Employment Agreements.”
Michael Palmer
MarketWise, LLC entered into an employment agreement with Mr. Palmer dated May 1, 2015 for his position as Managing Director with an initial base pay of $500,000 (the “Palmer Employment Agreement”). Mr. Palmer holds more than 5% of MarketWise, Inc.’s equity and is a director of MarketWise, Inc. The Palmer Employment Agreement provides that Mr. Palmer’s employment term expires on December 31, 2021 and shall automatically renew for subsequent one-year renewal terms unless otherwise terminated by either party. The Palmer Employment Agreement may be terminated by either party at any time and for any reason upon 180 days’ notice.
The Palmer Employment Agreement provides that Mr. Palmer shall be eligible to receive copy royalties equal to 7% of net revenues on all frontend marketing copy written by Mr. Palmer and 3% of net revenues on all backend copy marketing written by Mr. Palmer. Mr. Palmer is also entitled to participate in our health and welfare plans.
If Mr. Palmer’s employment is terminated for any reason, Mr. Palmer shall be entitled to receive unpaid base pay through the date of termination and reimbursement for any expenses incurred through the date of termination.

Pursuant to the Palmer Employment Agreement, Mr. Palmer is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Stephen Sjuggerud
MarketWise, LLC entered into an employment agreement with Mr. Sjuggerud dated May 1, 2015, for his position as Editor with an initial base pay of $500,000 (the “Sjuggerud Employment Agreement”). Mr. Sjuggerud holds more than 5% of MarketWise, Inc.’s equity and is a director of MarketWise, Inc. The Sjuggerud Employment Agreement provides that Mr. Sjuggerud’s employment term expires on December 31, 2021 and shall automatically renew for subsequent one-year renewal terms unless otherwise terminated by either party. The Sjuggerud Employment Agreement may be terminated by either party at any time and for any reason upon 180 days’ notice.
The Sjuggerud Employment Agreement provides that Mr. Sjuggerud shall be eligible to receive discretionary bonuses, subject to Mr. Sjuggerud’s employment through the payment date. Mr. Sjuggerud is also entitled to participate in our health and welfare plans.
If Mr. Sjuggerud’s employment is terminated for any reason, Mr. Sjuggerud shall be entitled to receive unpaid base pay through the date of termination and reimbursement for any expenses incurred through the date of termination.
Pursuant to the Sjuggerud Employment Agreement, Mr. Sjuggerud is subject to confidentiality and assignment of intellectual property provisions, and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.
Frank Porter Stansberry
Porter Stansberry holds more than 5% of MarketWise, Inc.’s equity, but does not currently serve as an employee or a director. MarketWise, LLC entered into an employment agreement with Mr. Stansberry dated May 1, 2015 (the “Stansberry Employment Agreement”). Mr. Stansberry resigned in 2020, at which time the parties mutually terminated the Stansberry Employment Agreement.
Pursuant to the Stansberry Employment Agreement, Mr. Stansberry is subject to confidentiality and assignment of intellectual property provisions which by their nature survive the termination of the Stansberry Employment Agreement. The non-competition and non-solicitation of employees and customer provisions and the license to Mr. Stansberry’s name and likeness expire on January 1, 2022.
Equity Compensation
MarketWise, LLC has made certain equity-based awards to its named executive officers. For more information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Licensing and Solicitation Fees
Stansberry & Associates Investment Research, LLC licenses its names and logos to Stansberry Asset Management LLC (“SAM”) in exchange for licensing fees. Stansberry & Associates Investment Research, LLC also receives solicitation fees from SAM when Stansberry & Associates Investment Research, LLC’s customers sign up to receive services from SAM. The amount of such fees accrued in the year ended December 31, 2020 was approximately $350,000. Marco Ferri, Mark Arnold, Stephen Sjuggerud, Porter Stansberry, and Michael Palmer are indirect, passive owners of SAM.
Second Amended and Restated Operating Agreement of MarketWise, LLC
Prior to consummation of the Transactions, MarketWise, LLC and the MarketWise Members were parties to the Second Amended and Restated Operating Agreement of MarketWise, LLC (formerly S & A Holdings (2013), LLC), dated as of June 1, 2020 and effective as of December 31, 2019 (the “Prior LLC Agreement”), which prior to the Transactions governed the business and operations of MarketWise, LLC and defined the relative rights and privileges associated with the existing units of MarketWise, LLC. In connection with the consummation of the Transactions, MarketWise, Inc. and the other members of MarketWise, LLC entered into the MarketWise Operating Agreement. For additional information, see “—MarketWise Operating Agreement.”
Prior to the consummation of the Transactions, pursuant to the Prior LLC Agreement, MarketWise, LLC made ordinary course profit and tax distributions to Monument & Cathedral, LLC, Porter Stansberry, Michael Palmer, Stephen Sjuggerud, Mark Arnold, Dale Lynch, and Marco Ferri. The amount distributed to Monument & Cathedral, LLC in the year ended December 31, 2020 was approximately $99.0 million. The amount distributed to Porter Stansberry in the year ended December 31, 2020 was approximately $44.5 million. The amount distributed to Michael Palmer in the year ended December 31, 2020 was approximately $13.0 million. The amount distributed to Stephen Sjuggerud in the year ended December 31, 2020 was approximately $10.7 million. The amount distributed to Mark Arnold in the year ended December 31, 2020 was approximately $1.7 million. The amount distributed to Dale Lynch in the year ended December 31, 2020 was approximately $355,000. The amount distributed to Marco Ferri in the year ended December 31, 2020 was approximately $284,000.
Leases
We lease an office property from Sandlapper II, LLC. Stephen Sjuggerud and Michael Palmer are owners of Sandlapper II, LLC. The amount paid under the lease in the year ended December 31, 2020 was approximately $55,000.
Notes and Advances
On December 22, 2016, a subsidiary of Monument & Cathedral, LLC advanced $5,670,400 to MarketWise, LLC and Stansberry & Associates Investment Research, LLC, collectively, pursuant to a secured uncommitted credit agreement dated December 31, 2013 and a secured promissory note dated December 22, 2016. The advance bore interest at a per annum floating rate equal to the U.S. Prime Rate plus 2%. The remaining amount outstanding under the security agreement and note of approximately $2,299,283 was repaid in full on June 1, 2020. The secured uncommitted credit agreement dated December 31, 2013 was subsequently terminated on February 11, 2021.
On August 13, 2019, Porter Stansberry issued an unsecured promissory note to MarketWise, LLC, pursuant to which Mr. Stansberry borrowed an aggregate principal amount of $3,000,000 bearing interest at a per annum floating rate equal to the Applicable Federal Rate for long-term loans. The amount outstanding under the note of approximately $3,048,699 was repaid in full on June 30, 2020.
Revenue Share Arrangements
Our operating companies regularly enter into informal revenue share arrangements with Monument & Cathedral, LLC. Under such arrangements, our operating companies pay subsidiaries of Monument & Cathedral, LLC a percentage of the revenue generated by their marketing efforts or a fixed price for each customer that our operating companies acquire through their marketing efforts. These revenue share arrangements are generally informal and only last for the duration of the marketing effort, which is typically short term. In the year ended December 31, 2020, we paid Monument & Cathedral, LLC or its subsidiaries approximately $3.4 million under such arrangements.
Our operating companies also enter into similar informal arrangements under which subsidiaries of Monument & Cathedral, LLC pay the participating our operating companies for their marketing efforts. In 2020, Monument & Cathedral, LLC paid us approximately $2.6 million under such arrangements.
We expect our revenue share arrangements with Monument & Cathedral, LLC and its subsidiaries to continue.
Holding Company Services
A number of subsidiaries of Monument & Cathedral, LLC provide various administrative services to our operating companies. The total amount paid to Monument & Cathedral, LLC’s subsidiaries in the year ended December 31, 2020 was approximately $1.3 million.

Director and Officer Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. For additional information, see “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors.”
Policies and Procedures for Related Persons Transactions
Our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or directors;
•any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the audit committee will have the responsibility to review related party transactions.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter, and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Authorized Capital Stock
Under the Charter and Bylaws, our authorized capital stock consists of:
•950,000,000 shares of Class A common stock, par value $0.0001 per share;
•300,000,000 shares of Class B common stock, par value $0.0001 per share; and
•100,000,000 shares of preferred stock, par value $0.0001 per share.
Certain provisions of the Charter and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.
Common Stock
Class A Common Stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock and our Class B common stock will be entitled to receive ratable portions of the remaining assets available for distribution; provided, that each holder of shares of our Class B common stock shall not be entitled to receive more than $0.0001 per share of our Class B common stock owned of record by such holder on the record date for such distribution and, upon receiving such amount, shall not be entitled to receive any other assets or funds with respect to such shares of our Class B common stock.
Holders of shares of our Class A common stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of our Class A common stock. There will be no redemption or sinking fund provisions applicable to our Class A common stock.
Class B Common Stock
Each share of our Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally.
Shares of our Class B common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of MarketWise Units held by our MarketWise Members and the number of shares of our Class B common stock issued and outstanding. Shares of our Class B common stock are transferable only together with an equal number of MarketWise Units. Only permitted transferees of MarketWise Units held by the members of MarketWise will be permitted transferees of our Class B common stock. See “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement.”

Holders of shares of our Class B common stock will vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Charter described below or as otherwise required by applicable law or the Charter.
Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation other than the right to receive $0.0001 per share of our Class B common stock. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption, or conversion rights with respect to such shares of our Class B common stock. There will be no redemption or sinking fund provisions applicable to our Class B common stock. Any amendment of the Charter that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution other than in connection with a dissolution or liquidation, (2) any right to convert into or be exchanged for our Class A common stock, or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of a majority of the holders of our Class A common stock voting separately as a class.
As of the date of this prospectus, the MarketWise Members own, in the aggregate, 291,092,300 shares of our Class B common stock.
Preferred Stock
The total of our authorized shares of preferred stock is 100,000,000 shares. We currently have no shares of preferred stock outstanding.
Under the terms of the Charter, our board of directors is authorized to direct MarketWise, Inc. to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on our Class A common stock, diluting the voting power of our Class A common stock, or subordinating the liquidation rights of our Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Redeemable Warrants
Public Warrants
Each whole public warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of our Class A common stock. This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. Accordingly, unless you purchased at least two units, you will not be able to receive or trade a whole public warrant. The public warrants will expire July 21, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of our Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of our Class A common stock upon exercise of a public warrant unless the shares of our Class A common stock issuable upon such public warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the shares of our Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Transactions, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Class A common stock issuable upon exercise of the warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of our Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Transactions, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our shares of our Class A common stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of our Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of our Class A common stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by Continental Stock Transfer & Trust Company.
Redemption of Public Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00
Once the public warrants become exercisable, we may call the public warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public warrant holder; and
•if, and only if, the closing price of the shares of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders.
We will not redeem the public warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of our Class A common stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of our Class A common stock is available throughout the 30-day redemption period. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the shares of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) public warrant exercise price after the redemption notice is issued.
Redemption of Public Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00
Once the public warrants become exercisable, we may call the public warrants for redemption (except as described herein with respect to the private placement warrants):
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their public warrants on a cashless basis prior to redemption and receive that number of shares of our Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of our Class A common stock (as defined below) except as otherwise described below;
•if, and only if, the closing price of our shares of our Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders; and
•if the closing price of the shares of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
Beginning on the date the notice of redemption is given until the public warrants are redeemed or exercised, holders may elect to exercise their public warrants on a cashless basis. The numbers in the table below represent the number of shares of our Class A common stock that a public warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their public warrants and such public warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of our shares of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below. We will provide our public warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant or the exercise price of a public warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below.
If the number of shares issuable upon exercise of a public warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant. If the exercise price of a public warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the “Market Value” and the “Newly Issued Price” as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a public warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Shares of Class A Common Stock
(period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.237	0.259	0.278	0.295	0.311	0.325	0.338	0.35	0.361
57 months	0.233	0.255	0.275	0.293	0.309	0.324	0.338	0.35	0.361
54 months	0.229	0.251	0.272	0.291	0.307	0.323	0.337	0.35	0.361
51 months	0.225	0.248	0.269	0.288	0.305	0.321	0.336	0.349	0.361
48 months	0.22	0.243	0.265	0.285	0.303	0.32	0.335	0.349	0.361
45 months	0.214	0.239	0.261	0.282	0.301	0.318	0.334	0.348	0.361
42 months	0.208	0.234	0.257	0.278	0.298	0.316	0.333	0.348	0.361
39 months	0.202	0.228	0.252	0.275	0.295	0.314	0.331	0.347	0.361
36 months	0.195	0.222	0.247	0.271	0.292	0.312	0.33	0.346	0.361
33 months	0.187	0.215	0.241	0.266	0.288	0.309	0.328	0.345	0.361
30 months	0.179	0.208	0.235	0.261	0.284	0.306	0.326	0.345	0.361
27 months	0.17	0.199	0.228	0.255	0.28	0.303	0.324	0.343	0.361
24 months	0.159	0.19	0.22	0.248	0.274	0.299	0.322	0.342	0.361
21 months	0.148	0.179	0.21	0.24	0.268	0.295	0.319	0.341	0.361
18 months	0.135	0.167	0.2	0.231	0.261	0.289	0.315	0.339	0.361
15 months	0.12	0.153	0.187	0.22	0.253	0.283	0.311	0.337	0.361
12 months	0.103	0.137	0.172	0.207	0.242	0.275	0.306	0.335	0.361
9 months	0.083	0.117	0.153	0.191	0.229	0.266	0.3	0.332	0.361
6 months	0.059	0.092	0.13	0.171	0.213	0.254	0.292	0.328	0.361
3 months	0.03	0.06	0.1	0.145	0.193	0.24	0.284	0.324	0.361
0 months	0	0	0.042	0.115	0.179	0.233	0.281	0.324	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Class A common stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our shares of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the public warrants is $11.00 per share, and at such time there are 57 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.255 shares of our Class A common stock for each whole public warrant.
For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.284 shares of our Class A common stock for each whole public warrant. In no event will the public warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our Class A common stock per public warrant (subject to adjustment). Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our Class A common stock.
This redemption feature differs from the typical public warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of public warrants for cash (other than the private placement warrants) when the trading price for the shares of our Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the shares of our Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of our Class A common stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Public Warrants When the Price Per our Class A common stock Equals or Exceeds $18.00.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of the final prospectus filed in connection with ADAC’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay the redemption price to the public warrant holders.
As stated above, we can redeem the public warrants when the shares of our Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares. If we choose to redeem the public warrants when the shares of our Class A common stock are trading at a price below the exercise price of the public warrants, this could result in the public warrant holders receiving fewer shares of our Class A common stock than they would have received if they had chosen to wait to exercise their public warrants for shares of our Class A common stock if and when such shares of our Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of our Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of our Class A common stock to be issued to the holder.
Redemption Procedures
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to Continental Stock Transfer and Trust Company’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of our Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of our Class A common stock is increased by a share capitalization payable in shares of our Class A common stock, or by a stock split or other similar event, then, on the effective date of such share capitalization, stock split, or similar event, the number of shares of our Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding number of shares of common stock. A rights offering to holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of our Class A common stock equal to the product of (i) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Class A common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of our Class A common stock, in determining the price payable for shares of our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of our Class A common stock as reported during the ten-trading day period ending on the trading day prior to the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to holders of shares of our Class A common stock on account of such shares of our Class A common stock (or other securities into which the public warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of our Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of our Class A common stock issuable on exercise of each public warrant) does not exceed $0.50 (being 5% of the offering price of the units sold in ADAC’s initial public offering), then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse share split, or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification, or similar event, the number of shares of our Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.
Whenever the number of shares of our Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of our Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash, or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange, or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our Class A common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of our Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of our Class A common stock in such a transaction is payable in the form of shares of our Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.
The public warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of then-outstanding public warrants to make any change that adversely affects the interests of the registered holders.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their public warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of our Class A common stock issuable upon exercise of such warrants) will not be redeemable by us (except as described above under “—Redemption of Public Warrants When the Price Per our Class A common stock Equals or Exceeds $10.00”) so long as they are held by the Sponsor, members of the Sponsor, or their permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Except as described above under “—Public Warrants—Redemption of Public Warrants When the Price Per our Class A common stock Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “sponsor exercise fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor exercise fair market value. The “sponsor exercise fair market value” will mean the average reported closing price of the shares of our Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to Continental Stock Transfer & Trust Company. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of ADAC’s initial public offering whether they would be affiliated with us following the closing of an initial business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of our Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Forum Selection
The Charter provides that (A) (i) any derivative action or proceeding brought on our behalf , (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former director, officer, other employee, or stockholder to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Charter, or the Bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. The Charter also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders, and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore, do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. See “Dividend Policy” and “Risk Factors—Risks Related to Our Organizational Structure—We do not currently intend to pay dividends on our Class A common stock.”
Anti-Takeover Provisions

The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by Nasdaq rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and, as described under “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement—MarketWise Unit Redemption Right,” funding of redemptions of MarketWise Units. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Classified Board of Directors
The Charter provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The Charter also provides that, subject to the rights of the holders of any series of preferred stock then outstanding, for as long as the Charter provides for a classified board of directors, any director, or the entire board of directors, may otherwise be removed only for cause by an affirmative vote of at least a majority of the voting power of all the outstanding shares of our capital stock entitled to vote generally in the election of directors, at a meeting duly called for that purpose. See “Management—Board Composition and Election of Directors.” These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control of us or our management.
Stockholder Action by Written Consent
Under the terms of the Charter, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Special Meetings of Stockholders
The Bylaws provide that only the chairperson of our board of directors or a majority of our whole board of directors may call special meetings of the stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Section 203 of the DGCL
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. The Charter does not contain a provision opting out of Section 203 of the DGCL.
Limitations on Liability and Indemnification of Officers and Directors
The Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, the Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Corporate Opportunity Doctrine
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Under the Charter, we will, to the fullest extent permitted by Delaware law, renounce any interest or expectancy that we otherwise would be entitled to have in, all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to the Sponsor or its affiliates (other than MarketWise, Inc. and its subsidiaries), and any of its or their respective principals, members, directors, partners, stockholders, officers, employees, or other representatives (other than any such person who is also an officer or employee of MarketWise, Inc. or its subsidiaries), or any director or stockholder who is not employed by MarketWise, Inc. or its subsidiaries (each such person, an “exempt person”). The Charter provides that, to the fullest extent permitted by law, no exempt person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which MarketWise, Inc. or its subsidiaries now engage or propose to engage or (2) otherwise competing, directly or indirectly, with MarketWise, Inc. or any of its subsidiaries. In addition, to the fullest extent permitted by law, if an exempt person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for MarketWise, Inc. or its subsidiaries, such exempt person will have no duty to communicate or offer such transaction or business opportunity to MarketWise, Inc. or any of its subsidiaries and such exempt person may take any such opportunity for themselves or offer it to another person or entity. The forgoing provisions shall not apply to an opportunity that was expressly offered to an exempt person solely in their capacity as a director, executive officer, or employee of MarketWise, Inc. or its subsidiaries.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of MarketWise, Inc. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock and Public Warrants are listed on the Nasdaq under the symbols “MKTW” and “MKTW W,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE
We cannot predict the effect, if any, future sales of shares of Class A common stock, or the availability for future sale of shares of Class A common stock, will have on the market price of shares of our Class A common stock prevailing from time to time. The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors—Risks Related to this Offering and Ownership of our Class A Common Stock—A significant portion of the total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to the exchange or redemption of MarketWise Units) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.”
Prior to the issuance and resale of the securities offered by this prospectus, we have a total of 28,003,096 shares of our Class A common stock outstanding (including 3,051,000 Sponsor Earnout Shares). Of these shares, all of the shares sold in ADAC’s initial public offering (totaling 2,653,096 shares of our Class A common stock) are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer. The remaining shares of our Class A common stock are “restricted securities,” as defined in Rule 144 under the Securities Act (“Rule 144”), and may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration.
In addition, subject to certain limitations and exceptions, pursuant to the terms of the MarketWise Operating Agreement, holders of MarketWise Units may exchange such units (together with a corresponding number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, and reclassifications. Prior to the issuance and resale of the securities offered by this prospectus, the MarketWise Members hold 291,092,300 MarketWise Units, all of which are exchangeable for shares of our Class A common stock from time to time pursuant to the terms of the MarketWise Operating Agreement. Any shares of Class A common stock we issue upon exchange of MarketWise Units will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. Moreover, as a result of the Registration Rights Agreement, all or a portion of these shares may be eligible for future sale without restriction, subject to the lock-up arrangements described below. See “—Registration Rights” and “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”
Prior to the issuance and resale of the securities offered by this prospectus, we also have 30,979,993 warrants outstanding (including 10,280,000 private placement warrants), each exercisable for one share of Class A common stock at a price of $11.50 per share beginning August 20, 2021. As a result of the registration provisions of the Warrant Agreement, all or a portion of these shares may be eligible for future sale without restriction.
Equity Plans
We expect to file a registration statement on Form S-8 under the Securities Act to register the offer and sale of all shares of Class A common stock or securities convertible or exchangeable for shares of our Class A common stock issuable under the 2021 Incentive Award Plan and the 2021 ESPP. Shares of our Class A common stock registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.
Registration Rights
In connection with the Transactions, we entered into the Registration Rights Agreement with the Sponsor, the MarketWise Members, and certain other parties pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders, including registration of the shares of Class A common stock delivered to the

MarketWise Members in exchange for MarketWise Units. Assuming exchange of all MarketWise Units held by the MarketWise Members, the shares covered by registration rights under the Registration Rights Agreement would represent approximately 87.5% of our outstanding Class A common stock. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. See “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”
Furthermore, pursuant to the terms of the Subscription Agreements, we are required to file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the resale of the shares of Class A common stock issued to the PIPE Investors. Such rights terminate with respect to any shares held by a PIPE Investor on the earliest of (i) the second anniversary of the consummation of the Transactions, (ii) the date on which all such shares have been sold, and (iii) the first date on which such PIPE Investor can sell all such shares under Rule 144 without limitation as to the manner of sale or amount of securities sold.
The Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement. See “Description of Capital Stock—Redeemable Warrants—Public Warrants.”
Lock-Up Agreements
Pursuant to the Registration Rights Agreement, the Sponsor, the MarketWise Members, certain other holders, or their respective permitted transferees agreed not to transfer, sell, assign, or otherwise dispose of, (a) with respect to the Sponsor, the shares of our Class A common stock held by the Sponsor on the closing date of the Transactions or received by the Sponsor in connection with the Transactions and (b) with respect to the MarketWise Members, (i) the shares of our Class A common stock received by the MarketWise Members on the closing date of the Transactions and (ii) any shares of Class A common stock received by any MarketWise Member thereafter pursuant to a direct exchange or redemption of MarketWise Units held as of the closing date of the Transactions under the MarketWise Operating Agreement. Such restrictions end (i) with respect to the Sponsor and any MarketWise Member that is a member of our management, on the earlier of (x) July 21, 2022 and (y) the date on which the last reported sale price of our Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing December 18, 2021 and (ii) with respect to any MarketWise Member that is not a member of our management, January 17, 2022, and (B) on the date on which we complete a liquidation, merger, share exchange, or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities, or other property, subject to certain exceptions.
Pursuant to the letter agreement entered into by the Sponsor and certain related parties, the Sponsor and such parties have agreed not to transfer, sell, assign, or otherwise dispose of any private placement warrants or shares of Class A common stock underlying private placement warrants until August 20, 2021, being the 30th day following consummation of the Transactions.
Upon the expiration of the applicable lock-up periods, substantially all of the securities subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed herein.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of shares of our common stock then outstanding; and
•the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the “Super” Form 8-K related to the Transactions, filed on July 28, 2021).
As a result, the Sponsor will be able to sell its Class A common stock and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of the “Super” Form 8-K. Absent registration under the Securities Act, other stockholders, including MarketWise, Inc. stockholders who received restricted securities in the Transactions will not be permitted to sell their restricted securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.
Any shares we issue upon exchange of MarketWise Units will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144.
Following the consummation of the Transactions, MarketWise, Inc. is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF CLASS A COMMON STOCK AND WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our Class A common stock and warrants, which we collectively refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock or warrants.
This discussion is limited to holders of our Class A common stock or warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our securities under the constructive sale provisions of the Code;
•persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity, and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding our securities and the owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR

SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Class A common stock or warrants that is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Taxation of Distributions. As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, the gross amount of distributions made with respect to the Class A common stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A common stock, as described under “—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants” below.
With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A common stock or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Class A common stock or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrant generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. In the case of any shares of Class A common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of Class A common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Exercise, Lapse, or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. A U.S. Holder’s tax basis in a share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. The U.S. Holder’s holding period for the share of Class A common stock received upon exercise of the warrant generally will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Class A common stock received would equal the holder’s basis in the warrants used to effect the cashless exercise. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Class A common stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised and the exercise price of such warrants. A U.S. Holder’s holding period for the Class A common stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this registration statement captioned “Description of Capital Stock—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A common stock which is taxable to the U.S. Holders of such shares of Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock as described under “—Taxation of Distributions” above. Such constructive distributions would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its warrants should be increased to the extent of any constructive distribution treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding. Distributions with respect to the Class A common stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of the Class A common stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock or warrants that is for U.S. federal income tax purposes:
•a non-resident alien individual;
•a foreign corporation; or
•a foreign estate or trust.
Taxation of Distributions. If we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Class A Common Stock and Warrants. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock or warrants (including an expiration of warrants) unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Class A common stock and warrants constitute U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock and warrants by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock and warrants are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise, Lapse, or Redemption of a Warrant. The characterization for U.S. federal income tax purposes of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder will generally correspond to the characterization described under “—U.S. Holders—Exercise, Lapse, or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described above in “—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock and Warrants.”
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Capital Stock—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock. Such constructive distribution to a Non-U.S. Holder of warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “— Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding. Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock and warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock and warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid, or constructive distributions deemed paid, if any, with respect to our warrants, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

PLAN OF DISTRIBUTION
The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A common stock or private placement warrants or interests in our Class A common stock or private placement warrants received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A common stock or private placement warrants or interests in our Class A common stock or private placement warrants on any stock exchange, market, or trading facility on which shares of our Class A common stock or private placement warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of their securities or or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their members, partners, or stockholders;
•short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•through agents;
•broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or
•a combination of any such methods of sale.
The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock or private placement warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A common stock or private placement warrants or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Class A common stock or private placement warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or private placement warrants to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or private placement warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of shares of our Class A common stock or private placement warrants offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A common stock or private placement warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.
The selling securityholders also may in the future resell a portion of our Class A common stock or private placement warrants in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A common stock or private placement warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the number of shares of our Class A common stock or private placement warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement and the Subscription Agreements. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.
The selling securityholders may use this prospectus in connection with resales of shares of our Class A common stock and private placement warrants. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Class A common stock or private placement warrants, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock or private placement warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of shares of our Class A common stock or private placement warrants.
A selling securityholder that is an entity may elect to make an in-kind distribution of Class A common stock or private placement warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock and private placement warrants to be offered and sold pursuant to this prospectus.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of MarketWise, LLC as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Ascendant Digital Acquisition Corp. as of December 31, 2020, and for the period from February 11, 2020 (inception) through December 31, 2020, included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report, appearing elsewhere herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On July 21, 2021, the audit committee of our board of directors dismissed WithumSmith+Brown PC (“Withum”), ADAC’s independent registered public accounting firm prior to the Transactions, as MarketWise, Inc.’s independent registered public accounting firm.
The report of Withum on the financial statements of ADAC as of December 31, 2020 and for the period from February 11, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles.
During the period from February 11, 2020 (inception) through December 31, 2020 and subsequent interim period through July 21, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act between ADAC and Withum on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on ADAC’s financial statements for such period.
During the period from February 11, 2020 (inception) through December 31, 2020 and subsequent interim period through July 21, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act).
MarketWise, Inc. provided Withum with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on July 28, 2021 and requested that Withum furnish MarketWise, Inc. with a letter addressed to the SEC stating whether it agrees with the statements made by MarketWise set forth above. A copy of the letter was filed as an exhibit to the Form 8-K filed on July 28, 2021 and is incorporated by reference to the registration statement of which this prospectus is a part.
On July 21, 2021, the audit committee of our board of directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as MarketWise, Inc.’s independent registered public accounting firm to audit MarketWise, Inc.’s consolidated financial statements as of and for the year ended December 31, 2021. Deloitte served as independent registered public accounting firm of MarketWise, LLC prior to the Transactions. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through July 21, 2021, MarketWise, Inc. did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to MarketWise, Inc. that Deloitte concluded was an important factor considered by MarketWise, Inc. in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.marketwise.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

ASCENDANT DIGITAL ACQUISITION CORP
CONDENSED BALANCE SHEETS

	June 30 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$416,780	$861,754
Prepaid expenses	218,981	328,772
Total current assets	635,761	1,190,526
Investments held in Trust Account	414,268,577	414,209,593
Total Assets	$414,904,338	$415,400,119
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$274,570	$22,120
Accrued expenses	2,777,394	111,146
Due to related party	5,846	9,750
Total current liabilities	3,057,810	143,016
Deferred underwriting commissions	14,490,000	14,490,000
Derivative warrant liabilities	50,497,400	53,801,110
Total liabilities	68,045,210	68,434,126
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 34,185,912 and 34,196,599 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	341,859,120	341,965,990
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 7,214,088 and 7,203,401 shares issued and outstanding (excluding 34,185,912 and 34,196,599 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	721	720
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 issued and outstanding as of June 30, 2021 and December 31, 2020	1,035	1,035
Additional paid-in capital	34,734,757	34,627,888
Accumulated deficit	(29,736,505)	(29,629,640)
Total shareholders’ equity	5,000,008	5,000,003
Total liabilities and shareholders’ equity	$414,904,338	$415,400,119
The accompanying notes are an integral part of these unaudited condensed financial statements.

ASCENDANT DIGITAL ACQUISITION CORP.
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2021	For The Period From February 11, 2020 (inception) Through June 30, 2020
	2021	2020
General and administrative expenses	$2,963,134	$28,405	$3,409,559	$45,779
Administrative expenses - related party	30,000	—	60,000	—
Loss from operations	(2,993,134)	(28,405)	(3,469,559)	(45,779)
Change in fair value of derivative warrant liabilities	(18,834,160)	$—	3,303,710	—
Interest earned on investments held in Trust Account	10,329	—	58,984	—
Net loss	$(21,816,965)	$(28,405)	$(106,865)	$(45,779)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000	—
Basic and diluted net income per share, Class A ordinary shares	$0.00	$—	$0.00	$—
Basic and diluted weighted average shares outstanding of Class B ordinary shares	10,350,000	10,350,000	10,350,000	10,350,000
Basic and diluted net income per share, Class B ordinary shares	$(2.11)	$0.00	$(0.02)	$0.00
The accompanying notes are an integral part of these unaudited condensed financial statements.

ASCENDANT DIGITAL ACQUISITION CORP.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(UNAUDITED)

	For The Six Months Ended June 30, 2021
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	7,203,401	$720	10,350,000	$1,035	$34,627,888	$(29,629,640)	$5,000,003
Shares subject to possible redemption	(2,171,010)	(217)	—	—	(21,709,883)	—	(21,710,100)
Net income	—	—	—	—	—	21,710,100	21,710,100
Balance - March 31, 2021 (unaudited)	5,032,391	503	10,350,000	1,035	12,918,005	(7,919,540)	5,000,003
Shares subject to possible redemption	2,181,697	218	—	—	21,816,752	—	21,816,970
Net loss	—	—	—	—	—	(21,816,965)	(21,816,965)
Balance - June 30, 2021 (unaudited)	7,214,088	$721	10,350,000	$1,035	$34,734,757	$(29,736,505)	$5,000,008

	For The Period From February 11, 2020 (inception) Through June 30, 2020
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - February 11, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	10,350,000	1,035	23,965	—	25,000
Net loss	—	—	—	—	—	(17,374)	(17,374)
Balance - March 31, 2020 (unaudited)	—	—	10,350,000	1,035	23,965	(17,374)	7,626
Net loss	—	—	—	—	—	(28,405)	(28,405)
Balance - June 30, 2020 (unaudited)	—	$—	10,350,000	$1,035	$23,965	$(45,779)	$(20,779)
The accompanying notes are an integral part of these unaudited condensed financial statements.

ASCENDANT DIGITAL ACQUISITION CORP.
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(106,865)	$(45,779)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	—	27,928
Interest earned on investments held in Trust Account	(58,984)	—
Change in fair value of derivative warrant liabilities	(3,303,710)	—
Changes in operating assets and liabilities:
Prepaid expenses	109,791	(294)
Accounts payable	252,450	13,333
Due to related party	(3,904)	—
Accrued expenses	2,666,248	4,812
Net cash used in operating activities	(444,974)	—
Net change in cash	(444,974)	—
Cash - beginning of the period	861,754	—
Cash - end of the period	$416,780	$—
Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accounts payable	$—	$211,234
Deferred offering costs included in accrued expenses	$—	$31,255
Deferred offering costs included in note payable—related party	$—	$122,541
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Change in value of Class A ordinary shares subject to possible redemption	(106,870)	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

Note 1 — Description of Organization and Business Operations
Organization and General
Ascendant Digital Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on February 11, 2020. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in what it calls the “Attention Economy”, which refers to various converging sectors within interactive (digital) entertainment, film/television, music, print and digital books (including magazine and comics publications), e-sports, live events and other forms of consumer entertainment and enabling services and technologies. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
At June 30, 2021, the Company had not yet commenced operations. All activity for the period from February 11, 2020 (inception) through June 30, 2021 relates to the Company’s formation and its preparation for the initial public offering (“Initial Public Offering”), which is described below, and since offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of income earned on investments on investments in the Trust Account (as defined below).
The Company’s sponsor is Ascendant Sponsor LP, a Cayman Islands exempted limited partnership (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 24, 2020. On July 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 5,400,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $23.4 million, inclusive of approximately $14.5 million in deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.3 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and which was invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. The Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the amended and restated memorandum and articles of association (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 28, 2022 (the “Combination Period”) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On March 1, 2021, the Company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing), entered into a Business Combination Agreement with MarketWise, LLC (formerly known as Beacon Street Group, LLC), a Delaware limited liability company (the “MarketWise”), all of the members of MarketWise party thereto (collectively, the “Sellers” and each a “Seller”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers thereunder (in such capacity, the “Seller Representative”) (the “Business Combination Agreement”, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of May 21, 2021, by and among the Company, MarketWise and the Seller Representative (solely in its capacity as the representative of the Sellers thereunder), and by that certain Amendment No. 2 to the Business Combination Agreement, dated as of June 16, 2021, by and among the Company, MarketWise, and the Seller Representative (solely in its capacity as the representative of the Sellers thereunder), and as the same may be further amended from time to time, the “Transaction Agreement”). Each of the Company, MarketWise, the Sellers and the Seller Representative are individually referred to herein as a “Party” and, collectively, the “Parties”. The transactions contemplated by the Transaction Agreement are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing of the Business Combination is referred to herein as the “Closing Date.”
The Domestication; Charter of the Company and Bylaws of the Company
At the end of the day immediately prior to the Closing Date, subject to the satisfaction or waiver of the conditions of the Transaction Agreement, the Company will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (As Revised) (the “Domestication”).
By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Transaction Agreement, including approval of the Company’s shareholders: (i) each of the then issued and outstanding Class B ordinary shares of the Company, par value $0.0001 per share (each, a “Cayman Class B Share”), will convert automatically, on a one-for-one basis, into a Class A ordinary share of the Company, par value $0.0001 per share (each, a “Cayman Class A Share”); (ii) immediately following the conversion described in clause (i), each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Company (after the Domestication) (the “Class A Common Stock”); and (iii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share will convert automatically into a warrant to acquire one share of Class A Common Stock pursuant to the related warrant agreement.
Substantially simultaneously with or immediately following the Domestication and subject to the satisfaction or waiver of the conditions of the Transaction Agreement, the Company will also file (a) a certificate of incorporation with the Secretary of State of Delaware in the form attached to the Transaction Agreement (the “Company Domesticated Charter”) and (b) adopt bylaws in the form attached to the Transaction Agreement (the “Company Domesticated Bylaws”), to (among other things) establish a capital structure for the Company containing Class A Common Stock and shares of Class B common stock, par value $0.0001 per share of Company (after the Domestication) (the “Class B Common Stock”). The shares of Class B Common Stock will have the same voting rights as the shares of Class A Common Stock but the shares of Class B Common Stock will have no economic rights, in each case as set forth in the Company Domesticated Charter and Company Domesticated Bylaws.
Pursuant to the Transaction Agreement, substantially concurrently with the Closing, MarketWise will distribute all of its cash and cash equivalents to the Sellers in accordance with its then in effect operating agreement. Following such distribution, MarketWise will effectuate a recapitalization, pursuant to which, among other things, all Class A and Class B units of MarketWise (including the unvested Class B units of MarketWise) held by the Sellers will convert or exchange into a new class of common units of MarketWise with such terms and conditions as set forth in the MarketWise’s amended and restated operating agreement, which will be entered into pursuant to the Transaction Agreement (the “MarketWise Third A&R Operating Agreement”). Following such recapitalization, the Sellers will collectively hold a single class of common units of MarketWise.
Subject to the satisfaction or waiver of certain conditions set forth in the Transaction Agreement, at the Closing, the Company will contribute a subscription amount (the “Subscription Amount”) to MarketWise in exchange for units and warrants in MarketWise. Pursuant to the Transaction Agreement, the Subscription Amount will be an amount of cash determined by MarketWise and will be not less than $85,000,000 nor more than $150,000,000; provided, that, notwithstanding the foregoing, if the Subscription Amount determined by MarketWise will be greater than the Available Distributable Cash (as defined below), the Subscription Amount will automatically be deemed to be an amount equal to the Available Distributable Cash.
Pursuant to the Transaction Agreement, the “Available Distributable Cash” will be an aggregate amount equal to, as of immediately prior to the Closing, the sum of (without duplication): (a) all amounts in the Company’s trust account, less amounts required for the redemptions of Cayman Class A Shares by the Company’s current shareholders, plus (b) the aggregate proceeds, if any, actually received by the Company from the Subscriptions (as defined and discussed below) plus (c) all other cash and cash equivalents of the Company minus (d) the aggregate amount of unpaid transaction costs incurred by the parties to the Transaction Agreement.
At the Closing, the Company will also purchase certain units of MarketWise from the Sellers for cash consideration (the “Cash Consideration”) in an amount equal to (i) the Available Acquiror Closing Cash (as defined below), less (ii) the aggregate amount of unpaid transaction costs incurred by the parties to the Transaction Agreement as of the Closing, provided, that, under no circumstances will the Cash Consideration be more than $374,000,000 or less than $0. Pursuant to the Transaction Agreement, the “Available Acquiror Closing Cash” will be an aggregate amount equal to, as of immediately prior to the Closing, the sum of (without duplication): (a) all amounts in the Company’s trust account, less amounts required for the redemptions of Cayman Class A Shares by the Company’s current shareholders plus (b) the aggregate proceeds, if any, actually received by the Company from the Subscriptions plus (c) all other cash and cash equivalents of the Company minus (d) the Subscription Amount.
Additionally, at the Closing, the Company will issue to the Sellers, for nominal consideration, a certain number of shares of Class B Common Stock equal to the aggregate number of units of the Company retained by the Sellers at the Closing (collectively, the “Retained Units”), with each Seller receiving its pro rata share of such shares of Class B Common Stock and Retained Units. Pursuant to the Transaction Agreement, the Retained Units will be a number of common units of the Company equal to the quotient of (a) $2,910,923,000 (being the agreed equity value to the Sellers) minus the Cash Consideration, divided by (b) $10.00.
Following the Closing, the combined Company will be organized in an “Up-C” structure in which substantially all of the assets and the business of the combined Company will be held by MarketWise and its subsidiaries, and the Company’s only direct assets will consist of units and warrants of MarketWise. Assuming that none of the Company’s current shareholders exercise their right to redeem their Cayman Class A Shares, and subject to adjustment for cash on hand and working capital, as of immediately following the Closing and without giving effect to the Sponsor Earn Out Shares (as defined and discussed below) or outstanding warrants to purchase Cayman Class A Shares, the Company is expected to own, directly or indirectly, approximately 20.1% of the issued and outstanding units of MarketWise at the Closing and will control MarketWise as the sole manager of MarketWise in accordance with the terms of the MarketWise Third A&R Operating Agreement and all remaining units of the Company will be owned by the Sellers.
Upon consummation of the Transactions, the Company will change its name to “MarketWise, Inc.”
The Closing is subject to certain conditions, including, among other things, (i) the approval and adoption of the Transaction Agreement and transactions contemplated thereby and certain other matters by requisite vote of the Company’s shareholders; (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Company Material Adverse Effect (as defined in the Transaction Agreement) since the date of the Transaction Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Transaction Agreement, in each case subject to certain materiality standards contained in the Transaction Agreement. In addition, MarketWise’s obligation to consummate the Business Combination is subject to the condition that the sum of (x) the funds remaining in the Company’s trust account (after giving effect to redemptions of Cayman Class A Shares by the Company’s current shareholders) and (y) the aggregate amount the Company actually receives from the Subscriptions, but in each case before giving effect to the consummation of the Closing and the payment of the aggregate amount of unpaid transaction costs incurred by the parties to the Transaction Agreement, be equal to or exceed $150,000,000.
Liquidity and Capital Resources
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2021, the Company had approximately $0.4 million in its operating bank account and working capital deficit of approximately $2.4 million.
The Company’s liquidity needs up to June 30, 2021 had been satisfied through the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares, the loan of approximately $160,000 from the Sponsor pursuant to the Note (see Note 4), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on July 28, 2020. Additionally, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2021, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10K/A filed with the SEC on May 10, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. As of June 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of June 30, 2021 and December 31, 2020.

Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The investments are classified as trading securities. Trading securities are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest earned on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the condensed balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2021, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s marketable securities held in Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less and are recognized at fair value. The fair value of marketable securities held in Trust Account is determined using quoted prices in active markets.

Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred, presented as non-operating expenses in the condensed statements of operations. Offering costs associated with the Class A ordinary shares issued were charged to shareholders’ equity upon the completion of the Initial Public Offering. The Company will keep deferred underwriting commissions are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity” (ASC 480”). Shares of Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including shares of Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 34,185,912 and 34,196,599 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets, respectively.
Income Taxes
FASB ASC Topic 740, “Income Taxes”, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 or December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net income (loss) per ordinary shares
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 30,980,000 shares of Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive. As a result, diluted income per share is the same as basic income per share for the periods presented.
The Company’s unaudited condensed statements of operations includes a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income (loss) per share, basic and diluted for Class A ordinary shares for three and six months ended June 30, 2021, is calculated by dividing the investment income earned on the Trust Account of approximately $10,000 and $59,000, respectively, by the weighted average number of shares of Class A ordinary shares outstanding for the period. Net income (loss) per share, basic and diluted for Class B ordinary shares is calculated by dividing the net income (loss), less income attributable to Class A ordinary shares, by the weighted average number of shares of Class B ordinary shares outstanding for the period.
For three months ended June 30, 2020 and for the period February 11, 2020 (inception) through June 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
Recent accounting pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU 2020-06 also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU 2020-06 did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards update, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.
Note 3 — Initial Public Offering
On July 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 Units, including the 5,400,000 Units as a result of the underwriters’ full exercise of its over-allotment option, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $23.4 million, inclusive of approximately $14.5 million in deferred underwriting commissions.
Each Unit consists of one share of Class A ordinary share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions
Founder Shares
On March 2, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 8,625,000 Class B ordinary shares, par value $0.0001, (the “Founder Shares”), for an aggregate price of $25,000. On May 29, 2020, the Sponsor surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On June 26, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares, resulting in the Sponsor holding 8,625,000 Founder Shares. In July 2020, the Sponsor transferred an aggregate of 180,000 Founder Shares to members of the Company’s board of directors and advisory board, resulting in the Sponsor holding 8,445,000 Founder Shares. On July 23, 2020, the Company effected another share capitalization of 1,725,000 Founder Shares, resulting in an aggregate of 10,350,000 Founder Shares outstanding, of which the Sponsor holds 10,170,000 shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share surrender and capitalization.
The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the initial Shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.3 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. Certain proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable (except as set forth below under “– Redemption of Warrants When the Price Per Class A Ordinary Share Equals or Exceeds $10.00”) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On March 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company borrowed approximately $160,000 under the Note, and then fully repaid the Note on July 28, 2020.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on the effective date of the Initial Public Offering, for office space, utilities, secretarial and administrative support services provided to members of the management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred approximately $30,000 and $60,000 in administrative expenses under the agreement, which is recognized in the accompanying unaudited consolidated condensed statements of operations for the three and six months ended June 30, 2021 within general and administrative expenses – related party, respectively. As of June 30, 2021 and December 31, 2020, there was no outstanding balance in accounts payable – related party, as reflected in the accompanying unaudited condensed balance sheets.

Note 5 — Commitments and Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants, Forward Purchase Securities and warrants that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 5,400,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On July 28, 2020, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $14.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Forward Purchase Agreement
In connection with the consummation of the Offering, the Company entered into a forward purchase agreement with NEXON Co. Ltd. (“Nexon”), pursuant to which Nexon has subscribed to purchase from us, upon request up to 25,000,000 forward purchase units (the “Forward Purchase Units”), consisting of one Class A ordinary share (the “Forward Purchase Shares”), and one-half of one warrant to purchase one Class A ordinary share (the “Forward Purchase Warrants”), for $10.00 per unit, or an aggregate amount of up to $250,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Nexon’s commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee in its sole and absolute discretion. The Forward Purchase Shares and Forward Purchase Warrants will be identical to the Class A ordinary shares and warrants, respectively, included in the units being sold in the Public Offering, except that they will be subject to certain transfer restrictions and registration rights, as described herein.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Shareholders’ Equity
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31,2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 41,400,000 Class A ordinary shares issued and outstanding, including 34,185,912 and 34,196,599 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On March 2, 2020, the Company issued 8,625,000 Class B ordinary shares to the Sponsor. On May 29, 2020, the Sponsor surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On June 26, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares and as a result the Sponsor held 8,625,000 Class B ordinary shares. On July 23, 2020, the Company effected another share capitalization of 1,725,000 Founder Shares, resulting in an aggregate of 10,350,000 Founder Shares outstanding, of which the Sponsor holding 10,170,000 shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share surrender and capitalization. As of June 30, 2021, there were 10,350,000 Class B ordinary shares outstanding.
Holders of record of our Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided, that, prior to the Company’s initial Business Combination, only holders of Class B ordinary shares will have the right to vote on the election of directors prior to or in connection with the completion of the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including the forward purchase shares but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 7— Warrants
As of June 30, 2021, the Company had 20,700,000 Public Warrants and 10,280,000 Private Warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Public Warrants have an exercise price of $11.50 per share, subject to adjustments as described below, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of our initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (See”—Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (See”—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”).
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable (except as set forth below under “ – Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company for cash and exercisable by the holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants for Class A ordinary shares:
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;
•if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The “fair market value” of the Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption; and
•if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company is unable to complete the initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Fair Value Measurements
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

As of June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U. S. Treasury Securities	$414,268,577	$—	$—
Liabilities:
Derivative warrant liabilities—Public Warrants	33,741,000	—	—
Derivative warrant liabilities—Private Warrants	—	—	16,756,400
Total fair value	$448,009,577	$—	$16,756,400
As of December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)		Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U. S. Treasury funds	$414,209,593	(1)	$—	$—
Liabilities:
Derivative warrant liabilities—Public Warrants	35,386,050		—	—
Derivative warrant liabilities—Private Warrants	—		—	18,415,060
Total fair value	$449,595,643		$—	$18,415,060

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the six months ended June 30, 2021.
The fair value of the Private Placement Warrants has been estimated using a Monte Carlo simulation model each measurement date. The fair value of the warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently measured based on the listed market price of such warrants. The Company estimates the fair value of the warrants at each reporting period, with changes in fair value recognized in the condensed statements of operations.
The estimated fair value of the derivative warrant liabilities – Public Warrants is determined using Level 1 inputs. The estimated fair value of the derivative warrant liabilities –Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation are assumptions related to expected stock-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	June 30, 2021	December 31, 2020
Volatility	23.5%	25.3%
Stock price	$9.95	$10.26
Expected life of the options to convert	5.05	5.42
Risk-free rate	0.88%	0.42%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities measured using Level 3 inputs, for the three and six months ended June 30, 2021 is summarized as follows:

Warrant liabilities at January 1, 2021	$18,415,060
Change in fair value of derivative warrant liabilities	$(7,761,500)
Derivative warrant liabilities at March 31, 2021	$10,653,560
Change in fair value of derivative warrant liabilities	6,102,840
Derivative warrant liabilities at June 30, 2021	$16,756,400

Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date unaudited condensed financial statements were available to be issued. Based upon this review, the Company determined that, there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
To the Shareholders and the Board of Directors of
Ascendant Digital Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Ascendant Digital Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from February 11, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from February 11, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 10, 2021

ASCENDANT DIGITAL ACQUISITION CORP
BALANCE SHEET
As Restated - See Note 2
December 31, 2020

Assets:
Current assets:
Cash	$861,754
Prepaid expenses	328,772
Total current assets	1,190,526
Investments held in Trust Account	414,209,593
Total Assets	$415,400,119
Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$22,120
Accrued expenses	111,146
Due to related party	9,750
Total current liabilities	143,016
Deferred underwriting commissions	14,490,000
Derivative warrant liabilities	53,801,110
Total liabilities	68,434,126
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 34,196,599 shares subject to possible redemption at $10.00 per share	341,965,990
Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 7,203,401 shares issued and outstanding (excluding 34,196,599 shares subject to possible redemption)	720
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 issued and outstanding	1,035
Additional paid-in capital	34,627,888
Accumulated deficit	(29,629,640)
Total shareholders' equity	5,000,003
Total liabilities and shareholders' equity	$415,400,119
The accompanying notes are an integral part of these financial statements.

ASCENDANT DIGITAL ACQUISITION CORP
STATEMENT OF OPERATIONS
As Restated - See Note 2
For the Period from February 11, 2020 (inception) through December 31, 2020

General and administrative expenses	$299,873
Administrative expenses - related party	50,000
Loss from operations	(349,873)
Change in fair value of derivative warrant liabilities	(28,525,220)
Financing costs allocated to derivative warrant liabilities	(964,140)
Interest earned on investments held in Trust Account	209,593
Net loss	$(29,629,640)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	41,400,000
Basic and diluted net income per share, Class A	$0.01
Basic and diluted weighted average shares outstanding of Class B ordinary shares	10,350,000
Basic and diluted net loss per share, Class B	$(2.88)
The accompanying notes are an integral part of these financial statements.

ASCENDANT DIGITAL ACQUISITION CORP
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As Restated - See Note 2
For the Period from February 11, 2020 (inception) through December 31, 2020

	For the period from February 11, 2020 (inception) through December 31, 2020
	Ordinary Shares
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance -February 11, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	10,350,000	1,035	23,965	—	25,000
Sale of units in initial public offering, net of warrant liability	41,400,000	4,140	—	—	397,142,610	—	397,146,750
Offering costs	—	—	—	—	(22,433,477)	—	(22,433,477)
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,857,360	—	1,857,360
Shares subject to possible redemption	(34,196,599)	(3,420)	—	—	(341,962,570)	—	(341,965,990)
Net loss	—	—	—	—	—	(29,629,640)	(29,629,640)
Balance - December 31, 2020	$7,203,401	$720	10,350,000	$1,035	$34,627,888	$(29,629,640)	$5,000,003
The accompanying notes are an integral part of these financial statements.

ASCEND DIGITAL ACQUISITION CORP
STATEMENT OF CASH FLOWS
As Restated - See Note 2
For the Period from February 11, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	(29,629,640)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	28,223
Interest earned on investments held in Trust Account	(209,593)
Change in fair value of derivative warrant liabilities	28,525,210
Financing costs allocated to derivative warrant liabilities	964,140
Changes in operating assets and liabilities:
Prepaid expenses	(328,772)
Accounts payable	22,120
Due to related party	9,750
Accrued expenses	26,146
Net cash used in operating activities	(592,406)
Cash Flows from Investing Activities:
Principal deposited in Trust Account	(414,000,000)
Net cash used in investing activities	(414,000,000)
Cash Flows from Financing Activities:
Repayment of note payable to related party	(159,720)
Proceeds received from initial public offering, gross	414,000,000
Proceeds received from private placement	10,280,000
Offering costs paid	(8,666,120)
Net cash provided by financing activities	415,454,160
Net change in cash	861,754
Cash - beginning of the period	—
Cash - end of the period	$861,754
Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Offering costs included in accrued expenses	$85,000
Offering costs included in note payable - related party	$131,497
Deferred underwriting commissions	$14,490,000
Initial Value of Class A ordinary shares subject to redemption	$370,565,620
Change in value of Class A ordinary shares subject to possible redemption	$(28,599,630)
The accompanying notes are an integral part of these financial statements.

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Organization and General
Ascendant Digital Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on February 11, 2020. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in what it calls the “Attention Economy”, which refers to various converging sectors within interactive (digital) entertainment, film/television, music, print and digital books (including magazine and comics publications), e-sports, live events and other forms of consumer entertainment and enabling services and technologies. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
At December 31, 2020, the Company had not yet commenced operations. All activity for the period from February 11, 2020 (inception) through December 31, 2020 relates to the Company’s formation and its preparation for the initial public offering (“Initial Public Offering”), which is described below, and since offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of income earned on investments on investments in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Ascendant Sponsor LP, a Cayman Islands exempted limited partnership (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 24, 2020. On July 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 5,400,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $23.4 million, inclusive of approximately $14.5 million in deferred underwriting commissions (Note 4).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.3 million (Note 7).
Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and which was invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide its holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 4). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. The Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor and those officers, directors and advisors of ADAC that hold founder shares (the “Initial Shareholders”) have agreed not to propose an amendment to the amended and restated memorandum and articles of association (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or July 28, 2022 (the “Combination Period”) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 4) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
As more fully described in Note 10, on March 1, 2021, the Company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Beacon Street Group, LLC, a Delaware limited liability company (the “MarketWise, LLC”), all of the members of MarketWise, LLC party thereto (collectively, the “Sellers” and each a “Seller”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers thereunder (in such capacity, the “Seller Representative”). Upon consummation of the transactions, the Company will change its name to “MarketWise, Inc.”
Liquidity and Capital Resources
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had approximately $0.9 million in its operating bank account and working capital of approximately $1.0 million.
The Company’s liquidity needs up to December 31, 2020 had been satisfied through the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares, the loan of approximately $160,000 from the Sponsor pursuant to the Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on July 28, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In April 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase ordinary shares that the Company issued in July 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on July 28, 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s audit committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on the Company’s application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on July 28, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.
Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements as of and for the period ended December 31, 2020 as of and for the three months ended September 30, 2020, and for the period from February 11, 2020 (inception) through September 30, 2020, and the balance sheet as of July 28, 2020 (the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of the Company’s outstanding warrants to purchase ordinary shares (the “Warrants”) and should no longer be relied upon.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements

		As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$415,400,119	$—	$415,400,119
Liabilities and shareholders’ equity
Total current liabilities	$143,016	$—	$143,016
Deferred legal fees	—	—	—
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative warrant liabilities	—	53,801,110	53,801,110
Total liabilities	14,633,016	$53,801,110	68,434,126
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	395,767,100	(53,801,110)	341,965,990
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	182	538	720
Class B ordinary shares - $0.0001 par value	1,035	—	1,035
Additional paid-in-capital	5,139,066	29,488,822	34,627,888
Accumulated deficit	(140,280)	(29,489,360)	(29,629,640)
Total shareholders’ equity	5,000,003	—	5,000,003
Total liabilities and shareholders’ equity	$415,400,119	$—	$415,400,119

	Period From February 11, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(349,873)	$—	$(349,873)
Other (expense) income
Change in fair value of derivative warrant liabilities	—	(28,525,220)	(28,525,220)
Financing costs allocated to derivative warrant liabilities	—	(964,140)	(964,140)
Interest earned on investments held in Trust Account	209,593	—	209,593
Total other (expense) income	209,593	(29,489,360)	(29,279,767)
Net loss	$(140,280)	$(29,489,360)	$(29,629,640)

Basic and Diluted weighted-average Class A ordinary shares outstanding	41,400,000	—	$41,400,000
Basic and Diluted net loss per Class A shares	$0.01	—	$0.01
Basic and Diluted weighted-average Class B ordinary shares outstanding	10,350,000	—	10,350,000
Basic and Diluted net loss per Class B share	$(0.03)	$(2.85)	$(2.88)

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements

	Period From February 11, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net Loss	(140,280)	(29,489,360)	(29,629,640)
Change in fair value of derivative warrant liabilities	—	28,525,220	28,525,220
Financing costs allocated to derivative warrant liabilities	—	964,140	964,140
Net cash used in operating activities	(592,406)	—	(592,406)
Net cash used in investing activities	(414,000,000)	—	(414,000,000)
Net cash provided by financing activities	415,454,160	—	415,454,160
Net change in cash	$861,754	$—	$861,754

		As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$415,422,378	$—	$415,422,378
Liabilities and shareholders’ equity
Total current liabilities	$115,692	$—	$115,692
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative warrant liabilities	—	46,451,340	46,451,340
Total liabilities	14,605,692	$46,451,340	61,057,032
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	395,816,680	(46,451,340)	349,365,340
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	182	503	685
Class B ordinary shares - $0.0001 par value	1,035	—	1,035
Additional paid-in-capital	5,089,486	22,139,097	27,228,583
Accumulated deficit	(90,697)	(22,139,590)	(22,230,287)
Total shareholders’ equity	5,000,006	—	5,000,006
Total liabilities and shareholders’ equity	$415,422,378	$—	$415,422,378

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements

	Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(134,386)	$—	$(134,386)
Other (expense) income
Change in fair value of derivative warrant liabilities	—	(21,175,450)	(21,175,460)
Financing costs	—	(964,140)	(964,140)
Interest earned on investments held in Trust Account	89,468	—	89,468
Total other (expense) income	89,468	(22,139,590)	(22,050,122)
Net loss	$(44,918)	$(22,139,590)	$(22,184,508)

Basic and Diluted weighted-average Class A ordinary shares outstanding	41,400,000	—	$41,400,000
Basic and Diluted net loss per Class A share	$—	—	$—
Basic and Diluted weighted-average Class B ordinary shares outstanding	10,350,000	—	10,350,000
Basic and Diluted net loss per Class B share	$(0.01)	$(2.14)	$(2.15)

	Period From February 11, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(180,165)	$—	$(180,165)
Other (expense) income
Change in fair value of warrant liabilities	—	(21,175,450)	(21,175,450)
Financing costs	—	(964,140)	(964,140)
Interest earned on investments held in Trust Account	89,468	—	89,468
Total other (expense) income	89,468	(22,139,590)	(22,050,122)
Net loss	$(90,697)	$(22,139,590)	$(22,230,287)

Basic and Diluted weighted-average Class A ordinary shares outstanding	41,400,000	—	$41,400,000
Basic and Diluted net loss per Class A share	$—	—	$—
Basic and Diluted weighted-average Class B ordinary shares outstanding	10,350,000	—	10,350,000
Basic and Diluted net loss per Class B share	$(0.02)	$(2.14)	$(2.16)

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements

	Period From February 11, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net Loss	(90,697)	(22,139,590)	(22,230,287)
Change in fair value of derivative warrant liabilities	—	21,175,450	21,175,450
Financing costs allocated to derivative warrant liabilities	—	964,140	964,140
Net cash used in operating activities	(501,937)	—	(501,937)
Net cash used in investing activities	(414,000,000)	—	(414,000,000)
Net cash provided by financing activities	415,454,160	—	415,454,160
Net change in cash	$952,223	$—	$952,223
In addition, the impact to the balance sheet dated July 28, 2020, filed on Form 8-K on August 3, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $25.3 million increase to the derivative warrant liabilities line item at July 28, 2020 and offsetting decrease to the Class A subject to possible redemption mezzanine equity line item. There is no change to total equity at the reported balance sheet date.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. In the opinion of management, the financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented.
As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period from December 31, 2020, and the period from February 11, 2020 (inception) through December 31, 2020, and for the period from February 11, 2020 (inception) through September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.
Emerging growth company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000, and any cash held in Trust Account. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The investments are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest earned on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of prepaid expenses, accounts payable, accrued expenses, and due to related party approximate their fair values due primarily to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2020.
Offering costs
Offering costs consist legal, accounting, underwriting fees and other costs directly attributable to the Initial Public Offering. These costs, along with underwriting fees were charged to additional paid- in capital upon the completion of the Initial Public Offering. The Company’s will keep deferred underwriting commissions classified as a long term liability due to the uncertain nature of the closing of the business combination and its encumbrance to the trust account. Deferred underwriting commissions are classified as non-current liabilities as their settlement is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares subject to possible redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 39,576,710 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
Derivative Warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company issued 30,980,000 ordinary shares warrants in connection with the Initial Public Offering (20,700,000) and Private Placement (10,280,000) which are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Public Offering and Private Placement has been estimated using Monte-Carlo simulations at each measurement date. Derivative warrant liabilities are classified as non-current

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Net income (loss) per ordinary share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 30,980,000 shares of Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
The Company’s statements of operations include a presentation of income (loss) per ordinary share subject to redemption in a manner similar to the two-class method of income per share. Net income (loss) per share, basic and diluted for Class A ordinary shares is calculated by dividing the investment income earned on the Trust Account of approximately $210,000 for the period from February 11, 2020 (inception) through December 31, 2020 by the weighted average number of shares of Class A ordinary shares outstanding for the period. Net loss per share, basic and diluted for Class B ordinary shares is calculated by dividing the net loss of approximately $140,000, less income attributable to Class A ordinary shares of $210,000, resulting in a net loss of approximately $350,000 by the weighted average number of shares of Class B ordinary shares outstanding for the period.
Income taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
On July 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 Units, including the 5,400,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $23.4 million, inclusive of approximately $14.5 million in deferred underwriting commissions.
Each Unit consists of one Class A ordinary share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 7).

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On March 2, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 8,625,000 Class B ordinary shares, par value $0.0001, (the “Founder Shares”), for an aggregate price of $25,000. On May 29, 2020, the Sponsor surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On June 26, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares, resulting in the Sponsor holding 8,625,000 Founder Shares. In July 2020, the Sponsor transferred an aggregate of 180,000 Founder Shares to members of the Company’s board of directors and advisory board, resulting in the Sponsor holding 8,445,000 Founder Shares. On July 23, 2020, the Company effected another share capitalization of 1,725,000 Founder Shares, resulting in an aggregate of 10,350,000 Founder Shares outstanding, of which the Sponsor holds 10,170,000 shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share surrender and capitalization.
The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the initial Shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.3 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. Certain proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable (except as set forth below under “– Redemption of Warrants When the Price Per Class A Ordinary Share Equals or Exceeds $10.00”) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until ### after the completion of the initial Business Combination.
Related Party Loans
On March 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”) . This loan was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company borrowed approximately $160,000 under the Note, and then fully repaid the Note on July 28, 2020.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination,

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans. As of December 31, 2020, the Company had a balance due to related party of $9,750 related to an invoice the Sponsor paid on behalf of the Company.
Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on the effective date of the Initial Public Offering, for office space, utilities, secretarial and administrative support services provided to members of the management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred and paid $50,000 in these fees for the period from the effective date of the Initial Public Offering through December 31, 2020.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants, Forward Purchase Securities and warrants that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 5,400,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On July 28, 2020, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $14.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Forward Purchase Agreement
In connection with the consummation of the Offering, the Company entered into a forward purchase agreement with NEXON Co. Ltd. (“Nexon”), pursuant to which Nexon has subscribed to purchase from us, upon request, up to 25,000,000 forward purchase units (the “Forward Purchase Units”), consisting of one Class A ordinary share (the “Forward Purchase Shares”), and one-half of one warrant to purchase one Class A ordinary share (the “Forward Purchase Warrants”), for $10.00 per unit, or an aggregate amount of up to $250,000,000, in a private placement that will close concurrently with the closing of our initial business combination. Nexon’s commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee in its sole and absolute discretion. The Forward Purchase Shares and Forward Purchase Warrants will be identical to the Class A

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
ordinary shares and warrants, respectively, included in the units being sold in the Public Offering, except that they will be subject to certain transfer restrictions and registration rights, as described herein.
Risks and Uncertainties
Management is continuing to evalute the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or close of the Business Combination Agreement, the specific impact is not readily determinable as of the date of these financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. DERIVATIVE WARRANT LIABILITIES
As of December 31, 2020, the Company had 20,700,000 and 10,280,000 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Public Warrants have an exercise price of $11.50 per share, subject to adjustments as described below, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of our initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 10-trading day period

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (See" Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00" and" Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00"), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (See" Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00").
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable (except as set forth below under “ – Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company for cash and exercisable by the holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants for Class A ordinary shares:
•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;
•if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and
•if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The “fair market value” of the Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):
•in whole and not in part;

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption; and
•if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company is unable to complete the initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8. SHAREHOLDERS’ EQUITY
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 41,400,000 Class A ordinary shares issued and outstanding, including 39,576,710 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On March 2, 2020, the Company issued 8,625,000 Class B ordinary shares to the Sponsor. On May 29, 2020, the Sponsor surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On June 26, 2020, the Company effected a share capitalization of 1,437,500 Founder Shares and as a result the Sponsor held 8,625,000 Class B ordinary shares. On July 23, 2020, the Company effected another share capitalization of 1,725,000 Founder Shares, resulting in an aggregate of 10,350,000 Founder Shares outstanding, of which the Sponsor holding 10,170,000 shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share surrender and capitalization. As of December 31, 2020, there were 10,350,000 Class B ordinary shares outstanding.
Holders of record of our Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided, that, prior to the Company’s initial Business Combination, only holders of Class B ordinary shares will have the right to vote on the election of directors prior to or in connection with the completion of the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of the initial Business Combination on a one- for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including the forward purchase shares but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in FASB ASC Topic 820, “Fair Value Measurements”, for its financial assets and liabilities that are re- measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account:
U.S. Treasury securities	$414,209,593	$—	$—
Liabilities:
Derivative public warrant liabilities	$35,386,050	$—	$—
Derivative private warrant liabilities	$—	$—	$18,415,060
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in September 2020, when the Public Warrants were separately listed and traded.
Level 1 instruments include investments in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since September 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $28.5 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary share warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements

	As of July 28, 2020	As of December 31, 2020
Volatility	16.1%	25.3%
Stock price	$9.59	$10.26
Expected life of the options to convert	6.00	5.42
Risk-free rate	0.35%	0.42%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities for the period from February 11, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at February 11, 2020 (inception)	$—
Issuance of Public and Private Warrants	25,275,880
Change in fair value of derivative warrant liabilities	28,525,230
Derivative warrant liabilities at December 31, 2020	$53,801,110

NOTE 10. SUBSEQUENT EVENTS
On March 1, 2021, the Company, entered into a Business Combination Agreement with Beacon Street Group, LLC, a Delaware limited liability company, all of the members of BSG party thereto and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers thereunder. Each of the Company, BSG, the Sellers and the Seller Representative are individually referred to herein as a “Party” and, collectively, the “Parties”. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing of the Business Combination is referred to herein as the “Closing Date.”
Business Combination Agreement
At the end of the day immediately prior to the Closing Date, subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, the Company will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (As Revised) (the “Domestication”).
By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of the Company’s shareholders: (i) each of the then issued and outstanding Class B ordinary shares of the Company, par value $0.0001 per share (each, a “Cayman Class B Share”), will convert automatically, on a one-for-one basis, into a Class A ordinary share of the Company, par value $0.0001 per share (each, a “Cayman Class A Share”); (ii) immediately following the conversion described in clause (i), each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Company (after the Domestication) (the “Class A Common Stock”); and (iii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share will convert automatically into a warrant to acquire one share of Class A Common Stock pursuant to the related warrant agreement.
Substantially simultaneously with or immediately following the Domestication and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, the Company will also file (a) a certificate of incorporation with the Secretary of State of Delaware in the form attached to the Business Combination Agreement (the “Company Domesticated Charter”) and (b) adopt bylaws in the form attached to the Business Combination Agreement (the “Company Domesticated Bylaws”), to (among other things) establish a capital structure for the Company containing Class A Common Stock and shares of Class B common stock, par value $0.0001 per share of

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
Company (after the Domestication) (the “Class B Common Stock”). The shares of Class B Common Stock will have the same voting rights as the shares of Class A Common Stock but the shares of Class B Common Stock will have no economic rights, in each case as set forth in the Company Domesticated Charter and Company Domesticated Bylaws.
Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement, at the Closing, the Company will contribute a subscription amount (the “Subscription Amount”) to BSG in exchange for units and warrants in BSG. Pursuant to the Business Combination Agreement, the Subscription Amount will be an amount of cash determined by BSG and will be not less than $85,000,000 nor more than $150,000,000; provided, that, notwithstanding the foregoing, if the Subscription Amount determined by BSG will be greater than the Available Distributable Cash (as defined below), the Subscription Amount will automatically be deemed to be an amount equal to the Available Distributable Cash.
Pursuant to the Business Combination Agreement, the “Available Distributable Cash” will be an aggregate amount equal to, as of immediately prior to the Closing, the sum of (without duplication): (a) all amounts in the Company’s trust account, less amounts required for the redemptions of Cayman Class A Shares by the Company’s current shareholders, plus (b) the aggregate proceeds, if any, actually received by the Company from the Subscriptions (as defined and discussed below) plus (c) all other cash and cash equivalents of the Company minus (d) the aggregate amount of unpaid transaction costs incurred by the parties to the Business Combination Agreement.
At the Closing, the Company will also purchase certain units of BSG from the Sellers for cash consideration (the “Cash Consideration”) in an amount equal to (i) the Available Acquiror Closing Cash (as defined below), less (ii) the aggregate amount of unpaid transaction costs incurred by the parties to the Business Combination Agreement as of the Closing, provided, that, under no circumstances will the Cash Consideration be more than $374,000,000 or less than $0. Pursuant to the Business Combination Agreement, the “Available Acquiror Closing Cash” will be an aggregate amount equal to, as of immediately prior to the Closing, the sum of (without duplication): (a) all amounts in the Company’s trust account, less amounts required for the redemptions of Cayman Class A Shares by the Company’s current shareholders plus (b) the aggregate proceeds, if any, actually received by the Company from the Subscriptions plus (c) all other cash and cash equivalents of the Company minus (d) the Subscription Amount.
Additionally, at the Closing, the Company will issue to the Sellers, for nominal consideration, a certain number of shares of Class B Common Stock equal to the aggregate number of units of the Company retained by the Sellers at the Closing (collectively, the “Retained Units”), with each Seller receiving its pro rata share of such shares of Class B Common Stock and Retained Units. Pursuant to the Business Combination Agreement, the Retained Units will be a number of common units of the Company equal to the quotient of (a) $2,910,923,000 (being the agreed equity value to the Sellers) minus the Cash Consideration, divided by (b) $10.00.
Following the Closing, the combined Company will be organized in an “Up-C” structure in which substantially all of the assets and the business of the combined Company will be held by BSG and its subsidiaries, and the Company’s only direct assets will consist of units and warrants of BSG. Assuming that none of the Company’s current shareholders exercise their right to redeem their Cayman Class A Shares, and subject to adjustment for cash on hand and working capital, as of immediately following the Closing and without giving effect to the Sponsor Earn Out Shares (as defined and discussed below) or outstanding warrants to purchase Cayman Class A Shares, the Company is expected to own, directly or indirectly, approximately 20.1% of the issued and outstanding units of BSG at the Closing and will control BSG as the sole manager of BSG in accordance with the terms of the BSG Third A&R Operating Agreement and all remaining units of the Company will be owned by the Sellers.
Upon consummation of the Transactions, the Company will change its name to “Beacon Street Group, Inc.”
Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by requisite vote of the Company’s shareholders; (ii) if required, the expiration or termination of any applicable waiting period under

ASCENDANT DIGITAL ACQUISITION CORP.¶
Notes to Financial Statements
the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Company Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to certain materiality standards contained in the Business Combination Agreement. In addition, BSG’s obligation to consummate the Business Combination is subject to the condition that the sum of (x) the funds remaining in the Company’s trust account (after giving effect to redemptions of Cayman Class A Shares by the Company’s current shareholders) and (y) the aggregate amount the Company actually receives from the Subscriptions, but in each case before giving effect to the consummation of the Closing and the payment of the aggregate amount of unpaid transaction costs incurred by the parties to the Business Combination Agreement, be equal to or exceed $150,000,000.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, the Company entered into subscription agreements with certain accredited and institutional investors (the “Subscription Agreements”), pursuant to which, and on the terms and subject to the conditions of which, such investors have committed to purchase an aggregate of 15,000,000 shares of Class A Common Stock (together, the “Subscriptions”) at a price of $10.00 per share, for an aggregate purchase price of $150,000,000, to be issued immediately following the Domestication and substantially concurrently with the Closing.
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, Ascendant Sponsor LP (the “Sponsor”), the Company and BSG have entered into an agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to vote in favor of adoption of the Business Combination Agreement and the Transactions, and agreed to waive any and all anti-dilution rights described in the Company’s current organizational documents with respect to the Cayman Class B Shares held by the Sponsor that may be implicated by the Business Combination.
The foregoing description of the Proposed Business Combination, the Subscription and Agreements, and the Sponsor Support Agreement does not purport to be complete. For further information refer to the full agreements the Company filed with the SEC on March 2, 2021 on a Current Report on Form 8-K on March 2, 2021.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Other than described herein and in Note 2, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

MARKETWISE, LLC
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$241,532	$114,422
Accounts receivable	8,965	12,398
Prepaid expenses	7,911	8,530
Related party receivables	775	874
Related party notes receivable, current	292	—
Restricted cash	500	505
Deferred contract acquisition costs	68,548	42,019
Other current assets	2,087	1,889
Total current assets	330,610	180,637
Property and equipment, net	1,300	1,417
Operating lease right-of-use assets	11,826	12,337
Intangible assets, net	9,496	5,278
Goodwill	23,338	18,101
Deferred contract acquisition costs, noncurrent	113,029	65,217
Related party notes receivable, noncurrent	861	1,148
Other assets	715	678
Total assets	$491,175	$284,813
Liabilities and members’ deficit
Current liabilities:
Trade and other payables	$4,718	$11,969
Related party payables, net	1,231	2,515
Accrued expenses	65,258	32,134
Deferred revenue and other contract liabilities	324,675	278,267
Derivative liabilities	662	—
Operating lease liabilities	1,223	1,077
Other current liabilities	24,805	19,576
Total current liabilities	422,572	345,538
Class B Units - related party	1,235,648	593,235
Deferred revenue and other contract liabilities, noncurrent	382,797	254,481
Derivative liabilities, noncurrent	1,955	4,343
Operating lease liabilities, noncurrent	7,512	7,826
Total liabilities	2,050,484	1,205,423
Commitments and Contingencies	—	—
Members’ deficit:
Class A members’ units, 528,519 and 547,466 units issued and outstanding at June 30, 2021 and December 31, 2020, respectively	(1,552,174)	(914,728)
Accumulated other comprehensive income (loss)	(118)	(17)
Total members’ deficit	(1,552,292)	(914,745)
Non-controlling interest	(7,017)	(5,865)
Total members’ deficit attributable to MarketWise	(1,559,309)	(920,610)
Total liabilities, non-controlling interest, and members’ deficit	$491,175	$284,813
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$141,884	$81,905	$261,225	$157,739
Related party revenue	246	890	619	1,438
Total net revenue	142,130	82,795	261,844	159,177
Operating expenses:
Cost of revenue (1) (2)	26,826	27,477	159,638	42,158
Sales and marketing (1) (2)	56,926	49,241	148,711	89,573
General and administrative (1) (2)	64,661	84,498	572,090	120,951
Research and development (2)	1,927	1,190	3,705	2,217
Depreciation and amortization	696	662	1,447	1,273
Related party expense	27	(17)	47	32
Total operating expenses	151,063	163,051	885,638	256,204
Loss from operations	(8,933)	(80,256)	(623,794)	(97,027)
Other income (expense), net	530	(1,067)	303	(863)
Interest income, net	7	367	12	472
Net loss	(8,396)	(80,956)	(623,479)	(97,418)
Net loss attributable to non-controlling interests	(501)	(911)	(1,131)	(872)
Net loss attributable to MarketWise	$(7,895)	$(80,045)	$(622,348)	$(96,546)

Net loss per unit – basic and diluted:
Class A units - distributed earnings per unit	$2.23	$15.30	$28.57	$120.57
Class A units - undistributed loss per unit	(17.17)	(161.51)	(1,206.10)	(296.56)
Class A units - net loss per unit	$(14.94)	$(146.21)	$(1,177.53)	$(175.99)

Class B units - distributed earnings per unit	$0.87	$11.59	$11.60	$76.88
Class B units - undistributed (loss) earnings per unit	—	—	—	—
Class B units - net income per unit	$0.87	$11.59	$11.60	$76.88

(1) Included within cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows (see Note 9):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Vested Class B units and change in fair value of Class B liability awards	$46,989	$72,870	$642,413	$61,054
Profits distributions to Class B unitholders	456	5,757	6,107	38,070
Total stock-based compensation expense	$47,445	$78,627	$648,520	$99,124

(2) Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(8,396)	$(80,956)	$(623,479)	$(97,418)
Other comprehensive (loss) income:
Cumulative translation adjustment	(84)	103	(101)	27
Total comprehensive loss	$(8,480)	$(80,853)	$(623,580)	$(97,391)
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statement of Members’ Deficit (Unaudited)
(In thousands, except unit data)

	Class A Members’ units		Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit	Noncontrolling Interest	Total Members’ Deficit Attributable to MarketWise
	Shares	Amount
Balance at January 1, 2020	605,352	$(262,293)	$(3)	$(262,296)	$(5,768)	$(268,064)
Class A units transferred to Class B	(57,886)	—	—	—	—	—
Foreign currency translation adjustments	—	—	27	27	—	27
Acquisition of noncontrolling interest - TradeSmith	—	(12,295)	—	(12,295)	3,131	(9,164)
Distributions	—	(66,145)	—	(66,145)	(423)	(66,568)
Net loss	—	(96,546)	—	(96,546)	(872)	(97,418)
Balance at June 30, 2020	547,466	$(437,279)	$24	$(437,255)	$(3,932)	$(441,187)

Balance at January 1, 2021	547,466	$(914,728)	$(17)	$(914,745)	$(5,865)	$(920,610)
Class A units transferred to Class B	(18,947)	—	—	—	—	—
Acquisition of Chaikin	—	—	—	—	810	810
Foreign currency translation adjustments	—	—	(101)	(101)	—	(101)
Distributions	—	(15,098)	—	(15,098)	(831)	(15,929)
Net loss	—	(622,348)	—	(622,348)	(1,131)	(623,479)
Balance at June 30, 2021	528,519	$(1,552,174)	$(118)	$(1,552,292)	$(7,017)	$(1,559,309)
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(623,479)	$(97,418)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,447	1,273
Stock-based compensation	43,880	11,258
Change in fair value of derivative liabilities – Class B Units	598,533	49,796
Change in fair value of derivative liabilities – other	(1,726)	997
Unrealized losses on foreign currency	(79)	29
Noncash lease expense	908	1,481
Gain on sale of cryptocurrencies	(105)	—
Changes in operating assets and liabilities:
Accounts receivable	3,433	(614)
Related party receivables and payables, net	(1,185)	(5,151)
Prepaid expenses	619	(595)
Other current assets and other assets	(83)	(384)
Cryptocurrency intangible assets	109	31
Deferred contract acquisition costs	(74,341)	(22,091)
Trade and other payables	(7,172)	3,403
Accrued expenses	32,946	654
Deferred revenue	172,849	78,266
Operating lease liabilities	(565)	(1,333)
Other current and long-term liabilities	5,229	5,597
Net cash provided by operating activities	151,218	25,199
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(7,139)	—
Acquisition of non-controlling interests, including transaction costs	—	(9,164)
Purchases of property and equipment	(62)	(214)
Purchases of intangible assets	(857)	—
Capitalized software development costs	(20)	—
Net cash used in investing activities	(8,078)	(9,378)
Cash flows from financing activities:
Principal payments on long-term debt – related party	—	(5,390)
Issuance of related party notes receivable	(292)	(1,437)
Proceeds from related party notes receivable	287	5,446
Distributions to members	(15,098)	(66,145)
Distributions to noncontrolling interests	(831)	(423)
Net cash used in financing activities	(15,934)	(67,949)
Effect of exchange rate changes on cash	(101)	27
Net increase in cash, cash equivalents and restricted cash	127,105	(52,101)
Cash, cash equivalents and restricted cash — beginning of period	114,927	172,084
Cash, cash equivalents and restricted cash — end of period	$242,032	$119,983
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

1.Organization
Description of Business
MarketWise, LLC (“MarketWise,” the “Company,” “we,” “us,” or “our”; formerly Beacon Street Group, LLC) was organized in January 2013 (while our original operating brand was founded in 1999) and provides independent investment research for investors around the world. We believe we are a leading content and technology multi-brand platform for self-directed investors. We offer a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
While our headquarters are in Baltimore, Maryland, we operate multiple subsidiaries in the United States. We also have operations in China and Singapore.
The Company is a limited liability company and is treated as a pass-through entity for tax purposes. As a result, the members are responsible for all tax payments and the Company does not pay taxes on behalf of its members.
2.Summary of Significant Accounting Policies
Basis of Consolidation
The accompanying consolidated financial statements include the accounts of MarketWise and its wholly owned subsidiaries (collectively, the “Company” “we,” “us,” or “our”). The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
The accompanying statements of operations include expenses for certain functions historically performed by a related party, including general corporate services, such as legal, accounting, treasury, information technology, human resources and administration. These expenses are based primarily on direct usage when identifiable, direct capital expenditures or other relevant allocations during the respective periods. We believe the assumptions underlying the accompanying consolidated financial statements, including the assumptions regarding these expenses from this related party, are reasonable. Actual results may differ from these expenses, assumptions and estimates. The amounts recorded in the accompanying consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had we been a separate independent entity.
Unaudited Interim Financial Information
The accompanying unaudited consolidated financial statements and the related footnote disclosures have been prepared by the Company in accordance with GAAP for interim financial reporting and as required by Rule 10-01 of Regulation S-X. Accordingly, the unaudited consolidated financial statements may not include all of the information and notes required by GAAP for audited financial statements. The year-end December 31, 2020 consolidated balance sheet data included herein was derived from audited financial statements but does not include all disclosures required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of items of a normal and recurring nature, necessary to present fairly the Company’s financial position as of June 30, 2021, the results of operations, comprehensive income (loss), members’ deficit and cash flows for the three and six months ended June 30, 2021 and 2020. The results of operations for the three and six months ended June 30, 2021 and 2020 are not necessarily indicative of the results to be expected for the full year. The information contained herein should be read in conjunction with the audited financial statements for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s management considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through the date of issuance of these financial statements.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to, the fair value of common units, derivatives, valuation of assets acquired and liabilities assumed in business combinations, useful lives of intangible assets with definite lives, benefit period of deferred contract acquisition costs, determination of standalone selling prices, estimated life of lifetime customers, recoverability of goodwill and long-lived assets, the incremental borrowing rates to calculate lease liabilities and right-of-use (“ROU”) assets and certain accruals. We evaluate our estimates and assumptions on an ongoing basis using historical experience and other factors and adjust those estimates and assumptions when facts and circumstances dictate. Actual results could differ from those estimates.
Segment Information
Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by our chief operating decision-maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s Chief Executive Officer serves as the CODM.
Based on the financial information presented to and reviewed by our CODM in assessing our performance and for the purposes of allocating resources, we have determined our operating subsidiaries represent individual operating segments with similar economic characteristics that meet the criteria for aggregation into a single reporting segment for financial statement purposes. Accordingly, we have a single reportable segment.
Long-lived assets outside the United States were immaterial as of June 30, 2021 and December 31, 2020.
Derivative Financial Instruments
From time to time, we utilize instruments which may contain embedded derivative instruments as part of our overall strategy to compensate and retain key employees and independent contractors (see Derivative Financial Instruments note below for additional information). Our derivative instruments are recorded at fair value on the consolidated balance sheets. Our derivative instruments have not been designated as hedges; therefore, both realized and unrealized gains and losses are recognized in earnings. For the purposes of cash flow presentation, realized and unrealized gains or losses are included within cash flows from operating activities. Upfront cash payments received upon the issuance of derivative instruments are included within cash flows from financing activities within the consolidated statements of cash flows.
Stock-Based Compensation
As part of our compensation and retention strategy, we grant incentive compensation units (“Class B Units”) to certain key employees, which are profit interests for United States federal income tax purposes. The Class B Units are accounted for as a substantive class of equity and allow the recipient to realize value only to the extent that the value of the award appreciates.
The Class B Units contain service-based vesting conditions and have different vesting terms depending upon the employee which range from vesting immediately to eight years; vesting is accelerated upon our initial public offering. Compensation cost is recognized on a straight-line basis over the requisite service period until vesting for the entire award, but will at least equal the number of vested units determined by the underlying vesting schedule. Forfeitures are accounted for in the period in which they occur.
The Class B Units are subject to a put and call option whereby we may elect to redeem or be required to redeem these units at a value determined by a predefined formula based on a multiplier of the Company’s net income as defined by management. Employees may not exercise the put option until 25 months have elapsed from the issuance date. Since the redemption price is not representative of fair value, the employees are not considered to be subject to the risks and rewards of share ownership, and the Class B Units are classified as liabilities in the accompanying

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
consolidated balance sheet. The liability for Class B units is remeasured to fair value at the end of each reporting period.
Since Class B Units are classified as liabilities, all cash distributions made to the unitholders of the Class B Units pursuant to our operating agreement are considered to be stock-based compensation expenses.
Stock-based compensation expenses are included in cost of revenue, sales and marketing, and general and administrative expenses in a manner consistent with the employee’s salary and benefits in the consolidated statements of operations.
As more fully described in Note 14, Subsequent Events, the Company completed its SPAC transaction in July 2021, and all Class B Units fully vested as of the transaction date, and the put and call option ceased to exist under the terms of the existing operating agreement. As such, the Class B Units liability was reclassified to equity and is no longer a liability award and will not be deemed to be stock-based compensation expense after the transaction date. See also Note 9, Stock-Based Compensation.
Fair Value Measurement
Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. GAAP establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active;
Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The carrying amount of our financial instruments, including accounts receivable, trade and other payables, accrued expenses and related party receivables and payables, approximate their respective fair values because of their short maturities. The fair value of stock-based compensation liabilities for Class B Units and derivatives liabilities associated with our deferred compensation arrangements were determined using unobservable Level 3 inputs. We have not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

3.Revenue Recognition
Disaggregation of revenues
The following table depicts the disaggregation of revenue according to customer type and is consistent with how we evaluate our financial performance. We believe this depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

	Three Months Ended June 30, 2021
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$140,884	$—	$—	$—	$140,884
Transferred at a point in time	—	635	246	365	1,246
Total	$140,884	$635	$246	$365	$142,130

	Three Months Ended June 30, 2020
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$80,619	$—	$—	$—	$80,619
Transferred at a point in time	—	662	890	624	2,176
Total	$80,619	$662	$890	$624	$82,795

	Six Months Ended June 30, 2021
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$258,531	$—	$—	$—	$258,531
Transferred at a point in time	—	1,545	619	1,149	3,313
Total	$258,531	$1,545	$619	$1,149	$261,844

	Six Months Ended June 30, 2020
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$155,922	$—	$—	$—	$155,922
Transferred at a point in time	—	1,006	1,438	811	3,255
Total	$155,922	$1,006	$1,438	$811	$159,177
Revenue recognition by subscription type was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lifetime subscriptions	$49,867	$33,035	$90,031	$62,088
Term subscriptions	91,017	47,584	168,500	93,834
Non-subscription revenue	1,246	2,176	3,313	3,255
Total	$142,130	$82,795	$261,844	$159,177
Revenue for the Lifetime and Term subscription types are determined based on the terms of the subscription agreements. Non-subscription revenue consists of revenue from advertising and other revenue.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Net revenue by principal geographic areas was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States	$141,599	$82,163	$260,873	$157,773
International	531	632	971	1,404
Total	$142,130	$82,795	$261,844	$159,177
Revenue by location is determined by the billing entity for the customer.
Contract Balances
The timing of revenue recognition, billings, cash collections and refunds affects the recognition of accounts receivable, contract assets and deferred revenue. Our current deferred revenue balance in the consolidated balance sheets includes an obligation for refunds for contracts where the provision for refund has not lapsed. Accounts receivable, deferred revenue and obligation for refunds are as follows:

	As of
	June 30, 2021	December 31, 2020
Contract balances
Accounts receivable	$8,965	$12,398
Obligations for refunds	4,781	3,448
Deferred revenue – current	319,894	274,819
Deferred revenue – non-current	382,797	254,481
We recognized $81,840 and $48,907 of revenue during the three months ended June 30, 2021 and 2020, and $176,678 and $112,978 during the six months ended June 30, 2021 and 2020, respectively, that was included within the beginning contract liability balance of the respective periods. The Company has collected all amounts included in deferred revenue other than $8,965 and $12,398 as of June 30, 2021 and December 31, 2020, respectively, related to the timing of cash settlement with credit card processors.
Assets Recognized from Costs to Obtain a Contract with a Customer
The following table presents the opening and closing balances of our capitalized costs associated with contracts with customers:

Balance at January 1, 2021	$107,236
Sales commissions – additions	43,770
Revenue share fees – additions	62,491
Amortization of capitalized costs	(31,920)
Balance at June 30, 2021	$181,577
We did not recognize any impairment on capitalized costs associated with contracts with customers for the three and six months ended June 30, 2021 and 2020.
Remaining Performance Obligations
As of June 30, 2021, the Company had $707,472 of remaining performance obligations presented as deferred revenue in the consolidated balance sheets. We expect to recognize approximately 46% of that amount as revenues over the next twelve months, with the remainder recognized thereafter.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
4.Acquisitions
Chaikin
On January 21, 2021, we acquired 90% ownership of Chaikin Holdings LLC (“Chaikin”) a provider of analytical tools and software for investors, for cash of $7,139, net of cash acquired. We acquired Chaikin to expand our product offerings and our customer base. The Chaikin acquisition was accounted for using the acquisition method of accounting for business combinations. The purchase price allocation is preliminary pending completion of valuations of certain acquired assets and liabilities. The following table summarizes the fair value of assets acquired and liabilities assumed as of the acquisition date:

Cash	$151
Other current assets	152
Customer relationships	3,664
Tradenames	657
Software	247
Goodwill	5,237
Other noncurrent assets	443
Total assets acquired	10,551
Liabilities assumed	(2,451)
Net assets acquired	$8,100

Cash consideration	$7,290
Non-controlling interest	810
Total consideration	$8,100
The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill. The goodwill arising from the acquisition is largely attributable to synergies which we expect to achieve from cross-marketing and providing complementary products to our existing and acquired customers, and is expected to be fully deductible for tax purposes. The acquired intangible assets of Chaikin are amortized over their estimated useful lives. Accordingly, the trade name will be amortized over 8.5 years and customer relationships will be amortized over 6 years. Amortization for the acquired intangible assets was $206 and $362 for the three and six months ended June 30, 2021, respectively.
TradeSmith
On January 5, 2020, we acquired the noncontrolling interest of 25% in an affiliate, TradeSmith, to obtain 100% ownership for $9,164, including transaction costs. We incurred transaction costs of $164 during the three months ended March 31, 2020 and elected to record these costs as a reduction in equity.
5.Goodwill and Intangible Assets, Net
Goodwill
The changes in the carrying amounts of goodwill are as follows:

Balance at January 1, 2021	$18,101
Acquisition of Chaikin	5,237
Balance at June 30, 2021	$23,338

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Intangible assets, net
Intangible assets, net consisted of the following as of the dates indicated:

	June 30, 2021
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$12,369	$(7,491)	$4,878	4.8
Tradenames	3,578	(1,637)	$1,941	5.8
Capitalized software development costs	2,762	(1,137)	1,625	3.4
Finite-lived intangible assets, net	18,709	(10,265)	8,444

Indefinite-lived intangible assets:
Cryptocurrencies	—	—	—
Internet domain names	1,052	—	1,052
Indefinite-lived intangible assets, net	1,052	—	1,052
Intangible assets, net	$19,761	$(10,265)	$9,496

	December 31, 2020
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$8,705	$(6,675)	$2,030	2.7
Tradenames	2,921	(1,433)	1,488	4.9
Capitalized software development costs	2,495	(934)	1,561	3.8
Finite-lived intangible assets, net	14,121	(9,042)	5,079

Indefinite-lived intangible assets:
Cryptocurrencies	4	—	4
Internet domain names	195	—	195
Indefinite-lived intangible assets, net	199	—	199
Intangible assets, net	$14,320	$(9,042)	$5,278
We recorded amortization expense related to finite-lived intangible assets of $582 and $524 for the three months ended June 30, 2021 and 2020, and $1,223 and $1,046 for the six months ended June 30, 2021 and 2020, respectively, within depreciation and amortization in the accompanying consolidated statement of operations. These amounts include amortization of capitalized software development costs of $102 and $104 for the three months ended June 30, 2021 and 2020, and $203 and $207 for the six months ended June 30, 2021 and 2020, respectively.
We recorded additions to capitalized software development costs of $267 for the six months ended June 30, 2021. This amount includes acquired software of $247.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
As of June 30, 2021, the total expected future amortization expense for finite-lived intangible assets is as follows:

Remainder of 2021	$1,026
2022	2,090
2023	1,926
2024	1,436
2025	1,005
Thereafter	961
Finite-lived intangible assets, net	$8,444
6.Fair Value Measurements
The following tables summarize our financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as of the dates indicated:

	June 30, 2021
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$101,503	$—	$—	$101,503
Total assets	101,503	—	—	101,503
Liabilities:
Derivative liabilities, current	—	—	662	662
Derivative liabilities, noncurrent	—	—	1,955	1,955
Class B Units - related party	—	—	1,235,648	1,235,648
Total liabilities	$—	$—	$1,238,265	$1,238,265

	December 31, 2020
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$25,016	$—	$—	$25,016
Total assets	25,016	—	—	25,016
Liabilities:
Derivative liabilities, noncurrent	—	—	4,343	4,343
Class B Units - related party	—	—	593,235	593,235
Total liabilities	$—	$—	$597,578	$597,578
The level 3 liabilities relate to our Class B Units and certain employee and non-employee contracts with embedded derivatives, see Note 8, Derivative Financial Instruments and Note 9, Stock-Based Compensation.

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
The following table summarizes the change in fair value of the derivative liabilities during the six months ended June 30, 2021 and 2020:

Balance at January 1, 2021	$597,578
Change in fair value of derivative instruments	(1,726)
Incremental Class B Units	43,880
Change in fair value of Class B Units	598,533
Balance at June 30, 2021	$1,238,265

Balance at January 1, 2020	$119,307
Change in fair value of derivative instruments	997
Incremental Class B Units	11,258
Change in fair value of Class B Units	49,796
Balance at June 30, 2020	$181,358

The following table summarizes the change in fair value of the Class B Units by income statement line item during the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$10,446	$13,848	$112,389	$9,885
Sales and marketing	840	1,022	8,263	1,022
General and administrative	35,703	57,616	477,881	38,889
Total change in fair value of Class B Units	$46,989	$72,486	$598,533	$49,796

To derive the fair value of the Class B Units, we estimated the fair value of Class B Units using a valuation technique. For more information regarding the valuation of the Class B Units, see Note 9, Stock-Based Compensation.
7.Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following:

		As of
	Estimated Useful Lives	June 30, 2021	December 31, 2020
Furniture and fixtures	5 years	$960	$960
Computers, software and equipment	3 years	1,327	1,220
Leasehold improvements	Shorter of estimated useful life or remaining term of lease	1,278	1,278
		3,565	3,458
Less: Accumulated depreciation and amortization		(2,265)	(2,041)
Total property and equipment, net		$1,300	$1,417

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Depreciation and amortization expense for property and equipment was $114 and $138 for the three months ended June 30, 2021 and 2020, and $224 and $226 for the six months ended June 30, 2021 and 2020, respectively.
Accrued Expenses
Accrued expenses consist of the following:

	As of
	June 30, 2021	December 31, 2020
Commission and variable compensation	$45,456	$17,271
Payroll and benefits	3,437	3,645
Other accrued expenses	16,365	11,218
Total accrued expenses	$65,258	$32,134
8.Derivative Financial Instruments
As part of our compensation and employee retention strategy, we entered into contracts with key employees and independent contractors which contain embedded derivatives. These contracts are intended to compensate the employees or independent contractors for services provided and retain their future services. These embedded derivative instruments are issued in the form of phantom interests in Net Income, as defined by our board of directors, that grant the holder value equal to a percentage of Net Income multiplied by a price multiple, or contain an option that granted appreciation rights upon exercise, and which become exercisable upon occurrence of an initial public offering. All derivative instruments are recorded at fair value as derivative liabilities on our consolidated balance sheets.
As of June 30, 2021, there are embedded derivative instruments outstanding. The following table presents information on the location and amounts of derivative instruments gains and losses:

		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
Derivatives Not Designated as Hedging Instruments	Location of Gain (Loss) Recognized in Income Statement
Phantom Interests in Net Income	Other income, net	$394	$(1,124)	$—	$(997)
Phantom Interests in Net Income	General and administrative	2,388	—	2,388	—
Option	General and administrative	(662)	—	(662)	—
Total		$2,120	$(1,124)	$1,726	$(997)

See Fair Value Measurements note for more information regarding the valuation of our derivative instruments.
9.Stock-Based Compensation
Class B Units
We recognized stock-based compensation expenses of $47,445 and $78,627 for the three months ended June 30, 2021 and 2020, and $648,520 and $99,124 for the six months ended June 30, 2021 and 2020, respectively. These amounts include profits distributions to Class B unitholders of $456 and $5,757 for the three months ended June 30, 2021 and 2020, and $6,107 and $38,070 for the six months ended June 30, 2021 and 2020, respectively. The amount

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
of stock-based compensation expense included in each of the line items in the accompanying consolidated statement of operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$10,568	$15,058	$124,916	18,226
Sales and marketing	840	1,022	14,910	2,225
General and administrative	36,037	62,547	508,694	78,673
Total stock based-compensation expense	$47,445	$78,627	$648,520	$99,124

The following is a rollforward of Class B Units activity for the six months ended June 30, 2021:

Unvested at January 1, 2021	75,044
Granted	17,690
Vested	(29,848)
Unvested at June 30, 2021	62,886
The weighted-average grant-date fair value of Class B Units granted was $2,195.16 and $178.69 per unit during the six months ended June 30, 2021 and 2020, respectively.
Because the Class B Units are not publicly traded, the Company must estimate the fair value of its Class B Units in each reporting period. The fair values of Class B Units were estimated by the Company’s board of managers based on the Company’s equity value. The Company’s board of managers considered, among other things, contemporaneous valuations of the Company’s equity value prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
For the three and six months ended June 30, 2020, the fair value of the Class B Units was estimated using an option pricing model to allocate the equity value of the Company to the Class B Units based on their distribution rights. To derive the fair value of the Class B Unit liability, a two-step valuation approach was used. First the equity value of the Company was estimated. The Company considers asset, market, and income-based approaches. The Company determined that an income-based approach presented the best indication of value. As such, the Company relied upon a discounted cash flow approach using a five-year discrete projection period, discounting expected future cash flows back to that date. This calculated equity value was then allocated to the common units held by various stockholders using an option pricing model.
For the three and six months ended June 30, 2021, the fair value of the Class B Units was estimated using a probability-weighted expected return method. This method considered two scenarios: one based on a market approach according to a proposed acquisition of the Company and allocated through a liquidation waterfall, and the other based on the Company continuing as a private entity according to a discounted cash flow analysis, and allocated using an option pricing model. The results of these two methods were weighted to derive the fair value of the Class B Units as of June 30, 2021.
The discounted cash flow method estimates the equity value of the Company by projecting the Company’s net cash flows into the future and discounting these net cash flows to present value by applying a discount rate. Key inputs for this valuation include the Company’s projected cash flows and discount rate. Changes to these inputs could have a material impact on the accompanying consolidated financial statements.
The option pricing model allocates the equity value to each class of common units by preparing a breakpoint analysis to determine which securities would receive value at each threshold of a hypothetical liquidation. Then applying a Black-Scholes option pricing analysis to determine the incremental value of each respective breakpoint

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
and allocating that value to each participating security based on its pro-rata ownership in the breakpoint. Key inputs for this valuation include the equity value of the Company, risk-free rate, allocation thresholds, and stock volatility.
The Company considered several objective and subjective factors to determine the best estimate of the fair value of the Class B Units, including:
▪the Company’s historical and expected operating and financial performance;
▪current business conditions;
▪indications of value from external investors and their proposed value for the business;
▪the Company’s stage of development and business strategy;
▪macroeconomic conditions;
▪the Company’s weighted average cost of capital;
▪risk-free rates of return;
▪the volatility of comparable publicly traded peer companies; and
▪the lack of an active public market for the Company’s equity units.
See also Note 2, Stock Based Compensation.
10.Earnings Per Unit
The following table sets forth the computation of basic and diluted earnings per unit:

		Three Months Ended June 30, 2021
		Class A Units	Class B Units
Numerator
Distributed earnings		$1,181	$456
Undeclared and undistributed earnings:
Net loss	$(7,895)
Minus: Distributions to Class A unitholders	1,181
Undeclared and undistributed loss	(9,076)
Undeclared and undistributed (loss) earnings by unit class		(9,076)	—
Total (loss) earnings by unit class		$(7,895)	$456
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		528,519	526,580
Earnings per unit class:
Distributed earnings		$2.23	$0.87
Undistributed loss		(17.17)	—
Total		$(14.94)	$0.87

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

		Three Months Ended June 30, 2020
		Class A Units	Class B Units
Numerator
Distributed earnings		$8,378	$5,757
Undeclared and undistributed earnings:
Net income	$(80,045)
Minus: Distributions to Class A unitholders	8,378
Undeclared and undistributed earnings	(88,423)
Undeclared and undistributed earnings by unit class		(88,423)	—
Total earnings by unit class		$(80,045)	$5,757
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		547,466	496,732
Earnings per unit class:
Distributed earnings		$15.30	$11.59
Undistributed earnings		(161.51)	—
Total		$(146.21)	$11.59

		Six Months Ended June 30, 2021
		Class A Units	Class B Units
Numerator
Distributed earnings		$15,098	$6,107
Undeclared and undistributed earnings:
Net loss	$(622,348)
Minus: Distributions to Class A unitholders	15,098
Undeclared and undistributed loss	(637,446)
Undeclared and undistributed (loss) earnings by unit class		(637,446)	—
Total (loss) earnings by unit class		$(622,348)	$6,107
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		528,519	526,580
Earnings per unit class:
Distributed earnings		$28.57	$11.60
Undistributed loss		(1,206.10)	—
Total		$(1,177.53)	$11.60

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)

		Six Months Ended June 30, 2020
		Class A Units	Class B Units
Numerator
Distributed earnings		$66,145	$38,070
Undeclared and undistributed earnings:
Net loss	$(96,546)
Minus: Distributions to Class A unitholders	66,145
Undeclared and undistributed loss	(162,691)
Undeclared and undistributed (loss) earnings by unit class		(162,691)	—
Total (loss) earnings by unit class		$(96,546)	$38,070
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		548,596	495,201
Earnings per unit class:
Distributed earnings		$120.57	$76.88
Undistributed loss		(296.56)	—
Total		$(175.99)	$76.88

11.Related Party Transactions
We have certain revenue share agreements with related parties. Accordingly, we recognized revenue from related parties of $246 and $890 for the three months ended June 30, 2021 and 2020, and $619 and $1,438 for the six months ended June 30, 2021 and 2020, respectively.
We also incurred revenue share expenses paid to related parties of $1,586 and $1,051 which were capitalized as contract origination costs for the three months ended June 30, 2021 and 2020, and $7,584 and $1,629 which were capitalized as contract origination costs for the six months ended June 30, 2021 and 2020, respectively. We also incurred revenue share expenses of $10 and $25 paid to a related party vendor owned by a Class A unitholder which were capitalized as contract origination costs for the three months ended June 30, 2021 and 2020, and $17 and $45 for the six months ended June 30, 2021 and 2020, respectively.
Additionally, a related party provided call center support and other services to the Company for which we recorded an expense within cost of revenue of $378 and $261 for the three months ended June 30, 2021 and 2020, and $613 and $843 for the six months ended June 30, 2021, respectively.
A related party also provided certain corporate functions to MarketWise and the costs of these services are charged to MarketWise and recorded within related party expenses in the accompanying consolidated statement of operations. We held balances of $1,419 and $3,288 as of June 30, 2021 and December 31, 2020 of related party payables related to these services. The balances with our related party are presented net and are included in related party payables, net in the consolidated balance sheet.
We earned fees and provided certain accounting and marketing services to companies owned by certain of MarketWise’s Class B unitholders. As a result, we recognized $79 and $90 in other income, net for the three months ended June 30, 2021 and 2020, and $142 and $194 for the six months ended June 30, 2021 and 2020, respectively. Related party receivables related to these services were $844 and $689 as of June 30, 2021 and December 31, 2020, respectively.
We lease offices from related parties. Lease payments made to related parties were $383 and $376 for the three months ended June 30, 2021 and 2020, and $767 and $752 for the six months ended June 30, 2021 and 2020, respectively, and rent expense of $556 was recognized in general and administrative expenses for the three months ended June 30, 2021 and 2020, and $1,112 for the six months ended June 30, 2021 and 2020, related to leases with

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
related parties. At June 30, 2021 and December 31, 2020, ROU assets of $11,149 and $11,957 and lease liabilities of $8,027 and $8,490 are associated with leases with related parties.
We lease office space from a company owned by certain Class B unitholders and made lease payments of $14 for the three months ended June 30, 2021 and 2020, and $28 for the six months ended June 30, 2021 and 2020, that were recognized in general and administrative expenses.
We incurred costs related to lead generation marketing from a related party vendor which was partially owned by a shareholder through November 2020. We purchased lead generation marketing of $2,917 and $8,044 for the three and six months ended June 30, 2020, respectively, which was recorded in sales and marketing expenses.
We incurred marketing costs from a related party vendor of $39 and $18 for the three months ended June 30, 2021 and 2020, and $75 and $38 for the six months ended June 30, 2021 and 2020, respectively, which was recorded in sales and marketing expenses.
In November 2015, we provided a loan to our Class B unitholders which bears interest at 3% and recognized a related party note receivable from the unitholders, which was repaid during 2020. We recognized $19 and $37 in interest income for the three and six months ended June 30, 2020, respectively.
In August 2019 we provided an additional loan to a Class B unitholder and recognized a related party note receivable from the unitholder of $3,000. We recognized $9 and $25 in interest income for the three and six months ended June 30, 2020, respectively. This loan was repaid during 2020.
In April 2020 we provided a loan to a Class A unitholder and recognized a related party note receivable from the unitholder of $1,148 as of December 31, 2020. We recognized $3 and $1 in interest income for the three months ended June 30, 2021 and 2020, and $5 and $1 for the six months ended June 30, 2021 and 2020, respectively. The interest rate on the loan is variable and was 1.02% as of June 30, 2021. The loan is due in April 2025, but is required to be repaid within 30 days if we complete an initial public offering.
12.Variable Interest Entities
We consolidated a VIE based on our ability to exercise power and being the primary beneficiary of the entity including directing the operations and marketing campaigns and sharing customer lists and publications, as of June 30, 2021 and December 31, 2020. There have been no reconsideration events during these periods. The assets of consolidated variable interest entities may only be used to settle obligations of these entities. In addition, there is no recourse to MarketWise for the consolidated VIE’s liabilities. The following represents financial information for the consolidated VIE included in the consolidated balance sheets:

	As of
	June 30, 2021	December 31, 2020
Current assets	$3,759	$3,787
Noncurrent assets	8	22
Total assets	$3,767	$3,809

Current liabilities	$3,109	$3,265
Noncurrent liabilities	—	—
Total liabilities	$3,109	$3,265

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
13.Supplemental Cash Flow Information
Supplemental cash flow disclosures are as follows:

	Six Months Ended June 30,
	2021	2020
Supplemental Disclosures of Cash Flow Information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(875)	$(1,694)
Operating lease right-of-use assets obtained in exchange for lease obligations from acquisitions	(398)	—

	As of June 30,
	2021	2020
Reconciliation of Cash and Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$241,532	$119,479
Restricted cash	500	504
Total	$242,032	$119,983
14.Subsequent Events
Subsequent events have been evaluated through August 12, 2021, which is the date that the financial statements were available to be issued.
In July 2021, the Company’s board approved and made a discretionary lifetime award payment of $10 million to the Company’s founder, who is a Class B unitholder and was formerly a member of the board.
Transaction Agreement
On July 20, 2021, as contemplated by that certain Business Combination Agreement, dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp. (“ADAC”), MarketWise, LLC, all of the members of MarketWise, LLC (the “MarketWise Members”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the MarketWise Members thereunder (as amended, the “Transaction Agreement”), ADAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ADAC was domesticated and continues as a Delaware corporation, changing its name to “MarketWise, Inc.”.
As a result of, and upon the effective time thereof, among other things, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of ADAC (the “ADAC Class A ordinary shares”) automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of MarketWise, Inc. (the “Class A common stock”); (2) each of the then issued and outstanding redeemable warrants of ADAC automatically converted into a redeemable warrant to acquire one share of Class A common stock (the “warrants”); and (3) each of the then issued and outstanding units of ADAC that had not been previously separated into the underlying ADAC Class A ordinary shares and underlying warrants upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of Class A common stock and one-half of one warrant. No fractional warrants were issued upon such separation.
On July 21, 2021, as contemplated by the Transaction Agreement, MarketWise, Inc. and MarketWise, LLC consummated the business combination contemplated by the Transaction Agreement whereby (i) MarketWise, LLC restructured its capitalization, appointed MarketWise, Inc. as its managing member, and issued to MarketWise, Inc. 28,003,096 common units of MarketWise, LLC (the “MarketWise Units”), which units entitle the holder to the distributions, allocations, and other rights under the Third Amended and Restated Operating Agreement of MarketWise, LLC (the “MarketWise Operating Agreement”), and 30,979,993 warrants to purchase MarketWise

MARKETWISE, LLC
Notes to the Condensed Consolidated Financial Statements (Unaudited)
(Dollar amounts in thousands, except unit and per unit data)
Units and (ii) MarketWise, Inc. issued 291,092,300 shares of Class B common stock, par value $0.0001 per share, of MarketWise, Inc. (the “Class B common stock” and, together with the Class A common stock, the “common stock”) to the MarketWise Members.
As previously announced, on March 1, 2021, concurrently with the execution of the Transaction Agreement, ADAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 15,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment amount of $150,000,000 (the “PIPE Investment” and, together with the other transactions described above and all transactions contemplated by or pursuant to the Transaction Agreement and all other agreements, documents, instruments and certificates entered into in connection therewith and any and all exhibits and schedules thereto, the “Transactions”). The PIPE Investment was consummated on July 21, 2021 substantially concurrently with the closing of the other Transactions.
Immediately after giving effect to the Transactions, there were 28,003,096 shares of Class A common stock (including 3,051,000 Sponsor Earn Out Shares (as defined below)), 291,092,300 shares of Class B common stock, and 30,979,993 warrants outstanding (including 10,280,000 private placement warrants (as defined below)). Upon the consummation of the Transactions, ADAC’s ordinary shares, warrants, and units ceased trading on The New York Stock Exchange, and MarketWise, Inc.’s Class A common stock and warrants began trading on the Nasdaq under the symbols “MKTW” and “MKTW W,” respectively. Immediately after giving effect to the Transactions, (1) ADAC’s public shareholders owned approximately 0.1% of the outstanding MarketWise, Inc. common stock, (2) the MarketWise Members (without taking into account any public shares held by the MarketWise Members prior to the consummation of the Transactions) owned approximately 91.2% of the outstanding MarketWise, Inc. common stock, (3) Ascendant Sponsor LP, a Cayman Islands exempted limited partnership and related parties collectively owned approximately 3.2% of the outstanding MarketWise, Inc. common stock (including 3,051,000 Sponsor Earn Out Shares), and (4) the PIPE Investors owned approximately 4.7% of the outstanding MarketWise, Inc. common stock.

Report of Independent Registered Public Accounting Firm
To the Members and the Board of Directors of
MarketWise, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of MarketWise, LLC (formerly Beacon Street Group, LLC) and subsidiaries (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive (loss)/income, members’ deficit and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Baltimore, MD
March 25, 2021
We have served as the Company's auditor since 2018.

MARKETWISE, LLC
Consolidated Balance Sheets
(In thousands, except unit and per unit data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$114,422	$170,520
Accounts receivable	12,398	7,332
Prepaid expenses	8,530	5,107
Related party receivables	874	800
Restricted cash	505	1,564
Deferred contract acquisition costs	42,019	19,307
Other current assets	1,889	1,070
Total current assets	180,637	205,700
Property and equipment, net	1,417	1,578
Operating lease right-of-use assets	12,337	14,502
Intangible assets, net	5,278	7,215
Goodwill	18,101	18,101
Deferred contract acquisition costs, noncurrent	65,217	23,007
Related party notes receivable, noncurrent	1,148	5,446
Other assets	678	656
Total assets	$284,813	$276,205
Liabilities and members’ deficit
Current liabilities:
Trade and other payables	$11,969	$4,979
Related party payables, net	2,515	7,110
Accrued expenses	32,134	33,526
Deferred revenue and other contract liabilities	278,267	192,992
Operating lease liabilities	1,077	2,084
Current portion of long-term debt – related party	—	4,256
Other current liabilities	19,576	9,484
Total current liabilities	345,538	254,431
Long-term debt – related party	—	1,134
Class B Units - related party	593,235	118,033
Deferred revenue and other contract liabilities, noncurrent	254,481	160,907
Derivative liabilities, noncurrent	4,343	1,274
Operating lease liabilities, noncurrent	7,826	8,490
Total liabilities	1,205,423	544,269
Commitments and Contingencies (Note 10)	—	—
Members’ deficit:
Class A members’ units, 547,466 and 605,352 units issued and outstanding at December 31, 2020 and 2019, respectively	(914,728)	(262,293)
Accumulated other comprehensive income (loss)	(17)	(3)
Total members’ deficit	(914,745)	(262,296)
Non-controlling interest	(5,865)	(5,768)
Total members’ deficit attributable to MarketWise	(920,610)	(268,064)
Total liabilities, non-controlling interest, and members’ deficit	$284,813	$276,205
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Consolidated Statements of Operations
(In thousands, except unit and per unit data)

	Year Ended December 31,
	2020	2019	2018
Net revenue	$360,793	$265,398	$232,865
Related party revenue	3,386	6,825	5,583
Total net revenue	364,179	272,223	238,448
Operating expenses:
Cost of revenue (1) (2)	154,605	42,553	57,642
Sales and marketing (1) (2)	214,257	106,094	97,332
General and administrative (1) (2)	526,561	91,669	58,215
Research and development (2)	4,770	3,672	2,303
Depreciation and amortization	2,553	2,334	2,534
Related party expense	122	331	2,096
Total operating expenses	902,868	246,653	220,122
(Loss) income from operations	(538,689)	25,570	18,326
Other (expense) income, net	(2,879)	865	278
Interest income, net	477	1,558	67
Net (loss) income	(541,091)	27,993	18,671
Net (loss) income attributable to non-controlling interests	(2,718)	36	70
Net (loss) income attributable to MarketWise	$(538,373)	$27,957	$18,601

Net (loss) income per unit – basic and diluted:
Class A units - distributed earnings per unit	$185.70	$34.44	$36.00
Class A units - undistributed earnings (loss) per unit	(1,168.08)	7.36	(5.59)
Class A units - net (loss) income per unit	$(982.38)	$41.80	$30.42

Class B units - distributed earnings per unit	$158.07	$35.62	$43.38
Class B units - undistributed (loss) earnings per unit	—	7.48	—
Class B units - net (loss) income per unit	$158.07	$43.10	$43.38

(1) Included within cost of revenue, sales and marketing, and general and administrative expenses are stock-based compensation expenses as follows (see Note 12):
	Year Ended December 31,
	2020	2019	2018
Vested Class B units and change in fair value of Class B liability awards	$475,202	$5,608	$11,077
Profits distributions to Class B unitholders	78,398	14,831	17,135
Total stock-based compensation expense	$553,600	$20,439	$28,212

(2) Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Consolidated Statements of Comprehensive (Loss) Income
(In thousands)

	Year Ended December 31,
	2020	2019	2018
Net (loss) income	$(541,091)	$27,993	$18,671
Other comprehensive (loss) income:
Cumulative translation adjustment	(14)	(41)	38
Total comprehensive (loss) income	$(541,105)	$27,952	$18,709
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Consolidated Statement of Members’ Deficit
(In thousands, except unit data)

	Class A Members’ units		Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit	Noncontrolling Interest	Total Members’ Deficit Attributable to MarketWise
	Shares	Amount
Balance at January 1, 2018	631,547	$(264,203)	$—	$(264,203)	$(1,539)	$(265,742)
Class A units transferred to Class B	(20,000)	—	—	—	—	—
Foreign currency translation adjustments	—	—	38	38	—	38
Distributions	—	(22,017)	—	(22,017)	(4,221)	(26,238)
Net income	—	18,601	—	18,601	70	18,671
Balance at December 31, 2018	611,547	(267,619)	38	(267,581)	(5,690)	(273,271)
Class A units transferred to Class B	(25,126)	—	—	—	—	—
Foreign currency translation adjustments	—	—	(41)	(41)	—	(41)
Transaction costs for acquisition of noncontrolling interest - Tradesmith	—	—	—	—	(443)	(443)
Minority interest share exchange - Casey Research	18,931	(2,160)	—	(2,160)	2,160	—
Distributions	—	(20,471)	—	(20,471)	(1,831)	(22,302)
Net income	—	27,957	—	27,957	36	27,993
Balance at December 31, 2019	605,352	(262,293)	(3)	(262,296)	(5,768)	(268,064)
Class A units transferred to Class B	(57,886)	—	—	—	—	—
Foreign currency translation adjustments	—	—	(14)	(14)	—	(14)
Acquisition of noncontrolling interest - TradeSmith	—	(12,295)	—	(12,295)	3,131	(9,164)
Distributions	—	(101,767)	—	(101,767)	(510)	(102,277)
Net loss	—	(538,373)	—	(538,373)	(2,718)	(541,091)
Balance at December 31, 2020	547,466	$(914,728)	$(17)	$(914,745)	$(5,865)	$(920,610)
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Consolidated Statement of Cash Flows
(In thousands)

	Year ended December 31,
	2020	2019	2018

Cash flows from operating activities:
Net (loss) income	$(541,091)	$27,993	$18,671
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,553	2,334	2,534
Impairment of cryptocurrency intangible assets	—	—	330
Stock-based compensation	18,745	8,611	5,343
Change in fair value of derivative liabilities – Class B Units	456,457	(3,003)	5,734
Change in fair value of derivative liabilities – other	3,069	478	216
Unrealized losses on foreign currency	—	(131)	36
Noncash lease expense	2,577	3,102	2,716
Gain on sale of cryptocurrencies	—	(605)	(265)
Cryptocurrency redeemed by customers	—	—	1,606
Changes in operating assets and liabilities:
Accounts receivable	(5,066)	(6,513)	1,080
Related party receivables and payables, net	(4,670)	(13,777)	4,107
Prepaid expenses	(3,423)	(2,028)	(324)
Other current assets and other assets	(841)	(335)	(782)
Cryptocurrency intangible assets	30	928	(1,100)
Deferred contract acquisition costs	(64,921)	(6,750)	(12,306)
Trade and other payables	6,990	(5,215)	3,881
Accrued expenses	(1,392)	10,065	7,223
Deferred revenue	178,849	36,667	42,855
Derivative liabilities	—	—	(2,882)
Operating lease liabilities	(2,084)	(2,484)	(2,284)
Other current and long-term liabilities	10,093	4,864	104
Net cash provided by operating activities	55,875	54,201	76,493
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(1,483)	—
Cash deposit for business combination	—	15,000	(15,000)
Acquisition of non-controlling interests, including transaction costs	(9,164)	(193)	—
Purchases of property and equipment	(290)	(177)	(655)
Purchases of intangible assets	(195)	—	—
Capitalized software development costs	—	(752)	(848)
Net cash (used in) provided by investing activities	(9,649)	12,395	(16,503)
Cash flows from financing activities:
Principal payments on long-term debt – related party	(5,390)	(1,932)	(4,108)
Cash received upon issuance of derivative instruments	—	—	306
Issuance of related party notes receivable	(1,148)	(3,107)	(83)
Proceeds from related party notes receivable	5,446	—	—
Distributions to members	(101,767)	(20,471)	(22,017)
Distributions to noncontrolling interests	(510)	(1,831)	(4,221)
Net cash used in financing activities	(103,369)	(27,341)	(30,123)
Effect of exchange rate changes on cash	(14)	(41)	38
Net increase in cash, cash equivalents and restricted cash	(57,157)	39,214	29,905
Cash, cash equivalents and restricted cash — beginning of year	172,084	132,870	102,965
Cash, cash equivalents and restricted cash — end of year	$114,927	$172,084	$132,870
The accompanying notes are an integral part of these consolidated financial statements.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
1.Organization
Description of Business
MarketWise, LLC (“MarketWise”, the “Company”, “we”, “us”, or “our”; formerly Beacon Street Group, LLC) was organized in January 2013 and provides independent investment research for investors around the world. We believe we are a leading content and technology multi-brand platform for self-directed investors. We offer a comprehensive portfolio of high-quality, independent investment research, as well as several software and analytical tools, on a subscription basis.
While our headquarters are in Baltimore, Maryland, we operate multiple subsidiaries in the United States. We also have operations in Singapore.
The Company is a limited liability company and is treated as a pass-through entity for tax purposes. As a result, the members are responsible for all tax payments and the Company does not pay taxes on behalf of its members.
2.Summary of Significant Accounting Policies
Basis of Consolidation
The accompanying consolidated financial statements include the accounts of MarketWise and its wholly owned subsidiaries (collectively, the “Company” “we”, “us”, or “our”). The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
The accompanying statements of operations include expenses for certain functions historically performed by our related party owner (“related party owner”), including general corporate services, such as legal, accounting, treasury, information technology, human resources and administration. These expenses are based primarily on direct usage when identifiable, direct capital expenditures or other relevant allocations during the respective periods. We believe the assumptions underlying the accompanying consolidated financial statements, including the assumptions regarding these expenses from our related party owner, are reasonable. Actual results may differ from these expenses, assumptions and estimates. The amounts recorded in the accompanying consolidated financial statements are not necessarily indicative of the actual amount of such indirect expenses that would have been recorded had we been a separate independent entity.
Variable Interest Entity
The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity. However, a controlling financial interest may also exist through arrangements that do not involve controlling voting interests when an entity is insufficiently capitalized, or when an entity is not controlled through its voting interests, which is referred to as a variable interest entity (“VIE”).
We evaluate our ownership, contractual and other interests in entities to determine if we have a variable interest in an entity. These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical information, among other factors. If we hold a contractual or ownership interest in an entity and we determine that the entity is a VIE and that we are determined to be the primary beneficiary, we consolidate such entity in our consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Periodically, we determine whether any changes in the interest or relationship with the entity impact the determination of whether we are still the primary beneficiary. If we are not deemed to be the primary beneficiary in a VIE, we account for the investment or other variable interests in a VIE in accordance with applicable GAAP. We have determined that Stansberry Pacific Research is a VIE and that we are the primary beneficiary of Stansberry Pacific Research since we have the ability to direct the activities of the VIE and have the obligation to absorb the loss or the right to receive the benefit. Refer to Variable Interest Entities note for further information.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to, the fair value of common units, derivatives, valuation of assets acquired and liabilities assumed in business combinations, useful lives of intangible assets with definite lives, benefit period of deferred contract acquisition costs, determination of standalone selling prices, estimated life of lifetime customers, recoverability of goodwill and long-lived assets, the incremental borrowing rates to calculate lease liabilities and right-of-use (“ROU”) assets and certain accruals. We evaluate our estimates and assumptions on an ongoing basis using historical experience and other factors and adjust those estimates and assumptions when facts and circumstances dictate. Actual results could differ from those estimates.
Segment Information
Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by our chief operating decision-maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s Chief Executive Officer and the President serve as the CODM.
Based on the financial information presented to and reviewed by our CODM in assessing our performance and for the purposes of allocating resources, we have determined our operating subsidiaries represent individual operating segments with similar economic characteristics that meet the criteria for aggregation into a single reporting segment for financial statement purposes. Accordingly, we have a single reportable segment.
Long-lived assets outside the United States were immaterial as of December 31, 2020 and 2019.
Cash and Cash Equivalents and Restricted Cash
We consider all financial instruments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. Our cash equivalents are composed of money market funds and certificates of deposit.
We hold certain restricted cash with credit card processors as reserves for chargebacks and refunds. As the reserves are based on our credit card receivables which are collected within twelve months of each reporting period, the restricted cash has been included in current assets on the consolidated balance sheets.
Accounts Receivable, net
Our accounts receivable primarily consist of receivables from third-party credit card providers which are stated at net realizable value. We did not record an allowance for doubtful accounts for the years ended December 31, 2020 and 2019.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash. We maintain deposits in federally insured financial institutions in excess of federally insured limits. We are exposed to credit risk in the event of a default by the financial institutions holding our cash to the extent recorded on the consolidated balance sheets. Management believes we are not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.
No individual customer accounted for more than 10% of revenue for the years ended December 31, 2020, 2019 and 2018.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Derivative Financial Instruments
From time to time, we utilize instruments which may contain embedded derivative instruments as part of our overall strategy to compensate and retain key employees and independent contractors (see Derivative Financial Instruments note below for additional information). Our derivative instruments are recorded at fair value on the consolidated balance sheets. Our derivative instruments have not been designated as hedges; therefore, both realized and unrealized gains and losses are recognized in earnings. For the purposes of cash flow presentation, realized and unrealized gains or losses are included within cash flows from operating activities. Upfront cash payments received upon the issuance of derivative instruments are included within cash flows from financing activities within the consolidated statements of cash flows.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the shorter of the related asset’s estimated useful life or the remaining term of the lease. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations.
Business Combinations
We allocate the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values as of the acquisition date. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing assets acquired and liabilities assumed include, but are not limited to, future expected cash flows from acquired customers, trade names, acquired technology and deferred revenue from a market participant perspective, as well as determining useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and as a result, actual results may differ from estimates. During the measurement period, which is up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded in earnings.
Goodwill and Intangible Assets
Goodwill
Goodwill represents the excess of the aggregate fair value of the consideration transferred in a business combination over the fair value of the assets acquired, net of liabilities assumed. Goodwill is not amortized but is evaluated for impairment annually, or more frequently if events or changes in circumstances indicate the goodwill may be impaired. Our annual impairment testing date is the first day of the fourth quarter.
Events or changes in circumstances which could trigger an impairment review include significant changes in the manner of our use of the acquired assets or the strategy for our overall business, significant negative industry or economic trends, significant underperformance relative to historical or projected future results of operations, a significant adverse change in the business climate, an adverse action or assessment by a regulator, unanticipated competition or a loss of key personnel. We have the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If, after assessing the totality of events or circumstances, we determine it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if we conclude otherwise, then we are required to perform the first of a two-step impairment test.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
The first step involves comparing the estimated fair value of the reporting unit with its respective carrying amount, including goodwill. If the estimated fair value exceeds the carrying amount, goodwill is considered not to be impaired and no additional steps are necessary. If, however, the fair value of the reporting unit is less than the carrying amount, then a second step is required that compares the carrying amount of the goodwill with its implied fair value. The estimate of implied fair value of goodwill may require valuations of certain internally generated and unrecognized intangible and tangible net assets. If the carrying amount of goodwill exceeds the implied fair value of the goodwill, then an impairment loss is recognized in an amount equal to the excess.
No goodwill impairment charges have been recorded during the years ended December 31, 2020, 2019 and 2018.
Intangible Assets, Net
Intangible assets, net consists primarily of identifiable intangible assets that are subject to amortization such as developed technology, customer relationships, and trade names resulting from our acquisitions. Intangible assets arising from acquisitions are recorded at fair value on the date of acquisition and amortized over their estimated economic lives on a straight-line basis which approximates the pattern in which the economic benefits of the assets will be consumed. Intangible assets are presented net of accumulated amortization in the consolidated balance sheet.
Cryptocurrencies
We purchased cryptocurrencies during the year ended December 31, 2018 primarily to be redeemed by customers as part of certain marketing campaigns. We recognized our portfolio of cryptocurrencies as intangible assets since cryptocurrencies are not considered cash and cash equivalents and do not have physical substance. We believe that the cryptocurrencies have an indefinite life since there are no significant legal, regulatory, contractual or economic factors that would limit the cryptocurrencies’ useful life.
Our indefinite-lived cryptocurrency holdings are not amortized but are evaluated for impairment annually, or more frequently if events or changes in circumstances indicate the carrying amount may not be recoverable. We utilize the quoted market values of the cryptocurrencies in the impairment test on the cryptocurrency holdings. During the year ended December 31, 2018, we determined that impairment indicators were present and as a result, we recognized an impairment loss of $330 in other income, net on the consolidated statements of operations. Additionally, we sold cryptocurrencies on hand after the marketing campaigns ended and recognized gains of $0, $605 and $265 during the years ended December 31, 2020, 2019 and 2018, respectively, in other income, net on the consolidated statement of operations.
The cash flows associated with the cryptocurrencies are recognized in the consolidated statement of cash flows as operating activities due to the nature of the transactions.
Impairment of Long-Lived Assets
Long-lived assets are reviewed for indications of possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the future undiscounted cash flows attributable to these assets or asset groups. An impairment loss is recognized to the extent an asset group is not recoverable, and the carrying amount exceeds the projected discounted future cash flows arising from these assets. There were no impairments of long-lived assets for any of the periods presented.
Revenue Recognition
We recognize revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the related amendments (“ASC 606”).
We determine revenue recognition through the following steps:
•Identify the contract, or contracts, with a customer;

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
•Identify the performance obligations in the contract;
•Determine the transaction price;
•Allocate the transaction price to the performance obligations in the contract; and
•Recognize revenue when, or as, a performance obligation is satisfied
Research and software-as-a-service (“SaaS”) subscriptions
We primarily earn revenue from services provided in delivering subscription-based financial research, publications and SaaS offerings to individual customers through our online platforms. Revenues are recognized evenly over the duration of the subscriptions, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Customers are typically billed in advance of the subscriptions.
We also offer lifetime subscriptions where we receive an upfront payment upon entering into the contract and receive a lower amount annually (a “maintenance fee”) thereafter. The right to discounts on future maintenance fee payments is considered a material right which is recognized as revenue when the customer exercises the option or when the option expires. Certain upfront fees on lifetime subscriptions are paid in installments, generally over a twelve-month period. We recognize revenue related to lifetime subscriptions over the estimated customer lives. We have determined the estimated life of lifetime customers based on historic customer attrition rates.
Advertising and other
We earn revenue from the sale of advertising placements on our websites. We also earn revenue from the sale of print products and events, such as webinars and conferences. In addition we recognize revenue related to the sharing of our customer lists with other companies, including related parties, where we earn a fee for each successful sale the other company generates from our list (“revenue share”).
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.
We have also offered customers the option to redeem a certain value of cryptocurrencies as part of certain marketing campaigns. These offers are considered to be material rights for our customers and we allocate a portion of the transaction price to the material right performance obligation. Revenue associated with the material rights is recognized when the customer exercises the option or when the option expires.
Our performance obligations are satisfied over time as subscriptions are available to customers or at a point-in-time as products are delivered to customers. Accordingly, revenue from subscription services is recognized over the duration of the subscription. Our advertising performance obligations are satisfied at a point-in-time, and revenue is recognized when impressions are delivered. Revenue from products is recognized at a point-in-time when delivered. Revenue from events is recognized over the duration of the event.
In addition, we recognize revenue from sharing our customer lists with our related party owner and other third-party companies. We apply the sales-based or usage-based royalty exception to sales of functional intellectual property. Revenue is recognized at a point-in-time as fees are earned on successful sales from the customer lists.
Contracts with Multiple Performance Obligations
Our contracts with customers may include multiple performance obligations if subscription services are sold with other subscriptions, products or events within one contract. For such contracts, we allocate the transaction price to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the prices charged to customers on a standalone basis.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Contract Balances
A contract asset is defined as an entity's right to consideration for goods or services that the entity has transferred to a customer but customer payment is contingent on a future event. A contract liability is defined to occur if the customer's payment of consideration precedes the entity's performance and represents the entity's obligation to transfer goods or services to a customer for which the entity has received consideration. Timing of revenue recognition may differ from the timing of invoicing to customers. We record a receivable when revenue is recognized prior to invoicing, or deferred revenue when revenue is recognized subsequent to invoicing. No other contract assets are recorded on our consolidated balance sheet as of December 31, 2020 and 2019.
Deferred revenue is primarily comprised of unearned revenue related to subscription services. Subscribers typically pay all or a portion of the subscription fees by credit card prior to the start of the subscriptions. Contract receivables are presented as accounts receivable due to processing time with credit card providers.
Subscribers may be able to cancel certain subscriptions for a full or pro-rated refund for a certain period of time which is generally between 30 and 90 days after the start of their subscriptions. After the refund period, we have no obligation to refund any of the consideration received. Refund obligations are a significant estimate which we recognize as of each reporting period based on historical trends and record a contract liability for this amount in other current liabilities on the consolidated balance sheets.
Assets Recognized from Costs to Obtain a Contract with a Customer
We capitalize incremental costs that are directly related to the acquisition or renewal of customer contracts, to the extent that the costs are expected to be recovered and if we expect the benefit of these costs to be longer than one year. We have elected to utilize the practical expedient and expense costs to obtain a contract with a customer when the expected benefit period is one year or less. Our capitalizable incremental costs include sales commissions to employees and fees paid to marketing vendors that are generally calculated as a percentage of the customer sale. We also capitalize revenue share fees that are payable to other companies, including related parties, who share their customer lists with us for each successful sale we make to a customer from their list. Capitalized costs are amortized on a straight-line basis over the shorter of the expected customer life or the expected benefit related directly to those costs, which is approximately four years.
Leases
We follow the provisions of ASU No. 2016-02, Leases (“ASU 2016-02”). We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities, and operating lease liabilities, noncurrent in the consolidated balance sheets. We do not have any finance lease agreements.
ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes payments received for lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We have lease agreements with lease and non-lease components, which are generally combined.
We have elected, as an accounting policy for leases of real estate, to account for lease and non-lease components in a contract as a single lease component. We elected to use the practical expedient for short-term leases, and therefore do not record right-of-use assets or lease liabilities with lease durations of twelve months or less. Rather, the lease payments for short-term leases are recognized on the consolidated statements of operations on a straight-line basis over the lease term. We have also elected the practical expedient on not separating lease components from nonlease components for our office leases.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Variable payments, such as common area charges, maintenance, insurance and taxes, are primarily based on the amount of space we occupy. These payments in our leases are not dependent on an index or a rate and are excluded from the measurement of the lease liabilities and recognized in the consolidated statements of operations in the period in which the obligation for those payments is incurred. We remeasure our lease payments when the contingency underlying such variable payments is resolved such that some or all of the remaining payments become fixed.
Cost of Revenue
Cost of revenue consists primarily of payroll and payroll related costs associated with producing and publishing our content, customer service, credit card processing fees, product costs and allocated overhead.
Sales and Marketing
Sales and marketing expenses consist primarily of payroll and related costs, amortization of deferred contract acquisition costs, allocated overhead, agency costs, advertising campaigns, and branding initiatives. Conferences, webinars and other event costs are expensed during the period in which the event takes place. Other sales and marketing and advertising costs are expensed as they are incurred.
Advertising expense was $149,191, $67,640 and $65,846 for the years ended December 31, 2020, 2019 and 2018, respectively.
Research and Development
Research and development expenses consist primarily of payroll and related costs, allocated overhead, technical services, software expenses, and hosting expenses.
General and Administrative
General and administrative expenses consist primarily of payroll and related costs associated with our finance, legal, information technology, human resources, executive and administrative personnel, legal fees, corporate insurance, office expenses, professional fees, and travel and entertainment costs.
Stock-Based Compensation
As part of our compensation and retention strategy, we grant incentive compensation units (“Class B Units”) to certain key employees, which are profit interests for United States federal income tax purposes. The Class B Units are accounted for as a substantive class of equity and allow the recipient to realize value only to the extent that the value of the award appreciates.
The Class B Units contain service-based vesting conditions and have different vesting terms depending upon the employee which range from vesting immediately to eight years; vesting is accelerated upon our initial public offering. Compensation cost is recognized on a straight-line basis over the requisite service period until vesting for the entire award, but will at least equal the number of vested units determined by the underlying vesting schedule. Forfeitures are accounted for in the period in which they occur.
The Class B Units are subject to a put and call option whereby we may elect to redeem or be required to redeem these units at a value determined by a predefined formula based on a multiplier of the Company’s net income as defined by management. Employees may not exercise the put option until 25 months have elapsed from the issuance date. Since the redemption price is not representative of fair value, the employees are not considered to be subject to the risks and rewards of share ownership, and the Class B Units are classified as liabilities in the accompanying consolidated balance sheet. The liability for Class B units is remeasured to fair value at the end of each reporting period.
Since Class B Units are classified as liabilities, all cash distributions made to the unitholders of the Class B Units pursuant to our operating agreement are considered to be stock-based compensation expenses.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Stock-based compensation expenses are included in cost of revenue, sales and marketing, and general and administrative expenses in a manner consistent with the employee’s salary and benefits in the consolidated statements of operations.
Capitalized Software Development Costs
For internal use software, we capitalize external costs and payroll and payroll-related costs related to employees that developed new or additional software functionality. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred and included in research and development in the consolidated statements of operations. These capitalized costs are amortized using the straight-line method over the software’s expected useful life, which is generally three years.
Capitalized Implementation Costs
Effective January 1, 2018, we adopted ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract and applied the guidance prospectively to eligible costs. Implementation costs incurred in cloud computing hosting arrangements that are service contracts are capitalized and amortized using the straight-line method over the term of the related hosting arrangement and any expected renewal periods. These costs include external direct costs for materials and services and payroll and payroll-related costs of employees devoting time to the project. Software maintenance and training costs are expensed in the period in which they are incurred. The capitalized implementation costs are capitalized within other current assets and other assets on the consolidated balance sheets. We capitalized cloud computing implementation costs for customer-relationship management and enterprise resource planning systems of $356, $257 and $630 for the years ended December 31, 2020, 2019 and 2018, respectively. Amortization expense related to capitalized cloud computing implementation costs was $17, $64 and $22 for the years ended December 31, 2020, 2019 and 2018, respectively.
Fair Value Measurement
Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. GAAP establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active;
Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The carrying amount of our financial instruments, including accounts receivable, trade and other payables, accrued expenses and related party receivables and payables, approximate their respective fair values because of their short maturities. The fair value of stock-based compensation liabilities for Class B Units and derivatives liabilities associated with our deferred compensation arrangements were determined using unobservable Level 3 inputs. We have not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Foreign Currency Translation
Our VIE is an entity in Singapore, and its functional currency is the local currency. Gains and losses on transactions denominated in currencies other than the functional currency are included in determining net income (loss) for the period. Assets and liabilities of our foreign subsidiary are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using weighted average exchange rates. Adjustments arising from the translation of our foreign subsidiary’s functional currency into U.S. dollars are reported as foreign currency translation adjustments in accumulated other comprehensive loss in the consolidated statements of members’ deficit.
Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income, net in the accompanying consolidated statement of operations when realized. Foreign currency transaction activity was immaterial for the years ended December 31, 2020, 2019 and 2018.
Comprehensive Income (Loss)
Comprehensive income (loss) is currently comprised of changes in foreign currency translation adjustments.
Recently Issued and Adopted Accounting Pronouncements
In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. The ASU allows implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement. The ASU also requires amortization expense be recognized in the same line item as the related fees associated with the arrangement and related capitalized implementation costs be presented in the same line as the prepayment for the hosting fee. The new guidance was applied prospectively to eligible costs as of January 1, 2018 in the accompanying consolidated financial statements. The adoption of this ASU did not have a material impact on our consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. This standard will apply to our reporting requirements in performing goodwill impairment testing. For public business entities that are SEC filers, this standard is effective for the annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We adopted this standard as of January 1, 2020, and the adoption of this standard did not have a material impact on our consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement, that modify the disclosure requirements on fair value measurements in Topic 820, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. An entity is permitted to early adopt either the entire standard or only the provisions that eliminate or modify requirements. We adopted this standard as of January 1, 2020, and the adoption of this ASU did not have a material effect on our consolidated financial statements.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
3.Revenue Recognition
Disaggregation of revenues
The following table depicts the disaggregation of revenue according to customer type and is consistent with how we evaluate our financial performance. We believe this depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

	Year Ended December 31, 2020
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$356,265	$—	$—	$—	$356,265
Transferred at a point in time	—	1,965	3,386	2,563	7,914
Total	$356,265	$1,965	$3,386	$2,563	$364,179

	Year Ended December 31, 2019
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$260,640	$—	$—	$—	$260,640
Transferred at a point in time	—	2,669	6,825	2,089	11,583
Total	$260,640	$2,669	$6,825	$2,089	$272,223

	Year Ended December 31, 2018
	Subscriptions	Advertising	Revenue Share (Related Party)	Revenue Share (Third-party)	Total
Timing of transfer:
Transferred over time	$229,690	$—	$—	$—	$229,690
Transferred at a point in time	—	3,042	5,583	133	8,758
Total	$229,690	$3,042	$5,583	$133	$238,448
Revenue recognition by subscription type was as follows:

	Year Ended December 31,
	2020	2019	2018
Lifetime subscriptions	$134,525	$98,578	$71,215
Term subscriptions	221,740	162,062	158,475
Non-subscription revenue	7,914	11,583	8,758
Total	$364,179	$272,223	$238,448
Revenue for the Lifetime and Term subscription types are determined based on the terms of the subscription agreements. Non-subscription revenue consists of revenue from advertising and other revenue.
Net revenue by principal geographic areas was as follows:

	Year Ended December 31,
	2020	2019	2018
United States	$361,547	$265,647	$226,167
International	2,632	6,576	12,281
Total	$364,179	$272,223	$238,448

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Revenue by location is determined by the billing entity for the customer.
Contract Balances
The timing of revenue recognition, billings, cash collections and refunds affects the recognition of accounts receivable, contract assets and deferred revenue. Our current deferred revenue balance in the consolidated balance sheets includes an obligation for refunds for contracts where the provision for refund has not lapsed. Accounts receivable, deferred revenue and obligation for refunds are as follows:

	As of December 31,
	2020	2019	2018
Contract balance
Accounts receivable	$12,398	$7,332	$818
Obligations for refunds	3,448	2,214	3,507
Deferred revenue – current	274,819	190,778	171,273
Deferred revenue – non-current	254,481	160,907	142,229
We recognized $190,778 and $171,273 of revenue during the years ended December 31, 2020 and 2019, respectively, that was included within the beginning contract liability balance of the respective periods. The Company has collected all amounts included in deferred revenue other than $12,398 and $7,332 as of December 31, 2020 and 2019, respectively, related to the timing of cash settlement with credit card processors.
Assets Recognized from Costs to Obtain a Contract with a Customer
The following table presents the opening and closing balances of our capitalized costs associated with contracts with customers:

Balance at January 1, 2018	$23,259
Sales commissions - additions	15,940
Revenue share fees – additions	8,468
Amortization of capitalized costs	(12,102)
Balance at December 31, 2018	$35,565
Sales commissions - additions	18,984
Revenue share fees – additions	6,284
Amortization of capitalized costs	(18,519)
Balance at December 31, 2019	$42,314
Sales commissions - additions	43,273
Revenue share fees – additions	52,193
Amortization of capitalized costs	(30,544)
Balance at December 31, 2020	$107,236
We did not recognize any impairment on capitalized costs associated with contracts with customers for the years ended December 31, 2020, 2019 and 2018.
Remaining Performance Obligations
As of December 31, 2020, the Company had $532,748 of remaining performance obligations presented as deferred revenue in the consolidated balance sheets. We expect to recognize approximately 52% of that amount as revenues over the next twelve months, with the remainder recognized thereafter.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
4.Acquisitions
TradeSmith
On January 5, 2020, we acquired the noncontrolling interest of 25% in an affiliate, TradeSmith, to obtain 100% ownership for $9,164, including transaction costs. We incurred transaction costs of $164 and $443 during the years ended December 31, 2020 and 2019, respectively, and elected to record these costs as a reduction in equity.
Gold Stock Analyst
On May 6, 2019, we acquired 100% ownership of Gold Stock Analyst (“GSA”), a provider of financial publications. We acquired GSA to expand our product offerings and our customer base. The GSA acquisition was accounted for using the acquisition method of accounting for business combinations. The following table summarizes the fair value of assets acquired and liabilities assumed as of the acquisition date:

Trade name	$195
Customer relationships	565
Goodwill	947
Total assets acquired	1,707
Liabilities assumed	(224)
Net assets acquired	$1,483
Total purchase price	$1,483
The excess purchase consideration over the fair values of assets acquired and liabilities assumed was recorded as goodwill. The goodwill arising from the acquisition is largely attributable to synergies which we expect to achieve from cross-marketing and providing complementary products to our existing and acquired customers. The acquired intangible assets of GSA are amortized over their estimated useful lives. Accordingly, the trade name will be amortized over 8.5 years and customer relationships will be amortized over 6 years. Amortization for the acquired intangible assets was $77 for the year ended December 31, 2019.
5.Goodwill and Intangible Assets, Net
Goodwill
The changes in the carrying amounts of goodwill are as follows:

Balance at January 1, 2019	$17,154
Acquisition of GSA	947
Balance at December 31, 2019	$18,101
Balance at December 31, 2020	$18,101

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Intangible assets, net
Intangible assets, net consisted of the following as of the dates indicated:

	As of December 31, 2020
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$8,705	$(6,675)	$2,030	2.7
Tradenames	2,921	(1,433)	1,488	4.9
Capitalized software development costs	2,495	(934)	1,561	3.8
Finite-lived intangible assets, net	14,121	(9,042)	5,079

Indefinite-lived intangible assets:
Cryptocurrencies	4	—	4
Internet domain names	195	—	195
Indefinite-lived intangible assets, net	199	—	199
Intangible assets, net	$14,320	$(9,042)	$5,278

	As of December 31, 2019
	Cost	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Useful Life (in years)
Finite-lived intangible assets:
Customer relationships	$8,705	$(5,332)	$3,373	3.2
Tradenames	2,921	(1,089)	1,832	5.8
Capitalized software development costs	2,495	(519)	1,976	4.8
Finite-lived intangible assets, net	14,121	(6,940)	7,181

Indefinite-lived intangible assets:
Cryptocurrencies	34	—	34
Indefinite-lived intangible assets, net	34	—	34
Intangible assets, net	$14,155	$(6,940)	$7,215
We recorded amortization expense related to finite-lived intangible assets of $2,102, $1,710 and $1,721 for the years ended December 31, 2020, 2019 and 2018, respectively, within depreciation and amortization in the accompanying consolidated statement of operations.
We recorded additions to capitalized software development costs of $0, $752 and $848 for the years ended December 31, 2020, 2019 and 2018, respectively. Amortization of capitalized software development costs recognized in the consolidated statement of operations was $415, $130 and $43 for the years ended December 31, 2020, 2019 and 2018, respectively.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
As of December 31, 2020, the total expected future amortization expense for finite-lived intangible assets is as follows:

2021	$1,599
2022	1,335
2023	1,149
2024	657
2025 and beyond	337
Finite-lived intangible assets, net	$5,077
Indefinite-lived intangible assets – Cryptocurrencies
The changes in the carrying amounts of cryptocurrencies held by the Company were as follows:

Balance at January 1, 2018	$857
Additions	2,150
Distributions to customers	(1,606)
Sales	(724)
Impairment	(330)
Balance at December 31, 2018	347
Sales	(313)
Balance at December 31, 2019	34
Sales	(30)
Balance at December 31, 2020	$4

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
6.Fair Value Measurements
The following tables summarize our financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as of the date indicated:

	December 31, 2020
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$25,016	$—	$—	$25,016
Total assets	25,016	—	—	25,016
Liabilities:
Derivative liabilities, noncurrent	—	—	4,343	4,343
Class B Units - related party	—	—	593,235	593,235
Total liabilities	$—	$—	$597,578	$597,578

	December 31, 2019
	Level 1	Level 2	Level 3	Aggregate Fair Value
Assets:
Money market funds	$133,631	$—	$—	$133,631
Total assets	133,631	—	—	133,631
Liabilities:
Derivative liabilities, noncurrent	—	—	1,274	1,274
Class B Units - related party	—	—	118,033	118,033
Total liabilities	$—	$—	$119,307	$119,307
The level 3 liability recognized within Long term liabilities – related party on the consolidated balance sheets relates to our Class B Units, see Stock-Based Compensation note.
The following table summarizes the change in fair value of the derivative liabilities during the years ended December 31, 2018, 2019 and 2020:

Balance – January 1, 2018	$104,504
Additions of derivative instruments at fair value	580
Change in fair value of derivative instruments	217
Redemptions of derivative instruments	(3,156)
Incremental Class B Units	5,343
Change in fair value of Class B Units	5,733
Balance – December 31, 2018	$113,221
Change in fair value of derivative instruments	478
Incremental Class B Units	8,611
Change in fair value of Class B Units	(3,003)
Balance – December 31, 2019	$119,307
Change in fair value of derivative instruments	3,069
Incremental Class B Units	18,745
Change in fair value of Class B Units	456,457
Balance – December 31, 2020	$597,578

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
The change in fair value of Class B Units recognized in Cost of revenue, Sales and marketing and General and administrative expenses was $86,907, $6,545 and $363,005, respectively, during the year ended December 31, 2020. The change in fair value of Class B Units recognized in Cost of revenue and General and administrative expenses was $548 and $2,455, respectively, during the year ended December 31, 2019. The change in fair value of Class B Units recognized in Cost of revenue and Sales and marketing expenses was $5,519 and $214, respectively, during the year ended December 31, 2018.
To derive the fair value of the Class B Units, we estimated the fair value of Class B Units using a market approach and a discounted cash flow approach and allocated the value of the Company to the various common units using an option pricing model. Key unobservable inputs for this valuation were our projected cash flows, volatility and the discount rates. Changes to these inputs could have a material impact on the accompanying consolidated financial statements. See Common Units note.
7.Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following:

		As of December 31,
	Estimated Useful Lives	2020	2019
Furniture and fixtures	5 years	$960	$960
Computers, software and equipment	3 years	1,220	1,183
Leasehold improvements	Shorter of estimated useful life or remaining term of lease	1,278	1,025
		3,458	3,168
Less: Accumulated depreciation and amortization		(2,041)	(1,590)
Total property and equipment, net		$1,417	$1,578
Depreciation and amortization expense for property and equipment was $451, $624 and $813 for the years ended December 31, 2020, 2019 and 2018, respectively.
Other Current Assets
Other current assets consist of the following:

	As of December 31,
	2020	2019
Other current assets	$1,889	$1,070
Accrued Expenses
Accrued expenses consist of the following:

	As of December 31,
	2020	2019
Commission and bonus	$17,271	$24,570
Payroll and benefits	3,645	2,520
Accrued interest	—	325
Other accrued expenses	11,218	6,111
Total accrued expenses	$32,134	$33,526

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
8.Derivative Financial Instruments
As part of our compensation and employee retention strategy, we entered into contracts with key employees and independent contractors which contain embedded derivatives. These embedded derivative instruments are issued in the form of phantom interests in Net Income, as defined by our board of directors, that grant the holder value equal to a percentage of Net Income multiplied by a price multiple. All derivative instruments are recorded at fair value as derivative liabilities on our consolidated balance sheets.
During the year ended December 31, 2018, we entered into a compensation agreement which contains an embedded derivative intended to compensate the employee for services provided and retain the employee’s future services. In connection with this arrangement, we received $306 in up-front payments that are reflected as cash flows from financing activities within the consolidated statement of cash flows.
As of December 31, 2020, there is one embedded derivative instrument outstanding. The following table presents information on the location and amounts of derivative instruments gains and losses:

		Year Ended December 31,
Derivatives Not Designated as Hedging Instruments	Location of Gain (Loss) Recognized in Income Statement	2020	2019	2018
Phantom Interests in Net Income	Other income, net	$(3,069)	$(478)	$(217)
See Fair Value Measurements note for more information regarding the valuation of our derivative instruments.
9.Debt
On December 31, 2013, we entered into a Secured Uncommitted Credit Agreement (“Credit Facility”) with an affiliate of our related party owner, which is secured by a first lien of all the assets of MarketWise and its subsidiaries. The Credit Facility expires December 31, 2023 and is an uncommitted revolving credit facility and the lender may elect not to fund any request for borrowings (“Advances”) under the Credit Facility. The Credit Facility can be used by MarketWise to fund acquisitions, finance the build out of our head office or other general corporate purposes and expires in ten years, unless terminated by either party. The Credit Facility carries interest at the Prime Rate plus 2% and is repaid evenly over a five-year term from the date of each Advance. We can prepay any portion of the Advance without premium or penalty.
The Credit Facility contains certain non-financial covenants and we have been in compliance with those covenants.
The following table summarizes the loan payable outstanding:

	As of December 31,
	2020	2019
Advance due May 6, 2020	$—	$1,988
Advance due December 22, 2021	—	3,402
Total principal	$—	$5,390
Less: current portion	—	(4,256)
Total long-term portion of loan payable	$—	$1,134
In June 2020, we repaid all amounts outstanding under the Credit Facility. In February 2021, the Credit Facility was terminated.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
10.Commitments and Contingencies
Leases
We lease office facilities under operating lease agreements in the United States which have an initial term of twelve months or longer as of December 31, 2020. As of December 31, 2020, remaining lease terms vary from 3 to 8 years. For one lease we have the option to extend the lease term for a period of two years and for another lease we have the option to extend the lease term for a period of three years. The renewal option is not considered in the remaining lease term as we are not reasonably certain that we will exercise such option.
The components of lease expense were as follows:

	Year Ended December 31,
	2020	2019	2018
Operating lease cost	$3,267	$3,723	$3,312
Variable lease costs	49	176	392
Total lease costs	$3,316	$3,899	$3,704
Other information related to leases was as follows:

	As of December 31,
	2020	2019	2018
Lease Term and Discount Rate
Weighted average remaining lease term (in years)	6.6	7.0	5.2
Weighted average discount rate	7.1%	7.2%	6.7%
When recording the present value of lease liabilities, a discount rate is required. We have concluded that the rates implicit in the various operating lease agreements are not readily determinable. As a result, we instead used our incremental borrowing rate, which is calculated based on hypothetical borrowings to fund each respective lease over the lease term, as of the lease commencement date, assuming that borrowings are secured by the various leased properties. The incremental borrowing rates are determined based on an assessment of our implied credit rating, using ratings scales from reputable rating agencies that consider a number of qualitative and quantitative factors. Market rates are derived as of the lease commencement dates with reference to companies with the same debt rating that operate in a similar industry.
As of December 31, 2020, maturities of lease liabilities were as follows:

Year Ending December 31:	Operating Leases
2021	$1,673
2022	1,707
2023	1,742
2024	1,630
2025	1,662
Thereafter	2,884
Total lease payments	$11,298
Less: Imputed interest	(2,395)
Total lease liabilities	$8,903

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
Supplemental cash flow information related to leases is included in the Supplemental Cash Flow Information note.
Contingencies
From time to time, we may be involved in disputes or regulatory inquiries, which arise in the ordinary course of business. When we determine that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to us in aggregate. When a material loss contingency is reasonably possible, we do not record a liability, but instead disclose the nature and the amount of the claim and an estimate of the loss or range of loss, if such an estimate can reasonably be made. While it is not feasible to predict or determine the ultimate outcome of these matters, the Company believes that none of its current legal proceedings will have a material adverse effect on its financial position or results of operations and no corresponding liability has been recorded for any periods presented.
11.Common Units
As of December 31, 2020, our board of directors has authorized the issuance of 10 million of our two classes of common units: Class A and Class B. If our related party owner’s percentage ownership falls below 50%, Class A common units are redeemable at our related party owner’s option for up to 20% of vested units. After 25 months from the date of issuance, Class B unitholders may sell Class B units to the Company and the Company may also repurchase Class B units. The purchase price for all units is determined based on a multiplier of annual net income, normalized based on the preceding 3 years. Holders of our common units are entitled to one vote for each percentage of interest held based on vested units. Holders of common units are entitled to distributions from available cash as determined by the board of directors after establishing reserves. Upon a liquidation, Class A unitholders first receive distributions equal to their capital contribution prior to distributions to all unitholders of available assets.
During 2018, we effected a 1000 to 1 common unit split. All unit and per unit amounts in these consolidated financial statements have been retroactively adjusted to give effect to the common unit split.
During the year ended December 31, 2019, the holder of non-controlling interests in one of the Company’s subsidiaries, Casey Research, exchanged its shares for the Company’s Class A units at approximately fair value. The Company recorded the exchange of shares as an equity transaction and did not recognize any gains or losses as a result.
12.Stock-Based Compensation
Class B Units
We recognized stock-based compensation expenses of $553,600, $20,439 and $28,212 for the years ended December 31, 2020, 2019 and 2018, respectively. These amounts include profits distributions to Class B unitholders of $78,398, $14,831 and $17,135 for the years ended December 31, 2020, 2019 and 2018, respectively. The amount of stock-based compensation expense included in each of the line items in the accompanying consolidated statement of operations is as follows:

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$102,736	$5,025	$21,889
Sales and marketing	10,567	—	6,323
General and administrative	440,297	15,414	—
Total stock based-compensation expense	$553,600	$20,439	$28,212

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
The following is a rollforward of Class B Units activity for the years ended December 31, 2019 and 2020:

Unvested at January 1, 2019	55,000
Granted	59,099
Vested	(36,118)
Unvested at December 31, 2019	77,981
Granted	62,676
Vested	(65,613)
Unvested at December 31, 2020	75,044
The weighted-average grant-date fair value of Class B Units granted was $178.69 and $186.83 per unit during the years ended December 31, 2020 and 2019, respectively.
Because the Class B Units are not publicly traded, the Company must estimate the fair value of its Class B Units in each reporting period. The fair values of Class B Units were estimated by the Company’s board of managers based on the Company’s equity value. The Company’s board of managers considered, among other things, contemporaneous valuations of the Company’s equity value prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. For the years ended December 31, 2018 and 2019, the fair value of the Class B Units was estimated using an option pricing model to allocate the equity value of the Company to the Class B Units based on their distribution rights.
To derive the fair value of the Class B Unit liability, a two-step valuation approach was used. First the equity value of the Company was estimated. The Company considers asset, market, and income-based approaches. The Company determined that an income-based approach presented the best indication of value. As such, the Company relied upon a discounted cash flow approach using a five-year discrete projection period, discounting expected future cash flows back to that date. This calculated equity value was then allocated to the common units held by various stockholders using an option pricing model.
For the year ended December 31, 2020, the fair value of the Class B Units was estimated using a probability-weighted expected return method. This method considered two scenarios: one based on a market approach according to a proposed acquisition of the Company and allocated through a liquidation waterfall, and the other based on the Company continuing as a private entity according to a discounted cash flow analysis, and allocated using an option pricing model. The results of these two methods were weighted to derive the fair value of the Class B Units in 2020.
The discounted cash flow method estimates the equity value of the Company by projecting the Company’s net cash flows into the future and discounting these net cash flows to present value by applying a discount rate. Key inputs for this valuation include the Company’s projected cash flows and discount rate.
The option pricing model allocates the equity value to each class of common units by preparing a breakpoint analysis to determine which securities would receive value at each threshold of a hypothetical liquidation. Then applying a Black-Scholes option pricing analysis to determine the incremental value of each respective breakpoint and allocating that value to each participating security based on its pro-rata ownership in the breakpoint. Key inputs for this valuation include the equity value of the Company, risk-free rate, allocation thresholds, and stock volatility.
The Company considered several objective and subjective factors to determine the best estimate of the fair value of the Class B Units, including:
▪the Company’s historical and expected operating and financial performance;
▪current business conditions;
▪indications of value from external investors and their proposed value for the business;
▪the Company’s stage of development and business strategy;

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
▪macroeconomic conditions;
▪the Company’s weighted average cost of capital;
▪risk-free rates of return;
▪the volatility of comparable publicly traded peer companies; and
▪the lack of an active public market for the Company’s equity units.
See also Note 2, Stock Based Compensation.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
13.Earnings Per Unit
The following table sets forth the computation of basic and diluted earnings per unit:

		Year ended December 31, 2020
		Class A Units	Class B Units
Numerator
Distributed earnings		$101,767	$78,398
Undeclared and undistributed earnings:
Net loss	$(538,373)
Minus: Distributions to Class A unitholders	101,767
Undeclared and undistributed loss	(640,140)
Undeclared and undistributed (loss) earnings by unit class		(640,140)	—
Total (loss) earnings by unit class		$(538,373)	$78,398
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		548,028	495,971
Earnings per unit class:
Distributed earnings		$185.70	$158.07
Undistributed loss		(1,168.08)	—
Total		$(982.38)	$158.07

		Year ended December 31, 2019
		Class A Units	Class B Units
Numerator
Distributed earnings		$20,471	$14,831
Undeclared and undistributed earnings:
Net income	$27,957
Minus: Distributions to Class A unitholders	20,471
Undeclared and undistributed earnings	7,486
Undeclared and undistributed earnings by unit class		4,348	3,138
Total earnings by unit class		$24,819	$17,969
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		594,327	416,369
Earnings per unit class:
Distributed earnings		$34.44	$35.62
Undistributed earnings		7.36	7.48
Total		$41.80	$43.10

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)

		Year ended December 31, 2018
		Class A Units	Class B Units
Numerator
Distributed earnings		$22,017	$17,135
Undeclared and undistributed earnings:
Net income	$18,601
Minus: Distributions to Class A unitholders	22,017
Undeclared and undistributed loss	(3,416)
Undeclared and undistributed loss by unit class		(3,416)	—
Total earnings by unit class		$18,601	$17,135
Denominator
Weighted average units used in computing earnings per unit, basic and diluted		611,547	395,000
Earnings per unit class:
Distributed earnings		$36.00	$43.38
Undistributed loss		(5.59)	—
Total		$30.42	$43.38
14.Related Party Transactions
We have certain revenue share agreements with our related party owner to share customer lists. Accordingly, we recognized $3,386, $6,825 and $5,583 of revenue from our related party owner and its affiliates for the years ended December 31, 2020, 2019 and 2018, respectively.
We also incurred revenue share expenses of $5,891, $3,063, and $3,901, of which $5,891, $3,063, and $2,026 were capitalized as contract origination costs for the years ended December 31, 2020, 2019 and 2018, respectively.
We incurred customer acquisition costs of $3,080, $1,601, and $221 paid to our related party owner and its affiliates under cost per acquisition arrangements during the years ended December 31, 2020, 2019 and 2018, respectively.
Additionally, our related party owner and its affiliates provided call center support and other services to the Company for which we recorded an expense of $1,005, $1,647, and $1,879 within cost of revenue for the years ended December 31, 2020, 2019 and 2018, respectively.
Our related party owner also provided certain corporate functions to MarketWise and the costs of these services are charged to MarketWise and recorded within related party expenses in the accompanying consolidated statement of operations. We held balances of $3,288 and $8,723 as of December 31, 2020 and 2019 of related party payables related to these services. The balances with our related party owner are presented net and are included in related party payables, net in the consolidated balance sheet.
We earned fees and provided certain accounting and marketing services to companies owned by certain of MarketWise’s Class B unitholders. As a result, we recognized $348, $338, and $469 in other income, net for the years ended December 31, 2020, 2019 and 2018, respectively. Related party receivables related to these services were $689 and $672 as of December 31, 2020 and 2019, respectively.
We lease offices from a company owned by certain shareholders of our related party owner and we entered into our other leases with our related party owner. Lease payments made to our related party owner were $1,505, $1,477 and $1,087 for the years ended December 31, 2020, 2019 and 2018, respectively, and rent expense of $2,224, $2,224 and $1,789 was recognized in general and administrative expenses for the years ended December 31, 2020, 2019 and 2018, respectively, related to leases with our related party owner. At December 31, 2020 and 2019, ROU assets of $11,957 and $13,530 and lease liabilities of $8,490 and $9,339 are associated with leases with our related party owner.

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
We incurred costs related to lead generation marketing from a related party vendor which was partially owned by a shareholder through November 2020. From January through November 2020 we purchased total lead generation marketing of $15,326, which was recorded in sales and marketing expenses.
In November 2015, we provided a loan to our Class B unitholders which bears interest at 3% and recognized a related party note receivable from the unitholders of $2,422 as of December 31, 2019. We recognized $37, $71, and $69, in interest income for the years ended December 31, 2020, 2019 and 2018, respectively. This loan was repaid during 2020.
In August 2019 we provided an additional loan to a Class B unitholder and recognized a related party note receivable from the unitholder of $3,024 as of December 31, 2019. We recognized $25 and $24 in interest income for the years ended December 31, 2020 and 2019, respectively. This loan was repaid during 2020.
In April 2020 we provided a loan to a Class A unitholder and recognized a related party note receivable from the unitholder of $1,148 as of December 31, 2020. We recognized $4 in interest income for the year ended December 31, 2020. The interest rate on the loan is variable and was 0.5% as of December 31, 2020. The loan is due in April 2025, but is required to be repaid within 30 days if we complete an initial public offering.
15.Variable Interest Entities
We consolidated a VIE based on our ability to exercise power and being the primary beneficiary of the entity including directing the operations and marketing campaigns and sharing customer lists and publications, as of December 31, 2020 and 2019. There have been no reconsideration events during these periods. The assets of consolidated variable interest entities may only be used to settle obligations of these entities. In addition, there is no recourse to MarketWise for the consolidated VIE’s liabilities. The following represents financial information for the consolidated VIE included in the consolidated balance sheets:

	As of December 31,
	2020	2019
Current assets	$3,787	$4,066
Noncurrent assets	22	124
Total assets	$3,809	$4,190

Current liabilities	$3,265	$2,672
Noncurrent liabilities	—	1,898
Total liabilities	$3,265	$4,570

MARKETWISE, LLC
Notes to the Consolidated Financial Statements
(Dollar amounts in thousands, except unit and per unit data)
16.Supplemental Cash Flow Information
Supplemental cash flow disclosures are as follows:

	Year Ended December 31,
	2020	2019	2018
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$339	$366	$1,165
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	(2,767)	(3,106)	(2,880)
Operating lease right-of-use assets obtained in exchange for lease obligations	(409)	(5,051)	—

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Property and equipment included in accounts payable	$—	$1,010	$—

Reconciliation of Cash and Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$114,422	$170,520	$132,237
Restricted cash	505	1,564	633
Total	$114,927	$172,084	$132,870
17.Subsequent Events
Subsequent events have been evaluated through March 25, 2021, which is the date that the financial statements were available to be issued.
In February 2021, the Credit Facility was terminated.
On January 21, 2021, we acquired 90% ownership of Chaikin Holdings LLC, a provider of analytical tools and software for investors, for cash of $7,290. The Company has not completed the purchase accounting and purchase price allocation of this acquisition prior to the issuance of the financial statements and an estimate of the financial effect of the transaction cannot be made. All other business combination disclosures are not available due to the proximity of the acquisition to the issuance of the financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the U.S. Securities and Exchange Commission (the “SEC”).

SEC registration fee	$489,015.22
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	$ *
* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.
Item 14. Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, the registrants certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) limit the liability of the registrant’s directors to the fullest extent permitted by the DGCL, and provide that the registrant will indemnify its directors to the fullest extent permitted by the DGCL.
The registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by its board of directors. Under the terms of such indemnification agreements, the registrant is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was the registrant’s director or officer or was serving at the registrant’s request in an official capacity for another entity. The registrant must indemnify its officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness, or participate in any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the registrant, if so requested, to advance all reasonable fees, expenses, charges, and other costs that such director or officer incurred; provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the registrant. Any claims for indemnification by the registrant’s directors and officers may reduce its available funds to satisfy successful third-party claims against the registrant and may reduce the amount of money available to the registrant.
The registrant also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15. Recent Sales of Unregistered Securities.
The following list sets forth information as to all of the registrant’s securities sold in the last three years which were not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The descriptions of these issuances are historical and have not been adjusted to give effect to the Transactions. Capitalized terms used and not defined in this Item 15 have the meaning given to them in the prospectus which forms a part of this registration statement.
•On March 2, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to purchase 8,625,000 Class B ordinary shares of the registrant (the “founder shares”). On May 29, 2020, the Sponsor surrendered 1,437,500 founder shares to the registrant for cancellation for no consideration. On June 26, 2020, the registrant effected a share capitalization of 1,437,500 shares and as a result the Sponsor then held 8,625,000 founder shares. In July 2020, the Sponsor transferred an aggregate of 180,000 founder shares to members of the registrant’s board of directors and advisory board, resulting in the Sponsor holding 8,445,000 founder shares. On July 23, 2020, the registrant effected a share capitalization of 1,725,000 founder shares, resulting in an aggregate of 10,350,000 founder shares outstanding, of which the Sponsor held 10,170,000 founder shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of the registrant’s common stock upon completion of its initial public offering.

•On July 23, 2021, the Sponsor purchased an aggregate of 10,280,000 warrants from the registrant at a price of $1.00 per warrant ($10,280,000 in the aggregate). This purchase took place on a private placement basis simultaneously with the completion of the registrant’s initial public offering.
•On July 21, 2021, the registrant issued 15,000,000 shares of Class A common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Transactions for aggregate consideration of $150,000,000.
•On July 21, 2021, the registrant issued 291,092,300 shares of Class B common stock to the MarketWise Members for aggregate consideration of $29,103.23.
The registrant issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof.
Item 16. Exhibits and Financial Statement Schedules.
(a)    Exhibits. See the exhibit index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)    Financial Statement Schedules. None.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.
2.1†
Business Combination Agreement, dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp., Beacon Street Group, LLC, Members of Beacon Street Group, LLC, and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on June 30, 2021).

2.2†
Amendment No. 1 to Business Combination Agreement, dated as of May 21, 2021, by and among Ascendant Digital Acquisition Corp., Beacon Street Group, LLC, and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on June 30, 2021).

2.3†
Amendment No. 2 to Business Combination Agreement, dated as of June 16, 2021, by and among Ascendant Digital Acquisition Corp., MarketWise, LLC, and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on June 30, 2021).

3.1	Certificate of Incorporation of MarketWise, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
3.2	Bylaws of MarketWise, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
4.1
Warrant Agreement, dated July 23, 2020, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2020).

4.2
Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239623), filed with the SEC on July 2, 2020).

4.3
Specimen Common Stock Certificate of MarketWise, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on May 28, 2021).

5.1	Opinion of Latham & Watkins LLP as to the validity of the securities being registered.
10.1
Amended and Restated Registration Rights Agreement dated July 21, 2021, by and among MarketWise, Inc., Ascendant Sponsor LP, and certain members of Ascendant Sponsor LP and of MarketWise, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).

10.2
Tax Receivable Agreement dated July 21, 2021, by and among MarketWise, Inc., MarketWise, LLC, and certain members of MarketWise, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).

10.3†
Third A&R Operating Agreement dated July 21, 2021, by and among MarketWise, Inc., MarketWise, LLC and the members of MarketWise, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).

10.4+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
10.5+
MarketWise, Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).

10.6+	2021 MarketWise, Inc. Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
10.7+	Form of Restricted Stock Unit Agreement (under 2021 MarketWise, Inc. Incentive Award Plan).
10.8+	Form of Stock Appreciation Right Agreement (under 2021 MarketWise, Inc. Incentive Award Plan).

10.9+	2021 MarketWise, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
10.10+
Employment Agreement, effective as of December 1, 2019, by and between MarketWise, LLC (f/k/ S & A Holdings (2013), LLC) and Mark Arnold (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on May 28, 2021).

10.11+
Employment Agreement, effective as of December 2, 2019, by and between Beacon Street Services, LLC and Dale Lynch (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on May 28, 2021).

10.12+
Employment Agreement, effective as of July 30, 2018, by and between MarketWise, LLC (f/k/a S & A Holdings (2013), LLC) and Marco Ferri (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on May 28, 2021).

10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on June 30, 2021).
16.1	Letter from Withum Smith+Brown, PC to the SEC (incorporated by reference Exhibit 16.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
21.1	List of Subsidiaries of MarketWise, Inc. (incorporated by reference Exhibit 21.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39405), filed with the SEC on July 28, 2021).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of MarketWise, LLC and its subsidiaries.
23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Ascendant Digital Acquisition Corp.
23.3	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).
______________
*    To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
†       The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule, or exhibit to the SEC upon request.
+       Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on August 11, 2021.

MARKETWISE, INC.

By:	/s/ Dale Lynch
Name:	Dale Lynch
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Arnold and Dale Lynch, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the U.S. Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on August 11, 2021.

Signature	Title

/s/ Mark Arnold	Chief Executive Officer, Chairman, and Director (Principal Executive Officer)
Mark Arnold

/s/ Dale Lynch	Chief Financial Officer (Principal Financial and Accounting Officer)
Dale Lynch

/s/ Manuel Borges	Director
Manuel Borges

/s/ Elizabeth Burton	Director
Elizabeth Burton

/s/ Mark Gerhard	Director
Mark Gerhard

/s/ Paul Idzik	Director
Paul Idzik

/s/ Riaan Hodgson	Director
Riaan Hodgson

/s/ Michael Palmer	Director
Michael Palmer

/s/ Van Simmons	Director
Van Simmons

/s/ Stephen Sjuggerud	Director
Stephen Sjuggerud